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AUTOMATIC COINSURANCE AGREEMENT

Between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
Kansas City, Missouri

And

CROWN LIFE INSURANCE COMPANY
Regina, Saskatchewan

AUTOMATIC COINSURANCE AGREEMENT

Contents

THIS AGREEMENT made this th day of , 1996 to be effective on the date provided herein,

BETWEEN

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

a corporation organized under the laws of the State of Missouri,

hereinafter referred to as the "Company"

and

CROWN LIFE INSURANCE COMPANY

a corporation organized under the laws of the Dominion of Canada

hereinafter referred to as "Crown Life",

WHEREAS the Company is authorized to conduct the business of life insurance and is desirous of obtaining certain reinsurance facilities,

AND WHEREAS Crown Life is Authorized to reinsure such business,

AND WHEREAS the Parties hereto have agreed to enter into an arrangement wherein the Company will obtain the desired reinsurance from Crown Life.

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the mutual convenants, promises, and payments herein stated, the Company and Crown Life hereby agree as follows:

ARTICLE I

Basis of Reinsurance

On and after the 1st day of June, 1996, a 50% portion of amounts of Individual Life and Waiver of Premium Disability Insurance which are in excess of the Company's special retention and which have been issued directly by the Company on the plans of insurance specified in Exhibit B on lives whose surnames are spelled commencing with any letter from A to Z, inclusive, shall be reinsured with Crown Life. The Company's special retention for reinsurance ceded under this Agreement shall be the lesser of 20% of the amount issued or the Company's normal retention limits, as specified in Schedule I. At the option of the Company, reinsurance may be ceded to Crown Life on an automatic basis as provided in Paragraphs 2 and 3 of this Article or applications for reinsurance may be submitted to Crown Life for facultative consideration as provided in Paragraph 5 of this Article. Any reinsurance ceded hereunder shall employ the same underwriting classification as that used by the Company in issuing its policy.

Automatic Coverage

Except as specified in Paragraph 4, whenever the Company retains its special limit of retention, as shown in Schedule I, the Company shall automatically cede and Crown Life shall automatically accept 50% of such Life reinsurance, as provided herein, with any associated Waiver of Premium Benefit, up to the limits specified in Schedule I.

Special Automatic Coverage

Even though the Company may already be on a risk for its maximum limit of retention under policies previously issued and therefore unable to retain any part of the insurance currently applied for, the Company, without retaining any more for its own account, shall still have the right to utilize any unused automatic coverage remaining from previous issues. The new insurance may be ceded automatically, on the same terms on which the Company would be willing to accept the risk for its own account if it did not already have its maximum limit of retention, provided the sum of the new and old reinsurance does not exceed the limits specified in Paragraph 2, above.

Exceptions to Automatic Coverage

Unless Crown Life has specifically agreed to the contrary in writing, reinsurance shall not be ceded automatically under this Agreement on any life where:

(a) the amount of Life insurance in force, including coverage to be replaced, plus the amount currently being applied for on that life in all companies exceeds the Jumbo Limit specified in Schedule I, or

(b) the substandard mortality rating assessed to the risk exceeds Class P (500%) or its equivalent on an extra premium basis, or

(c) the insurance is issued as a group conversion, a noncontractual conversion, rollover or policy exchange, or is issued under any program where either full current evidence of insurability consistent with the amount of insurance is not obtained or where conventional selection criteria are not applied in underwriting the risk, or

(d) the policy is a continuation of coverage, as defined in Article XIII, Paragraph 2, of this Agreement, of a previously issued policy that had been reinsured with another reinsurer, or

(e) the policy does not provide for the maximum normal periods of suicide and contestability protection permitted in the state in which the policy is executed, or

(f) the life to be reinsured is not a permanent resident of the United States, its territories, or Canada, or

(g) the Company has submitted the risk to another reinsurer for facultative consideration or has received a declination from Crown Life on a facultative submission.

Facultative Reinsurance

Applications for reinsurance of amounts in excess of the automatic limits provided above, and any risks which the Company does not care to cede to the Crown Life automatically or which may not be so ceded under the terms of this Agreement, may be submitted to Crown Life for facultative consideration. If Crown Life makes an offer to reinsure such a risk, the Company must accept the offer during the lifetime of the proposed insured, but not later than 120 days after the offer is made, to effect the reinsurance. Acceptance by the Company of a facultative offer made by Crown Life shall be documented by a dated notation in the Company's underwriting file and subsequent formal notice to Crown Life as described in Article II, Paragraph 2, of this Agreement.

ARTICLE II

Facultative Submissions

If the Company submits a risk to Crown Life on a facultative basis, copies of the complete underwriting file and all other information the Company may have pertaining to the insurability of the risk shall be sent to Crown Life along with the appropriately completed Reinsurance Application in accordance to Exhibit A. Crown Life shall promptly notify the Company of its decision on the risk.

Confirmation of Reinsurance

When a policy is placed in forçe on which reinsurance is to be ceded to Crown Life, the Company shall notify Crown Life that the reinsurance has been effected by including an entry for the reinsurance in the next Monthly Premium Report, as described in Article VII, Paragraph 1.(a).

ARTICLE III

Commencement & Termination of Liability

On automatic reinsurance coverage, the liability of Crown Life shall commence simultaneously with that of the Company.

On facultative reinsurance coverage, the liability of Crown Life shall commence simultaneously with that of the Company provided the Company has accepted, during the lifetime of the insured and within 120 days of the offer, a facultative offer made by Crown Life on that life.

The liability of the Crown Life shall terminate simultaneously with that of the Company, unless it is terminated earlier in accordance with Article VIII or IX.

ARTICLE IV

Oversights - Clerical Errors

Should the Company fail to cede reinsurance that otherwise would have been ceded on an automatic basis in accordance with the provisions of this Agreement, or should either the Company or Crown Life fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the Company or Crown Life, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

If the Company does discover that it did not cede reinsurance on a policy it should have reinsured automatically under this Agreement, the Company is required to do an audit of its records sufficient to determine if automatic reinsurance was unreported on any other policies.

ARTICLE V

Plan of Reinsurance, Premiums, Allowances and Dividends

Reinsurance effected hereunder shall be on the coinsurance basis. Accordingly, the Company shall pay premiums to Crown Life at the annual rate corresponding to the premium charged the insured. Crown Life shall grant coinsurance allowances at the rates shown in the attached Exhibit B and Crown Life shall pay its share of the full amount of all death claims, disability claims and cash values paid or credited on surrender.

The reinsurance shall be subject to the same terms and conditions as the policy issued by the Company to the insured. However, Crown Life shall not participate in policy loans made by the Company. All settlements of policy benefits shall be made by Crown Life on a lump sum basis. Nonforfeiture benefits shall be paid at the values contemplated when the policies were issued. Claims for Disability Waiver of Premium shall be paid annually as premiums become due and are waived by the Company.

Any policy fee collected by the Company shall be retained by the Company, unless otherwise specified in Exhibit B.

Crown Life shall not participate in any dividend paid or allowed by the Company unless otherwise specified in Exhibit B.

Reinsurance premiums are on an annual basis but if a reinsured policy is terminated or reduced in accordance with the provisions of this Agreement, Crown Life shall refund to the Company the unearned portion of the reinsurance premium less the corresponding coinsurance allowances.

ARTICLE VI

Tax Credits

The reinsurance premium rates applicable under this Agreement take into consideration the Company's liability for premium taxes. Accordingly, Crown Life shall make no separate reimbursement to the Company for premium taxes on the portion of the Company's premiums paid to Crown Life as reinsurance premiums.

ARTICLE VII

Reinsurance Administration

The Company shall have the responsibility of maintaining adequate records for the administration of the reinsurance account and shall furnish Crown Life with periodic reports, in substantial conformity with the following:

(a) Monthly Premium Report: At the end of each month the Company shall send to Crown Life a listing of all reinsured policies issued or renewing during the month accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

i) policy number
ii) full name of insured
iii) date of birth
iv) sex and issue age
v) effective date
vi) underwriting classification
vii) automatic or facultative indicator
viii) plan
ix) amount issued
x) current reinsured risk amount
xi) net reinsurance premium due for each reinsured policy with the premiums for life and each supplemental benefit separated

(b) Monthly Change Report: The Company shall report the details of all policy terminations and changes on reinsured policies. In addition to the data indicated in 1.(a), above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to the reinsurance.

(c) Monthly Policy Exhibit Report: A summary of new business, terminations, changes, death claims and reinstatements during the month and the inforce reinsurance at the end of the month shall be reported.

(d) Quarterly Reserve Report: The Company shall provide Crown Life with a listing of the mean reserves attributable to the reinsured portion of each policy reinsured.

(e) Annual Tax Reserve Report: Shortly after the close of the year, the Company shall report to Crown Life the amount by which the Company will reduce its tax reserve because of the reinsurance ceded under this Agreement. The details of the report should conform to the current requirements of Internal Revenue Code Section 807.

(f) Annual Inforce Listing: Shortly after the close of the year, the Company shall furnish Crown Life with a listing of all inforce reinsured policies, providing items i) thru x) in 1.(a), above.

(g) Claims: Shall be reported as incurred on an individual basis.

Electronic Data Transmission

If the Company chooses to report its reinsurance transactions via electronic media, the Company shall consult with Crown Life to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to Crown Life prior to the use of such changes in reports to Crown Life.

ARTICLE VIII

Reductions

If the amount of insurance on a policy reinsured hereunder is reduced, the amount of reinsurance shall be reduced. The reduction in reinsurance shall be such as to maintain the original retention intent, that is, the Company shall maintain a retention equal to the lesser of 20% of the amount of insurance or the Company's normal retention as indicated in Schedule I. On facultative cases, if the Company originally retained less than the retention defined above, the reduction shall be applied proportionately to the amount retained and the amount reinsured.

ARTICLE IX

Retention Limit Increases (Recapture)

If the Company increases its limit of retention, as shown in Schedule I, the Company may recapture on any case where it originally retained less than 20% of the issue because 20% of the issue would have exceeded the Company's normal maximum limit of retention at the time of issue. The amount of reinsurance that may be recaptured shall equal the difference between the amount originally retained and the current normal maximum retention limit, but not to exceed 20% of the issue amount. In addition:

(a) No risk shall be recaptured prior to the policy anniversary (earliest recapture date) specified in Exhibit B.

(b) Risks wholly reinsured because the Company's normal schedule of retention provides for zero retention at the particular age and rating assigned to the risk shall not be considered eligible for recapture.

(c) Retention increases for a five year period immediately following a merger with another insurance company shall be recognized for recapture purposes to a maximum 50% increase over the pre-merger retention of the Company.

(d) No recapture will be allowed for any classes of risks for which the Company established special retention limits less than the Company's maximum retention limits at the time the policy was issued.

Recapture shall be effected as follows:

(a) After the retention increase is effected, the Company shall notify Crown Life within 90 days of its intention to recapture.

(b) Eligible policies shall be recaptured on the first policy anniversary following the notice of intention to recapture.

(c) All eligible policies shall be recaptured unless there is mutual agreement to the contrary expressed in writing.

(d) If the Company has reinsured any portion of the risk in another company, the reduction in reinsurance ceded under this Agreement shall be in the same proportion to the total reduction in reinsurance as the amount reinsured under the Agreement bears to the total reinsurance on the risk.

(e) In determining the new retention for a particular policy, the age and rating at issue should be used.

(f) Crown Life shall allow the Company the appropriate cash surrender value, if any, calculated in the same manner as that provided in the insuring policy of the Company which was reinsured in Crown Life.

(g) If at the time of recapture the risk is on active claim for Waiver of Premium Disability, the Life risk shall still be considered eligible for ecapture. However, the Disability reinsurance shall remain in force until such time as the policy is returned to a premium paying status. The Disability risk shall be recaptured upon such return to premium paying status. If within two years of said recapture the Waiver of Premium claim is resumed due to an extension of the initial disablement, Crown Life shall again be liable for payment of its share of premiums waived by the Company, subject to collection of Disability premiums on Crown Life's share of the risk for the period in which the policy was in a premium paying status.

ARTICLE X

Extended Term Insurance

If a reinsured policy shall lapse and be continued as extended term insurance, the reinsurance of Crown Life shall be continued as provided in either (a), (b), or (c) below:

(a) If the insurance is continued for the original amount and for the period as stated in its policy, the reinsurance shall also be continued for the original amount of reinsurance and for the same period as the Company extends its insurance.

(b) If the insurance is continued for a sum greater than the original amount and for a period longer than that stated in its policy, due to the existence of paid-up additions to the policy of the Company, the reinsurance shall be increased in the same proportion as the insurance is increased and extended for the same period as the Company extends its insurance. In such cases, the Company shall pay to Crown Life an amount equal to the difference between the reserve value, according to the Company's reserve basis, of the actual reinsurance granted and the reserve value of the reinsurance that would have been granted had there been no paid-up additions to the policy of the Company.

(c) If the insurance is continued for a sum less than the original amount, due to the existence of indebtedness outstanding against the policy, the reinsurance shall be reduced in the same proportion as the insurance is reduced and the reduced amount of reinsurance shall be continued for the same period as the Company's insurance is extended. In such case, the Company shall be paid the difference between the cash value of the original amount of reinsurance and the reserve value of the amount of reinsurance continued.

ARTICLE XI

Paid-Up Insurance

If a reinsured policy shall lapse and be continued as paid-up insurance for a reduced amount, the adjustment in the reinsurance shall be made in accordance with Article VIII, Reductions. In the event of policy indebtedness on such paid-up insurance, Crown Life shall reimburse the Company for Crown Life's share of the policy loan involved.

If a reinsured policy shall lapse and, because of the existence of dividend accumulations, be continued as paid-up insurance for an increased amount, then the reinsurance of Crown Life shall be increased proportionately and continued as paid-up reinsurance. In such cases an appropriate payment shall be made to Crown Life by the Company.

ARTICLE XII

Reinstatements

Should an insured under a lapsed or surrendered policy apply for reinstatement of that policy in accordance with the terms of the policy or the practices of the Company, the Company may automatically reinstate any reinsurance on that policy provided the reinsurance was originally ceded on an automatic basis or the application for reinstatement is made within 90 days of the date of lapse. Otherwise, the reinstatement application shall be submitted to Crown Life for facultative consideration.

Premiums and interest on reinstated reinsurance shall be payable only to the extent that the Company collects premiums and interest on such insurance.

ARTICLE XIII

Policy Changes

Should the Company make any material changes in the provisions and conditions of a policy reinsured hereunder, the Company shall, within a reasonable time, inform Crown Life of such change.

Should a policy reinsured under this Agreement be exchanged for or converted to a new policy of the Company, the new policy shall be considered as a continuation of the original policy if any of the following conditions exist:

a) full evidence of insurability, commensurate with the full current amount of insurance, is not secured;
b) full new suicide and contestability periods, commensurate with those used for normal newly issued policies, are not employed;
c) a commission lower than that normally paid for new issues of the plan of insurance on the new policy is paid.

If such a policy is so construed as a continuation of the original policy, the full amount of reinsurance on the original policy shall be continued on the new policy. Unless another arrangement is specifically agreed to by Crown Life, point-in-scale reinsurance rates, measured from the effective date of the original policy, shall be payable by the Company. The recapture period applicable to the original policy shall govern the reissued policy and duration shall be measured from the effective date of the original policy.

ARTICLE XIV

Settlement of Claims

Claim settlements made by the Company, including compromises, shall be unconditionally binding upon Crown Life. If the whole risk on any particular claim is carried by Crown Life and the claim is contestable, Crown Life shall be consulted before admission or acknowledgement of the validity of the claim is made by the Company. However, such consultation shall not impair the Company's freedom to determine the proper action on the claim and the settlement made by the Company shall still be unconditionally binding on Crown Life.

The Company shall furnish Crown Life with copies of the proofs of claim, together with any other information the Company may possess in connection with the claim. On automatic cases, Crown Life may request copies of the underwriting file. Payment in settlement of the reinsurance under a claim approved and paid by the Company for a life reinsured hereunder shall be made by Crown Life upon the receipt of the claim papers.

Crown Life shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with Crown Life bears to the total net risk of the Company under all policies on that life being contested by the Company and shall share in the total amount of any reduction in liability in the same proportion. Compensation of salaried officers and employees of the Company shall not be considered claim expenses.

If the amount of the Company's insurance on any policy reinsured hereunder is adjusted because of a misstatement of age or sex being established after the death of the Insured, the Company and Crown Life shall share in such adjustment in proportion to their respective net amounts at risk under such policy.

If a claim is approved for Waiver of Premium benefit on a reinsured policy, the Company shall continue to pay the premiums for reinsurance, except the premium for Disability rreinsurance. Crown Life shall pay its proportionate share of the premiums waived on the original policy, including the premiums for benefits that remain in effect during disability.

Crown Life shall not be liable for any extracontractual damages, including, but not limited to, punitive, exemplary, compensatory and consequential damages, assessed against the Company. Crown Life shall reimburse the Company for its proportionate share of any interest paid by the Company on any claim payment. Crown Life shall refund to the Company the unearned portion of the reinsurance premiums for the period from the date of death to the premium paid-to date.

ARTICLE XV

Inspection of Records

Crown Life shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the Company all books and documents referring to reinsurance ceded to Crown Life.

ARTICLE XVI

Insolvency

In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by Crown Life directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, Crown Life may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.

It is further understood that the expense thus incurred by Crown Life shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by Crown Life. Where two or more assuming insurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the Company.

In the event of the insolvency of Crown Life and the appointment of receivers therefor, the liability of Crown Life shall not terminate but shall continue with respect to the reinsurance ceded to Crown Life by the Company prior to the date of such insolvency or appointment.

ARTICLE XVII

Arbitration

In the event of any difference arising hereafter between the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be current or former executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the contracting companies to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 60 days after receipt of the written request for arbitration, the other party may appoint a second arbitrator.

If the two arbitrators fail to agree on the selection of a third arbitrator within 60 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

The arbitrators shall consider this Reinsurance Agreement not merely as a legal document but also as a gentlemen's agreement. In resolving the dispute, the arbitrators will give full consideration to the customs and practices of the life insurance and life reinsurance industry, insofar as they are not

in conflict with the specific terms of this Agreement. The arbitrators shall decide by a majority vote. There shall be no appeal from their written decision.

Unless the arbitrators decide otherwise, each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the Board of Arbitrators.

Any arbitration proceeding that takes place will be held in the state of Missouri.

ARTICLE XVIII

Parties to Agreement

This Agreement is an indemnity reinsurance agreement solely between the Company and Crown Life. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between Crown Life and the insured, owner, beneficiary or any other party under any policies of the Company which may be reinsured hereunder, and the Company shall be and remain solely liable to the insured, owner or the beneficiary under such policies reinsured hereunder.

ARTICLE XIX

Right of Offsetting Balances Due

The Company and Crown Life shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assigns, against balances due the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the Company and Crown Life. This right of offset shall not be affected or diminished because of insolvency of either party to this Agreement.

ARTICLE XX

Reinsurer's Right of Notice of Unusual Practices

In providing reinsurance facilities to the Company under this Agreement, Crown Life has granted the Company considerable authority with respect to automatic binding power, reinstatements, claim settlements, and the general administration of the reinsurance account. To facilitate transactions, Crown Life has required the minimum amount of information and documentation possible, reflecting its utmost faith and confidence in the Company. Crown Life assumes that, except as otherwise notified by the Company, the underwriting, claims and other insurance practices employed by the Company with respect to reinsurance ceded under this Agreement are generally consistent with the customary and usual practices of the insurance industry as a whole. Where the Company does engage in exceptional or uncustomary practices, the Company agrees to make those practices known to Crown Life before assigning any liability to Crown Life with respect to any reinsurance issued under such practices.

ARTICLE XXI

Federal Taxes

The Company and Crown Life hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the Effective Date of this Agreement and for all subsequent taxable years for which this Agreement remains in effect.

(a) The term "party" will refer to either the Company or Crown Life as appropriate.

(b) The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

(c) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

(d) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

(e) The Company will submit a schedule to Crown Life by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Company will report such net consideration in its tax return for the preceding calendar year.

(f) Crown Life may contest such calculation by providing an alternative calculation to the Company by June 1. If Crown Life does not so notify the Company, the Company will report the net consideration as determined by the Company in the Company's tax return for the previous calendar year.

(g) If Crown Life contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount by July 1. If the Company and Crown Life reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Crown Life and the Company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

ARTICLE XXII

Entire Agreement

This Agreement shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties.

ARTICLE XXIII

Duration of Agreement

This Agreement shall be unlimited as to its duration but may be cancelled at any time, insofar as it pertains to the handling of new business thereafter, by either party giving ninety (90) days' notice of cancellation in writing. Crown Life shall continue to accept reinsurance in accordance with this Agreement during such ninety (90) day period.

Except as provided in Articles VIII and IX of this Agreement, the Company shall be obliged to maintain in force any reinsurance ceded under this Agreement as long as the reinsured insurance coverage remains in force and, except as provided under Paragraph 3, below, Crown Life shall be obliged to provide such continued reinsurance coverage. Any sale or other transfer of the policies reinsured hereunder shall not affect the obligation to maintain the reinsurance in force.

Should the Company fail to pay reinsurance premiums when due, Crown Life may give the Company thirty (30) days notice, after reinsurance premiums are ninety (90) days or more in arrears, that reinsurance coverage on the affected reinsurance is suspended. The reinsurance coverage will be reinstated at the option of Crown Life upon receipt of all the overdue premiums. However, Crown Life shall have no liability for claims that occur during a period of suspension. Also, suspension of reinsurance coverage shall not relieve the Company of liability for premiums due Crown Life.

IN WITNESS WHEREOF, the Company and Crown Life have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: Henry G Hesse
Title: Indl. Vend VP
Date: 7/29/97

ATTEST:

By: Randall E. Meyer
Title: Individual Actuarial V.P.
Date: 7/29/97

CROWN LIFE INSURANCE COMPANY

By: Kenny Claude
Title: Vice President
Date: July 24, 1997

ATTEST:

By: Cyndie Vandar
Title: AVP Reins Ops
Date: July 24 '97

C89574.2

EXHIBIT A

Bordereau Report Forms

APPLICATION FOR REINSURANCE

CrownLife®

☐ Facultative ☐ Automatic ☐ Trial

ereby applies to ____________________ (the Reinsuring company)

for reinsurance of ____________________

on the life of ____________________ born ____________

in accordance with the following particulars, subject to the terms and conditions of our Reinsurance Agreement except as specified otherwise below or by other agreement in writing.

ITEM	LIFE	ADDITIONAL LIFE RISK	DISABILITY INSURANCE		T.D. WAIVER
Existing Insurance (Principal Company)					
Net Retention (on Existing Insurance)					
New Insurance					
Retention (on New Insurance)					
Reinsurance Required					
Annual Premium per M					
Extra Premium (Gross or Net)			XXX		XXX
Rating (Multiple of Standard)					

Plan of principal Policy ____________________ Age ____________

We are retaining __________ % of our limit for a risk at this age and rating. (if less than 100% see remarks.)

REMARKS
Please examine the attached evidence and advise on what basis and for what amount you are prepared to consider this risk.

Copies of the relevant application, medical examinations and other reports are attached hereto and are hereby made a part hereof.

ated at Regina, Canada, this ______ day of ____________________ 19________

CROWN LIFE INSURANCE COMPANY

Per ____________________

Form E0110E-3 8-95 Printed in Canada

BULK REPORTING FORM

CrownLife

To: Crown Life Insurance Company
1901 Scarth Street
Regina, Saskatchewan S4P 3B1
Attn: Administration, Reinsurance Operations

From: ____________________

U. S. Mailing Address:
P.O. Box 4020
Buffalo, New York
14240-4020

Reporting Period from: ____________ To: ____________
DD/MM/YY DD/MM/YY

Volumes of Reinsurance:

	LIFE		DIS. WAIVER		ADB & AD&D	
	No. of Policies	Amount of Reinsurance	No. of Policies	Amount of Reinsurance	No. of Policies	Amount of Reinsurance
Beginning Inforce						
Issues						
Reinstatements						
Lapses						
Death Claims						
Surrender						
Decreases/Increases	xxxxxx		xxxxxx		xxxxxx	
Conversions						
Ending Inforce						

Reserves
Life - NAIC: ____________
Deficiency: ____________
Reserve Basis: ____________
Interest Rate: ____________

P.P.M.: ____________
YRT/MOD YRT/CO ____________

Waiver:
Active: ____________
Disabled: ____________

	LIFE	WAIVER	ADB	TOTAL
PREMIUMS				
First Year				
Renewal				
TOTAL				
ALLOWANCES				
First Year				
Renewal				
TOTAL				
OTHER REIMBURSEMENTS				
Premium Tax - Current Year				
- Prior Year				
Modco Reserve Adjustment				
Interest				
Cash Surrender Value				
Administration Fees				
Experience Refund				
TOTAL				
Premiums less Disbursements:				

November 95

BULK REPORTING REQUIREMENTS

CrownLife

1. **PERIOD REPORTING**

AUTOMATIC SUBMISSIONS

REINSURANCE AMOUNTS UP TO THE BULK LIMIT
Reinsurance amounts up to the bulk limit may be ceded on a Bulk Basis, using the format of the attached report. In addition to reporting premiums and volumes, timely reporting of reserves is crucial. If the business is U.S., reserves should be calculated on an NAIC Statutory basis. If the business is Canadian, reserves should be calculated on a P.P.M. Statutory basis.

REINSURANCE AMOUNTS IN EXCESS OF THE BULK LIMIT
Reinsurance amounts that are in excess of the bulk limit, must be reported as Individual Cessions. All issues, lapses and changes should be reported, for all applicable cases. All premiums billed should be separate from business reported on a Bulk basis and statements could, if desired, be prepared by Crown.

LIVES WHERE TOTAL REINSURANCE AMOUNT IS INITIALLY WITHIN THE BULK LIMIT AND LATER EXCEEDS IT
Initially a life could have a reinsurance amount within a Bulk Limit and then, because of an increase in amount or the issue of additional policies, later exceed it. At that time, all policies for that insured should be deleted from the Bulk Reporting and should then be reported to Crown as Individual Cession business. Crown should be given the information to set up an Individual Cession on the new policy or policies, in addition to any existing policy or policies. All future billings for these policies should be on the statements for Individual Cession business.

FACULTATIVE SUBMISSIONS
Regardless of the amount, all Facultative policies are to be reported as Individual Cession business.

2. **ANNUAL INFORCE LISTING**
We require an annual inforce listing, sorted by insured surnames, for all business reported on a Bulk Basis. This listing should represent all policies inforce at December 31st and should be sent to Crown Life by the following March 1st. The listing should consist of the following:

1. Insured Name
2. Policy Number
3. Date of Birth
4. Sex
5. Issue Date
6. Plan Name
7. Pool Name
8. Reinsurance Type
9. Facultative/Automatic
10. Smoker Status
11. Mortality Rating
12. Residence of Issue
13. Currency
14. Face Amount
15. Retained Amount
16. Life, Disability and ADB Net Amount at Risk
17. Annual Reinsurance Premium - Basic, Benefit (Waiver & ADB separate) and Flat Extra
18. Annual Reinsurance Allowances - Basic Benefit (Waiver & ADB separate) and Flat Extra

The number of policies should be totalled in addition to all applicable columns, should your data be provided in paper form.

3. **ANNUAL CONFIRMATION OF RESERVES**
We require an annual confirmation of the reserves held, in order to complete the necessary financial statements. Each year end, we request the following information, for each block of business reported on a Bulk Basis:

1. Reinsurance Type
2. Mortality Table
3. Interest Rate
4. Age Nearest/Last
5. Reserve Method
6. Life, Disability and ADB Policies Inforce
7. Life, Basic, Disability and ADB Reserve
8. Life Exhibit 8 Miscellaneous Reserve

November 1995

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
BMA TOWER, KANSAS CITY, MISSOURI 64141

EXHIBIT OF MAXIMUM LIMITS OF RETENTION (DIRECT AND REINSURANCE COMBINED) EFFECTIVE ON ALL POLICIES DATED ON OR SUBSEQUENT TO FEBRUARY 1, 1974.

A. LIFE, MALE AND FEMALE

1. DOMESTIC RISKS (Nationals of the 50 United States, Canada and Puerto Rico):

UNDERWRITING CLASSIFICATION	LIFE RETENTION AT ISSUE AGES 0-60	61-65	66-80
STANDARD THROUGH TABLE 2..........	$350,000	$175,000	$100,000
TABLE 3 THROUGH TABLE 4...........	300,000	125,000	50,000
TABLE 5 THROUGH TABLE 8...........	250,000	100,000	45,000
TABLE 10 THROUGH TABLE 16.........	175,000	50,000	35,000
OVER TABLE 16.....................	100,000	25,000	20,000

FLAT EXTRA PREMIUMS: Retention on cases with flat extra premiums will be calculated on a basis of one table for each $2.50 except that temporary extras for two years or less will be ignored for retention purposes.

2. FOREIGN RISKS (Other than Nationals of the 50 United States, Canada and Puerto Rico, when identified in BMA's underwriting process): Retention is $50,000, or domestic retention, whichever is less.

3. FOREIGN COMPANIES (Business originating from companies outside the 50 United States, Canada and Puerto Rico): Retention is $50,000, or domestic retention, whichever is less.

B. DISABILITY BENEFITS ON LIFE POLICIES: Waiver of Premium Disability.....Same as Life
Income Disability.................$500 per Month

C. ACCIDENTAL DEATH BENEFITS: Ages 0-65............$25,000
Ages 66-80............ 5,000
Common Carrier (in addition to ADB)........... 25,000
We will retain an additional $5,000 to avoid reinsurance.

D. GROUP LIFE INSURANCE: Separate retention limit of $50,000.

E. GROUP ACCIDENTAL DEATH BENEFITS: Ages 0-65..............................$25,000
Common Carrier (in addition to ADB)...... 15,000
We will retain an additional $25,000 to avoid reinsurance.

F. GENERAL

1. JUMBO RISKS: For retention purposes, any case will be considered a Jumbo Risk if insurance in force in all companies, including that currently applied for, exceeds $3,000,000. The amount retained on such risks will be limited, in most cases, to one-half or two-thirds of regular retention.

2. MINIMUM LIFE CESSION: On those cases where the normal retention is $350,000 we will retain up to $50,000 additional to avoid reinsurance. On those cases where the normal retention is less than $350,000, we will retain up to an additional 10% of the normal retention to avoid reinsurance.

3. CURRENT EXCESS NEEDS: When determining our total liability for retention purposes, the net amount at risk on previously issued policies will be used instead of the face amount, on both direct and reinsurance.

2-1-74

June 26, 1973

047

CROWN LIFE INSURANCE CO
120 BLOOR ST EAST
TORONTO ONTARIO CANADA 5

Addendum to BMA's Retention Schedule for Specific Direct Plans

Gentlemen:

Attached is an exhibit of special retention limits applicable to two new plans which will be issued by the BMA Direct Department.

The special retention limits for these two plans will be effective July 1, 1973.

Please make the attached schedule a permanent part of your treaty for business which BMA cedes to your company. If you should have any questions concerning this special retention schedule for the Business Men's Preferred Life -- Paid at 95, or the Annual Renewable Term, please let me hear from you.

Cordially,

Jim Hayes

J. Hayes:llk

Exhibit

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
BMA TOWER, KANSAS CITY, MISSOURI 64141

EXHIBIT OF SPECIAL RETENTION LIMITS APPLICABLE TO:

1. **Business Men's Preferred Life -- Paid @ 95 ($100,000 Minimum Issue)**
2. **Annual Renewable Term ($250,000 Minimum Issue)**

Effective July 1, 1973.

UNDERWRITING CLASSIFICATION	LIFE RETENTION AT ISSUE AGES		
	0-60	61-65	66-80
STANDARD THROUGH TABLE 2.........	$350,000	$175,000	$115,000
TABLE 3 THROUGH TABLE 4..........	280,000	140,000	60,000
TABLE 5 THROUGH TABLE 8..........	230,000	115,000	45,000
TABLE 10 THROUGH TABLE 16........	175,000	55,000	35,000
OVER TABLE 16....................	90,000	25,000	20,000

MINIMUM LIFE CESSION: On those cases where the normal retention is $350,000, we will retain up to $50,000 additional to avoid reinsurance. On those cases where the normal retention is less than $350,000, we will retain up to an additional 10% of the normal retention shown above to avoid reinsurance.

OTHER INSURANCE ON SAME LIFE: The net amount at risk for any coverage already retained on the life of the insured under another BMA policy will be deducted from the above limits in calculating the amount of the new issue which can be retained. Thus if we are already retaining a policy with a net amount at-risk of $200,000, we could retain another $150,000 (or $200,000 including "spillover" amount) if one of the above plans were issued on the same insured.

The above retention limits will not have the effect of increasing our retention on plans other than those listed. Thus if we are retaining an ART policy of $200,000 and an additional $100,000 of PWL is issued, we will reinsure the entire PWL.

JUMBO RISKS: The normal jumbo limit will apply.

Termination Amendment
To the Automatic Coinsurance Agreement
Effective June 1, 1996,
Reference Number: QARCO1-9606,

between

LIBERTY LIFE INSURANCE COMPANY
domiciled in the State of South Carolina, U.S.A.
(hereinafter referred to as "the Ceding Company")

and

THE CANADA LIFE ASSURANCE COMPANY
domiciled in Toronto, Ontario, Canada
(hereinafter referred to as "the Reinsurer")

The Ceding Company and the Reinsurer hereby declare and agree that the above-referenced Agreement shall be terminated for new business for new lives issued after October 31, 2009.

Existing reinsurance will remain in force under the terms of this Agreement until the termination or expiry of the policies reinsured takes effect or if otherwise mutually agreed upon by the parties to this Agreement.

This Amendment does not alter, amend or modify the Agreement other than as set forth in this Amendment, and is subject otherwise to all the terms and conditions of the Agreement together with all the amendments and supplements thereto.

IN WITNESS WHEREOF, the Ceding Company and the Reinsurer, by their respective authorized officers, have caused this Amendment to be executed on the dates shown below in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

LIBERTY LIFE INSURANCE COMPANY

By:	John Obermeier	By:	[signature]
Title:	VP + CHIEF ACTUARY	Title:	President & CEO
Date:	9/29/09	Date:	10/1/09

THE CANADA LIFE ASSURANCE COMPANY

By:	[signature] Tom O'Sullivan, FSA, FCIA, MAAA	By:	[signature] Jean-Francois Poulin, FSA, FCIA
Title:	Vice President & Actuary Life Reinsurance	Title:	Vice President Life Reinsurance
Date:	September 17, 2009	Date:	September 18, 2009

Canada Life
Reinsurance

SCHEDULE B HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

AUTOMATIC
REINSURANCE AGREEMENT
(YEARLY RENEWABLE TERM)

Effective August 1, 1998

Between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
(CEDING COMPANY)

BMA Tower
P.O. Box 419458
Kansas City, MO 64141

And

CONSECO LIFE INSURANCE COMPANY
(REINSURER)

11815 North Pennsylvania Street
Carmel, Indiana 46032

AUTOMATIC
REINSURANCE AGREEMENT
("Agreement")

This Agreement is between BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, (CEDING COMPANY), BMA Tower, P.O. Box 419458, Kansas City, MO 64141 and CONSECO LIFE INSURANCE COMPANY (REINSURER), 11815 North Pennsylvania Street, Carmel, Indiana 46032.

The effective date of this Agreement is August 1, 1998. On or after the effective date, the REINSURER agrees to reinsure certain portions of the CEDING COMPANY's life insurance contracts' risk as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire reinsurance agreement between the parties. The parties have entered into that certain Marketing Agreement which, as it may be applicable, is incorporated by reference. In terms of the reinsurance that is the subject of this Agreement, there are no understandings between the parties other than as expressed in this Agreement.

Changes or modifications to this Agreement must be in writing and signed by both parties.

1. REINSURANCE BASIS.
   This Agreement is applicable to the reinsurance of life insurance policies, on a Yearly Renewable Term basis, identified on Schedule A, that are directly written by the CEDING COMPANY and which are insured by the CEDING COMPANY in conformity with the provisions of this Agreement ("Reinsured Policies"). Each such policy shall be automatically reinsured so long as the requirements of Section 2 are met.

2. AUTOMATIC REINSURANCE TERMS.
   The REINSURER'S automatic acceptance of Reinsured Policies requires that they be issued in conformity with the following:

   a) UNDERWRITING.
      Reinsured policies must be underwritten by the CEDING COMPANY in accordance with the underwriting requirements specified in Schedule A.

   b) RETENTION.
      The CEDING COMPANY must retain an amount of insurance on each life equal to the retention amount shown in Schedule A. If the CEDING COMPANY's scheduled retention is zero, automatic reinsurance is not available.

   c) AUTOMATIC ACCEPTANCE LIMITS.
      On any one life, the amount automatically reinsured in conjunction with any other reinsurance agreements that may be applicable, shall not exceed the Automatic Acceptance Limits shown in Schedule A.

   d) AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.
      On any one life, the total life insurance in force or applied for with any company (of which the CEDING COMPANY is aware) cannot exceed the In Force or Applied For Limits shown in Schedule A.

   e) RESIDENCE.
      Each insured must be a resident of the United States or Canada at the time of issue.

   f) MINIMUM CESSION.
      On any one life, the minimum amount of reinsurance that the REINSURER will accept is $10,000 and reinsurance will be terminated when the amount reinsured is less than $10,000.

   g) CURRENCY
      All premiums must be paid in US dollars.

3. AUTOMATIC REINSURANCE NOTICE PROCEDURE.
   After the policy has been paid for and delivered, the CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to the REINSURER.

4. TERM OF REINSURANCE COVERAGE.
   The term of the REINSURER'S reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

   a) REINSURANCE.
      The REINSURER'S reinsurance coverage for a Reinsurance Policy shall begin simultaneously with the CEDING COMPANY's contractual liability but not earlier than the effective date of this Agreement. The reinsurance under this agreement shall remain in force as long as the CEDING COMPANY'S contractual liability remains in force or as specified in Section 15, entitled Recapture.

   b) PRE-ISSUE COVERAGE.
      If the CEDING COMPANY issues a conditional receipt the REINSURER's reinsurance for such benefits will be provided under this Agreement if:

      i) The REINSUER has agreed to the form and format of the conditional receipt.

      ii) The conditions for automatic reinsurance coverage under Section 2 of this Agreement are met.

      iii) The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by the CEDING COMPANY.

      iv) After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

v) The REINSURER'S liability under the CEDING COMPANY's conditional receipt is limited to the lesser of 1 or 2 below:

(1) The Automatic Acceptance Limits with the REINSURER as shown in Schedule A.

(2) The amount for which the CEDING COMPANY is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers.

5. BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a) LIFE REINSURANCE.
The amount reinsured for a Reinsured Policy is the automatic portion of the policy's net amount at risk, as shown in Schedule A. The retention on each life, or both lives for joint policies, is shown in Schedule A. The net amount at risk is defined in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

b) PRELIMINARY TERM INSURANCE.
Premiums for reinsurance of preliminary term insurance, covered in accordance with Section 2 are at the second year rate for the insured's attained age, as shown in Schedule B, for the fraction of a year covered.

c) TABLE RATED SUBSTANDARD PREMIUMS.
If the CEDING COMPANY's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

d) FLAT EXTRA PREMIUMS.
If the CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

e) RATES NOT GUARANTEED.
The reinsurance premium rates are not guaranteed. The REINSURER reserves the right to change the rates at any time upon 180 days prior written notice. Any such change applies only to Reinsured Policies effective on or after the expiration of the notice period.

f) CASH VALUES OR LOANS.
This Agreement does not provide reinsurance for cash surrender values. In addition, the REINSURER will not participate in policy loans or other forms of indebtedness on reinsured business.

6. PAYMENT OF REINSURANCE PREMIUMS

a) PREMIUM DUE.
Reinsurance premiums for each reinsurance cession are due as shown in Schedule A.

b) FAILURE TO PAY PREMIUMS.
If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and the

REINSURER may terminate the reinsurance upon 30 days prior written notice. The REINSURER will have no further liability as of the termination date. The CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. The CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c) PREMIUM ADJUSTMENT.
If the CEDING COMPANY overpays in regards any Reinsured Policy the reinsurance premium and the REINSURER accepts the overpayment, such acceptance does not create any additional reinsurance liability nor constitute an acceptance of additional reinsurance risk with regard to such Reinsured policy. In that instance, the REINSURER will only be liable to the CEDING COMPANY for a credit in the amount of the overpayment. If a Reinsured Policy terminates, the REINSURER will refund a portion of the reinsurance premium. This refund will be on a prorated basis, without interest, from the date of termination of the policy to the date to which a reinsurance premium has been paid.

7. PREMIUM TAX REIMBURSEMENT.
Premium taxes shall not be reimbursed.

8. DAC TAX AGREEMENT.
The CEDING COMPANY and the REINSURER herein collectively called, for the purposes of Section 8 the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a) For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b) The Parties agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c) The CEDING COMPANY will submit to the REINSURER by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

d) The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within 30 days of the REINSURER'S receipt of the CEDING COMPANY's calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year;

e) If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

9. REPORTS.
The reporting period shall be monthly. The CEDING COMPANY shall be responsible for administering this Agreement. For each reporting period, the CEDING COMPANY will submit a statement to the REINSURER with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the REINSURER, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

10. RESERVES FOR REINSURANCE.
The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

11. CLAIMS.

a) NOTICE.
The CEDING COMPANY will notify the REINSURER, as soon as reasonably possible, after it receives a claim for benefits under a Reinsured Policy.

b) CLAIM INFORMATION.
The CEDING COMPANY will promptly provide the REINSURER with all information submitted as a "proof of claim," and any other relevant information concerning the claim including an itemized statement of the benefits paid by the CEDING COMPANY. The CEDING COMPANY shall promptly provide the REINSURER such other information concerning the claim that the REINSURER shall reasonably request.

c) AMOUNT AND PAYMENT OF BENEFITS.
Upon receipt by REINSURER of the information specified in Section 11b, the REINSURER will determine if the information is complete. If additional information is required, the REINSURER shall promptly request such information. If the information is sufficient, the REINSURER shall promptly pay the reinsurance benefits due the CEDING COMPANY.

The CEDING COMPANY's contractual liability for claims is binding on the REINSURER. However, the maximum benefit payable to the CEDING COMPANY under each Reinsured Policy is the amount specifically reinsured with the REINSURER. The CEDING COMPANY shall not enter into a situation where the total reinsurance applicable to a Reinsured Policy, from any reinsurer, exceeds the CEDING COMPANY's total contractual

liability on the policy, less the amount of risk it retains for such policy. If this occurs, the excess reinsurance of the total reinsurance in all companies plus the CEDING COMPANY's retention used on the policy over its contractual liability under the Reinsured Policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

d) CONTESTED CLAIMS.
The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim involving a Reinsured Policy. The REINSURER may elect not to participate in such contest. If the REINSURER participates and the CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, the REINSURER will share in the reduction in the proportion that the REINSURER's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. Alternatively, if "extra-contractual" damages are awarded, the REINSURER shall share in them in the same fashion as any reductions.

If the REINSURER declines to participate in the contest, compromise or litigation, the REINSURER will pay the CEDING COMPANY its full share of reinsurance. The REINSURER shall then be released from all of its liability with regard to such Reinsured Policy and shall not share in any subsequent reduction or increase in liability or extra-contractual damages.

e) CLAIM EXPENSES.
If the REINSURER has not been released from liability pursuant to Section 11d, it will share in the cost of reasonable investigation and legal expenses specifically attributable to the litigation or settlement of the Reinsured Policy claim. If the REINSURER has been released, it will participate in those expenses incurred up to the date of release. Such claim expenses do not include routine claim and administration operational expenses, including the CEDING COMPANY's home office expenses. Expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the CEDING COMPANY admits are payable may not be included as claim expense under this Agreement.

f) PUNITIVE OR EXEMPLARY DAMAGES.
In no event will the REINSURER'S obligations pursuant to this Agreement include participating in the payment of any punitive or exemplary damages awarded against the CEDING COMPANY as a result of any act, omission, or course of conduct committed by the CEDING COMPANY in connection with a Reinsured Policy subject to this Agreement. Routine expenses incurred in the normal settlement of uncontested claims, including the salaries of employees of the CEDING COMPANY, are also excluded from this provision. For purposes of this provision, "Punitive or Exemplary Damages" are those damages awarded over and above that, which will compensate for a loss and are awarded as penalties for the defendant's behavior.

12. MISREPRESENTATION, MISSTATEMENT AND SUICIDE.
If a misrepresentation or misstatement on an application or a death of an insured by suicide results in the CEDING COMPANY rescinding the policy, the REINSURER will refund all of the reinsurance premiums it received on that policy to the CEDING COMPANY. This refund given by the REINSURER will be in lieu of all other reinsurance benefits payable on that policy under this Agreement. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

13. POLICY CHANGES.

a) NOTICE.
If a Reinsured Policy is changed, a corresponding change will be made in the reinsurance for that policy. The CEDING COMPANY will notify the REINSURER of the change in the CEDING COMPANY's next accounting statement.

b) INCREASES.
If life insurance on a Reinsured Policy is increased and the increase is subject to a new underwriting review, then the increase of life insurance on the Reinsured Policy will be handled the same fashion as the issuance of a new policy. If the increase is not subject to a new underwriting review, then the increase shall be automatically accepted by the REINSURER. Such an increase may not exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates for an increase will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

c) REDUCTION OR TERMINATION.
If life insurance on a Reinsured Policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a Reinsured Policy is terminated, then reinsurance will cease on the date of such termination.

d) EXTENDED TERM AND REDUCED PAID-UP INSURANCE.
When a Reinsured Policy changes to "extended term" or "reduced paid-up" insurance, the CEDING COMPANY will notify the REINSURER of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

14. REINSTATEMENTS.

a) AUTOMATIC REINSTATEMENT.
If the CEDING COMPANY reinstates a policy that was originally ceded to the REINSURER as automatic reinsurance, the REINSURER's reinsurance for that policy shall be reinstated.

b) PREMIUM ADJUSTMENT.
Reinsurance premiums for the interval during which the policy was lapsed will be paid to the REINSURER on the same basis as the CEDING COMPANY charged its policy owner for the reinstatement.

c) NONFORFEITURE REINSURANCE TERMINATION.
If the CEDING COMPANY receives a request to reinstate a policy that was reinsured while on "extended term" or "reduced paid-up" then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

15. INCREASE IN RETENTION.

a) NEW BUSINESS.
If the CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to the REINSURER, increase its retention shown in Schedule A for policies issued after the effective date of the retention increase.

b) RECAPTURE.
If the CEDING COMPANY elects to increases its retention limits, then it may, with 90 days prior written notice to the REINSURER, reduce the reinsurance in force ("Recapture") subject to the following requirements:

i) A Reinsured Policy is not eligible for Recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date for a Reinsured Policy's Recapture shall be the first policy anniversary following the expiration of the Recapture notice period above and the required minimum number of years is attained.

ii) On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii) If more than one policy per life is eligible for Recapture, then the eligible policies may be Recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

iv) Recapture of Reinsured Policies automatically reinsured pursuant to Section 0 is not allowed if the CEDING COMPANY did not keep its maximum retention (Section 3 of Schedule A) at time of issue.

v) If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in the REINSURER'S reinsurance on that policy shall be in proportion to the total amount of reinsurance on the life with all reinsurers.

16. ERRORS AND OMISSIONS.
Inadvertent delays, errors or omissions made in connection with this Agreement shall not relieve either party from any liability or duty which would have attached had such delay, error or omission not occurred, provided always that such error or omission shall be rectified as soon as

possible after discovery. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the act or omission may continue, shall not be deemed to be a waiver of said party of any of its rights under this Agreement. A waiver by either party at any time, express or implied, of any breach of any conditions of this Agreement shall not be deemed a waiver of a breach of any other conditions of this Agreement nor a consent to any subsequent breach of the same or any other conditions of this Agreement.

17. INDEMNITY
Regardless of any other provision of this Agreement, both parties agree to indemnify and hold harmless the other against any and all claims, demands, causes of action, losses, costs and expenses, including reasonable attorney's fees, arising out of any willful or negligent act or omission on the part of itself or its officers, directors or employees.

18. INSOLVENCY.
In the event of the insolvency of CEDING COMPANY, all reinsurance will be payable directly to the liquidator, receiver or statutory successor of CEDING COMPANY without diminution because of the insolvency of CEDING COMPANY.

In the event of the insolvency of CEDING COMPANY, the liquidator, receiver, or statutory successor will immediately give written notice to REINSURER of all pending claims against CEDING COMPANY on any policies reinsured. While a claim is pending, REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to CEDING COMPANY or its liquidator, receiver or statutory successor. The expense incurred by REINSURER will be chargeable, subject to court approval, against CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to CEDING COMPANY solely as a result of the defense undertaken by REINSURER. Where Two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by CEDING COMPANY.

Any debts or credits, matured or unmatured, liquidated or unliquidated in favor of or against either the REINSURER or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

In the event of the insolvency of REINSURER, REINSURER will be bound by any legal directions imposed by its liquidator, receiver or statutory successor. However, if not in conflict with such legal directions, CEDING COMPANY shall have the right to cancel this Agreement as respects occurrences taking place on or after the date REINSURER first evidences insolvency, by giving to REINSURER (or its liquidator, receiver or statutory successor) written notice stating that such recapture is thereby effected and REINSURER (or its liquidator, receiver or statutory successor), in lieu of a premature recapture fee, will not be required to reimburse CEDING COMPANY any unearned premium hereunder.

19. ARBITRATION.

a) GENERAL.
All disputes and differences under this Agreement that cannot be agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life and life reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law.

b) NOTICE.
To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c) PROCEDURE.
Arbitration will be heard by a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies that are not a party, an affiliate of a party or involved in a joint-venture with a party. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots on the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court which has jurisdiction of the subject of the arbitration.

d) COSTS.
Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

20. TERM OF THIS AGREEMENT.
The CEDING COMPANY will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully Recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 180 days written notice of termination by either party to the other. The REINSURER will continue to accept reinsurance during this 180 day period. The REINSURER'S acceptance will be subject to both the terms of this Agreement and the CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

21. MISCELLANEOUS.

a) AUDIT
Either party, as the case may be, shall have the right, at any reasonable time, to inspect and audit all books and documents of the other party regarding the business or policies reinsured hereunder.

b) MEDICAL INFORMATION BUREAU.
The parties agree to adhere to the Medical Information Bureau Rules as they are amended from time to time.

c) NON-TRANSFERABLE
Neither party shall, without prior consent of the other, sell, assign, transfer, or otherwise dispose of this Agreement or any interest in this Agreement by voluntary or involuntary act, and any such purported action shall be null and void and of no force and effect.

d) STATUS OF REINSURER
REINSURER shall at all times be licensed to conduct insurance business and to act as a reinsurer in CEDING COMPANY'S state of domicile and in any other state where failure of REINSURER to be so licensed or accredited would cause CEDING COMPANY to be ineligible for reserve credit for the reinsurance ceded under this Agreement

e) NOTICIES
Any notice or other communication made or contemplated by this Agreement shall be in writing and shall be deemed given when delivered by hand or when mailed by United States mail, postage prepaid and addressed as follows, unless otherwise provided herein:

CEDING COMPANY:	Business Men's Assurance Company of America Attn: Chief Underwriter P.O. Box 419458 Kansas City, Missouri 64141
REINSURER:	CONSECO LIFE INSURANCE COMPANY Attn: 11815 North Pennsylvania Street Carmel, Indiana 46032

f) SEVERABILITY
If any provision of this Agreement proves to be or is held by any court, tribunal, or other entity of competent jurisdiction to be invalid, then such invalid provision shall be null and void, but invalidation of any provision shall not otherwise impair or affect this Agreement or any of its provisions or terms.

g) HEADINGS
The headings used herein are for information purposes only and are not a part of this Agreement.

h) SINGULAR AND PLURAL
Whenever an item is referred to in the singular, it includes the plural.

i) COUNTERPARTS
This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized so to do as of the date set forth above.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA	CONSECO LIFE INSURANCE COMPANY
By: [signature]	By: [signature]
Title: 2nd Vice VP	Title: SR VP Actuary
Date: 12/10/98	Date: 12 - 14 - 98
By: Randall E. Meyer	By: [signature]
Title: 2nd. Actuarial VP	Title: 2nd Vice President
Date: 12/10/98	Date: 12/14/98

SCHEDULE A

1. PLANS REINSURED:

The policies automatically reinsured are BMA's "Flexible Premium Adjustable Variable Life Insurance Policies."

2. AUTOMATIC PORTION REINSURED:

The REINSURER shall automatically reinsure 50% of the net amount at risk as defined in this Schedule A, not to exceed the automatic acceptance and not to exceed total coverage of $500,000 in force and applied for with the REINSURER. (See Exhibit 1 for example).

3. AUTOMATIC RETENTION LIMITS:

a) Life Insurance:

Ages	Standard to Table 2	Tables 3-8	Tables 9-16
0-60	$750,000	$650,000	$500,000
61-70	$500,000	$450,000	$350,000
71-80	$300,000	$250,000	$200,000

4. AUTOMATIC ACCEPTANCE LIMITS:

The amount to be ceded automatically shall not exceed the following limits (or total in force and applied for coverage with the REINSURER of $500,000):

Rating Class	Insurance Ages			
	to 60	61-70	71-80	81-90
Std. to T-2	$375,000	$250,000	$150,000	**
T-3 to T-8	$325,000	$225,000	$125,000	**
T-9 to T-16	$250,000	$175,000	$100,000	**
Over Table 16	**	**	**	**

** Facultative

5. **AUTOMATIC IN FORCE AND APPLIED FOR LIMITS:**

LIFE INSURANCE IN FORCE LIMIT: $15,000,000

6. **PREMIUM DUE:**

Reinsurance premiums are due on the issue date and each subsequent monthly policy due date, regardless of the policy's payment mode.

7. **RECAPTURE PERIOD:**

The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

8. **NET AMOUNT AT RISK:**

The net amount at risk for purposes of this agreement is the death benefit amount less the policy account value. Examples of the calculation are found in Schedule A, Exhibit 2.

9. **ADDITIONAL UNDERWRITING REQUIREMENTS:**

The following requirements apply to business reinsured under this Agreement. These requirements are in addition to the conventional underwriting and issue practices described in Section 3.a. of this Agreement.

BLOOD PROFILE LIMITS:

Where permitted by law, a blood profile including an AIDS test is required according to the age and amount conditions described below. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

Issue Age	Applied For Amount
15+	$100,000

For issue ages 15+ , for amounts under $100,000, a state approved HIV test will be required.

SCHEDULE A
EXHIBIT 1

Retention Schedule

For the purpose of this treaty- the CEDING COMPANY'S retention is 50% of the chart below:

Rating Class	Insurance Ages			
	to 60	61-70	71-80	81-90**
Std to T-2; to $5.70	$750,000	$500,000	$300,000	**
T-3 to T-8; $5.75 to $12.50	$650,000	$450,000	$250,000	**
T-9 to T-16; $12.55 to $35.00	$500,000	$350,000	$200,000	**
Over T-16** Over $35.00	**	**	**	**

**Completely Facultative

NOTES:

For standard aviation risks, the above retention limits are reduced by half. ("Aviation risks" relates to anyone who is a pilot, regardless of whether the risk is rated up or not.

Dollar extras are converted in accordance with the information below and on the next page.

FLAT EXTRAS:

- ✓ PERMANENT: Use the column with the permanent flat extra amount in the table above.
- ✓ TEMPORARY: If 6 years or more, use the column with the permanent flat extra amount in the table above. If 5 years or less, see instructions on next page.
- ✓ COMBINATION RATING: See instructions on next page.

Temporary and Combo Ratings Table:

	Standard	to $5.70	$5.75 to $12.50	$12.55 to $35.00	Over $35.00
Standard	Std	T-2	T-6	T-12	Over T-16**
T-1 - T-2 To $5.70	T-2	T-6	T-6	T-12	Over T-16**
T-3 - T-8 $5.75 - $12.50	T-6	T-6	T-12	Over T-16**	Over T-16**
T-9 - T-16 $12.55 - $35.00	T-12	T-12	Over T-16**	Over T-16**	Over T-16**
Over T-16 Over $35.00	Over T-16**	Over T-16**	Over T-16**	Over T-16**	Over T-16**

**Completely Facultative

For TEMPORARY FLAT EXTRAS, of 5 years or less, drop down one level on the above table, and use that rating in the regular retention chart.

For example, a $10.00 per thousand rating for 5 years and no table rating would equate to a table 6 rating. At age 55, this would mean a retention maximum of $650,000.

In the same example, if the risk was also assessed a table 4 rating, this would equate to a table 12 rating. In this case, the maximum retention would be $500,000.

For COMBINATION RATING:
If there is a table rating plus a permanent flat extra for 6 or more years, use the above table and where the two rates cross, use that rating in the regular retention chart.

If there is a table rating plus a temporary flat extra for 5 or less years, use one column to the left in the "flat extras" columns in the above table and use that rating in the regular retention chart.

WAIVER OF PREMIUM
Same as Life.

SCHEDULE A
Exhibit 2

Reinsurance Example

A hypothetical **example** of how this would work on R^2 is as follows (assumes partner company shares in 50% of the net amount at risk (NAR) up to our retention amount (maximum amount BMA would cede to the partner company would be 375,000)):

Duration 1, SA = DB = 1,000,000, CV = 0, NAR = 1,000,000
The percentages used to determine the amounts to be ceded and retained are based upon the initial specified amount. For example:

- initial SA = 1,000,000
- amount previously retained = 0
- maximum BMA retention = 750,000
- percentage retained = (maximum retention amount - amount previously retained on this risk)/initial SA
  = 750,000/1,000,000
  = 75% in this case
- percentage ceded = 1 - 75% = 25%

These percentages are then applied to the NAR to get actual cession amounts. Without a partner, BMA would initially retain 750,000 (75% of the NAR) and cede 250,000 (25% of the NAR). With a partner sharing at 50%, BMA would cede 375,000 (50% of the amount we initially retained) to our partner company and retain the other 375,000.

Company	Amount ceded/retained	NAR Percentage
BMA excess reinsurer	250,000	25.00%
BMA reinsurance partner	375,000	37.50%
BMA	375,000	37.50%
Total	1,000,000	100.00%

Duration 16, DB = 1,000,000, CV = 400,000, NAR = 600,000
BMA splits the NAR proportionally based upon the percentages defined at the time of the initial cession.

Company	Amount ceded/retained	NAR Percentage
BMA excess reinsurer	150,000	25.00%
BMA reinsurance partner	225,000	37.50%
BMA	225,000	37.50%
Total	600,000	100.00%

Duration 30, DB = 2,500,000, CV = 2,000,000, NAR = 500,000
The death benefit is now greater than the original specified amount due to the growth in the cash value and the corridor.

Company	Amount ceded/retained	NAR Percentage
BMA excess reinsurer	125,000	25.00%
BMA reinsurance partner	187,500	37.50%
BMA	187,500	37.50%
Total	500,000	100.00%

Duration 56, DB = 29,500,000, CV = 28,000,000, NAR = 1,500,000
75% of the NAR (the percentage BMA initially retained) is now greater than our retention limit, so we would retain our maximum retention amount and cede the remainder. This would cause the percentages to change. However, a possible system enhancement could allow us to retain a higher retention amount (should we ever increase it above 750,000) if agreed to by BMA and our reinsurers.

Company	**Amount ceded/retained**	**NAR Percentage**
BMA excess reinsurer	750,000	50.00%
BMA reinsurance partner	375,000	25.00%
BMA	375,000	25.00%
Total	1,500,000	100.00%

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1. Type of Transaction
2. Effective Date of Transaction
3. Automatic/Facultative Indicator
4. Policy Number
5. Full Name of Insured
6. Date of Birth
7. Sex
8. Smoker/Nonsmoker
9. Policy Plan Code
10. Insured's State of Residence
11. Issue Age
12. Issue Date
13. Duration from Original Policy Date
14. Face Amount Issued
15. Reinsured Amount (Initial Amount)
16. Reinsured Amount (Current Amount at Risk)
17. Change in Amount at Risk Since Last Report
18. Death Benefit Option (For Universal Life Type Plans)
19. ADB Amount (If Applicable)
20. Substandard Rating
21. Flat Extra Amount Per Thousand
22. Duration of Flat Extra
23. Premiums

SCHEDULE C, CONTINUED
SAMPLE
POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

CEDING COMPANY: ______________________
REINSURER: ______________________
ACCOUNT NO: ______________________
PREPARED BY: ____________ Phone: ( ) ____________
DATE PREPARED: ______________________
TYPE OF REINSURANCE:
Yearly Renewable Term ____________
Coinsurance ____________
Modified Coinsurance ____________
Other ____________

VALUATION DATE:__________

		NUMBER OF POLICIES	AMOUNT OF REINSURANCE
A.	In Force Beginning of Period ___/___/___		
B.	New Paid Reinsurance Ceded		
C.	Reinstatements		
D.	Revivals		
E.	Increases (Net)		
F.	Conversion In		
G.	Transfers In		
H.	Total Increases (B - G)		
I.	Deaths		
J.	Maturities		
K.	Cancellations		
L.	Expiries		
M.	Surrenders		
N.	Lapses		
O.	Recaptures		
P.	Other Decreases (Net)		
Q.	Reductions		
R.	Conversions Out		
S.	Transfers Out		
T.	Total Decreases (I - S)		
U.	Current In Force ___/___/___ (A + H - T)		

SCHEDULE C, CONTINUED
SAMPLE
RESERVE CREDIT SUMMARY

CEDING COMPANY: ______________________
REINSURER: ______________________
ACCOUNT NO: ______________________
PREPARED BY: ____________ Phone: ( ) ____________
DATE PREPARED: ______________________

TYPE OF REINSURANCE:
Yearly Renewable Term ____________
Coinsurance ____________
Modified Coinsurance ____________
Other ____________

VALUATION DATE:__________
TYPE OF RESERVES:
Statutory ____________
GAAP ____________
Tax ____________

	MORTALITY	VALUATION BASIS INTEREST	VALUATION	ISSUE YEAR RANGE	IN FORCE COUNT	IN FORCE AMOUNT	RESERVE CREDIT
A. Life Insurance							
B. Accidental Death Benefit							
C. Disability Active Lives							
D. Disability Disabled Lives							
E. Other Please Explain							
					GRAND TOTAL:		

AUTOMATIC
REINSURANCE AGREEMENT
(YEARLY RENEWABLE TERM)

Effective April 2, 2001

Between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
(CEDING COMPANY)

BMA Tower
P.O. Box 419458
Kansas City, MO 64141

And

Employers Reassurance Corporation
(REINSURER)

5200 Metcalf
Overland Park, KS 66201

AUTOMATIC
REINSURANCE AGREEMENT
("Agreement")

This Agreement is between BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, (CEDING COMPANY), BMA Tower, P.O. Box 419458, Kansas City, MO 64141 and EMPLOYERS REASSURANCE CORPORATION [ERC] (REINSURER), 5200 Metcalf, Overland Park, Kansas 66201.

The effective date of this Agreement is April 2, 2001. On and after the Effective Date, the REINSURER agrees to reinsure certain portions of the CEDING COMPANY's life insurance contracts' risk as described in this Agreement.

This Agreement, together with the Schedules and Exhibits hereto, constitutes the entire reinsurance agreement between the parties with respect to the policies being reinsured hereunder. In terms of the reinsurance that is the subject of this Agreement, there are no understandings between the parties other than as expressed in this Agreement.

Changes or modifications to this Agreement must be in writing and signed by both parties.

1. REINSURANCE BASIS.
   This Agreement is applicable to the reinsurance of life insurance policies and Additional Benefits described in Schedule A, paragraph 1, on a percentage of the frasierzed rates identified on Schedule B that are directly written by the CEDING COMPANY and which are insured by the CEDING COMPANY in conformity with the provisions of this Agreement ("Reinsured Policy(ies")). Each such policy shall be automatically reinsured so long as the requirements of Section 2 are met.

2. AUTOMATIC REINSURANCE TERMS.
   The REINSURER shall automatically accept reinsurance on Reinsured Policies and Additional Benefits issued in conformity with the following:

   a) UNDERWRITING.
      Reinsured Policies must be underwritten by the CEDING COMPANY in accordance with the underwriting requirements specified in Schedule A.

   b) RETENTION.
      The CEDING COMPANY must retain an amount of insurance on each life equal to the retention amount shown in Schedule A. If the CEDING COMPANY's scheduled retention is zero, automatic reinsurance is not available.

   c) AUTOMATIC ACCEPTANCE LIMITS.
      The REINSURER shall automatically accept it's percentage of reinsurance as shown in Schedule A, Item 2. On any one life, the amount automatically reinsured in conjunction with any other reinsurance agreements that may be applicable, shall not exceed the Automatic Acceptance Limit shown in Schedule A.

   d) AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.

On any one life, the total life insurance in force or applied for with any company (of which the CEDING COMPANY is aware) cannot exceed the In Force or Applied For Limits shown in Schedule A.

e) RESIDENCE.
Each insured must be a resident of the United States or Canada at the time of issue.

f) MINIMUM CESSION.
On any one life, the minimum amount of reinsurance that the REINSURER will accept is $10,000 and reinsurance will be terminated when the amount reinsured is less than $10,000.

3. AUTOMATIC REINSURANCE NOTICE PROCEDURE.
After the policy has been paid for and delivered, the CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to the REINSURER.

4. FACULTATIVE REINSURANCE.

a) The CEDING COMPANY may apply for facultative reinsurance with the REINSURER if i) the Automatic In Force and Applied For Limit is exceeded, ii) one of the Rate Classes specified in Schedule A is exceeded, iii) one or both lives is 81 years old or older, iv) the Automatic Reinsurance Terms are otherwise not met, or v) if the terms are met and the CEDING COMPANY prefers to apply for facultative reinsurance. If the CEDING COMPANY wishes to obtain a facultative quote from other reinsurers on a case eligible for automatic reinsurance, the case shall also be submitted to REINSURER for a facultative offer.

b) The CEDING COMPANY will send copies of the original application, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

c) The CEDING COMPANY will also notify the reinsurer of any underwriting information requested or received after the initial request for reinsurance is made.

d) After receipt of the CEDING COMPANY's application, the REINSURER will promptly submit a written decision. The REINSURER's offer will expire 120 days after the offer is made, unless a written offer specifically states otherwise. If the CEDING COMPANY accepts the REINSURER's offer, then the CEDING COMPANY shall notify the REINSURER of its acceptance within 120 days of the final reinsurance offer by the REINSURER. If the CEDING COMPANY does not accept the REINSURER's offer, then the CEDING COMPANY shall notify the REINSURER in writing as soon as possible.

5. TERM OF REINSURANCE COVERAGE.
The term of the REINSURER'S reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a) REINSURANCE.
The REINSURER'S liability shall begin simultaneously with the CEDING COMPANY's liability but not earlier than the effective date of this Agreement. The reinsurance under this Agreement shall remain in force as long as the CEDING COMPANY'S liability remains in force or as specified in Section 16b), entitled Recapture.

b) Except as otherwise provided in Section 5c), the REINSURER's reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when the CEDING COMPANY accepts the REINSURER's offer, and shall remain in force as long as the CEDING COMPANY's contractual liability remains in force or as specified in Section 16b), entitled "Recapture."

c) PRE-ISSUE COVERAGE.
If the CEDING COMPANY issues a conditional receipt, REINSURER's liability shall begin simultaneously with the CEDING COMPANY's liability subject to the following:

i) The conditional receipt is in substantially the form attached hereto as Schedule D or the REINSUER has otherwise agreed to the form and format of the conditional receipt.

ii) The conditions for automatic reinsurance coverage under Section 2 of this Agreement are met; or for facultative reinsurance, the procedures for additional facultative reinsurance set forth in Section 4 are complied with.

iii) The pre-issue liability applies only once on any given policy regardless of how many receipts were issued or initial premiums were accepted by the CEDING COMPANY.

iv) After the CEDING COMPANY's liability under a conditional receipt terminates, no reinsurance benefits are payable under this pre-issue coverage provision.

v) The REINSURER'S liability under the CEDING COMPANY's conditional receipt is limited to the lesser of (1) or (2) below:

(1) The Automatic Acceptance Limits with the REINSURER as shown in Schedule A.

(2) The amount for which the CEDING COMPANY is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers.

6. BASIS OF AUTOMATIC REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a) LIFE REINSURANCE.
The amount reinsured on a Reinsured Policy is the automatic portion of the policy's net amount at risk, as provided in Schedule A. The net retention on both lives for joint policies, is shown in Schedule A. The net amount at risk is defined in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

b) TABLE RATED SUBSTANDARD PREMIUMS.
If the CEDING COMPANY's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

c) FLAT EXTRA PREMIUMS.
If the CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

d) RATES NOT GUARANTEED.
The reinsurance premium rates are not guaranteed. The REINSURER reserves the right to change the rates at any time upon 180 days prior written notice. Any such change applies only to Reinsured Policies effective on or after the expiration of the notice period.

e) CASH VALUES OR LOANS.
This Agreement does not provide reinsurance for cash surrender values. In addition, the REINSURER will not participate in policy loans or other forms of indebtedness on reinsured business.

7. PAYMENT OF REINSURANCE PREMIUMS

a) PREMIUM DUE.
Reinsurance premiums for each reinsurance cession are due as shown in Schedule A.

b) FAILURE TO PAY PREMIUMS.
If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 17, the premiums will be considered in default and the REINSURER may terminate the reinsurance upon 30 days prior written notice. The REINSURER will have no further liability as of the termination date. The CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. The CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c) PREMIUM ADJUSTMENT.
If the CEDING COMPANY overpays the reinsurance premium on any Reinsured Policy and the REINSURER accepts the overpayment, such acceptance does not create any additional reinsurance liability nor constitute an acceptance of additional reinsurance risk with regard to such Reinsured Policy. In that instance, the REINSURER will only be liable to the CEDING COMPANY for a credit in the amount of the overpayment. If a Reinsured Policy terminates, the REINSURER will refund a portion of the reinsurance premium. This refund will

be on a prorated basis, without interest, from the date of termination of the policy to the date to which a reinsurance premium has been paid.

8. PREMIUM TAX REIMBURSEMENT.
Premium taxes shall not be reimbursed.

9. DAC TAX AGREEMENT.
The CEDING COMPANY and the REINSURER herein collectively called, for the purposes of Section 9 the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a) For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b) The Parties agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c) The CEDING COMPANY will submit to the REINSURER by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

d) The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within 30 days of the REINSURER'S receipt of the CEDING COMPANY's calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year;

e) If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

10. REPORTS.
The reporting period shall be monthly. The CEDING COMPANY shall be responsible for administering this Agreement. For each reporting period, the CEDING COMPANY will submit a statement to the REINSURER with information that is substantially similar to the information displayed in Schedule C. The statement will include information on

the risks reinsured with the REINSURER, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

11. RESERVES FOR REINSURANCE.
The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

12. CLAIMS.

a) NOTICE.
The CEDING COMPANY will notify the REINSURER, as soon as reasonably possible, after it receives a claim for benefits under a Reinsured Policy.

b) CLAIM INFORMATION.
The CEDING COMPANY will promptly provide the REINSURER with all information submitted as a "proof of claim," and any other relevant information concerning the claim including an itemized statement of the benefits paid by the CEDING COMPANY. The CEDING COMPANY shall promptly provide the REINSURER such other information concerning the claim that the REINSURER shall reasonably request.

c) AMOUNT AND PAYMENT OF BENEFITS.
Upon receipt by REINSURER of the information specified in Section 12b), the REINSURER will determine if the information is complete. If additional information is required, the REINSURER shall promptly request such information. If the information is sufficient, the REINSURER shall promptly pay the reinsurance benefits due the CEDING COMPANY.

The CEDING COMPANY's contractual liability for claims, as determined in good faith by the CEDING COMPANY, is binding on the REINSURER. However, the maximum benefit payable to the CEDING COMPANY under each Reinsured Policy is the amount specifically reinsured with the REINSURER. The CEDING COMPANY shall not enter into a situation where the total reinsurance applicable to a Reinsured Policy, from any reinsurer, exceeds the CEDING COMPANY's total contractual liability on the policy, less the amount of risk it retains for such policy. If this occurs, the excess reinsurance of the total reinsurance in all companies plus the CEDING COMPANY's retention used on the policy over its contractual liability under the Reinsured Policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

d) CONTESTED CLAIMS.
The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim involving a Reinsured Policy. The REINSURER may elect not to participate in such contest by providing the CEDING COMPANY with written notice to that effect within 10 days of receipt of the CEDING COMPANY's notice of contest. If the reinsurer fails to give notice as specified, it shall be deemed to have elected to participate. If the REINSURER declines to

participate in the contest, compromise or litigation, the REINSURER will pay the CEDING COMPANY its full share of reinsurance. The REINSURER shall then be released from all of its liability with regard to such Reinsured Policy and shall not share in any subsequent reduction or increase in liability or extra-contractual damages.

If the REINSURER participates and the CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, the REINSURER will share in the reduction in the proportion that the REINSURER's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. Alternatively, if "extra-contractual" damages are awarded, the REINSURER shall share in them in the same fashion as any reductions.

e) CLAIM EXPENSES.
If the REINSURER participates pursuant to Section 12d), it will share in the cost of reasonable investigation and legal expenses specifically attributable to the litigation or settlement of the Reinsured Policy claim. If the REINSURER elects not to participate, it will participate in those expenses incurred up to the date of its election. Such claim expenses do not include routine claim and administration operational expenses, including the CEDING COMPANY's home office expenses. Expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the CEDING COMPANY admits are payable may not be included as claim expense under this Agreement.

f) PUNITIVE OR EXEMPLARY DAMAGES.
The REINSURER'S obligations pursuant to this Agreement generally do not include participating in the payment of any punitive or exemplary damages awarded against the CEDING COMPANY as a result of any act, omission, or course of conduct committed by the CEDING COMPANY in connection with a Reinsured Policy subject to this Agreement. However, the CEDING COMPANY and the REINSURER recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed punitive or exemplary damages. Such circumstances are difficult to define in advance, but generally would be those situations in which the REINSURER was an active party and directed or consented to the claims handling conduct of the CEDING COMPANY which ultimately resulted in the assessment of such damages. In such situations, the CEDING COMPANY and the REINSURER would share such damages assessed in equitable proportions. Routine expenses incurred in the normal settlement of uncontested claims, including the salaries of employees of the CEDING COMPANY, are also excluded from this provision. For purposes of this provision, "Punitive or Exemplary Damages" are those damages awarded over and above that, which will compensate for a loss and are awarded as penalties for the defendant's behavior.

13. MISREPRESENTATION, MISSTATEMENT AND SUICIDE.
If a misrepresentation or misstatement on an application results in rescission of a Reinsured Policy or the death of an insured by suicide results in the refund or payment of premium by the CEDING COMPANY, the REINSURER will refund all of the

reinsurance premiums it received on that policy to the CEDING COMPANY. This refund given by the REINSURER will be in lieu of all other reinsurance benefits payable on that policy under this Agreement subject to the provisions of Section 12. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

14. POLICY CHANGES.

a) NOTICE.
If a Reinsured Policy is changed, a corresponding change will be made in the reinsurance for that policy. The CEDING COMPANY will notify the REINSURER of the change in the CEDING COMPANY's next accounting statement.

b) INCREASES.
If life insurance on a Reinsured Policy is increased, then the increase of life insurance on the Reinsured Policy will be handled in the same fashion as the issuance of a new policy. If the increase meets the requirements for automatic reinsurance, then the increase shall be automatically accepted by the REINSURER. Such an increase may not exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates for an increase will be based on the attained age at the time of the increase, duration from the effective date of the increase and the underwriting class of the increase.

c) REDUCTION OR TERMINATION.
If life insurance on a Reinsured Policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a Reinsured Policy is terminated, then reinsurance will cease on the date of such termination.

d) EXTENDED TERM AND REDUCED PAID-UP INSURANCE.
When a Reinsured Policy changes to "extended term" or "reduced paid-up" insurance, the CEDING COMPANY will notify the REINSURER of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

15. REINSTATEMENTS.

a) AUTOMATIC REINSTATEMENT.
If the CEDING COMPANY reinstates a policy that was originally ceded to the REINSURER as automatic reinsurance, the REINSURER's reinsurance for that policy shall be reinstated.

b) FACULTATIVE REINSTATEMENT
If the CEDING COMPANY has been requested to reinstate a policy that was originally ceded to the REINSURER as facultative reinsurance, then the CEDING COMPANY will again submit the case to the REINSURER for underwriting approval before the reinsurance can be reinstated.

c) PREMIUM ADJUSTMENT.
Reinsurance premiums for the interval during which the policy was lapsed will be paid to the REINSURER on the same basis as the CEDING COMPANY charged its policy owner for the reinstatement.

d) NONFORFEITURE REINSURANCE TERMINATION.
If the CEDING COMPANY receives a request to reinstate a policy that was reinsured while on "extended term" or "reduced paid-up" then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

16. INCREASE IN RETENTION.

a) NEW BUSINESS.
If the CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to the REINSURER, increase its retention for policies issued after the effective date of the retention increase.

b) RECAPTURE.
If the CEDING COMPANY elects to increase its retention limits, then it may, with 90 days prior written notice to the REINSURER, reduce the reinsurance in force ("Recapture") subject to the following requirements:

i) Reinsurance ceded under a Reinsured Policy is not eligible for Recapture until the policy has been reinsured for the minimum number of years shown in Schedule A. The effective date for a Reinsured Policy's Recapture shall be the first policy anniversary following the expiration of the Recapture notice period above after the required minimum number of years is attained.

ii) On all policies eligible for Recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii) If more than one policy per life is eligible for Recapture, then the eligible policies may be Recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

iv) Recapture of reinsurance on Reinsured Policies automatically reinsured pursuant to Section 2 is not allowed if the CEDING COMPANY did not keep its retention (Schedule A) at time of issue.

v) If any Reinsured Policy eligible for Recapture is also eligible for Recapture from other reinsurers, the reduction in the REINSURER'S reinsurance on that policy shall be in proportion to the total amount of reinsurance on this life with all reinsurers.

17. ERRORS AND OMISSIONS.
Inadvertent delays, errors or omissions made in connection with this Agreement shall not relieve either party from any liability or duty which would have attached had such delay, error or omission not occurred, provided always that such error or omission shall be rectified as soon as possible after discovery. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the act or omission may continue, shall not be deemed to be a waiver of said party of any of its rights under this Agreement. A waiver by either party at any time, express or implied, of any breach of any conditions of this Agreement shall not be deemed a waiver of a breach of any other conditions of this Agreement nor a consent to any subsequent breach of the same or any other conditions of this Agreement.

18. INSOLVENCY
In the event of the insolvency of the CEDING COMPANY, this reinsurance shall be payable directly to the CEDING COMPANY, or its liquidator, receiver, conservator or statutory successor on the basis of the liability of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY or because the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY has failed to pay all or a portion of any claim.

It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY shall give written notice to the REINSURER of the pendency of a claim against the CEDING COMPANY indicating the policy reinsured, which claim would involve a possible liability on the part of the REINSURER, within a reasonable time after such claim is filed in the conservation or liquidation proceedings or in the receivership. During the pendency of that claim, the REINSURER may investigate that claim and interpose, at its own expense, in the proceedings where that claim is to be adjudicated, any defense or defenses which the REINSURER may deem available to the CEDING COMPANY or its liquidator, receiver, conservator or statutory successor. This expense incurred by the REINSURER shall be chargeable, subject to the approval of the court, against the CEDING COMPANY as part of the expense, conservation or liquidation, to the extent of a pro rata share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to that claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

This insolvency clause shall not preclude the REINSURER from asserting any excuse or defense to payment of this reinsurance other than the excuse or defenses of the insolvency of the CEDING COMPANY and the failure of the CEDING COMPANY's liquidator, receiver, conservator or statutory successor to pay all or a portion of any claim.

In the event of the insolvency of REINSURER, REINSURER will be bound by any legal directions imposed by its liquidator, receiver or statutory successor. However, if not in conflict with such legal directions, CEDING COMPANY shall have the right to cancel this Agreement as respects occurrences taking place on or after the date REINSURER first evidences insolvency, by giving to REINSURER (or its liquidator, receiver or statutory successor) written notice stating that such recapture is thereby effected and REINSURER (or its liquidator, receiver or statutory successor), in lieu of a premature recapture fee, will not be required to reimburse CEDING COMPANY any unearned premium hereunder.

19. ARBITRATION.
Any dispute controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally resolved by arbitration in accordance with the Commercial Abritration Rules of the American Arbitration Association, except as otherwise provided in this Section.

Unless otherwise agreed by the parties hereto, the arbitral panel shall consist of (3) arbitrators, one to be appointed by each party hereto and the third to be appointed by the two arbitrators appointed by the parties hereto. The arbitrators shall be executive officers of life insurance or life reinsurance companies, other than the parties or their affiliates or an entity involved in a joint venture with a party. In the event that a party fails to appoint an arbitrator within fifteen (15) calendar days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, the other party may request the American Arbitration Association to appoint an arbitrator for the party failing to make such appointment. In the event that the third arbitrator has not been appointed within thrity (30) days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, either party hereto may request the American Arbitration Association to appoint such third arbitrator.

The location of the arbitration proceedings shall be determined by the arbitrators. The arbitral panel shall apply such rules of procedure as it thinks appropriate in the circumstances; provided, however, that both parties hereto shall be entitled to representation by counsel, to appear and present written and oral evidence and argument and to cross-examine witnesses presented by the other party. The arbitral panel shall consider the customs and practices of the life insurance and life reinsurance industries in reaching its decision. The arbitral award shall be in writing. The arbitral panel shall provide written reasons for its award. The award of the arbitral panel shall be final and binding upon the parties hereto, and judgement may be entered upon it in any court having jurisdiction.

Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

20. TERM OF THIS AGREEMENT.
The CEDING COMPANY and the REINSURER will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully Recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days written notice of termination by either party to the other. The REINSURER will continue to accept reinsurance during

this 90 day period. The REINSURER'S acceptance will be subject to both the terms of this Agreement and the CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, and such breach is not cured within fifteen days of notice of breach by the non-breaching party, or either party becomes insolvent or financially impaired.

21. MISCELLANEOUS.

a) AUDIT
Either party, as the case may be, shall have the right, at any reasonable time, and at its own expense, to inspect and audit all books and documents of the other party regarding the business or policies reinsured hereunder.

b) MEDICAL INFORMATION BUREAU.
The parties agree to adhere to the Medical Information Bureau Rules as they are amended from time to time.

c) NON-TRANSFERABLE
Neither party shall, without prior consent of the other (which consent shall not be unreasonably withheld) sell, assign, transfer, or otherwise dispose of this Agreement or any interest in this Agreement by voluntary or involuntary act, and any such purported action shall be null and void and of no force and effect.

d) STATUS OF REINSURER
REINSURER shall at all times be licensed to conduct insurance business and to act as a reinsurer in CEDING COMPANY'S state of domicile and in any other state where failure of REINSURER to be so licensed or accredited would cause CEDING COMPANY to be ineligible for reserve credit for the reinsurance ceded under this Agreement

If the CEDING COMPANY becomes unable to take full reserve credit with respect to the reinsurance by the REINSURER of the Reinsured Policies, the REINSURER shall undertake, at REINSURER's sole cost and expense, such reasonable action as may be necessary to ensure that the CEDING COMPANY is permitted to take such reserve credit on the CEDING COMPANY's statutory financial statements. For purposes of this Section 21d), "reasonable action" shall include, without limitation, the furnishing of a letter of credit or the establishment of a custodial or trust account to secure the payment of amounts due the CEDING COMPANY or its claimants under this Agreement. Further, if REINSURER's domiciliary state is not considered by the Missouri Department of Insurance ("MDOI") to be an "accredited" state, as defined by the National Association of Insurance Commissioners ("NAIC"), REINSURER shall provide the additional information and conform to the "Mirror Image" rule of MDOI, as specified in 20 CSR 200-2.700.

e) CURRENCY
All premiums and other payments under this Agreement must be paid in U. S. dollars.

f) COMPLIANCE WITH GRAMM-LEACH-BLILEY REQUIREMENTS

The CEDING COMPANY and the REINSURER (collectively, the "Parties") agree that this Agreement does or may involve the transfer of non-public personal information (as the term is defined in the Gramm-Leach-Bliley Act and applicable regulations promulgated thereunder ("Information"). The REINSURER agrees that it may use the Information only for the purposes set forth in this Agreement and for retrocession of the risk herein assumed, provided that the REINSURER has entered into agreement with any third party reinsurers to which a retrocession may be made ("RETROCESSIONAIRES"), that require the RETROCESSIONAIRES to maintain the confidentiality of the Information. The REINSURER agrees that it will use the same degree of care that the REINSURER uses as respects its own records to protect the security, integrity and confidentiality of the Information. The REINSURER agrees that it will not transfer the Information to a third party, except as provided in this Agreement. The REINSURER agrees that it will either return the Information to the CEDING COMPANY or destroy (not retain) the Information when the purposes for which the CEDING COMPANY provided the Information have been accomplished. The REINSURER agrees to observe applicable state and federal law in the use and retention of the Information. The Parties agree that this is a material term of the Agreement, and that a breach by the REINSURER is a material breach and may result in immediate termination of the Agreement, at the CEDING COMPANY's option. In addition, the REINSURER understands and agrees that failure to use the same degree of care that the REINSURER uses as respects its own records in protecting the security, integrity and confidentiality of the Information will damage the CEDING COMPANY and the REINSURER will be, notwithstanding other provisions of this Agreement, liable for actual and consequential damages that are a result of the failure to comply.

g) CONFIDENTIAL INFORMATION

Each Party acknowledges that in performing its duties and obligations under this Agreement, it may receive disclosure of the other party's valuable, confidential, unique, and proprietary information, including information which is identified by a Party as commercially valuable, confidential, proprietary or a trade secret ("Confidential Information"). Except as provided in this Agreement or as reasonably required to perform its duties and obligations under this Agreement, neither party shall, directly or indirectly, disclose, sell or otherwise transfer or make available to any third party, or use for any purpose, any Confidential Information in its possession. Confidential Information shall not include: (1) any information that is or becomes generally available to the public, other than as a result of a breach of this Agreement; or (2) any information that is lawfully obtained from a third party with the right to disclose such information; or (3) any information that each Party either possessed prior to the effective date of this Agreement or independently developed at any time, or (4) any information that is, on the advice of counsel, required to be disclosed by law or legal process.

h) OFFSETS
Any debts or credits, matured or unmatured, liquidated or unliquidated in favor of or against either the REINSURER or the CEDING COMPANY with respect to

this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

i) NOTICES

Any notice or other communication made or contemplated by this Agreement shall be in writing and shall be deemed given when delivered by hand or when mailed by United States mail, postage prepaid and addressed as follows, unless otherwise provided herein:

CEDING COMPANY:	Business Men's Assurance Company of America Attn: Chief Underwriter P.O. Box 419458 Kansas City, Missouri 64141
REINSURER:	EMPLOYERS REASSURANCE CORP. (ERC) Attn: Chief Underwriter 5200 Metcalf Overland Park, KS 66201

j) SEVERABILITY

If any provision of this Agreement proves to be or is held by any court, tribunal, or other entity of competent jurisdiction to be invalid, then such invalid provision shall be null and void, but invalidation of any provision shall not otherwise impair or affect this Agreement or any of its provisions or terms.

k) HEADINGS

The headings used herein are for conversion and reference only, and, the words contained therein shall in no way be held to explain, modify, or amplify the interpretation or meaning of the provisions of this Agreement.

l) SINGULAR AND PLURAL

Whenever an item is referred to in the singular, it includes the plural.

m) COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized so to do as of the date set forth above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA	**EMPLOYERS REASSURANCE CORP. (ERC)**
By: Henry D. Hise	By: Elizabeth B. Reinhard
Title: 2nd level VP	Title: AVP
Date: 5/9/02	Date: 5/29/02
By: Calvin D. Cherry	By: [illegible]
Title: Individual Actuarial VP	Title: Assistant Secretary
Date: 5/9/2002	Date: May 29, 2002

SCHEDULE A

1. **PLANS REINSURED:**
The policies reinsured are BMA's "Clarity Survivorship Variable Universal Life Insurance Policy Form VL51, including state variations." Additional Benefits Covered: 4 year Term Insurance Rider, Survivorship Term Insurance Rider, and Exchange Option Rider.

2. **AUTOMATIC PORTION REINSURED:**
The REINSURER shall automatically reinsure the Net Amount at Risk not to exceed the Automatic Acceptance Limit on Reinsured Policies as follows:

   a) On Reinsured Policies where the Net Amount at Risk, in force and applied for, is equal to or less than four (4) times the amount of BMA's remaining net retention, the CEDING COMPANY shall cede and the REINSURER shall accept 25% of the Net Amount at Risk.

   b) On Reinsured Policies where the Net Amount at Risk, in force and applied for exceeds four (4) times the amount of the CEDING COMPANY shall cede and the REINSURER shall accept an amount equal to the CEDING COMPANY's remaining net retention on the Reinsured Policy, plus an additional 33⅓% of the Net Amount at Risk that exceeds the CEDING COMPANY's remaining net retention, subject to the maximum amounts stated in Schedule A. (See illustration on Exhibit 1 for example).

3. **AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:**
LIFE INSURANCE IN FORCE AND APPLIED FOR LIMIT (JUMBO): $20,000,000

4. **PREMIUM DUE:**
Reinsurance premiums are due on the issue date and each subsequent anniversary, regardless of the policy's payment mode. Reinsurance premiums are paid annually in advance and reported no later than 20 days after the close of each calendar month.

5. **RECAPTURE PERIOD:**
The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

6. **NET AMOUNT AT RISK:**
The Net Amount at Risk for purposes of this Agreement is the death benefit amount less the policy accumulation value.

7. **ADDITIONAL UNDERWRITING REQUIREMENT (Blood Profile Limits):**
The following requirements apply to policies automatically reinsured under this Agreement. These requirements are in addition to the conventional underwriting and issue practices described in Schedule A, of this Agreement.

Where permitted by law, a blood profile including an AIDS test is required according to the age and amount conditions described below. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

Issue Age	Applied For Amount
20 +	$250,000 +

SCHEDULE A
EXHIBIT 1

- Minimum issue amount - $250,000
- Automatic In Force and Applied for Limit (Jumbo) - $20,000,000
- No rate changes allowed, substandard or tobacco
- Automatic Acceptance Limit - $10,000,000
- Issue Age is Age Last Birthday
- To age 75 – Pure automatic reinsurance using Rate Class One limits
- Ages 76 – 80 – Pure automatic reinsurance using Rate Class Two limits.
- Flat extras will be translated to table ratings for limits in this Agreement using the attached Flat Extra chart.
- No exclusions for aviation or avocation
- Uninsurable life – at least 2 years life expectancy, maximum 2,000% mortality, other life no worse than a Table 6. (publish Table 4)

Facultative Underwriting:

1. Where the Jumbo limit is exceeded
2. Where one of the 2 rating groups is exceeded
3. Where one or both lives is 81 or older

Flat Extra Chart

able for converting Flat Extras into table ratings for the purpose of evaluation of a case for facultative vs. automatic reinsurance.

A flat extra for less than 5 years is entered into the table one level lower.

Table Rate	Flat/Temporary Extra
1	$3.50
2	5.70
3	7.50
4	11.50
6	15.00
8	20.00
10	25.00
12	35.00
16	50.00

Illustration of Automatic Portion Reinsured

First dollar Quota share – using $1,000,000 retention – no inforce coverage on either insured.

Stage I (first level)

	Rate Class One		Rate Class Two	
Company	Percentage	Maximum	Percentage	Maximum
BMA	25%	1,000,000	25%	500,000
Company 1	25%	1,000,000	25%	500,000
Company 2	25%	1,000,000	25%	500,000
Company 3	25%	1,000,000	25%	500,000
Total	100%	4,000,000	100%	2,000,000

Stage II (second level)

	Rate Class One		Rate Class Two	
Company	Percentage	Maximum	Percentage	Maximum
BMA	0.00%	0	0.00%	0
Company 1	33.33%	2,000,000	33.33%	1,000,000
Company 2	33.33%	2,000,000	33.33%	1,000,000
Company 3	33.33%	2,000,000	33.33%	1,000,000
Total	100.00%	6,000,000	100.00%	3,000,000
Grand Total		10,000,000		5,000,000

Rate Classes

- **Rate Class One –**
  1. Both Ages to 75
  2. One life Standard to Table 2 (150%)
  3. Other life Standard to Table 6 (250%)

- **Rate Class Two** – retentions are 50% of Rate Class One
  1. Both ages to 75
  2. One life maximum Table 4 (200%)
  3. Other life maximum Table 10 (350%)

  or

  1. Ages 76 to 80
  2. One life Standard to Table 2 (150%)
  3. Other life Standard to Table 6 (250%)

SCHEDULE A
Exhibit 2

Net Retention

CEDING COMPANY'S MAXIMUM RETENTION
ON A REINSURED POLICY

- Rate Class One - $1,000,000
- Rate Class Two - $500,000
- Above Rate Class Two - $250,000

The CEDING COMPANY's net retention is determined as follows:

- For Rate Class One – subtract existing coverage on each insured from $1,000,000. The remainder is what BMA can retain on this 2nd to Die case.

- For Rate Class Two – subtract existing coverage on each insured from $500,000. The remainder is what BMA can retain on this 2nd to Die case.

- If beyond Rate Class Two – subtract existing coverage on each insured from $250,000. The remainder is what BMA can retain on this 2nd to Die case.

Reinsurance Example

- Application for $6,000,000 – 2nd to Die
- Insured A has $250,000 with BMA
- Insured B has $125,000 with BMA
- Total BMA coverage in force is $375,000

Assume Rate Class One

- Maximum available retention is $625,000
- Using 25% for Stage 1 and 33⅓% for Stage II

	Stage I	Stage II	Total
BMA	$625,000	$0	$625,000
Company 1	$625,000	$1,166,667	$1,791,667
Company 2	$625,000	$1,166,667	$1,791,667
Company 3	$625,000	$1,166,667	$1,791,667
Total	$2,500,000	$3,500,001	$6,000,001

Schedule A
Exhibit 3

VARIABLE					
All requirements ordered by BMA after app received.					
AMOUNT	0-30	31-40	41-50	51-60	61-74
$0 to $99,999	PM, HOS	PM, HOS	PM, HOS	PM, HOS	PM, HOS, PHI
$100,000	PM, BPF HOS, PHI	PM, BPF HOS, PHI	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS
$100,001 to $250,000	PM, BPF HOS, PHI	PM, BPF HOS, PHI	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS	PM, BPF HOS, R-EKG PHI, APS
$250,001 to $500,000	PM, BPF HOS, PHI APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS
$500,001 to $1,000,000	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS
$1,000,001 to $3,000,000	PM, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS APS
$3,000,001 to $5,000,000	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS
$5,000,001 and up	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS

Schedule A
Exhibit 4

Clarity Survivorship VUL
Preferred Criteria (76-85)

- Not under treatment for medical problems, such as hypertension, requiring long-term medications or treatments.
- Good driving record; no moving violations within the past three years.
- Blood chemistry within normal limits, including total cholesterol of 249 or less and total cholesterol/HDL ratio of 5.0 or less
- Blood pressure of 150/90 or better
- U.S. Citizen
- Net debits maximum +15
- No substandard issue
- No hospitalization within the last 12 months
- No participation in aviation or hazardous activities
- No loss of spouse within the last 12 months
- No tobacco usage within the last 10 years
- Socialization; participation in social activities/clubs, travels, hobbies
- Activities of Daily Living; Intermediate/Instrumental Activities which indicate a level of self care. This includes such activities as housework, shopping, meal preparation, expense management.
- No more than 15% below ideal weight for height and not to exceed the maximum preferred weight requirement.

Height and Weight Requirements: Ideal weight is in pounds, clothed, without coat.

Height	Minimum Weight	Ideal Weight	Preferred Maximum Weight
5' 2"	117	138	164
5' 3"	120	141	167
5' 4"	123	145	171
5' 5"	127	149	175
5' 6"	129	152	180
5' 7"	133	157	184
5' 8"	137	161	188
5' 9"	140	165	193
5' 10"	145	171	198
5' 11"	148	174	204
6' 0"	151	178	209
6' 1"	156	183	215
6' 2"	161	189	220
6' 3"	164	193	227
6' 4"	168	198	232

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1. Type of Transaction
2. Effective Date of Transaction
3. Automatic/Facultative Indicator
4. Policy Number
5. Full Name of Insured
6. Date of Birth
7. Sex
8. Smoker/Nonsmoker
9. Policy Plan Code
10. Insured's State of Residence
11. Issue Age
12. Issue Date
13. Duration from Original Policy Date
14. Face Amount Issued
15. Reinsured Amount (Initial Amount)
16. Reinsured Amount (Current Amount at Risk)
17. Change in Amount at Risk Since Last Report
18. Death Benefit Option (For Universal Life Type Plans)
19. ADB Amount (If Applicable)
20. Substandard Rating
21. Flat Extra Amount Per Thousand
22. Duration of Flat Extra
23. Premiums

SCHEDULE C, CONTINUED
SAMPLE
POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

CEDING COMPANY: ______________________________
REINSURER: ______________________________
ACCOUNT NO: ______________________________
PREPARED BY: ______________ Phone: ( ) ______________
DATE PREPARED: ______________________________
TYPE OF REINSURANCE:
Yearly Renewable Term ______________
Coinsurance ______________
Modified Coinsurance ______________
Other ______________

VALUATION DATE: ____________

		NUMBER OF POLICIES	AMOUNT OF REINSURANCE
A.	In Force Beginning of Period ___/___/___	______	______
B.	New Paid Reinsurance Ceded	______	______
C.	Reinstatements	______	______
D.	Revivals	______	______
E.	Increases (Net)	______	______
F.	Conversion In	______	______
G.	Transfers In	______	______
H.	Total Increases (B - G)	______	______
I.	Deaths	______	______
J.	Maturities	______	______
K.	Cancellations	______	______
L.	Expiries	______	______
M.	Surrenders	______	______
N.	Lapses	______	______
O.	Recaptures	______	______
P.	Other Decreases (Net)	______	______
Q.	Reductions	______	______
R.	Conversions Out	______	______
S.	Transfers Out	______	______
T.	Total Decreases (I - S)	______	______
U.	Current In Force ___/___/___ (A + H - T)	______	______

SCHEDULE C, CONTINUED
SAMPLE
RESERVE CREDIT SUMMARY

CEDING COMPANY: ______________________________
REINSURER: ______________________________
ACCOUNT NO: ______________________________
PREPARED BY: ______________ Phone: ( ) ______________
DATE PREPARED: ______________________________

TYPE OF REINSURANCE:
Yearly Renewable Term ______________
Coinsurance ______________
Modified Coinsurance ______________
Other ______________

VALUATION DATE: ____________
TYPE OF RESERVES:
Statutory ______________
GAAP ______________
Tax ______________

	MORTALITY	VALUATION BASIS INTEREST	VALUATION	ISSUE YEAR RANGE	IN FORCE COUNT	IN FORCE AMOUNT	RESERVE CREDIT
A. Life Insurance	______	______	______	______	______	______	______
	______	______	______	______	______	______	______
B. Accidental Death Benefit	______	______	______	______	______	______	______
C. Disability Active Lives	______	______	______	______	______	______	______
D. Disability Disabled Lives	______	______	______	______	______	______	______
E. Other Please Explain	______	______	______	______	______	______	______
					GRAND TOTAL:	______	

SCHEDULE C, CONTINUED
SAMPLE
ACCOUNTING SUMMARY

CEDING COMPANY: ______________________
REINSURER: ______________________
ACCOUNT NO: ______________________
PREPARED BY: ____________ Phone: ( ) ____________
DATE PREPARED: ______________________

TYPE OF REINSURANCE:
- Yearly Renewable Term ____________
- Coinsurance ____________
- Modified Coinsurance ____________
- Other ____________

VALUATION DATE: ____________

	LIFE	WP	AD	TOTAL
Premiums				
First Year				
Renewal				
Allowances				
First Year				
Renewal				
Adjustments				
First Year				
Renewal				
Net Due REINSURER				
First Year				
Renewal				
TOTAL DUE				

(The above information should be a summary of the detail information provided to REINSURER.)

SCHEDULE D

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
CONDITIONAL RECEIPT
Void if altered or modified, or if check given in payment is not honored.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO BMA. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Received from ______________________ $__________, subject to the terms, conditions, and limits stated below, as full ☐ annual ☐ semiannual ☐ quarterly ☐ monthly premium with application bearing the date of this receipt, for ☐ Life Amount $__________ as shown in the application on ____________________, the Proposed Insured.

TERMS, CONDITIONS, AND LIMITS

Insurance coverage under any policy issued from an application bearing the date of this receipt will take effect on the later of the date of the application and the date of any requested medical exam, **BUT ONLY IF THESE CONDITIONS ARE MET:**

A. BMA determines at its Home Office that, on that date, the Proposed Insured was insurable under its rules and practices for insurance coverage, either:
   (1) exactly as applied for; or
   (2) exactly as applied for **EXCEPT** that the application and the policy are required to be amended to provide for:
      (a) a different premium class; and/or
      (b) the elimination of any portion of the coverage, the exclusion of a person or medical condition, or a reduction in the amount of insurance;
B. The first full premium for the policy applied for is paid on the date of the application; and
C. Any required amendments are signed and any extra premium is paid immediately upon notice.

LIMITS ON INSURANCE

The maximum amount of insurance on any person proposed for insurance (combined with any issued or pending with BMA) that can take effect under this receipt is the lesser of the amount applied for or $150,000 of life insurance (including accidental death benefits).

Insurance in excess of these limits will take effect only when: (1) the policy is delivered to and accepted by the owner; and (2) any unpaid premium is paid. These events must occur: (a) during the lifetime and good health of all persons proposed for life insurance (including accidental death benefits).

NOTICE: Except as stated above, no insurance coverage will become effective and the liability of BMA is limited to a refund of any amount paid. Any application not previously accepted or declined will be deemed declined on the 60th day after the later of the date of this application and the date of any requested medical exam and this receipt and any coverage under it shall be

void. No agent or other representative of BMA can alter or waive any of the terms, conditions, or limitations of this receipt.

I HAVE READ THIS RECEIPT OR HAVE HAD IT READ TO ME. I UNDERSTAND AND CONSENT TO ALL ITS TERMS, CONDITIONS, AND LIMITS. I UNDERSTAND THAT I WILL NOT RECEIVE ANY INSURANCE COVERAGE FOR MY MONEY UNLESS A POLICY IS ISSUED.

Proposed Owner _______________ Date _______________

Licensed Agent _______________ Code # _______________ Date _______________

EXHIBIT C HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

FACULTATIVE REINSURANCE AGREEMENT NO. 1572

between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
of
Kansas City, Missouri

hereinafter referred to as the "Ceding Company", and

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
of
East Greenbush, New York
(Administrative Offices in Enfield, Connecticut)

hereinafter referred to as "Phoenix Home Life".

TABLE OF CONTENTS

ARTICLE I. EFFECTIVE DATE

This Treaty is an Agreement, effective December 1, 1993 by and between the Ceding Company and Phoenix Home Life. In consideration of the mutual promises contained herein the parties hereto agree to act in accordance with the provisions of this Agreement.

ARTICLE II. FACULTATIVE REINSURANCE COVERAGE

1. Whenever the Ceding Company desires reinsurance on individually underwritten ordinary life insurance, it may submit and Phoenix Home Life agrees to consider such reinsurance on a facultative basis.

2. Facultative reinsurance under this Agreement may include any of the following supplemental benefits which are provided for in the original policy:

   a. The Waiver of Premium Disability Benefit for an amount not greater than the corresponding life reinsurance for the first policy year.
   b. The Accidental Death Benefit for death by accident, which benefit may be reinsured with or without a corresponding amount of life reinsurance, to a maximum of $300,000, of Accidental Death Benefit in force and applied for in all companies.
   c. Any other supplementary benefits as mutually agreed upon in writing by the Ceding Company and Phoenix Home Life.

3. Any and all offers made by Phoenix Home Life to accept a risk as submitted or to accept a risk under terms and conditions other than as submitted shall, unless otherwise terminated by Phoenix Home Life, terminate automatically on the earliest of:

   a. The date Phoenix Home Life receives notice from the Ceding Company of its acceptance of the offer;
   b. The date Phoenix Home Life receives notice from the Ceding Company of its withdrawal of its application; or
   c. One-hundred twenty (120) days from the date Phoenix Home Life communicates its offer to the Ceding Company; or
   d. The date stated in Phoenix Home Life's written offer.

Phoenix Home Life's offer may remain open beyond the one-hundred twenty (120) day period provided the Ceding Company submits a written request to Phoenix Home Life for an extension of the offer and Phoenix Home Life approves such request. If an extension is granted, Phoenix Home Life's offer shall terminate automatically on the date the extension expires. Any notice of advance termination sent by Phoenix Home Life to the Ceding Company is for administrative convenience only. The failure on the part of Phoenix Home Life to send such notice to the Ceding Company shall not abrogate Phoenix Home Life's right to terminate automatically its offer in accordance with this Article.

ARTICLE III. PROCEDURE

When the Ceding Company desires to apply for facultative reinsurance, the Ceding Company shall send to Phoenix Home Life a form in substantial accord with Copy 3 of Exhibit B and copies of the original application, medical examiners' reports, inspection reports and all other information bearing on the insurability of the risk. Upon receipt of such application, Phoenix Home Life shall examine the papers and promptly notify the Ceding Company of its decision to either make an offer or reject the risk as submitted, or advise the Ceding Company of additional evidence necessary to underwrite the risk.

When a policy has been issued and paid for on which reinsurance has been obtained from Phoenix Home Life, the Ceding Company shall promptly mail to Phoenix Home Life a reinsurance cession form in substantial accord with Copy 2 of Exhibit B.

When an offer has been made by Phoenix Home Life, the Ceding Company shall notify Phoenix Home Life of its acceptance during the lifetime of the insured by sending a reinsurance form in substantial accord with Copy 2 of Exhibit B within sixty (60) working days of the occurrence of the following:

a. the policy has been accepted by the proposed applicant,
b. the policy has been issued and delivered, and
c. the first premium has been paid.

ARTICLE III. - Continued

If the documents required above are not received by Phoenix Home Life, such offer shall be considered not accepted and shall expire in accordance with the terms and conditions specified under Article II, paragraph 3.

If the reinsurance application on which Phoenix Home Life has made an offer is not to be placed with Phoenix Home Life because the original policy has not been paid for or because of some other reason, the Ceding Company shall promptly notify Phoenix Home Life by sending a form in substantial accord with Copy 1 of Exhibit B, but in any event, such offer shall expire in accordance with the terms and conditions specified under Article II, paragraph 3.

The reporting of facultative business shall be made in accordance with Exhibit G - Reinsurance Administration.

ARTICLE IV. LIABILITY

1. This is an Agreement solely between Phoenix Home Life and the Ceding Company. In no instance will anyone other than Phoenix Home Life or the Ceding Company have any rights under this agreement, and the Ceding Company will be and remain solely liable to any insured, policyowner, or beneficiary under any policy reinsured hereunder.

2. Liability for all reinsurance submitted facultatively to Phoenix Home Life will commence when all of the following conditions have been met:

   a. Phoenix Home Life's offer has been accepted and the Ceding Company has properly documented its records to reflect this acceptance, and

   b. No more than one-hundred twenty (120) days have elapsed from the date of Phoenix Home Life's final offer unless Phoenix Home Life explicitly states in writing that the final offer is extended for some further period of time.

   c. The liability of Phoenix Home Life shall begin simultaneously with that of the Ceding Company provided (1) that the Ceding Company makes facultative application only to Phoenix Home Life, Phoenix Home Life has made an unconditional offer to reinsure, and the Ceding Company makes no application to another reinsurer, or (2) if

   the Ceding Company makes facultative application to more than one reinsurer, including Phoenix Home Life, that either Phoenix Home Life's offer is made at the lowest mortality classification, or if there are multiple unconditional offers at the lowest mortality classification, Phoenix Home Life's offer will result in an overall reinsurance premium which is the lowest under these offers.

3. The liability of Phoenix Home Life for all reinsurance under this Agreement will cease simultaneously with the liability of the Ceding Company and will not exceed the Ceding Company's contractual liability under the terms of its policies.

4. Phoenix Home Life shall not be liable for a loss incurred by the Ceding Company under the terms of a Conditional Receipt or Temporary Insurance Receipt.

ARTICLE V. PLANS OF REINSURANCE

1. Life Reinsurance. Life reinsurance under this Agreement shall be on the Yearly Renewable Term plan for the amount at risk on the proportion of the original policy reinsured in Phoenix Home Life. The Ceding Company shall furnish the net amount at risk in accordance Exhibit G - Reinsurance Administration.

2. Waiver of Premium. Waiver of premium disability reinsurance, as referenced in Article II, shall be on the Coinsurance plan.

3. Accidental Death. Accidental death reinsurance, as referenced in Article II, shall be on the Yearly Renewable Term plan for the face amount on the proportion of the original policy reinsured with Phoenix Home Life.

4. Other Supplemental Benefits. Reinsurance shall be on a plan mutually agreed upon in writing by the Ceding Company and Phoenix Home Life.

5. Any Waiver of Premium Disability, Accidental Death or other supplemental benefit reinsured hereunder shall be independent of the life reinsurance amount at risk.

ARTICLE VI. PREMIUMS

1. Premiums for Life Reinsurance. The annual premiums for standard and substandard life reinsurance shall be computed on the basis of the amount at risk at the rates shown in Exhibit C attached hereto and made a part hereof. For technical reasons relating to deficiency reserve requirements by the various state insurance departments, the rates shown Exhibit C cannot be guaranteed for more than one year. The guaranteed premium rate for each issue age and duration shall be the greater of the rate from Exhibit C and the corresponding statutory net premium rate based on the 1980 CSO Table at 4.5% interest for the applicable mortality rating. While it is anticipated that premiums will continue to be accepted on the basis of the Exhibit C rates, it may become necessary, and therefore Phoenix Home Life has the right to charge the guaranteed rates for both new cessions and for prior cessions remaining inforce under this Agreement upon prior written notice to the Ceding Company.

2. Flat Extra Premiums. For reinsurance of substandard risks for which a flat extra premium is charged, the Ceding Company shall pay to Phoenix Home Life the sum of:

   a. The premiums for the amount at risk at the attained age/duration of the insured in accordance with Exhibit C, and

b. The flat extra premium collected by the Ceding Company on the portion of the face amount reinsured in Phoenix Home Life, less a first-year allowance of 85 percent and a renewal allowance of 12.5 percent each year thereafter, except that the deduction for allowances on extra premiums imposed for aviation activities or on temporary extra premiums payable for five years or less shall be 10 percent for the first and renewal years.

3. Interim Insurance Premiums. If the original policy is issued with interim insurance, the reinsurance premiums for the interim period shall be computed at the applicable attained age/ultimate duration premium rate as shown in Exhibit C. The premiums for the first full policy year shall be computed at the first year rate.

4. Disability Premiums. Premiums for reinsurance of Waiver of Premium Disability benefits shall be paid during the period that such coverage is inforce at the same annual rates as are charged by the Ceding Company under the policy or policies on which reinsurance in Phoenix Home Life is based, less allowances of 100 percent for the first year and 20 percent thereafter. If the Ceding Company decreases the Waiver of Premium rates subsequent to the effective date of this Agreement, Phoenix Home Life reserves the right to review the allowances.

5. Accidental Death Premiums. Premiums for reinsurance of the Accidental Death Benefit shall be paid on an annual basis during the period that such coverage is inforce at the rates shown in Exhibit F, attached hereto and made a part hereof.

6. Other Supplemental Benefits. Premiums for reinsurance of other supplemental benefits shall be paid during the period that such coverage is inforce at rates agreed upon in writing by the Ceding Company and Phoenix Home Life.

ARTICLE VII. REINSURANCE CONDITIONS

1. Upon request the Ceding Company shall furnish Phoenix Home Life with any and all specimen copies of its applications, rate books, underwriting requirements, policy and rider forms and any tables of rates and values which may be required for the proper administration of the business reinsured under this Agreement.

2. Each reinsurance cession shall be subject to all applicable general conditions, limitations, exceptions or restrictions contained in the respective policies of the Ceding Company, except, however, that the reinsurance shall provide no loan or cash surrender values.

3. The Ceding Company shall bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the policy, including but not limited to issue, reinstatement or reentry.

ARTICLE VIII. TAX REIMBURSEMENT

Phoenix Home Life shall not reimburse the Ceding Company for such taxes the latter may be required to pay with respect to that part of the premiums received under the Ceding Company's policies which is remitted to Phoenix Home Life as reinsurance premiums.

The Ceding Company and Phoenix Home Life agree to the following pursuant to Section 1.848-2 (g) (8) of the Income Tax Regulation issued December 29, 1992 under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for all taxable years for which this Agreement remains in effect.

The terms used in this Section are defined by reference to Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Section 1.848-2 (f) or "gross premium and other consideration" as defined in Section 1.848-3 (b), as appropriate.

a) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the General Deductions Limitation of IRC Section 848 (c) (1).

ARTICLE VII. TAX REIMBURSEMENT - Continued

b) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. Both parties also agree to exchange information otherwise required by the Internal Revenue Service.

ARTICLE IX. ADJUSTMENTS

1. Changes. If any change is made in the plan of the original policy reinsured in Phoenix Home Life, including but not limited to any change in status caused by the application of a nonforfeiture provision, a corresponding change shall be made in the reinsurance. The Ceding Company shall immediately notify Phoenix Home Life of any such change and send to Phoenix Home Life copies of all papers relating to any such change in the plan of the original policy reinsured hereunder which results in an increase in the amount at risk. Increases in the face amount of the original policy reinsured hereunder and changes in the underwriting classification of substandard risks shall be subject to prior approval of Phoenix Home Life.

2. Extended and Paid-Up Insurance. If any policy reinsured by Phoenix Home Life lapses and paid-up or extended insurance is granted in accordance with the terms of the policy, a new cession shall be submitted by the Ceding Company to Phoenix Home Life showing the adjusted amounts of reinsurance. The attained age/ultimate duration premium rate contained in Exhibit C shall be applied against the amount at risk to obtain the reinsurance premium.

3. Reductions and Terminations. If all or any part of any insurance coverage under any policy upon which reinsurance is based shall be reduced or terminated, the amount of

reinsurance carried by Phoenix Home Life with respect to that coverage shall be reduced by the amount at risk on the total amount of insurance coverage reduced or terminated as of the date and time of such termination or reduction. If the reinsurance has been effected in more than one company, the reduction in the reinsurance in Phoenix Home Life shall be that proportion of the amount at risk on the total amount of the reduction which the face amount on which the reinsurance in Phoenix Home Life is based bears to the face amount on which the total amount reinsured is based. In no case shall the Ceding Company be required to assume a risk for an amount in excess of its regular retention limit for the age at issue and mortality rating of the policy under which reinsurance is being reduced or terminated.

ARTICLE X. REINSTATEMENT

1. If a policy reinsured hereunder lapses, and is later approved for reinstatement by the Ceding Company in accordance with its usual and ordinary underwriting standards, reinsurance for the amount reinsured with Phoenix Home Life at time of the lapse shall require approval by Phoenix Home Life prior to the reinstatement of such reinsurance, Notice in writing of such reinstatement shall be given promptly to Phoenix Home Life together with copies of the reinstatement papers that are required. Such reinsurance shall become effective as of the date of reinstatement.

2. In the event of a reinstatement in accordance with this Article, the Ceding Company shall pay to Phoenix Home Life all reinsurance premiums and policy fees in arrears from the reinstatement date, including a proportionate share of interest collected. Thereafter, reinsurance premiums shall be payable in accordance with Article VI and XI.

ARTICLE XI. PAYMENTS

1. Reinsurance premiums shall be paid on an annual basis as set forth in Exhibit G - Reinsurance Administration.

   Within sixty days after the close of each calendar month, the Ceding Company shall forward to Phoenix Home Life its statement of account along with its remittance for the net amount due as shown therein. If the statement shows a balance due the Ceding Company, Phoenix Home Life shall promptly remit that amount to the Ceding Company.

2. For the purposes of this Agreement the due date for Phoenix Home Life's receipt of the statement of account and premiums due is the sixtieth day following the close of any calendar month. The payment of reinsurance premiums in accordance with the provisions herein shall be a condition precedent to the liability of Phoenix Home Life for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid as of the sixty-first day following the close of the calendar month in which they fall due, Phoenix Home Life shall have the right to give the Ceding Company thirty days notice of Phoenix Home Life's intention to terminate such reinsurance. At the expiration of this thirty-day period the reinsurance shall terminate automatically. Whether or not Phoenix Home Life exercises its right to terminate the reinsurance as specified in the preceding paragraph, all such outstanding premiums shall be subject to an annual interest

   charge on the unpaid balance from the due date as specified in this Article to the date of payment, at a rate coincident with the current rate of interest charged by Phoenix Home Life for delinquent premiums in connection with its individual life insurance policies.

3. If reinsurance is terminated as provided in paragraph 2, and if all reinsurance premiums in default and any additional charge due in accordance with paragraph 2, including such premiums and charges which may become in default during the thirty-day notice period are not paid before the expiration of such period, Phoenix Home Life shall thereupon be relieved automatically of future liability under all reinsurance for which premiums and other charges remain unpaid. Reinsurance under cessions for which premiums subsequently fall due will terminate automatically if reinsurance premiums are not paid when due as provided in paragraph 2 of this Article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums and other charges in arrears; but in the event of such reinstatement, Phoenix Home Life shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance.

ARTICLE XI. PAYMENTS - Continued

4. Notwithstanding termination of reinsurance as provided in paragraph 3, the Ceding Company shall continue to be liable to Phoenix Home Life for all unpaid reinsurance premiums earned by Phoenix Home Life under this Agreement. Such premiums are subject to an annual interest charge as specified in paragraph 2 above.

ARTICLE XII. RECAPTURE

1. The limits of retention of the Ceding Company are shown in Exhibit A, attached hereto and made a part hereof. The Ceding Company shall at any time have the right to increase its retention limits affecting new reinsurance by advance notice in writing mailed to Phoenix Home Life. If the Ceding Company reduces its retention limits, such reduction shall not take effect for reinsurance purposes until written approval has been received from Phoenix Home Life.

2. If the Ceding Company increases its limits of retention as specified in Exhibit A, a corresponding reduction may be made at the option of the Ceding Company in the reinsurance in force under this Agreement on all lives on which the Ceding Company has maintained its maximum limit of retention for age and mortality rating in effect at the time of issue. A reduction shall not be made in the reinsurance of any policy until such reinsurance has been in force hereunder at least ten (10) full years. No reduction may be made in any mortality class of fully reinsured business.

3. If such reduction in reinsurance is elected and written notice thereof is given to Phoenix Home Life within ninety (90) days from the effective date of such increase in retention for new issues, then:

a. All policies or reinsurance issued hereunder and eligible for recapture, as provided in this Article, shall be similarly reduced.

b. Such reinsurance shall be reduced by an amount in each case as will increase the total insurance to be retained by the Ceding Company to its maximum limit of retention for the age and mortality rating in effect at the time the reinsurance was ceded to Phoenix Home Life.

c. If there is reinsurance in other companies on any such life, the reduction of the reinsurance in Phoenix Home Life shall be that proportion of the total indicated reduction which the reinsurance in Phoenix Home Life bears to the total reinsurance on that life.

d. The reduction of reinsurance shall be effective upon the anniversary date next following or the tenth (10th) policy anniversary for those policies which have not been in force at least ten (10) full years.

e. If at the time of recapture the reinsured is disabled and premiums are being waived under a Waiver of Premium benefit, the life reinsurance shall be considered eligible for recapture. However, the Waiver of Premium Disability reinsurance shall remain inforce until such time as the policy is returned to a premium paying status, at which time it shall be eligible for recapture.

4. If an increase in the Ceding Company's limit of retention is due to its affiliation with another company, either because it has been purchased by the other company or purchases another company or otherwise, no recapture or reduction shall be made in the reinsurance hereunder in accordance with this Article due to such an increase.

5. No reduction may be made by the Ceding Company in the reinsurance which is in force under this Agreement if the Ceding Company has executed or contemplates the execution of an Excess of Loss Agreement.

6. In the event the Ceding Company overlooks any reduction in the amount of reinsurance which should have been made because of an increase in the Ceding Company's limits of retention, the acceptance by Phoenix Home Life of reinsurance premiums under such circumstances after the effective date of the reduction shall not constitute or determine a liability on the part of Phoenix Home Life for such reinsurance. Phoenix Home Life shall be liable only for a refund of premiums so received without interest.

ARTICLE XIII. ADMINISTRATIVE OVERSIGHTS

Should either party to this Agreement fail to comply with any of the terms of this Agreement, and if said failure can be shown to be unintentional and a result of an administrative oversight or misunderstanding on the part of either party, then this Agreement shall not be deemed abrogated thereby, but both parties shall be restored to the position they would have occupied had no such administrative oversight occurred.

ARTICLE XIV. CLAIMS

1. Notice of Claim: Prompt notice of a claim must be given to Phoenix Home Life. In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by Phoenix Home Life as sufficient. Copies thereof, together with proof of the amount paid on such claim by the Ceding Company will be furnished to Phoenix Home Life when requesting its share of the claim. Whenever the amount reinsured exceeds the amount retained by the Ceding Company, the Ceding Company shall consult with Phoenix Home Life prior to conceding any liability or making any settlement with the claimant. If the amount reinsured with Phoenix Home Life is more than the amount retained by the Ceding Company and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to Phoenix Home Life for its recommendation before admission of any liability on the part of the Ceding Company.

2. Settlement of Claims: Except as otherwise hereinafter provided, Phoenix Home Life shall accept the good faith decision of the Ceding Company in settling any claim. Upon receipt of the proper proofs and, if requested by Phoenix Home Life, evidence of the Ceding Company having settled with the claimant, Phoenix Home Life shall make one lump sum payment of its net reinsurance liability regardless of the method of settlement used by the Ceding Company under its

policy or policies. In settlement of reinsurance liability for waiver of premium disability benefits, Phoenix Home Life shall pay the Ceding Company its proportionate share of the gross premium waived annually.

3. Contested Claims: The Ceding Company shall immediately notify Phoenix Home Life of its intention to contest, compromise or litigate a claim involving the insurance. Phoenix Home Life shall notify the Ceding Company of its decision to decline to be a party to such contest within fifteen (15) days of Phoenix Home Life's receipt of all documents requested by Phoenix Home Life in accordance with this Article. In such case Phoenix Home Life shall pay the full amount of the reinsurance due the Ceding Company and shall not be liable for future costs of legal and/or investigative expenses incurred subsequent to the date of Phoenix Home Life's notice of declination.

   When Phoenix Home Life agrees to participate in a contest, compromise or litigation involving the insurance, the Ceding Company shall give prompt notice of the commencement, or proposed commencement, of any legal proceedings in connection therewith. Copies of all documents in connection with a lawsuit or notice of intent to file a lawsuit shall be furnished promptly to Phoenix Home Life.

   Phoenix Home Life shall share in legal or investigative expenses related to such proceedings in the same proportion as its reinsurance liability bears to the Ceding Company's liability.

   If the Ceding Company's contest, compromise or litigation results in a reduction of its liability, Phoenix Home Life shall share in the reduction in the proportion that the liability of Phoenix Home Life bore to the amount payable under the terms of the policy on the date of death of the insured.

4. Claim Expense: Phoenix Home Life shall pay its proportionate share of the following expenses connected with the litigation or settlement of a claim, provided that such expenses are reasonable:

   a. Investigative expenses such as investigatory reports, attending physician's statements, police reports;
   b. Attorney's fees;
   c. Penalties and interest imposed automatically by statute against the Ceding Company and rising solely out of a judgment rendered against the Ceding Company in a suit for policy benefits reinsured hereunder;

d. Interest paid to the claimant on death benefit proceeds in accordance with the Ceding Company's practices. Reimbursement of interest in excess of 9%, unless otherwise dictated by local legislation, shall require approval by Phoenix Home Life.

Phoenix Home Life's share of such expenses shall be determined in accordance with the same proportions described in paragraph 3 of this Article.

The following claim expenses shall not be considered items of "net reinsurance liability", as referenced in paragraph 2 of this Article, and such expenses shall be paid by the Ceding Company:

i. Routine administrative expenses, home office or elsewhere, including salaried employees of the Ceding Company.

ii. Expenses incurred in connection with any dispute or contest arising out of a conflict in claims of entitlement to policy proceeds or benefits which the Ceding Company admits are payable.

5. Extra Contractual Damages: Phoenix Home Life shall not be liable, nor shall any amounts be paid under this Agreement or otherwise, for any extracontractual damages, including

but not limited to consequential, compensatory, exemplary or punitive damages awarded against the Ceding Company or the Ceding Company voluntarily pays in settlement of a dispute or claim, where the damages actually awarded are the direct or indirect result of any act, omission or course of conduct undertaken by the Ceding Company, its agents or representatives in connection with any aspect of the insurance reinsured under this Agreement. Phoenix Home Life recognizes that special circumstances may arise under which Phoenix Home Life, in equity, should participate to the extent permitted by law in certain assessed damages. These circumstances are difficult to define in advance but could include those situations in which Phoenix Home Life was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such participation is dependent upon a good-faith assessment of the relative culpability in each case; but all factors being equal, the division of any such assessment would generally be in the proportion of the net liability accepted by each party.

ARTICLE XV. MISSTATEMENT OF AGE OR SEX

In the event of an increase or reduction in the amount of original insurance under any policy reinsured hereunder because of an overstatement or understatement of age or misstatement of sex established after the death of the insured, the Ceding Company and Phoenix Home Life shall share in such increase or reduction in proportion to their respective liabilities under such policy.

ARTICLE XVI. INSOLVENCY

1. All reinsurance under this Agreement shall be payable by Phoenix Home Life directly to the Ceding Company, its liquidator, receiver or statutory successor on the basis of the liability of the Ceding Company under the policy or policies reinsured without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of such insolvency the liquidator or receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the insolvent Ceding Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, Phoenix Home Life may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense which it may deem available to the Ceding Company or its liquidator or receiver or statutory successor.

2. It is further understood that the expense thus incurred by Phoenix Home Life shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by Phoenix Home Life. Where two or more reinsurers are involved in the

same claim and a majority in interest elect to interpose defense to such claim, the expenses shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Company.

3. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either Phoenix Home Life or the Ceding Company with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

4. In the event of the insolvency of a reinsurer, the Ceding Company shall have the right to cancel this agreement as respects occurrences taking place on or after the date the reinsurer first evidences insolvency, by giving to the reinsurer (or its liquidator/receiver or other statutory successor) written notice stating that such recapture is thereby effected and the reinsurer (or its liquidator/receiver or other statutory successor) in lieu of a premature recapture fee will not be required to reimburse the Ceding Company any unearned premium hereunder.

ARTICLE XVII. INSPECTION OF RECORDS

Phoenix Home Life shall have the right at any reasonable time to inspect at the office of the Ceding Company the original papers, records, books, files and other documents relating directly or indirectly to the insurance coverage reinsured under this Agreement.

ARTICLE XVIII. ARBITRATION

It is understood by both parties hereunder that the wording and interpretation of this Agreement is based on the usual customs and practices of the insurance and reinsurance industry. While both parties agree to act in good faith in their dealings with each other, it is understood and recognized that situations arise in which an agreement cannot be reached.

In the event that any dispute cannot be resolved to the satisfaction of both parties, such dispute shall first be subject to good-faith negotiation as described below in an attempt to resolve such dispute without the need to institute a formal arbitration proceeding.

Negotiation. Within ten days after the first written notification of the specific dispute has been given to the other party, each party shall appoint a designated officer to represent that party with the objective of resolving the dispute. The parties shall meet at a mutually agreeable location as early as practicable and as often as deemed necessary, in order to gather and furnish to the other party all appropriate and relevant information with respect to the matter at issue. The officers shall discuss the problem and/or negotiate in good faith in an effort to resolve the dispute without the necessity of any formal arbitration proceeding. During the course of the negotiation, all

reasonable requests made by one party to the other for information shall be honored in order that each of the parties may be fully advised. The specific format for such discussions shall be left to the discretion of the designated officers.

The parties agree that they will submit the dispute to formal arbitration in the event that such officers cannot resolve the dispute within thirty days of their first meeting. The parties may agree in writing to extend this period for an additional thirty days.

Arbitration. No later than fifteen days after the final meeting, in accordance with the negotiation period above, the parties to the negotiation process shall give written confirmation to the Ceding Company and Phoenix Home Life of their inability to resolve the dispute and their recommendation for establishment of formal arbitration.

An arbitration panel, consisting of three arbitrators, who must be past or present officers of life insurance companies not affiliated in any way with the Ceding Company or Phoenix Home Life, shall settle the dispute. Selection of the panel shall be as follows: within thirty days of the written recommendation of the establishment of formal arbitration

procedures, the Ceding Company and Phoenix Home Life shall each submit in writing to the other a list of three candidates for the arbitration panel. The Ceding Company and Phoenix Home Life shall each choose one candidate from the other party's list. Should any chosen candidate decline to participate in the arbitration proceedings, the party which had named such candidate shall add another name to the list, and the other party shall again choose an arbitrator from the list. This procedure shall continue until two arbitrators have been chosen and have agreed to serve.

The two chosen arbitrators shall chose a third from the remaining candidates set forth on the lists described above. If the two arbitrators cannot agree on the choice of a third, such choice shall be made by the Chairman of the American Arbitration Association.

The date and location of the arbitration shall be set by the arbitration panel, and shall be communicated in writing to the Ceding Company and to Phoenix Home Life. In no event will the date of the arbitration occur later than six months after the choice of the third arbitrator.

No later than thirty days before the date of the arbitration, the Ceding Company and Phoenix Home Life shall

supply the arbitration panel with a written statement containing the facts of the dispute, along with any and all applicable evidence pertaining to the case. The arbitrators shall consider all evidence which they consider relevant and shall have the authority to request additional evidence or statements from either party.

Within sixty days after the beginning of the arbitration proceedings the arbitrators shall issue a written decision regarding the dispute and a statement of any award to be paid as a result of that decision. Their decision shall be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. Their decision shall be final and binding on both parties and there shall be no further appeal, except that either party may petition any court having jurisdiction over the parties and the subject matter as respects the award rendered by the arbitrators.

Unless otherwise decided by the arbitrators, all expenses resulting from the arbitration, including the fees and expenses of the arbitrators, will be borne jointly by each respective party to this Agreement, except that each party will be responsible for its own attorneys' fees.

ARTICLE XIX. PARTIES TO THE AGREEMENT

This is an Agreement for indemnity reinsurance solely between the Ceding Company and Phoenix Home Life. The acceptance of reinsurance hereunder shall not create any right or legal relationship whatever between Phoenix Home Life and the insured or any beneficiary under any policies of the Ceding Company which may be reinsured hereunder.

ARTICLE XX. DURATION OF AGREEMENT

The Agreement shall be unlimited in duration, but may be amended at any time by the written agreement of the two (2) parties and may be terminated as to further new reinsurance at any time by either party upon ninety (90) days notice in writing. Phoenix Home Life shall continue to accept reinsurance during the ninety-day period aforesaid subject to the payment of reinsurance premiums in accordance with Article XI. Such termination as to new reinsurance shall not affect existing reinsurance which shall remain in force until the termination or expiry of each reinsurance cession in accordance with the terms and conditions of this Agreement. Phoenix Home Life shall not be liable under this Agreement for any claims or premium refunds which are not reported to Phoenix Home Life within 180 days following the termination or expiry of all inforce individual cessions reinsured hereunder.

ARTICLE XXI. EXPERIENCE REFUND

Reinsurance ceded under this Agreement shall not be eligible for an Experience Refund.

ARTICLE XXII. EXECUTION OF AGREEMENT NO. 1572

In witness whereof the Ceding Company and Phoenix Home Life have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do.

BUSINESS MEN'S LIFE ASSURANCE COMPANY
OF AMERICA

Lawrence E. Engel
Signature

V.P. - Insurance Actuary
Title

3-22-94
Date of Signature

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

[signature]
Signature

Director, Reinsurance Treaties
Title

March 11, 1994
Date of Signature

EXHIBIT A

RETENTION LIMITS OF THE CEDING COMPANY

AUTOMATIC

1. Life

Rating Class	to 60	Insurance Ages 61-70	71-80	81-90
Std to T-2; to $5.70:	$750,000	$500,000	$300,000	$75,000
T-3 to T-8; to $12.50:	$650,000	$450,000	$250,000	$50,000
T-9 to T-16; $15.00 & up:	$500,000	$350,000	$200,000	$30,000
Over T-16*:	$300,000	$150,000	$100,000	$30,000

* Completely facultative

NOTE: The special coronary retention is eliminated. For standard aviation risks, the Ceding Company's retention is reduced by 50%. Convert dollar extras in accordance with the information below and on the next page.

** FACULTATIVE: Minimum of 50% of the initial face amount or $200,000.

2. Disability Waiver of Premium:

Same as Life.

AUTOMATIC

3. Accidental Death:

	ADB	Common Carrier (In Addition to ADB)	Participating Limit
Ages 0-65	$200,000	$200,000	$300,000
Ages 66-80	$ 75,000	$ 75,000	$300,000

** FACULTATIVE: Minimum of 50% of the initial ADB amount or $100,000.

EXHIBIT A - Continued

AUTOMATIC

4. Flat Extras: Permanent: Use the column with the permanent flat extra amount in the table on the previous page. **Temporary:** If 6 years or more, use the column with the permanent flat extra amount in the table on the previous page. If 5 years or less, see instructions on next page. **Table Rated** in addition to flat extra: See instructions below.

Temporary and Combo Ratings Table:

Flat Extra Amount:

Permanent	Std.	to $5.70	$5.75 to $12.50	$12.55 to $35.00	Over $35.00*
Std.	Std.	T-2	T-6	T-12	over T-16*
T-1 to T-2 or to 5.70	T-2	T-6	T-6	T-12	over T-16*
T-3 to T-8 5.75 to 12.50	T-6	T-6	T-12	over T-16*	over T-16*
T-9 to T-16 or 12.55 to 35.00	T-12	T-12	over T-16*	over T-16*	over T-16*
Over T-16 or over 35.00	over T-16*	over T-16*	over T-16*	over T-16*	over T-16*

** Completely Facultative

For **Temporary Flat Extras**, of 5 years or less, drop down one (Underwriting) level on the above table, and use that retention schedule in the regular retention chart.

For example, a $10.00 per thousand rating for 5 years at age 55 would mean a retention maximum of $750,000. (T-6 drops down one level to T-2).

For **Combination Ratings:**

If table rate plus a permanent flat extra for 6 or more years, use the table above and where the two rates cross, use retention by age.

If table rate plus a temporary flat extra for 5 or less years, use "flat extras" one column to the left in above table and use the appropriate age retention.

EXHIBIT B

BMA FACULTATIVE SUBMISSION
:siness Men's Assurance, PO Box 419458, Kansas City, MO 64141-6458
Phone (816) 753-8000 MIB ID: LTD
FAX Number (816) 751-5807 (751-5569 for Security Life)

PLEASE RESPOND TO LAMONIA TURNER

.osed Insured(s): ______

D :e(s) of Birth: ______ ______

Our pending number: ______

Plan and amount applied for: ______ / $ ______

Of which we propose to retain: $______

Prior inforce with BMA: $______ BMA Retained: $ ______

Submitted to: (1)______ (2)______

(3)______ (4)______

REMARKS:

______ Over our retention/automatic binding limits.

______ Would like your review to determine if an offer better than ours can be made.

______ Other: ______

S OUTSTANDING: (ALL PAPERS IN OUR FILE ARE BEING SENT UNLESS OTHERWISE SPECIFIED)

______

______

______

______

______

______

PAGES 1 - ______ ARE ENCLOSED. PLEASE ADVISE IMMEDIATELY IF YOU DID NOT RECEIVE ALL PAGES OR IF ANYTHING ELSE IS NEEDED.

'writer: ______ Routing ______ Ext ______

Submitted: ______

EXHIBIT D

REINSURANCE COVERAGE

1. The Ceding Company shall submit to Phoenix Home Life, as set forth in Article II, reinsurance on any resident of the United States with surnames beginning with A-Z inclusive on the following plans of insurance:

All Plans

EXHIBIT F

REINSURANCE PREMIUMS FOR ACCIDENTAL DEATH BENEFITS

STANDARD

Annual premium per $1,000 - $.25 first year
$.90 renewal

SUBSTANDARD

The appropriate multiples of the annual standard premium.

POLICY EXHIBIT REPORT TO PHOENIX HOME LIFE

FROM COMPANY ______________________ MONTH OF ______________________

RE PLANS: ______________________ OR QUARTER ENDING ______________________

	MONTHLY ACTIVITY		YEAR-TO-DATE	
	CASE COUNT	VOLUME	CASE COUNT	VOLUME
1993 BEGINNING INFORCE				
NEW BUSINESS				
REINSTATEMENTS				
INCREASES				
CONVERSION OFF				
CONVERSION ON				
LAPSES				
DEATHS				
SURRENDERS				
DECREASES				
ENDING INFORCE				

NOTE: ANY ACTIVITY RESULTING FROM THE INSURED HAVING EXERCISED A CONVERSION PRIVILEGE, OR ANY SIMILAR OPTION GRANTED UNDER POLICY PROVISIONS, SHOULD BE REFLECTED IN "CONVERSION OFF" AND "CONVERSION ON" CATEGORIES, RATHER THAN BEING CATEGORIZED AS "NEW BUSINESS" OR "LAPSE".

"CONVERSION OFF" REPORTS POLICIES TERMINATED AS A RESULT OF CONVERSION, FOR WHICH COVERAGE WITH PHOENIX HOME LIFE WILL BE CONTINUED UNDER A NEW POLICY.

"CONVERSION ON" REPORTS NEW POLICIES RESULTING FROM SUCH CONVERSIONS.

FOR THE PURPOSES OF THIS AGREEMENT, ANY SUCH CHANGES WILL BE CONSIDERED A CONTINUATION OF THE ORIGINAL POLICIES. THE COMBINATION OF "CONVERSION OFF" AND "CONVERSION ON" NORMALLY NETS TO ZERO FOR BOTH COUNT AND VOLUME IN THE POLICY EXHIBIT TOTALS.

NOVATION AMENDMENT TO
REINSURANCE AGREEMENT(S)
SHOWN IN THE ATTACHED LISTS

between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
of
Kansas City, Missouri

and

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
of
East Greenbush, New York
(Administrative Offices in Enfield, Connecticut)

The reinsurance agreements shown in the attached lists are amended as follows:

This amendment causes the liability of Phoenix Home Life Mutual Insurance Company to be assumed by ERC Life Reinsurance Corporation, of Overland Park, Kansas.

As respects interests and liabilities outstanding as of January 1, 2000 and incurred thereafter, Phoenix Home Life Mutual Insurance Company is deleted and ERC Life Reinsurance Corporation is substituted therefor.

This Agreement is now between Business Men's Assurance Company of America and ERC Life Reinsurance Corporation without otherwise affecting its provisions.

In witness whereof, this Amendment is signed in duplicate on the dates indicated by an officer of the companies.

Business Men's Assurance Company of America	**Phoenix Home Life Mutual Insurance Company**
Approved by: [signature]	Approved by: [signature]
Title: V.P. Rein. Act.	Title: VICE PRESIDENT & REINSURANCE ACTUARY
Date: 11-19-1999	Date: NOV 10 1999

ERC Life Reinsurance Corporation

Approved by: [signature]

Title: VP

Date: Nov. 9, 1999

BMA Direct ceded to Phoenix

Company No.	Company Name	Treaty No.	Treaty Type	Effective Date
0036	Business Men's Assurance	1572	Fac YRT	12/1/93

BMA Reins ceded to Phoenix

Company No.	Company Name	Treaty No.	Treaty Type	Effective Date
0036	Business Men's Assurance	0035	Fac OB YRT	6/15/67
0036	Business Men's Assurance	0038	Auto YRT	9/1/74

Company No.	Company Name	Treaty No.	Treaty Type	Effective Date
0036	Business Men's Assurance	0036	Retro Fac OB YRT	6/15/67
0036	Business Men's Assurance	0419	Other Retro Pool	9/1/74
0036	Business Men's Assurance	0942	Retro Fac YRT	1/1/85

Note: Only Assumed reinsurance will be novated. Phoenix Home Life Mutual Insurance Company direct issues will remain with Phoenix Home Life Mutual Insurance Company.

SCHEDULE D HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

REINSURANCE AGREEMENT

EFFECTIVE: OCTOBER 1, 2003

BETWEEN

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
2300 Main Street, Suite 450
KANSAS CITY, MISSOURI 64108

(Referred to in this Agreement as the Company)

AND

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
800 N. Magnolia Ave., Suite 1000
ORLANDO, FLORIDA 32803

(Referred to in this Agreement as the Reinsurer)

AUTOMATIC YRT
HA-BMAC-03

December 8, 2003

TABLE OF CONTENTS

MUTUAL AGREEMENT

1) Mutual Agreement. The Company and the Reinsurer mutually agree to reinsure in accordance with the terms and conditions set forth hereinafter. This Agreement is solely between the Company and the Reinsurer, and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or the Reinsurer have any rights under this Agreement.

2) Entire Agreement. This Agreement, Amendments, and Addenda shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement, and any future change or modification of this Agreement shall be null and void unless made by Amendment to the Agreement and signed by both parties.

ARTICLE I

AUTOMATIC REINSURANCE

1) Automatic Acceptance. The Reinsurer will accept automatically in accordance with the terms and conditions of this Agreement, reinsurance of policies written by the Company and ceded to the Reinsurer. The business covered, retention limits, automatic binding limits and other conditions are set forth in the attached Schedule A.

2) Jumbo Limitations. Automatic acceptance does not apply to risks which exceed the jumbo limit. A jumbo risk is defined as one where the papers of the Company, including all papers that are a part of the current application, indicate that the person to be insured has or will have total insurance in force in all companies greater than the jumbo limit specified in Schedule A.

3) Normal Underwriting. Automatic acceptance does not apply to policies issued under modified, abbreviated or guaranteed issue programs, nor to non-underwritten group life conversion, unless specifically provided for in Schedule A.

4) Facultative Option. The Company may submit at its own option any risk under policies written by the Company for consideration by the Reinsurer. The Reinsurance will be on the cost basis as determined by the attached schedules.

... END OF ARTICLE I

ARTICLE II

LIABILITY

1) Automatic Reinsurance. The liability of the Reinsurer on any automatic reinsurance under this agreement will begin at the same time as that of the Company, provided that such an automatic application has not been submitted to any reinsurer for facultative underwriting consideration. The liability of the reinsurer will continue in accordance with the terms and conditions of this Agreement, and will end at the same time as that of the Company.

2) Facultative Reinsurance. The liability of the Reinsurer on any facultative reinsurance under this Agreement begins at the same time as that of the Company, subject to the Reinsurer's having given the Company an unconditional offer on the application for reinsurance, and the Company's having notified the Reinsurer of its acceptance within ninety (90) days of the offer. The liability of the Reinsurer will continue in accordance with the terms and conditions of this Agreement, and will end at the same time as that of the Company.

... END OF ARTICLE II

ARTICLE III

PLAN AND AMOUNT OF REINSURANCE

1) Life Reinsurance shall be on the Yearly Renewable Term plan. The Reinsurer's net amount at risk for the first policy year shall be the original amount ceded by the Company. In subsequent years, the Reinsurer's net amount at risk shall be calculated in the following manner:

During policy years two (2) through seven (7), the net amount at risk of the policy is defined as the greater of the policy specified amount or the minimum death benefit calculated using the Cash Value Accumulation Test of IRC Section 7702, less the account value. During policy years eight (8) and following, the net amount at risk of the policy is defined as the minimum death benefit calculated using the Cash Value Accumulation Test of IRC Section 7702, less the account value. The reinsured net amount at risk for automatic policies is determined by multiplying the total net amount at risk on the policy by the Reinsurer's share as defined in Schedule A. For variable amount plans, the net amount at risk is calculated using the account value in effect at the end of the monthly reinsurance billing period. Any change in the net amount at risk due to changes in the policy's cash value or account value will be shared proportionately between the Ceding Company and the Reinsurer(s).

2) Disability Waiver of Premium and Payor benefits, if included in this Agreement, shall be on a coinsured basis in accordance with the benefit form issued by the Company. The Reinsurer's amount at risk shall be in proportion to the net amount at risk on the life reinsurance.

3) Accidental Death Benefits, if included in this Agreement, shall be on a Yearly Renewable term basis. The Reinsurer's amount at risk shall be the amount ceded by the Company.

4) Reductions and terminations of the Company's policies, riders or benefits shall reduce or terminate the reinsurance thereon in a corresponding amount as of the same date. If reinsurance applies to more than one policy, the reduction or termination will be on a per-life, first-in-first-out basis, whereby the Company will maintain the same retention in effect prior to the decrease in reinsurance. If reinsurance is in effect with more than one reinsurer, the reduction in the Reinsurer's amount will be in proportion to the reduction in the amounts originally ceded to each reinsurer.

5) Reinstatement by the Company under its regular rules, of policies, riders or benefits which were reduced, terminated or lapsed, shall automatically reinstate the reinsurance thereon for the amount that would have been in force if the insurance had not been reduced, terminated or lapsed.

If the reinsurance was effected on a facultative basis, the Company will obtain the Reinsurer's prior approval before reinstating the policy, if beyond thirty (30) days of the lapse.

ARTICLE III CONTINUES...

The Company will notify the Reinsurer of the reinstatement promptly, and the reinsurance so reinstated will become effective as of the date of the Company's underwriting approval of reinstatement.

The Company will pay the Reinsurer the proportionate part of the reinsurance premium based on the premium payable for the year of the reinstatement. This applies to the period from the date of reinstatement to the policy anniversary date next following.

6) The Nonforfeiture benefit of Reduced Paid-Up will be treated as a reduction in coverage, with a corresponding reduction in the reinsurance as described above. The reinsurance amount applicable to extended term will be on a basis proportionate to the reinsurance risk before the option was effected. The cash surrender of a Company's policy will terminate the reinsurance thereon.

7) Minimum amounts of reinsurance which may be ceded under this Agreement are stated in the attached Schedule A.

... END OF ARTICLE III

ARTICLE IV

REINSURANCE PREMIUMS

1) Life Reinsurance. The annual premiums for life reinsurance shall be computed in accordance with the Yearly Renewable Term rates contained in the attached Schedule D.

The Reinsurer anticipates that those premium rates will be continued indefinitely for all business ceded using these rate schedules; however, because of the technical questions in some states regarding deficiency reserve requirements, for those premiums less than those which are based on the 1980 CSO Table at 4½ % interest, only the latter premiums shall be guaranteed for renewal by the Reinsurer.

2) Disability Waiver of Premium and Payor Benefits. Annual premiums for these benefits, if included in this Agreement, will be paid at the same rate as the Company charges for the benefit, less allowances for commissions as shown in Schedule C.

3) Accidental Death Benefit. Annual premiums for this benefit, if included in this Agreement, will be computed at the rates shown in Schedule D.

4) Associated Riders. Premiums for term life riders will be computed in the same manner, and at the same rate, as the base life policy. If any other types of riders are reinsured under this Agreement, premiums and allowances will be included in Schedules C and D.

5) Payments. The payment of reinsurance premiums, annually in advance, by the Company to the Reinsurer, shall be a condition precedent to the liability of the Reinsurer. The Reinsurer shall have the right to terminate the reinsurance on risks for which reinsurance premiums are in default by giving thirty (30) days' written notice of termination to the Company. At the close of the last day of this thirty-day notice period, all of the Reinsurer's liability for risks subject to the termination notice, plus for the risk on which premiums went into default during the thirty-day notice period, shall terminate. Notwithstanding termination or reinsurance as provided by this Provision, the Company shall continue to be liable to the Reinsurer for all unpaid premiums earned by the Reinsurer under this Agreement.

The Company may reinstate such terminated reinsurance by paying in full, within sixty (60) days of the termination date, all unpaid premiums for the reinsurance which was in force prior to its termination. The effective date of reinstatement shall be the day the Reinsurer received all required premiums. However, there shall be no reinstatement on any risk on which the Company incurred a claim for insurance after the reinsurance terminated.

ARTICLE IV CONTINUES...

6) Procedure for Payment.

a) First Year and Renewal Business. On or before the twentieth (20th) day after the close of each month, the Company will submit to the Reinsurer a statement of account, substantially in accordance with Schedule B, showing the premium due on new reinsurance effected in the preceding month(s), the annual renewal reinsurance premium due, and any other pertinent data mutually agreed upon by the parties hereto. If a statement shows that a new reinsurance premium balance is payable to the Reinsurer, the Company will include with the statement its payment for the amount of the net balance due the Reinsurer.

b) Adjustments. If any change is made in the Company's policy that affects the reinsurance, the Company will provide written notice, on a form mutually agreed upon, to the Reinsurer. If an adjustment to the premium is to be made, and a refund is due the Company, it will be included as an adjustment to the regular monthly statement prepared by the Company. Policy fees are will be pro-rated or refunded on termination.

7) Electronic Data Transmission. If the Company chooses to report its reinsurance transactions via electronic media, the Company shall consult with the Reinsurer to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to the Reinsurer prior to the use of such changes in reports to the Reinsurer.

8) Adjustment of Age or Sex. If the insured's age or sex was misstated, the Company and the Reinsurer will share the adjustment in proportion to the amount of liability of each at the time of issue. Reinsurance premiums for the policy year in which the misstatement was discovered will be adjusted and reinsurance premiums for future years will be calculated using the corrected age or sex.

... END OF ARTICLE IV

ARTICLE V

CLAIMS

1) Notice. The Company will notify the Reinsurer after receipt of any information on a claim where reinsurance is involved. The reinsurance claim forms and copies of notification, claim papers, and proofs will be furnished to the Reinsurer as soon as possible.

2) Authorization for Payment. The Reinsurer will accept the decision of the Company on payment of a claim on which reinsurance is in force except as noted in 4) below.

3) Payment. For life and Accidental Death benefit claims, the Reinsurer will pay its share in a lump sum, without regard to the form of settlement of the Company. For waiver of premium disability claims, the Reinsurer will pay its share of each gross premium waived by the Company. The Reinsurer will not be liable for any part of any compensatory or punitive damages assessed against the Company based on the Company's misconduct, alleged or otherwise, in the handling of claims or in any of its other dealings with its cedent companies unless the Reinsurer was an active party in the act, omission, or course of conduct which ultimately resulted in the assessment of such damages.

4) Contested Claims. The Company will promptly advise the Reinsurer of its intention to contest, compromise or litigate a claim involving reinsurance. The Reinsurer will pay its proportional share of the cost of reasonable investigation and legal expenses of the contest, in addition to its proportional share of the claim itself, or it may choose not to participate in the contest. If the Reinsurer so chooses, it will discharge all of its liabilities by payment of the full amount of reinsurance to the Company.

When a death occurs within the contestable period and the amount of reinsurance ceded to the Reinsurer is 50% of the amount issued by the Company or greater, or if the Company retained less than, or none of, its usual retention on the basic plan or supplementary benefits and riders, then all papers that have been furnished to the Company in connection with the claim, shall be submitted to the Reinsurer for recommendation, before the Company admits liability or makes any settlement with its claimant. The Reinsurer will review all the claim papers and make a recommendation within 5 working days after receipt of all necessary papers.

5) Assistance and Advice. At the request of the Company, the Reinsurer will assist and advise the Company in its determination of liability on any claim.

6) Age or Sex Adjustment. If the insured's age or sex was misstated and the amount of insurance on the Company's policies is adjusted after his death, the Company and the Reinsurer will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies. Premiums will be recalculated for the year of death using the corrected age, sex, and amount but according to the proportion as above, and adjusted without interest.

ARTICLE V CONTINUES...

7) There shall be no refund of any unearned premium for the unexpired portion of the policy year in which death occurs unless the Company is required to refund premium, or is not being paid a premium, for such period, in which case the Reinsurer shall allow the Company a refund of that portion of the reinsurance premium paid which corresponds either to the unearned reinsurance premium that the Reinsurer is obligated to refund, or to the period for which the Company will not be paid any premium.

8) Conditional Receipt Coverage. All conditional receipts or application forms used on business reinsured under this Agreement must be submitted to the Reinsurer for its approval. If the Company is liable for a death claim due to its issue of a conditional receipt upon a life insurance application, the following conditions must be fulfilled before the Reinsurer shall be liable on the risk:

(a) The Reinsurer must have previously received and approved the conditional receipt for, and

(b) the Reinsurer would have automatically accepted the risk on a policy issued on the basis of the life insurance application submitted, pursuant to this Agreement.

The limit of the Reinsurer's liability under the conditional receipt shall be the Reinsurer's proportionate share of the conditional receipt coverage.

...END OF ARTICLE V

ARTICLE VI

PROCEDURES TO EFFECT FACULTATIVE REINSURANCE

1) Facultative Reinsurance. When the Company desires facultative reinsurance, it will send to the Reinsurer any and all information it has about the risk, including specifically, but not limited to, copies of the application, medical examiners' reports, attending physicians' statements, inspection reports, and other papers bearing on the insurability of the risk. Upon receipt of the application, the Reinsurer will analyze the risk promptly, and as soon as possible, notify the Company of its decision, and its classification of the risk.

2) Facultative Acceptance. The Company will notify the Reinsurer in writing of its acceptance of the unconditional offer by the Reinsurer within ninety (90) days of said offer. When the policy has been paid for and delivered, the Company will report the facultative business along with the automatic business. However, facultative business will be segregated for reporting purposes. Once a risk is submitted on a facultative basis, any additional applications must also be submitted facultatively, unless the Reinsurer gives the Company written permission to submit such subsequent applications on automatic basis.

... END OF ARTICLE VI

ARTICLE VII

GENERAL PROVISIONS

1) Company Forms and Rates. The Company will furnish the Reinsurer with a copy of its application forms, policy and rider forms, premium and nonforfeiture values, reserve tables, and any other forms or tables needed for proper handling of reinsurance under this contract. It will advise the Reinsurer of any changes or new forms it may adopt.

2) Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Company on which reinsurance is based.

3) Errors and Omissions. It is understood and agreed that if non-payment of premiums within the time specified, or failure to comply with any terms of this contract is shown to be unintentional, is the result of misunderstanding or oversight on the part of either the Company or the Reinsurer, both the Company and the Reinsurer shall be restored to the positions they would have occupied had no such error or oversight occurred.

4) Inspection. The Reinsurer may inspect, at the Home Office of the Company and at any reasonable time, the original papers and any other books or documents relating to or affecting reinsurance under this Reinsurance Agreement.

5) Premium Taxes. Premium taxes will not be reimbursed by the Reinsurer.

6) Insolvency. All reinsurance recoveries under this Agreement will be paid by the Reinsurer directly to the Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator, receiver, or statutory successor of the Company will give written notice of a pending claim against the Company on any policy reinsured, within a reasonable time after the claim is filed in the insolvency proceedings. While the claim is pending, the Reinsurer will investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver, or statutory successor.

The expense incurred by the Reinsurer will be charged, subject to court approval, against the Company as a liquidation expense to the extent a proportionate share of the benefit accrues to the Company as a result of the defenses by the Reinsurer. Where two or more reinsurers are involved, and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of the Reinsurance Agreement, as if the expense had been incurred by the Company.

ARTICLE VII CONTINUES...

The portion of any risk or obligation assumed by the Reinsurer, when such portion is ascertained, shall be payable on demand of the Company at the same time as the Company shall pay its net retained portion of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the Reinsurer, on the basis of the liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of the Company, such portion shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the Company have authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as above set forth shall be made directly to the Company or to its conservator, liquidator or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the Company.

In the event of the insolvency of the Reinsurer and the appointment of receivers therefore, the liability of the Reinsurer shall not terminate but shall continue with respect to the reinsurance ceded to the Reinsurer by the Company, and the Company shall have a security interest in any and all sums held by or under deposit in the name of the Reinsurer.

7) Offset Provision. Any debits or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the Reinsurer or the Company, with respect to this agreement or with respect to any other claim of one party against the other, are deemed mutual debits or credits, as the case may be, and may be set off, and only the balance may be allowed or paid. It is agreed that claims will not be offset until the claim procedures outlined in <u>Article V</u> - <u>CLAIMS</u> have been followed.

8) Severability. In the event that any of the provisions herein contained shall be declared or adjudicated invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions which shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been herein included or made a part of the Agreement.

9) Blocked Persons. No policy reinsured hereunder has been sold, underwritten, brokered or issued by a Blocked Person, as such term is defined by the United States Treasury Department's Office of Foreign Assets Control ("OFAC"), and no policy owner, holder, insured or beneficiary thereof is a Blocked Person.

...END OF ARTICLE VII

ARTICLE VIII

RECAPTURE

1) Recapture. If the Company increases its limits of retention, then the Company may make a corresponding reduction in the reinsurance in force under this Agreement, on all insureds where the Company maintained its maximum limit of retention at time of issue. However, no reinsurance shall be reduced under this provision prior to the policy anniversary specified in Schedule A, and no reinsurance shall be recaptured where the Company retained less than its maximum retention in effect at the time the policy was issued.

2) Method of Recapture. If the Company elects to recapture, it will notify the Reinsurer in writing ninety (90) days prior to the effective date of its increase in retention. At the next policy anniversary date following the anniversary specified in Schedule A, the reinsurance will be reduced to increase the total retained by the Company to its new maximum. If the reinsurance on any policy for any insured is reduced under this provision, all reinsurance eligible for such reduction must be reduced. If two or more reinsurers have reinsurance eligible for recapture on the same insured, the Reinsurer's share of the reduction will be in proportion to its share of the total reinsurance on the insured.

... END OF ARTICLE VIII

ARTICLE IX

ARBITRATION

1) Agreement. All differences between the Company and the Reinsurer on which an agreement cannot be reached, will be decided by arbitration. The arbitrators will determine the interpretation of the Agreement in accordance with usual business and reinsurance practices, rather than by strict technicalities.

2. Method. Three arbitrators will decide any differences. They must be officers of life insurance companies, or reinsurance companies, employed by other than the two parties to the Agreement, or have been previously so employed in such a capacity in an insurance or reinsurance company. In no event may an employee – past or present – of either party or its affiliates serve as an arbitrator.

Each party will choose one member of the arbitration panel within four weeks after being requested to do so by the party seeking arbitration and, once selected, these two members will choose the third member within four weeks after their nomination. If the two arbitration panel members chosen fail to agree on the selection of the third member of the panel, the choice will be left to the American Arbitration Association.

Each Company will submit its case in writing to the arbitration panel within one month of the date the panel is finally established, and the parties to the Agreement are required to make their arbitrator nominee known to the other party within 30 days of the request for arbitration.

It shall be the function of the arbitration panel to determine settlement of the differences between the parties based on the evidence presented, their experience and knowledge of the subject matter, and on the basis of usual and customary practice, rather than to act solely on the basis of evidence as would be admissible in a court of law. The panel shall make its decision within 60 days following the termination of the hearings unless both parties consent to an extension. The majority decision of the panel will be deemed to be the decision of the panel. The Company and the Reinsurer agree to accept the interpretation of the panel as binding upon both parties to the Agreement.

... END OF ARTICLE IX

ARTICLE X

REINSURER'S RIGHT OF NOTICE OF UNUSUAL PRACTICES

1) In providing reinsurance facilities to the Company under this Agreement, the Reinsurer has granted the Company considerable authority with respect to automatic binding power, reinstatements, claim settlements, and the general administration of the reinsurance account. To facilitate transactions, the Reinsurer has required the minimum amount of information and documentation possible, reflecting its utmost faith and confidence in the Company. The Reinsurer assumes that, except as otherwise notified by the Company, the underwriting, claims and other insurance practices employed by the Company with respect to reinsurance ceded under this Agreement are generally consistent with the customary and usual practices of the insurance industry as a whole. Where the Company does engage in exceptional or uncustomary practices or implements a significant change in its underwriting rules or guidelines, with respect to business covered under this Agreement, the Company agrees to advise the Reinsurer in writing and receive a written acceptance of said practices from the Reinsurer before assigning any liability to the Reinsurer with respect to any reinsurance issued under such practices.

...END OF ARTICLE X

ARTICLE XI

TREASURY REGULATION SECTION 1.848-2(g)(8) JOINT ELECTION

The Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for the taxable year ended December 31, 2002 and for all subsequent taxable years for which this Agreement remains in effect unless such election is terminated by mutual written agreement of the parties hereto with the consent, if required, of the Commissioner of the Internal Revenue Service.

1) The term "party" will refer to either the Company or the Reinsurer as appropriate.

2) The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Treasury Regulation Section 1.848-2(f) or: "gross premium and other consideration" as defined in Treasury Regulation Section 1.848-3(b) as appropriate.

3) Both parties agree to identify this Agreement as one for which the joint election under Treasury Regulation Section 1.848-2(g)(8) has been made in a schedule attached to their respective federal income tax returns for the taxable period ended December 31, 2002.

4) The party with the positive net consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

5) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

6) The Company will submit a schedule to the Reinsurer by May of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.

7) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within 30 days of the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer's tax return for the previous year.

ARTICLE XI CONTINUES...

8) If the Reinsurer contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

...END OF ARTICLE XI

ARTICLE XII

CONFIDENTIALITY

Each party shall maintain the confidentiality of all information, including legally protected consumer privacy information, that is provided to it by the other party in connection with this Agreement; provided, however, that this obligation of confidentiality will not apply (a) if and to the extent that disclosure is required by applicable law or any court, governmental agency or regulatory authority or by subpoena or discovery request in pending litigation; (b) if the information is or becomes available from public information (other than as a result of prior unauthorized disclosure by the disclosing party); (c) if the information is or was received from a third party not known by the disclosing party to be under a confidentiality obligation with regard to such information; or (d) if the information was in the possession of the disclosing party (having received such information on a non-confidential basis) other than by reason of the services performed pursuant to this Agreement. In the event that either party becomes legally compelled to disclose any secret or confidential information, such party will give prompt written notice of that fact to the other party so that such other party may seek an appropriate remedy to prevent such disclosure; provided, however, that this provision will not apply to information that is or otherwise becomes available to the public or that was previously available on a non-confidential basis. This provision does not prohibit the sharing of information with Retrocessionaires or other parties engaged to provide services in connection with this Agreement, to the extent necessary to provide such services, provided that such Retrocessionaires and parties shall have agreed to maintain the confidentiality of such information.

...END OF ARTICLE XII

ARTICLE XIII

DURATION OF AGREEMENT

This Agreement is unlimited in duration, but may be amended by mutual consent of the Company and the Reinsurer. It may be terminated as to new reinsurance by either party, by giving ninety (90) days' written notice to the other, prior to the effective date of termination. Termination as to new reinsurance does not affect existing reinsurance. Existing reinsurance will remain in force until termination of the Company's policies on which the reinsurance is based, in accordance with the terms of this Agreement.

... END OF ARTICLE XIII

ARTICLE XIV

EXECUTION

In witness of the above, this Agreement is signed in duplicate at the dates and places indicated, with an effective date of **October 1, 2003**.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
KANSAS CITY, MISSOURI

Date: February 20, 2004

By: Calvin D. Cherry

Title: Director of Pricing

Witness: Christine M. Duffy

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
ORLANDO, FLORIDA

Date: Feb. 25, 2004

By: Gary L. Gray

Title: Vice President

Witness: Jean M. Fay

... END OF ARTICLE XIV

SCHEDULE A

RETENTION AND REINSURANCE LIMITS

Part I Retention Limits of Business Men's Assurance Company of America

A) Life

Retained amount in force and applied for, per life:

Issue ages 20-60, Nonsmoker or Smoker Class 1: $750,000.
Issue ages 61-70, Nonsmoker or Smoker Class 1: $500,000.
Issue ages 71-74, Nonsmoker or Smoker Class 1: $300,000.

Issue ages 20-60, Nonsmoker Class 2: $650,000.
Issue ages 61-70, Nonsmoker Class 2: $450,000.
Issue ages 71-74, Nonsmoker Class 2: $250,000.

The Company's share of the net amount at risk is 20%, not to exceed the Company's per life retention from the schedule above.

B) Disability Waiver of Premium

Not Applicable

C) Accidental Death Benefit

Not Applicable

Part II Automatic Binding Limits

A) Life

In force and applied for initial specified amount on Policy Form VL54 (including state variants), per life:

Issue ages 20-65: $1,000,000
Issue ages 66-74: $500,000

B) Disability Waiver of Premium

Not Applicable

C) Accidental Death Benefit

Not Applicable

Part III Business Covered

The preceding schedule limits apply to all insured lives with surnames A through Z inclusive on Policy Form VL54 (including state variants).

The Reinsurer's share of the net amount at risk is 50%.

Part IV Additional Conditions

A) Minimum Cession – Not Applicable.

B) Jumbo Limit - $20,000,000 per life.

C) Recapture - The minimum number of years for a cession to be reinsured before it is eligible for recapture is ten (10) years.

D) Currency - U.S. Dollars

Part V Definition of Normal Underwriting

The normal underwriting process and rating class definitions are defined below:

Underwriting Classes:

Class 1, Smoker (Includes Standard and Table 1)
Class 1, Non-Smoker (Includes Standard and Table 1)
Class 2, Non-Smoker (Includes Table 2 through Table 6)

Class 2 will not be available to Smokers.

Smoker is defined for this product as cigarette smokers only.

Rate Classifications:

- Classes will vary by cigarette smoking habits and mortality assessment to be included within the three classes offered. (For example a Table 3 cigarette non-smoker will be approved for Class 2, Non-Smoker.
- Traditional underwriting requirements such as attending physician statements and paramedical examinations will not be requested.

- There will be four primary risk selection tools used to make the Underwriting Class decision. These will include:
  - Application
  - TeleUnderwriting, including the Part II of the application and drill down questions as a reflex to positive responses on the Part II.
  - Medical Information Bureau code search
  - Pharmaceutical Database Search
- If a positive MIB code is received, and the applicant had not indicated the impairment on the interview, a letter will be sent to the applicant explaining that we have received a code from MIB and that underwriting can not continue until further details about the impairment is provided or the code is resolved. The applicant will be given the MIB consumer reporting address and advised we will hold our file open for 30 calendar days pending a response. This letter should be used infrequently and only when an applicant has not admitted to a significant impairment during the interview by the TeleUnderwriter. If the applicant does not respond within 30 days, the application will be closed as incomplete.
- The pharmaceutical database search will provide prescription records within the past two years on an applicant. An underwriting guide or algorithm to the PBM (Pharmacy Benefit Manager) database search results is being developed by an expert Underwriting Consultant. Based on drug combinations and dosages the underwriting guide will assist underwriters in making risk selection decisions.

  If a significant prescription record, not admitted during TeleUnderwriting interview, is received a letter will be sent to the applicant explaining that we have received information from the pharmaceutical database search and that underwriting can not continue until further details are provided or the record is resolved. The applicant will be given the PBM address and advised we will hold our file open for 30 calendar days pending a response. If the applicant does not respond within 30 days, the application will be closed as incomplete.

SCHEDULE B

PROCEDURES FOR REPORTING

The Company will maintain adequate records to administer the reinsurance accounts and will cede reinsurance under this Agreement on a bordereau self-administration basis. The Company will provide the Reinsurer with an activity report on computer disk or other mutually agreed upon electronic media, substantially in conformity with the following:

A) Monthly New Business and Renewals Premium Statement

The Company will provide the Reinsurer with a report of all reinsurance policies issued or renewing during the past month(s) accompanied by reinsurance premiums for such policies which should include the following:

1) The report should be segregated into first year issues and renewals and each segment should state the gross premium, allowances and resultant net premium due for each life reinsurance policy.

2) Premium due for supplemental benefits should be stated separately.

3)	transaction code	11)	plan of insurance
4)	transaction effective date	12)	policy amount
5)	policy number	13)	reinsurance amount
6)	insured's name: surname	14)	net amount at risk
	first name	15)	table rating
	middle initial	16)	flat extra amount and duration
7)	date of birth	17)	underwriting class (smoker class)
8)	sex	18)	country/state of residence
9)	issue age	19)	automatic/facultative indicator
10)	policy issue date	20)	DWP, ADB, Rider reinsurance amount (if applicable)

B) Monthly Conversion Report

The Company will provide the Reinsurer with a separate report of reinsurance policies that are conversions, reissues or replacements to plan(s) as stated in Schedule A. The report should provide the required information in A) above and the following information:

1)	original policy date	3)	original issue age
2)	original policy number	4)	duration

C) Monthly Adjustment Report

The Company will report the details of all policy terminations and changes on the reinsurance policies. In addition to the information in A above, the report should provide information about the type of change, the effective date, and the monetary result of the change with respect to reinsurance.

D) Monthly Policy Exhibit Report

The Company will provide a summary of new issues, terminations, recaptures, changes, death claims and reinstatements during the month(s) and the inforce reinsurance at the end of the month.

E) Quarterly In force and Reserve Listing

Within fifteen (15) days after the close of each calendar quarter, the Company will furnish the Reinsurer with a list of reinsurance by policy which should include the following information:

1) 5 through 20 in A) above

SCHEDULE C

COMMISSIONS AND ALLOWANCES

The allowances for commissions granted for reinsurance amounts, expressed as a percentage of the premium rate charged by the Company, are shown below for the applicable benefit.

There are no additional benefits that apply.

AMENDMENT

TO ALL REINSURANCE AGREEMENTS

BETWEEN

BUSINESS MEN'S ASSURANCE COMPANY
(Referred to in this Amendment as the Company)

AND

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(Referred to in this Amendment as the Reinsurer)

NAME CHANGE OF THE COMPANY

Effective June 30, 2006, the Company's name was changed from Business Men's Assurance Company to Liberty Life Insurance Company, and hereinafter in these Reinsurance Agreements, all references to either Business Men's Assurance Company, or the Company, shall also pertain to Liberty Life Insurance Company.

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated.

LIBERTY LIFE INSURANCE COMPANY
GREENVILLE, SOUTH CAROLINA

Date: 7/24/06

By: [signature]

Title: VP CHIEF ACTUARY

Witness: [signature]

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
ORLANDO, FLORIDA

Date: July 20, 2006

By: [signature]

Title: Vice President – Business Programs

Witness: [signature]

Orlando
Jean Fay

July 20, 2006

Mr. John R. Obermeier III
Vice President and Chief Actuary
Liberty Life Insurance Company
P.O. Box 1389
Greenville, South Carolina 29602-1389

Re: Name Change Amendment

Dear Mr. Obermeier:

Thank you for your letter dated June 27, 2006 to Jeff Burt, informing us of the merger of Liberty Life and Business Men's Assurance. Enclosed is the name change amendment to all or our Reinsurance Agreements to reflect this change.

Please counter-sign and return one copy to my attention, and retain one copy for your files.

Thanks for your help.

Sincerely,

Jean M. Fay
Treaty Analyst

Enc.

EXHIBIT C HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

AUTOMATIC AND FACULTATIVE Y.R.T. AGREEMENT

between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
Kansas City, Missouri
(hereinafter called the CEDING COMPANY)

and

MUNICH AMERICAN REASSURANCE COMPANY
Atlanta, Georgia
(hereinafter called MARC-Life)

This Agreement is Effective April 1, 1993

Treaty ID: 1355

TABLE OF CONTENTS

TABLE OF CONTENTS
(continued)

Reinsurance required by the CEDING COMPANY will be assumed by MARC-Life as described in the terms of this Agreement.

This reinsurance agreement constitutes the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this agreement.

Any change or modification to this agreement is null and void unless made by amendment to this agreement and signed by both parties.

ARTICLE I

AUTOMATIC COVERAGE

A. Reinsurance hereunder will be ceded automatically by the CEDING COMPANY through a Quota-Share Pool. MARC-Life's percentage of participation in each risk ceded through this Pool will be as shown in Exhibit D.

B. For each risk on which reinsurance is ceded, the CEDING COMPANY will retain its full published retention at the time of issue, taking into account both currently issued and previously issued policies. For plans which increase, the CEDING COMPANY'S retention is figured on the basis as described in Article Vi.

C. The CEDING COMPANY may cede and MARC-Life will automatically accept reinsurance, if all of the following conditions are met for each life:

1. The CEDING COMPANY has retained its limit of retention as shown in Exhibit A or share as described in Article VI.
2. The amount does not exceed the automatic binding limits shown in Exhibit D.
3. The sum of the amount of insurance already in force and applied for on that life, in all companies, does not exceed the Jumbo Limit as shown in Exhibit D.
4. The CEDING COMPANY has not made facultative application for reinsurance of the current or prior applications on the same life to MARC-Life or any other reinsurer.
5. The risk is conventionally underwritten.
6. The Plan is listed in Exhibit B.
7. The risk is a resident of the United States, Canada, Puerto Rico or Guam.
8. The risk does not travel to foreign countries more than eight weeks a year.

D. The CEDING COMPANY may automatically cede Waiver of Premium Disability reinsurance in amounts not to exceed the amounts shown in Exhibit D.

ARTICLE II

FACULTATIVE PROVISIONS

A. The CEDING COMPANY will have the option to submit any case facultatively which it does not wish to cede automatically or which it may not cede automatically under the provisions of Article I.

B. For facultative cases, the CEDING COMPANY will keep 50% of the face amount to a maximum of $200,000.

C. The CEDING COMPANY will send copies of the original applications, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

D. The CEDING COMPANY will also notify MARC-Life of any underwriting information requested or received after the initial request for reinsurance is made. For policies which contain automatic increase provisions, the CEDING COMPANY will inform MARC-Life of the initial and ultimate risk amounts for which reinsurance is being requested.

E. On a timely basis, MARC-Life will submit a written decision. In no case will MARC-Life's offer on facultative submissions be open after 120 days have elapsed from the date of MARC-Life's offer to participate in the risk. Acceptance of the offer and deliver of the policy according to the rules of the CEDING COMPANY must occur within 120 days of the final reinsurance offer. Unless MARC-Life explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day 120.

F. MARC-Life will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement for risks submitted on a facultative basis.

ARTICLE III

YEARLY RENEWABLE TERM PREMIUMS

A. Plans of insurance listed in Exhibit B will be reinsured on the yearly renewable term basis with MARC-Life participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with MARC-Life.

B. Premiums for Life Reinsurance and reinsurance of Supplemental Benefits will be based on the rates and allowances described in Exhibit C.

C. Premiums will be increased by any flat extra premium charged the insured on the face amount initially reinsured.

D. There will be no premium tax reimbursement.

E. The Life Reinsurance rates contained in this Agreement are guaranteed for one year, and MARC-Life anticipates continuing to accept premiums on the basis of these rates indefinitely. If MARC-Life deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for annually renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

ARTICLE IV

SELF-ADMINISTRATION

A. The CEDING COMPANY will administer the records for the reinsurance ceded to MARC-Life under this agreement. The CEDING COMPANY will furnish monthly statements to MARC-Life which contain the following information:

1. A list of all premiums due for the current month, identifying each policy and explaining the reasons for each premium payment.

2. Premium subtotals adequate for MARC-Life to use for its premium accounting including first year, renewal year, automatic and facultative totals.

3. A list of new business, terminations and changes for the current month. For new business and changes, the CEDING COMPANY must identify the reinsurance agreement and provide information adequate for MARC-Life to establish reserves, check retention limits and check premium calculations.

4. Totals for in force, new business, changes and each type of termination, as of the end of the month. "Totals" refer to the number of policies reinsured and the net amount at risk reinsured. For bordereau business see sample Policy Exhibit in Exhibit F.

In addition, the CEDING COMPANY must provide MARC-Life with an in force listing of reinsured business at least once a year. This in force listing must contain information adequate for MARC-Life to audit its in force records. (See Exhibit E.)

B. If the CEDING COMPANY chooses to report its reinsurance transactions via electronic media, the CEDING COMPANY shall consult with MARC-Life to determine the appropriate reporting format. Should the CEDING COMPANY subsequently desire to make changes in the data format or the code structure, the CEDING COMPANY shall communicate such changes to MARC-Life prior to the use of such changes in reports to MARC-Life.

C. The monthly statements shall be furnished to MARC-Life within thirty (30) days following the close of each month and will be accompanied by payment of any net amount due MARC-Life. All premiums not paid within thirty (30) days of the due date, defined as each policy's 12-month anniversary, will be in default.

D. Premiums are payable annually in advance.

E. MARC-Life reserves the right to charge interest at an annual rate of 8%, calculated from the due date, when:

1. Renewal premiums are not paid within sixty (60) days of the due date.

2. Premiums for new business are not paid within one-hundred twenty (120) days of the date the policy is issued.

F. MARC-Life will have the right to terminate this Agreement when premiums are in default by giving ninety (90) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety (90) day notice period, MARC-Life's liability for all risks reinsured under this agreement will terminate. The first day of the ninety (90) day notice of termination, resulting from default as described in Section C of this Article, will be the day the notice is received in the mail by the CEDING COMPANY or if the mail is not used, the day it is delivered to the CEDING COMPANY. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect.

ARTICLE V

DAC TAX REGULATIONS

The CEDING COMPANY and MARC-Life hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for the 1991 taxable year for all amounts of consideration arising after November 14, 1991 and for all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either the CEDING COMPANY or MARC-Life as appropriate.

2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Treasury Regulation Section 1.848-2(f) or "gross premium and other consideration" as defined in Treasury Regulation Section 1.848-3(b) as appropriate.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS Section 848(c)(1).

4. The CEDING COMPANY and MARC-Life agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The CEDING COMPANY and MARC-Life also agree to exchange information which may be otherwise required by the IRS.

5. The CEDING COMPANY will submit a schedule to MARC-Life by June 1 of each year of its calculation of the net consideration for the preceding calendar year. (See Exhibit G.) This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

6. MARC-Life may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within thirty (30) days of MARC-Life's receipt of the CEDING COMPANY'S calculation. If MARC-Life does not so notify the CEDING COMPANY, MARC-Life will report the net consideration as determined by the CEDING COMPANY in MARC-Life's tax return for the previous calendar year.

7. If MARC-Life contests the CEDING COMPANY'S calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date MARC-Life submits its alternative calculation. If the CEDING COMPANY and MARC-Life reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

ARTICLE VI

INCREASING AND DECREASING NET AMOUNT AT RISK POLICIES AND RIDERS

A. Whenever the insured has the option to increase life coverage at future date(s) without additional underwriting, and these increasing risks will be automatically reinsured under this Agreement, the following provisions will apply:

1. At the issue of the base policy, the CEDING COMPANY will determine the maximum net amount at risk during the term period and will provide MARC-Life with this information.

2. The maximum amount plus current in force in all companies must not exceed the jumbo limit as shown in Exhibit D.

3. The maximum amount to be reinsured must not exceed the binding limits as shown in Exhibit D.

4. The CEDING COMPANY will establish the percentage of each risk to be retained in accordance with the following formula:

$$\% \text{ Retained by BMA} = \frac{\text{BMA Maximum Retention - BMA In Force}}{\text{Maximum Death Benefit During Term Period}}$$

These percentages will be applied to the initial amount at risk and to increases in net amcunt at risk.

5. If the insured should lose the option to automatically increase coverage and the policy will no longer increase as originally projected, the CEDING COMPANY can switch to reinsuring on an excess versus proportionate basis and keep their retention in effect at that time.

B. For policies of this type which will be reinsured facultatively, the CEDING COMPANY has the responsibility for clearly identifying the current and ultimate net amounts at risk in order for MARC-Life's underwriters to underwrite both net amounts at risk. The ultimate net amount at risk reinsured must never exceed the amount of MARC-Life's offer.

C. For plans which decrease, the CEDING COMPANY will keep its maximum retention less any in force. Decreases will be proportionate with the CEDING COMPANY and all reinsurers in the pool participating equally.

ARTICLE VII

ERRORS AND OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be unintentional or the result of misunderstanding or oversight on the part of either the CEDING COMPANY or MARC-Life, both the CEDING COMPANY and MARC-Life shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.

ARTICLE VIII

EXPENSE OF ORIGINAL POLICY

The CEDING COMPANY will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

ARTICLE IX

CHANGES IN RETENTION AND RECAPTURE PRIVILEGES

A. If, at any time, the CEDING COMPANY changes its existing retention limits, as shown in Exhibit A, written notice of the change will promptly be given to MARC-Life.

B. The CEDING COMPANY may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance in force in accordance with the following rules:

   1. The CEDING COMPANY will notify MARC-Life of its intent to recapture at least thirty (30) days prior to any recaptures.

   2. No recapture will be made unless reinsurance has been in force ten (10) years.

   3. Recapture will become effective on the policy anniversary date following notification of the company's intent to recapture.

   4. No recapture will be made unless the CEDING COMPANY retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business or in any classes of risks for which the CEDING COMPANY established special retention limits less than the CEDING COMPANY's maximum retention limits for the plan, age and mortality rating at the time the policy was issued.

   5. If any reinsurance is recaptured all reinsurance eligible for recapture under the provisions of this Article must be recaptured.

   6. If there is reinsurance in other companies on risk eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

ARTICLE X

REINSTATEMENT, EXCHANGES, EXTENDED TERM AND REDUCED PAID-UP INSURANCE, CONVERSIONS

A. REINSTATEMENT

Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the CEDING COMPANY may be automatically reinstated with MARC-Life as long as the policy is reinstated in accordance with the terms and rules of the CEDING COMPANY. Any policy originally reinsured with MARC-Life on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by MARC-Life before it is reinstated. The CEDING COMPANY will pay MARC-Life its share of amounts collected or charged for the reinstatement of such policies.

B. EXCHANGES

Exchanges will be reinsured under this Agreement only if the original policy was reinsured with MARC-Life; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with MARC-Life immediately prior to the exchange. Premiums will be determined as follows:

1. If any business covered under this Agreement is subsequently exchanged to any other plan reinsured by MARC-Life, then such business shall be reinsured at the rates as shown in the Agreement covering the new plan. Rates and allowances or pay percentages applicable to the new plan will be determined at point-in-scale based on the original policy that is being exchanged. If the Agreement including the new rate requires policy fees, then they shall also apply to the new plan.

2. If any business covered under this Agreement is subsequently exchanged to a plan that is not reinsured with MARC-Life under a specific document, then such business shall be reinsured with MARC-Life subject to all terms and conditions of the Automatic YRT Reinsurance Agreement, if any, in force between the CEDING

COMPANY and MARC-Life at the time of the exchange. If there is no Automatic YRT Reinsurance Agreement in force at the time of the exchange, the new policy shall be subject to the facultative reinsurance rates for YRT reinsurance in effect between the CEDING COMPANY and MARC-Life. Reinsurance premiums for the new policy shall be at attained age for the duration since the last check of insurability, except that the first premium will be reduced by 50%.

C. EXTENDED TERM AND REDUCED PAID-UP INSURANCE

Changes as a result of extended term or reduced paid-up insurance will be handled like reductions.

D. CONVERSIONS

Conversions will be reinsured under this Agreement only if the original policy was reinsured with MARC-Life; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with MARC-Life immediately prior to the conversion. For decreasing policies the conversion amount will be the death benefit at the next anniversary. Premiums will be determined as follows:

1. If any business covered under this Agreement is subsequently converted to any other plan reinsured by MARC-Life, then such business shall be reinsured at the rates as shown in the Agreement covering the new plan. Rates and allowances or pay percentages applicable to the new plan will be determined at point-in-scale based on the original policy that is being converted. If the Agreement including the new rates requires policy fees, then they shall also apply to the new plan.

2. If any business covered under this Agreement is subsequently converted to a plan that is not reinsured with MARC-Life under a specific document, then such business shall be reinsured with MARC-Life subject to all terms and conditions of the Automatic YRT Reinsurance Agreement, if any, in force between the CEDING COMPANY and MARC-Life at the time of conversion. If there is no

Automatic YRT Reinsurance Agreement in force at the time of conversion, the new policy shall be subject to the facultative reinsurance rates for YRT reinsurance in effect between the CEDING COMPANY and MARC-Life. Reinsurance premiums for the new policy shall be at attained age for the duration since the last check of insurability, except that the first premium will be reduced by 50%.

NOTE: An original date policy Reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to MARC-Life for the original policy will be refunded to the CEDING COMPANY. All premiums will be due on the new policy from the original issue date of the old policy.

NOTE: Re-entry, e.g., wholesale replacement and similar programs are not covered under this Article. If re-entry is applicable to this treaty, then it will be covered under the Premiums and Allowances Exhibit.

ARTICLE XI

<u>LIABILITY</u>

A. This is an Agreement solely between MARC-Life and the CEDING COMPANY. In no instance will anyone other than MARC-Life or the CEDING COMPANY have any rights under this agreement, and the CEDING COMPANY will be and remain solely liable to any insured, policyowner or beneficiary under any policy reinsured hereunder.

B. The liability for all automatic reinsurance accepted by MARC-Life under this Agreement will commence simultaneously with that of the CEDING COMPANY.

C. MARC-Life will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement unless conditions for automatic coverage under Article I of this Agreement are met.

D. Liability for all reinsurance submitted facultatively to MARC-Life will commence when all of the following conditions have been met:

1. MARC-Life's offer has been accepted and the CEDING COMPANY has properly documented its records to reflect this acceptance, and

2. No more than one-hundred twenty (120) days have elapsed from the date of MARC-Life's final offer unless MARC-Life explicitly states in writing that the final offer is extended for some further period of time.

3. The liability of MARC-Life shall begin simultaneously with that of the CEDING COMPANY provided (a) that the CEDING COMPANY makes facultative application only to MARC-Life, MARC-Life has made an unconditional offer to reinsure, and the CEDING COMPANY makes no application to another reinsurer, or (b) if the CEDING COMPANY makes facultative application to more than one reinsurer including MARC-Life, that either MARC-Life's offer is made at the lowest mortality classification, or if there are multiple unconditional offers at the lowest mortality classification, MARC-Life's offer will result in an overall reinsurance premium which is the lowest under these offers.

E. The liability of MARC-Life for all reinsurance under this Agreement will cease simultaneously with the liability of the CEDING COMPANY and will not exceed the CEDING COMPANY'S contractual liability under the terms of its policies.

ARTICLE XII

CLAIMS

A. Prompt notice of a claim must be given to MARC-Life. In every case of loss, copies of the proofs obtained by the CEDING COMPANY will be taken by MARC-Life as sufficient. Copies thereof, together with proof of the amount paid on such claim by the CEDING COMPANY will be furnished to MARC-Life when requesting its share of the claim. However, if the amount reinsured with MARC-Life is more than the amount retained by the CEDING COMPANY and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to MARC-Life for its recommendation before admission of any liability on the part of the CEDING COMPANY.

B. The CEDING COMPANY will notify MARC-Life of its intention to contest, compromise or litigate a claim. Unless it declines to be a party to such action, MARC-Life will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of specific expenses, except as specified below.

If MARC-Life declines to be a party to the contest, compromise or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise or litigation, and its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY it declines to be a party.

In no event will the following categories of expenses or liabilities be reimbursed:

1. Routine investigative or administrative expenses;

2. Salaries of employees or other internal expenses of the CEDING COMPANY or the original issuing company.

3. Extra contractual damages, including punitive and exemplary damages;

4. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

C. If the amount of insurance changes because of a misstatement of rate classification, MARC-Life's share of reinsurance liability will change proportionately.

D. For approved Waiver of Premium benefit claims, MARC-Life will pay the CEDING COMPANY its portion of the amount of gross premiums waived by the CEDING COMPANY.

ARTICLE XIII

ARBITRATION

A. It is the intention of MARC-Life and the CEDING COMPANY that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If MARC-Life or the CEDING COMPANY cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

B. To initiate arbitration, either the CEDING COMPANY or MARC-Life will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of their appointment, each of the arbitrators will nominate three individuals. Each arbitrator will then decline two of the nominations presented by the other arbitrator. The third arbitrator will then be chosen from the remaining two nominations by drawing lots.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article. Therefore, at no time will either the CEDING COMPANY or MARC-Life contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the CEDING COMPANY and MARC-Life to inform the arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute will be coordinated with the other party and will be provided simultaneously to the other party or will take place in the presence of the other party. Further, at no time will any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

E. The arbitration hearing will be held on the date fixed by the arbitrators. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be borne by the losing party unless the arbitrators decide otherwise.

ARTICLE XIV

INSOLVENCY

A. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable directly to the liquidator, receivers or statutory successor of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY.

B. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will immediately give written notice to MARC-Life of all pending claims against the CEDING COMPANY on any policies reinsured. While a claim is pending, MARC-Life may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expense incurred by MARC-Life will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by MARC-Life. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

C. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either MARC-Life or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

D. In the event of the insolvency of MARC-Life, the CEDING COMPANY shall have the right to cancel this agreement as respects occurrences taking place on or after the date MARC-Life first evidences insolvency, by giving to MARC-Life (or its liquidator/receiver or other statutory successor) written notice stating that such recapture is thereby effected and MARC-Life (or its liquidator/receiver or other statutory successor) shall return to the CEDING COMPANY the unearned reinsurance premium hereunder as of the effective date of recapture.

ARTICLE XV

RIGHT TO INSPECT

MARC-Life may at all reasonable times inspect the CEDING COMPANY'S original papers, records, books, files, etc., relating to the business under this Agreement.

ARTICLE XVI

DURATION OF AGREEMENT

A. This Agreement may be terminated as to new reinsurance at any time by either party giving ninety (90) days written notice of termination. The day the notice is mailed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office or to an Officer of the other party will be the first day of the ninety (90) day period.

B. During the ninety (90) day period, this Agreement will continue to operate in accordance with its terms.

C. MARC-Life and the CEDING COMPANY will remain liable after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of this Agreement.

Munich American Reassurance Company

Dale B. Hintz, CLU
Vice President

56 Perimeter Center East, N.E.
Atlanta, GA 30346-2290

Mailing Address:
P.O. Box 3210
Atlanta, GA 30302-3210

Telephone:
(404) 394-5665 ext. 447
Telefax: (404) 394-7744
Telex: 70-0592

October 12, 1992

Mr. Henry Heise
Chief Underwriting Officer
Business Men's Assurance Company of America
P. O. Box 419076
Kansas City, Missouri 64141

Re: State of Missouri - New Regulations for Authorized Reinsurers

Dear Henry:

In order to comply with the State of Missouri's new regulations for authorized reinsurers, effective October 12, 1992, MARC-Life is required to include the following wording in all our treaties with companies domiciled in the State of Missouri:

"In the event of the failure of MARC-Life to perform its obligations under the terms of the reinsurance agreement, MARC-Life, at the request of the Ceding Insurer shall submit to the jurisdiction of the courts of Missouri, will comply with all requirements necessary to give such courts jurisdiction, and abide by the final decisions of such courts or of any appellate courts in Missouri in the event of an appeal."

Henry, this wording is for our existing YRT treaty, however, we will also include the same wording in our new automatic treaty.

Please sign and file the original of this letter with your MARC-Life treaty or treaties and acknowledge it by signing and returning the enclosed copy. Thank you.

Sincerely,

Dale B. Hintz, CLU
Vice President

DBH/jnn

Accepted for:

Company: BMA

Signature: [signature]

Title: Assistant Underwriting VP

Date: [handwritten date]

MARC-Life
Munich Re Group

EXHIBIT A

RETENTION SCHEDULE

Business Men's Assurance Company of America

Limits

Rating	Ages 0 to 60	Ages 61 - 70	Ages 71 - 80**	Ages 81 - 90**
Std to T-2; to $5.70:	$750,000	$500,000	$300,000	$75,000
T-3 to T-8; to $12.50:	$650,000	$450,000	$250,000	$50,000
T-9 to T-16; $12.55 & Up:	$500,000	$350,000	$200,000	$30,000
Over T-16**:	$300,000	$150,000	$100,000	$30,000

** Completely facultative

NOTE: For standard aviation risks, the above retention limits are reduced by 50%. ("Aviation risks" relates to anyone who is a pilot, regardless of whether risk is rated up or not.)

Dollar extras are converted in accordance with the information below and on the next page.

WAIVER OF PREMIUM - - Same as Life

ACCIDENTAL DEATH BENEFIT - - Total ADB on any one individual is $200,000 for coverage with BMA; total of $300,000 in all companies.

FLAT EXTRAS: PERMANENT: Use the column with the permanent flat extra amount in table above. TEMPORARY: If six years or more, use the column with the permanent flat extra amount in the table above. If five years or less, see instructions on next page. TABLE RATED in addition to flat extra: see instructions on next page.

EXHIBIT A
(continued)

Temporary and Combo Ratings Table:

Flat Extra Amount:

Permanent	Std.	to $5.70	$5.75 to $12.50	$12.55 to $35.00	over $35.00
Standard	Std	T-2	T-6	T-12	over T-16**
T1 to T2 or to $5.70	T-2	T-6	T-6	T-12	over T-16**
T3 to T8 $5.75 to $12.50	T-6	T-6	T-12	over T-16**	over T-16**
T9 to T16 or $12.55 to $35.00	T-12	T-12	over T-16**	over T-16**	over T-16**
Over T16 or over $35.00	over T-16**		over T-16**	over T-16**	over T-16**

** Completely facultative

For TEMPORARY FLAT EXTRAS, of 5 years or less, drop down one level on the above table, and use that retention schedule in the regular retention chart.

For example, a $10.00 per thousand rating for 5 years at age 55 would mean a retention maximum of $750,000.

For COMBINATION RATINGS:

If table rate plus a permanent flat extra for 6 or more years, use the table above where the two rates cross, use retention by age.

If table rate plus a temporary flat extra for 5 or less years, use "flat extras" one column to the left in above table and use the appropriate age retention.

ARTICLE XVII

EXECUTION OF AGREEMENT

IN WITNESS OF THE ABOVE,

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

of

Kansas City, Missouri

and

MUNICH AMERICAN REASSURANCE COMPANY

of

Atlanta, Georgia

have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 1, 1993.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: Laurence E. Engel By: Henry J. Heim

Title: VP - Insurance Actuary Title: Individual Underwriting VP

Date: 4-5-94

MUNICH AMERICAN REASSURANCE COMPANY

By: Dale B Hintz By: Paula Y. Besselink

Title: VICE PRESIDENT Title: ASSISTANT SECRETARY

Date: April 7, 1994

EXHIBIT B

POLICY PLANS AND RIDERS REINSURED

Effective April 1, 1993

OMNITERM

WAIVER OF PREMIUM

EXHIBIT D

LIMITS

MARC-Life's PARTICIPATING PERCENTAGE

MARC-Life's participation percentage for each risk reinsured with the Pool shall be as shown below:

25%

AUTOMATIC BINDING LIMITS - LIFE

The CEDING COMPANY agrees not to automatically bind MARC-Life when the amount to be ceded automatically exceeds the following limits:

Rating	Age	CEDING COMPANY Retention	Maximum Automatic Binding to MARC-Life	Issue Limit
Std to T-2	0 - 60	$750,000	$2,312,500	$10,000,000
	61 - 70	$500,000	$1,625,000	$ 7,000,000
T-3 to T-8	0 - 60	$650,000	$1,837,500	$ 8,000,000
	61 - 70	$450,000	$1,137,500	$ 5,000,000
T-9 to T-16	0 - 60	$500,000	$ 875,000	$ 4,000,000
	61 - 70	$350,000	$ 662,500	$ 3,000,000

For aviation risks, the above binding limits will be cut in half.

AUTOMATIC BINDING LIMITS - WAIVER OF PREMIUM

The CEDING COMPANY agrees not to automatically bind MARC-Life when the amount to be ceded to MARC-Life exceeds the following limit:

$2,000,000

ISSUE AGE LIMIT

Each of the lives must be age 70 or less.

EXHIBIT D
(continued)

MORTALITY RATING LIMIT

The substandard mortality rating assessed to the risk shall not exceed Table 16.

JUMBO LIMIT

A Jumbo risk is one where the amount of insurance already in force and applied for on the risk in all companies exceed the following limit:

$15,000,000

EXHIBIT E

STATEMENT SPECIFICATIONS

The following information should appear on each Self-Administered statement and In Force listing sent to MARC-Life.

- Name of the insured
- Date of birth of the insured
- The issue age of each insured
- The sex of the insured
- The insured's state of residence
- Underwriting Classification
- Smoking Class
- Indication if business is Facultative or Automatic
- Indication if business is YRT or Coinsurance
- Policy Number
- Plan Code (Kind Code)
- Face Amount of the policy
- Amount ceded to MARC-Life
- Amount of premium being paid; separated for Life, WP, ADB, etc.
- The amount of any reinsurance premium allowances
- Extra premiums concerned - Example: $5 / 1,000 / 5 years
- Effective date and duration of any policy change, reissue or termination

Exhibit F

In Force Summary Form

SELF-ADMINISTERED LIFE REINSURANCE

Summary Report

For the Period ____________ through ____________
To Munich American Reassurance Company

Company Name ______________________ Account Number ______________________

Treaty ID: ______________________

Plan ID: ______________________

Prepared By ______________________ Date ______________ Phone ______________

I. Policy Exhibit Summary (Life Reinsurance Only)

	Number of Policies	Amount of Reinsurance
A. In Force As Of Last Report		
B. New Paid Reinsurance Ceded		
C. NTO		
D. Reinstatements		
E. Administrative New Business (Conversions, Etc.)		
F. Lapses		
G. Recaptures		
H. Surrenders (Coinsurance Only)		
I. Death		
J. Expiries		
K. Administrative Lapses		
L. Increase/Decrease	XXXXXX	
M. In Force As Of Current Report		
N. ADB In Force As of Current Report	XXXXXX	

II. Accounting Summary

	Premiums		Commissions			
Category	First Year	Renewal Year	First Year	Renewal Year	Other*	Net Due MARC-Life
Life						
WP						
ADB						
Total						

* If more than one category is included (e.g., surrender benefits, dividends), please show details on the reverse side of this form.

RADF61

Amendment to the Reinsurance Agreement between

Business Men's Assurance Company of America, Kansas City, Missouri

and

Munich American Reassurance Company, Atlanta, Georgia

This amendment is effective September 1, 1998

I. Conversions of Term Plans

Effective September 1, 1998, if an Omniterm policy reinsured under this agreement is converted to a VUL plan, the new policy will be reinsured under this Agreement. Conversion age and duration will be point-in-scale and will be based on the insured's original issue date and age on the policy being converted.

II. All provisions of the Automatic and Facultative Y.R.T. Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: [illegible]	By: [illegible]
Title: Ind. Actuarial VP	Title: [illegible] VP
Date: 8/31/99	Date: 7/28/99

MUNICH AMERICAN REASSURANCE COMPANY

By: [illegible]	By: [illegible]
Title: VICE PRESIDENT	Title: ASST. VICE PRESIDENT
Date: Aug 23, 1999	Date: Aug 23, 1999

SCHEDULE B HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

(YEARLY RENEWABLE TERM)

Effective April 1, 1998

Between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
(CEDING COMPANY)

BMA Tower
P.O. Box 419458
Kansas City, MO 64141

And

MUNICH AMERICAN REASSURANCE COMPANY
(REINSURER)

P. O. Box 3210
Atlanta, Georgia 30302-3210

AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

(YEARLY RENEWABLE TERM)

This Agreement is between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, (CEDING COMPANY)
BMA Tower, P.O. Box 419458, Kansas City, MO 64141

And

MUNICH AMERICAN REASSURANCE COMPANY (REINSURER), P. O. Box 3210, Atlanta, Georgia 30302-3210.

The REINSURER agrees to reinsure certain portions of the CEDING COMPANY's contract risks as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in its Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, the CEDING COMPANY and the REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 1, 1998.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: Henry Heise
Title: 2nd Undl VP
Date: 9/14/98

By: Randall C. Meyer
Title: 2nd. Actuarial V.P.
Date: 9/14/98

MUNICH AMERICAN REASSURANCE COMPANY

By: [signature]
Title: Vice President
Date: Sept 21, 1998

By: Paula J. Besselink
Title: Asst. Vice President
Date: Sept. 21, 1998

SCHEDULE A

1. PLANS REINSURED:

The policy plans and supplemental benefits automatically and facultatively reinsured are:

Plans	Plan Codes
VARIABLE UNIVERSAL LIFE	BMAVUL
PRIMARY INSURED RIDER	BMPIR
COVERED INSURED RIDER (RELATED)	BMCIR1
COVERED INSURED RIDER (UNRELATED)	BMCIR2
FUTURE PURCHASE OPTION	BMFPO
WAIVER OF MONTHLY DEDUCTION	BMWMD
WAIVER OF PLANNED PREMIUM	BMWPP

2. AUTOMATIC PORTION REINSURED:

The REINSURER shall automatically reinsure 50% of the excess net amount at risk, as defined in this Schedule A, beyond the CEDING COMPANY's retention.

3. AUTOMATIC RETENTION LIMITS:

i. LIFE INSURANCE:
Please refer to Exhibit A attached to this Schedule A

ii. DISABILITY WAIVER OF PLANNED PREMIUM BENEFIT:
The reinsurance benefit is the planned premium waived on a policy times the portion reinsured with the REINSURER.

iii. Waiver of Monthly Deduction:
The reinsurance benefit is the monthly cost of insurance deductions waived on a policy times the portion reinsured with the REINSURER.

iv. Future Purchase Option Rider:
Guarantees the right to increase the specified amount of the base policy or to purchase any permanent life insurance (except a joint life plan) in the same rate classification as the base policy without evidence of insurability.

AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

Table of Contents

Listing of Schedules:

SCHEDULE A

1. Plans Reinsured
2. Automatic Portion Reinsured
3. Automatic Retention Limits
4. Automatic Acceptance Limits
5. Automatic In Force and Applied for Limits
6. Premium Due
7. Recapture Period
8. Net Amount at Risk
9. Additional Underwriting requirements

SCHEDULE B – AUTOMATIC REINSURANCE PREMIUMS

1. Life Insurance
2. Supplemental Benefits
3. Age Basis
4. Other Policy Changes, Conversions, Exchanges, Etc.
5. Facultative Rate Limit

SCHEDULE C – REPORTING INFORMATION

Information on Risks Reinsured
Policy Exhibit Summary
Reserve Credit Summary
Accounting Summary

SCHEDULE D – FACULTATIVE FORMS

AUTOMATIC AND FACULTATIVE AGREEMENT

1. PARTIES TO AGREEMENT.

This Agreement is solely between the REINSURER and the CEDING COMPANY. There is no third party beneficiary to this Agreement. Although the CEDING COMPANY may be reinsuring the same product to REINSURER through other distribution channels, the reinsurance under this Agreement will not create any right nor legal relationship between the REINSURER and any other person, for example, any insured, policy owner, agent, beneficiary, or assignee. The CEDING COMPANY agrees that it will not make the REINSURER a party to any litigation between any such third party and the CEDING COMPANY. The CEDING COMPANY shall not use the REINSURER's name with regard to the CEDING COMPANY's agreements or transactions with these third parties unless the REINSURER gives prior approval for the use of its name.

2. REINSURANCE BASIS.

This Agreement, including the attached Schedules, states the terms and conditions of automatic and facultative reinsurance which shall be on a Yearly Renewable Term basis. This Agreement is applicable only to reinsurance of policies directly written by the CEDING COMPANY. Any policies acquired through merger of another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.

3. AUTOMATIC REINSURANCE TERMS.

The REINSURER agrees to automatically accept contractual risks on the life insurance plans and supplemental benefits shown in Schedule A, subject to the following requirements:

a. UNDERWRITING STANDARDS.
The CEDING COMPANY will use a *Life Underwriting Manual* that is mutually agreed to by both the CEDING COMPANY and the REINSURER to determine underwriting risk classifications. The CEDING COMPANY should discuss any proposed changes in underwriting standards, requirements, or other criteria with the REINSURER before implementation.

b. RETENTION.
The CEDING COMPANY will retain an amount of insurance on each life equal to its retention shown in Schedule A. If the CEDING COMPANY's scheduled retention is zero, automatic reinsurance is not available.

c. AUTOMATIC ACCEPTANCE LIMITS.
On any one life, the amount automatically reinsured under all agreements with all reinsurers shall not exceed the Automatic Acceptance Limits shown in Schedule A.

d. AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.
On any one life, the total life insurance in force and applied for with all companies of which the CEDING COMPANY is aware, cannot exceed the In Force and Applied For Limits as shown in Schedule A.

e. RESIDENCE.
Each insured must be a resident of the United States or Canada at the time of issue.

f. MINIMUM CESSION.
The minimum amount of reinsurance per cession that the REINSURER will accept is $10,000 and reinsurance will be terminated when the amount reinsured is less than $10,000.

g. FACULTATIVE QUOTES.
The risk shall not have been submitted on a facultative basis to the REINSURER or any other reinsurer.

4. AUTOMATIC REINSURANCE NOTICE PROCEDURE.

After the policy has been paid for and delivered, the CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to the REINSURER.

5. FACULTATIVE REINSURANCE.

The CEDING COMPANY may apply for facultative reinsurance with The REINSURER on a risk if the automatic reinsurance terms are not met, or if the terms are met and it prefers to apply for facultative reinsurance. If the CEDING COMPANY wishes to obtain a facultative quote from other reinsurers on a case eligible for automatic reinsurance, the case shall also be submitted to the REINSURER for a facultative offer. The following items must be submitted to obtain a facultative quote:

a. A form substantially similar to CEDING COMPANY's "BMA Direct Facultative Submission" form, shown in Schedule D.

b. Copies of the original insurance application, medical examiner's reports, financial information, and all other papers and information obtained by the CEDING COMPANY regarding the insurability of the risk.

c. After receipt of the CEDING COMPANY's application, the REINSURER will promptly examine the materials and notify the CEDING COMPANY either of the terms and conditions of the REINSURER's offer for facultative reinsurance or that no offer will be made. The REINSURER's offer expires 120 days after the offer is made, unless the written offer specifically states otherwise. If the CEDING COMPANY accepts the REINSURER's offer, then the CEDING COMPANY shall note its acceptance in its underwriting file and mail, as soon as possible, a formal

reinsurance cession to the REINSURER using a form substantially similar to CEDING COMPANY's "BMA Direct Facultative Submission" form, shown in Schedule D. If the CEDING COMPANY does not accept the REINSURER's offer, then the CEDING COMPANY shall notify the REINSURER in writing, as soon as possible. Automatic reinsurance rates can be used for facultative business up to the limits shown in Schedule B.

6. COMMENCEMENT OF REINSURANCE COVERAGE.

Commencement of the REINSURER's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a. AUTOMATIC REINSURANCE.
The REINSURER's reinsurance coverage for any policy that is ceded automatically under this Agreement shall begin and end simultaneously with the CEDING COMPANY's contractual liability for the policy reinsured.

b. FACULTATIVE REINSURANCE.
The REINSURER's reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when the CEDING COMPANY accepts the REINSURER's offer. If the CEDING COMPANY has submitted the application for reinsurance to other reinsurers, the REINSURER's offer shall be considered revoked when a better offer as determined by table rating, or an equal offer is made by another reinsurer and received earlier by the CEDING COMPANY, unless the CEDING COMPANY has accepted the REINSURER's offer.

c. PRE-ISSUE COVERAGE.
The REINSURER will not be liable for benefits paid under the CEDING COMPANY's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under Section 3 of this Agreement are met. The REINSURER's liability under the CEDING COMPANY's conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i. The Automatic Acceptance Limits with the REINSURER as shown in Schedule A.

ii. The amount for which the CEDING COMPANY is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers.

The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by the CEDING COMPANY. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

7. BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a. LIFE REINSURANCE.
The amount reinsured on a policy is the policy's net amount at risk less the CEDING COMPANY's retention available on the policy less any amount of reinsurance with other reinsurers. The retention on each life, or both lives for joint policies, is shown in Schedule A. The net amount at risk is shown in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B. For illustrations, please see Exhibit B, attached to Schedule A.

Examples are provided at Exhibit B, attached to Schedule A.

b. SUPPLEMENTAL BENEFITS.
For the supplemental benefits reinsured under this Agreement, the following provisions will apply:

i. WAIVER OF PREMIUM.
The reinsurance benefit is the premium waived on a policy for the amount reinsured with the REINSURER. Reinsurance premiums for this benefit are shown in Schedule B.

ii. PRIMARY INSURED RIDER.
Reinsurance premiums for this benefit are shown in Schedule B.

iii. COVERED INSURED RIDER.
Reinsurance premiums for this benefit are shown in Schedule B.

iv. FUTURE PURCHASE OPTION.
Reinsurance premiums for this benefit are shown in Schedule B.

v. WAIVER OF MONTHLY DEDUCTION.
Reinsurance premiums for this benefit are shown in Schedule B.

c. PRELIMINARY TERM INSURANCE

Premiums for reinsurance of preliminary term insurance are at the second year rate for the insured's attained age, as shown in Schedule B, for the fraction of a year covered.

d. TERM INSURANCE RENEWALS.
Reinsurance premium rates for term renewals are calculated using the original issue age, duration since issuance of the original policy, and the original underwriting classification.

e. TABLE RATED SUBSTANDARD PREMIUMS.
If the CEDING COMPANY's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

f. FLAT EXTRA PREMIUMS.
If the CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

g. RATES NOT GUARANTEED.
The reinsurance premium rates are not guaranteed. The REINSURER reserves the right to change the rates at any time. If the REINSURER changes the rates, it will give the CEDING COMPANY 90 days prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period.

8. CASH VALUES OR LOANS.
This Agreement does not provide reinsurance for cash surrender values. In addition, the REINSURER will not participate in policy loans or other forms of indebtedness on reinsured business.

9. PAYMENT OF REINSURANCE PREMIUMS

a. PREMIUM DUE.
Reinsurance premiums for each reinsurance cession are due as shown in Schedule A. On any payment date, monies payable between the REINSURER and the CEDING COMPANY may be netted to determine the payment due.

b. FAILURE TO PAY PREMIUMS.
If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and the REINSURER may terminate the reinsurance upon 30 days prior written notice. The REINSURER will have no further liability as of the termination date. The CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. The CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c. PREMIUM ADJUSTMENT.
If the CEDING COMPANY overpays a reinsurance premium and the REINSURER accepts the overpayment, the REINSURER's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the REINSURER will be liable to the CEDING COMPANY for a credit in the amount of the overpayment. If a reinsured policy terminates, the REINSURER will refund the reinsurance premium. This refund will be on a prorated basis without interest from

the date of termination of the policy to the date to which a reinsurance premium has been paid.

10. PREMIUM TAX REIMBURSEMENT.
Premium taxes shall not be reimbursed.

11. DAC TAX AGREEMENT.

The CEDING COMPANY and the REINSURER herein collectively called the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a. For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b. The CEDING COMPANY and the REINSURER agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c. The CEDING COMPANY will submit to the REINSURER by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

d. The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within 30 days of the REINSURER's receipt of the CEDING COMPANY's calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER's tax return for the previous calendar year;

e. If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

12. REPORTS.

The reporting period shall be monthly. The administrating party shall be the CEDING COMPANY. For each reporting period, the CEDING COMPANY will submit a statement to the REINSURER with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the REINSURER, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

13. RESERVES FOR REINSURANCE.

The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

14. CLAIMS.

a. NOTICE.
The CEDING COMPANY will notify the REINSURER, as soon as reasonably possible, after it receives a claim request.

b. PROOFS.
The CEDING COMPANY will promptly provide the REINSURER with proper claim proofs, all relevant information respecting the claim, and an itemized statement of the benefits paid by the CEDING COMPANY.

c. AMOUNT AND PAYMENT OF BENEFITS.
As soon as the REINSURER receives proper claim notice and proof of the claim, the REINSURER will promptly pay the reinsurance benefits due the CEDING COMPANY. The CEDING COMPANY's contractual liability for claims is binding on the REINSURER. The maximum benefit payable to the CEDING COMPANY under each reinsured policy is the amount specifically reinsured with the REINSURER. The total reinsurance in all companies on a policy shall not exceed the CEDING COMPANY's total contractual liability on the policy, less its retention used on the policy. The excess, if any, of the total reinsurance in all companies plus the CEDING COMPANY's retention used on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

d. CONTESTED CLAIMS.
The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim involving a reinsured policy. If the CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability,

the REINSURER will share in the reduction in the proportion that the REINSURER's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. If the REINSURER should decline to participate in the contest, compromise or litigation, the REINSURER will then release all of its liability by paying the CEDING COMPANY its full share of reinsurance and not sharing in any subsequent reduction in liability.

e. CLAIM EXPENSES.
The REINSURER will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless the REINSURER has released its liability, in which case the REINSURER will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including the CEDING COMPANY's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the CEDING COMPANY admits are payable are not a claim expense under this Agreement.

f. EXTRACONTRACTUAL DAMAGES.
In no event will the REINSURER participate in punitive or compensatory damages which are awarded against the CEDING COMPANY as a result of an act, omission, or course of conduct committed by the CEDING COMPANY in connection with the insurance under this Agreement. The REINSURER will, however, pay its share of statutory penalties awarded against the CEDING COMPANY in connection with the insurance reinsured under this Agreement, unless the statutory penalties were awarded as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY. The parties recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which the REINSURER was an active party and directed, consented to, or ratified the act, omission, or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of punitive and/or compensatory damages. In such situations, the CEDING COMPANY and the REINSURER would share such damages assessed in equitable proportions.

Routine expenses incurred in the normal settlement of uncontested claims and the salary of an officer or employee of the CEDING COMPANY are excluded from this provision. For purposes of this provision, the following definitions will apply:

"Punitive Damages" are those damages awarded as penalties, the amounts of which are not governed nor fixed by statute;

"Statutory Penalties" are those amounts awarded as penalties, and are fixed in amount by statute;

"Compensatory Damages" are those amounts awarded to compensate for actual damages sustained, and are not awarded as penalties, nor fixed in amount by statute.

15. MISREPRESENTATION, MISSTATEMENT AND SUICIDE.

If a misrepresentation or misstatement on an application or a death of an insured by suicide results in the CEDING COMPANY returning the policy premiums to the policy owner rather than paying the policy benefits, the REINSURER will refund all of the reinsurance premiums it received on that policy to the CEDING COMPANY. This refund given by the REINSURER will be in lieu of all other reinsurance benefits payable on that policy under this Agreement. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

16. POLICY CHANGES.

a. NOTICE.
If a reinsured policy is changed, a corresponding change will be made in the reinsurance for that policy. The CEDING COMPANY will notify the REINSURER of the change in the CEDING COMPANY's next accounting statement.

b. INCREASES.
If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, then the increase shall be automatically accepted by the REINSURER, but it is not to exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

c. REDUCTION OR TERMINATION.
If life insurance on a reinsured policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

d. CONVERSIONS.
Conversions will be reinsured under this Agreement only if the original policy was reinsured with the REINSURER; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the REINSURER immediately prior to the conversion. Premiums will be determined as follows:

1. If any business covered under this Agreement is subsequently converted to any other plan reinsured by the REINSURER, then such business shall be reinsured at the rates as shown in the Agreement covering the new plan. Rates and allowances or pay percentages applicable to the new plan will be determined at point in scale based on the original policy that is being converted. If the Agreement including the new rates requires policy fees, then they shall also apply to the new plan.

2. If any business covered under this Agreement is subsequently converted to a plan that is not reinsured with the REINSURER under a specific document, then such business shall be reinsured with the REINSURER at the Yearly Renewable Term Reinsurance Premiums per $1,000 attached to Schedule B. Rates will be determined at point in scale based on the original policy that is being converted.

e. EXTENDED TERM AND REDUCED PAID-UP INSURANCE.
When a reinsured policy changes to extended term or reduced paid-up insurance, the CEDING COMPANY will notify the REINSURER of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

17. REINSTATEMENTS.

a. AUTOMATIC REINSTATEMENT.
If the CEDING COMPANY reinstates a policy that was originally ceded to the REINSURER as automatic reinsurance using conventional underwriting practices, the REINSURER's reinsurance for that policy shall be reinstated.

b. FACULTATIVE REINSTATEMENT.
If the CEDING COMPANY has been requested to reinstate a policy that was originally ceded to the REINSURER as facultative reinsurance, then the CEDING COMPANY will again submit the case to the REINSURER for underwriting approval before the reinsurance can be reinstated. Any policy originally reinsured with the REINSURER on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the REINSURER before it is reinstated. The CEDING COMPANY will pay the REINSURER its share of amounts collected or charged for the reinstatement of such policies.

c. PREMIUM ADJUSTMENT.
Reinsurance premiums for the interval during which the policy was lapsed will be paid to the REINSURER on the same basis as the CEDING COMPANY charged its policy owner for the reinstatement.

d. NONFORFEITURE REINSURANCE TERMINATION.
If the CEDING COMPANY has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

18. INCREASE IN RETENTION.

a. NEW BUSINESS.
If the CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to the REINSURER, increase its retention shown in Schedule A for policies issued after the effective date of the retention increase.

b. RECAPTURE.
If the CEDING COMPANY increases its retention limits, then it may, with 90 days written notice to the REINSURER, reduce or recapture the reinsurance in force subject to the following requirements:

i. A cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date of the reduction in reinsurance shall be the later of the first policy anniversary following the expiration of the 90 day notice period to recapture and the policy anniversary date when the required minimum of years is attained.

ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

iv. Recapture of Automatic reinsurance will not be allowed on any policy for which the CEDING COMPANY did not keep its maximum retention at issue. The CEDING COMPANY's retention limits are stated in Section 3 of Schedule A. This particular requirement shall not apply to Facultative cases.

v. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in the REINSURER's reinsurance on that policy shall be in proportion to the total amount of reinsurance on the life with all reinsurers.

vi. If a waiver of premium disability claim is in effect when recapture takes place, the CEDING COMPANY will recapture the life risk and all other eligible benefits as if there were no waiver of premium disability claim. The REINSURER's liability for these benefits will then cease. The waiver of premium disability reinsurance will remain in effect until the policy is returned to a premium paying status. When that happens, the CEDING COMPANY will recapture the waiver of premium disability benefits.

vii. If a recaptured waiver of premium claim is resumed because of an extension of the initial disability under the terms of the CEDING COMPANY's policy, the REINSURER will pay its share of the waiver of premium benefit if the CEDING COMPANY pays the REINSURER the reinsurance premium for the period following recapture.

19. ERRORS AND OMISSIONS.
If either the REINSURER or the CEDING COMPANY fails to comply with any of the terms of this Agreement and it is shown that the failure was unintentional or the result of a misunderstanding or an administrative oversight on the part of either party, this Agreement will remain in effect. If the failure to comply changes the operation or effect of this Agreement, both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

20. INSOLVENCY.
In the event of the insolvency of CEDING COMPANY, all reinsurance will be payable directly to the liquidator, receiver or statutory successor of CEDING COMPANY without diminution because of the insolvency of CEDING COMPANY.

In the event of the insolvency of CEDING COMPANY, the liquidator, receiver, or statutory successor will immediately give written notice to REINSURER of all pending claims against CEDING COMPANY on any policies reinsured. While a claim is pending, REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to CEDING COMPANY or its liquidator, receiver or statutory successor. The expense incurred by REINSURER will be chargeable, subject to court approval, against CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to CEDING COMPANY solely as a result of the defense undertaken by REINSURER. Where Two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by CEDING COMPANY.

Any debts or credits, matured or unmatured, liquidated or unliquidated in favor of or against either the REINSURER or the CEDING COMPANY with respect to this Agreement or with

respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

In the event of the insolvency of REINSURER, REINSURER will be bound by any legal directions imposed by its liquidator, receiver or statutory successor. However, if not in conflict with such legal directions, CEDING COMPANY shall have the right to cancel this Agreement as respects occurrences taking place on or after the date REINSURER first evidences insolvency, by giving to REINSURER (or its liquidator, receiver or statutory successor) written notice stating that such recapture is thereby effected and REINSURER (or its liquidator, receiver or statutory successor), in lieu of a premature recapture fee, will not be required to reimburse CEDING COMPANY any unearned premium hereunder.

21. ARBITRATION.

a. GENERAL.
All disputes and differences under this Agreement that cannot be amicably agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law.

b. NOTICE.
To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c. PROCEDURE.
Arbitration will be heard before a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies; however, these companies will not be either party or their affiliates. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots on the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision

from which there will be no appeal. Either party may reduce this decision to a judgment before any court which has jurisdiction of the subject of the arbitration.

d. COSTS.
Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

22. GOOD FAITH; FINANCIAL SOLVENCY.
The CEDING COMPANY agrees that all matters with respect to this Agreement require its utmost good faith. The REINSURER or its representatives have the right at any reasonable time to inspect the CEDING COMPANY's records relating to this Agreement. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. The REINSURER has entered into this Agreement in reliance upon the CEDING COMPANY's representations and warranties. The CEDING COMPANY affirms that it has disclosed and will continue to disclose to the REINSURER all matters material to this Agreement and each reinsurance cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in the CEDING COMPANY's ownership or control.

23. TERM OF THIS AGREEMENT.
The CEDING COMPANY will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days written notice of termination by either party to the other. The REINSURER will continue to accept reinsurance during this 90 day period. The REINSURER's acceptance will be subject to both the terms of this Agreement and the CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

24. MEDICAL INFORMATION BUREAU.
The REINSURER is required to strictly adhere to the Medical Information Bureau Rules, and the CEDING COMPANY agrees to abide by these Rules, as amended from time to time. The CEDING COMPANY will not submit a preliminary notice, application for reinsurance, or reinsurance cession to the REINSURER unless the CEDING COMPANY has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization. CEDING COMPANY may occasionally send a specific preliminary inquiry without a Medical Information Bureau authorization if REINSURER is notified that a Medical Information Bureau authorization has not been procured.

4. AUTOMATIC ACCEPTANCE LIMITS:

The amount to be ceded automatically shall not exceed the following limits:

	Insurance Ages			
Rating Class	**to 60**	**61-70**	**71-80**	**81-90****
Std. to T-2				
The Ceding Company's Retention	$750,000	$500,000	$300,000	**
The Reinsurer's Portion	$4,625,000	$3,250,000	$1,850,000	**
Total	$10,000,000	$7,000,000	$4,000,000	**
T-3 to T-8				
The Ceding Company's Retention	$650,000	$450,000	$250,000	**
The Reinsurer's Portion	$3,675,000	$2,275,000	$1,000,000	**
Total	$8,000,000	$5,000,000	$2,250,000	**
T-9 to T-16				
The Ceding Company's Retention	$500,000	$350,000	$200,000	**
The Reinsurer's Portion	$1,750,000	$1,325,000	$500,000	**
Total Amount with all companies including the Ceding Company's Retention.	$4,000,000	$3,000,000	$1,200,000	**
Over Table 16	Completely Facultative			

**completely facultative

WAIVER OF PREMIUM AND WAIVER OF MONTHLY DEDUCTION: $3,000,000

5. AUTOMATIC IN FORCE AND APPLIED FOR LIMITS:

LIFE INSURANCE IN FORCE LIMIT:

$15,000,000

6. PREMIUM DUE:

Reinsurance premiums are due on the issue date and each subsequent monthly policy due date, regardless of the policy's payment mode.

7. RECAPTURE PERIOD:

The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

8. NET AMOUNT AT RISK:

The net amount at risk for purposes of this agreement is the death benefit amount less the policy account value.

SCHEDULE A, CONTINUED

9. ADDITIONAL UNDERWRITING REQUIREMENTS:

The following requirements apply to business reinsured under this Agreement. These requirements are in addition to the underwriting standards described in Section 3.a. of this Agreement.

BLOOD PROFILE LIMITS:

Where permitted by law, a blood profile including an AIDS test is required according to the age and amount conditions described below. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

Issue Age	Applied For Amount
15+	$100,000

Exhibit A

Retention Schedule

LIFE

	Insurance Ages			
Rating Class	to 60	61-70	71-80	81-90**
Std to T-2; or to $5.70	$750,000	$500,000	$300,000	**
T-3 to T-8; $5.75 to $12.50	$650,000	$450,000	$250,000	**
T-9 to T-16; $12.55 to $35.00	$500,000	$350,000	$200,000	**
Over T-16** over $35.00	Completely Facultative			

**Completely Facultative

NOTE: For standard aviation risks, the above retention limits are reduced by half. ("Aviation risks" relates to anyone who is a pilot, regardless of whether the risk is rated up or not.)

Dollar extras are converted in accordance with the information below and on the next page.

FLAT EXTRAS: PERMANENT: Use the column with the permanent flat extra amount in table above.

TEMPORARY: If 6 years or more, use the column with the permanent flat extra amount in the table above. If 5 years or less, see instructions on next page.

COMBINATION RATING: See instructions on next page.

Temporary and Combo Ratings Table:

Permanent	Flat Extra Amount: Std	to $5.70	$5.75 to $12.50	$12.55 to $35.00	over $35.00
Standard	Std	T-2	T-6	T-12	over T-16**
T-1 to T-2; or to $5.70	T-2	T-6	T-6	T-12	over T-16**
T-3 to T-8 ; $5.75 to $12.50	T-6	T-6	T-12	over T-16**	over T-16**
T-9 to T-16; $12.55 to $35.00	T-12	T-12	over T-16**	over T-16**	over T-16**
Over T-16; over $35.00	over T-16**	over T-16**	over T-16**	over T-16**	over T-16**

**Completely facultative

For TEMPORARY FLAT EXTRAS, of 5 years or less, drop down one level on the above table, and use that rating in the regular retention chart.

For example, a $10.00 per thousand rating for 5 years and no table rating would equate to a table 6 rating. At age 55, this would mean a retention maximum of $650,000.

In the same example, if the risk was also assessed a table 4 rating, this would equate to a table 12 rating. In this case, the maximum retention would be $500,000.

For COMBINATION RATING:

If there is a table rating plus a permanent flat extra for 5 or more years, use the above table and where the two rates cross, use that rating in the regular retention chart.

If there is a table rating plus a temporary flat extra for 5 or less years, use one column to the left in the "flat extras" columns in the above table and use that rating in the regular retention chart.

WAIVER OF PREMIUM

Same as life.

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1. Type of Transaction
2. Effective Date of Transaction
3. Automatic/Facultative Indicator
4. Policy Number
5. Full Name of Insured
6. Date of Birth
7. Sex
8. Smoker/Nonsmoker
9. Policy Plan Code
10. Insured's State of Residence
11. Issue Age
12. Issue Date
13. Duration from Original Policy Date
14. Face Amount Issued
15. Reinsured Amount (Initial Amount)
16. Reinsured Amount (Current Amount at Risk)
17. Change in Amount at Risk Since Last Report
18. Death Benefit Option (For Universal Life Type Plans)
19. ADB Amount (If Applicable)
20. Substandard Rating
21. Flat Extra Amount Per Thousand
22. Duration of Flat Extra
23. Premiums

SCHEDULE C, CONTINUED
SAMPLE

POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

CEDING COMPANY: ____________________
REINSURER: ____________________
ACCOUNT NO: ____________________
PREPARED BY: ____________ Phone: ( ) ____________
DATE PREPARED: ____________________

TYPE OF REINSURANCE:

Yearly Renewable Term ____________
Coinsurance ____________
Modified Coinsurance ____________
Other ____________

VALUATION DATE:____________

		NUMBER OF POLICIES	AMOUNT OF REINSURANCE
A.	In Force Beginning of Period ___/___/___		
B.	New Paid Reinsurance Ceded		
C.	Reinstatements		
D.	Revivals		
E.	Increases (Net)		
F.	Conversion In		
G.	Transfers In		
H.	Total Increases (B - G)		
I.	Deaths		
J.	Maturities		
K.	Cancellations		
L.	Expiries		
M.	Surrenders		
N.	Lapses		
O.	Recaptures		
P.	Other Decreases (Net)		
Q.	Reductions		
R.	Conversions Out		
S.	Transfers Out		
T.	Total Decreases (I - S)		
U.	Current In Force ___/___/___ (A + H - T)		

SCHEDULE C, CONTINUED

SAMPLE

RESERVE CREDIT SUMMARY

CEDING COMPANY: ____________________
REINSURER: ____________________
ACCOUNT NO: ____________________
PREPARED BY: ____________ Phone: ( ) ____________
DATE PREPARED: ____________________

TYPE OF REINSURANCE:

Yearly Renewable Term ____________
Coinsurance ____________
Modified Coinsurance ____________
Other ____________

VALUATION DATE:____________

TYPE OF RESERVES:

Statutory ____________
GAAP ____________
Tax ____________

	MORTALITY	VALUATION BASIS INTEREST	VALUATION	ISSUE YEAR RANGE	IN FORCE COUNT	IN FORCE AMOUNT	RESERVE CREDIT
A. Life Insurance							
B. Accidental Death Benefit							
C. Disability Active Lives							
D. Disability Disabled Lives							
E. Other Please Explain							

GRAND TOTAL: ____________

SCHEDULE C, CONTINUED

SAMPLE

ACCOUNTING SUMMARY

CEDING COMPANY: ____________________
REINSURER: ____________________
ACCOUNT NO: ____________________
PREPARED BY: ____________ Phone: ( ) ____________
DATE PREPARED: ____________________

TYPE OF REINSURANCE:

Yearly Renewable Term ____________
Coinsurance ____________
Modified Coinsurance ____________
Other ____________

VALUATION DATE: ____________

	LIFE	WP	AD	TOTAL
Premiums				
First Year	______	______	______	______
Renewal	______	______	______	______
Allowances				
First Year	______	______	______	______
Renewal	______	______	______	______
Adjustments				
First Year	______	______	______	______
Renewal	______	______	______	______
Net Due REINSURER				
First Year	______	______	______	______
Renewal	______	______	______	______
TOTAL DUE	______	______	______	______

(The above information should be a summary of the detail information provided to REINSURER.)

Reinsuranc Co Symbol

```
MIB Symbol LTD            MIB-TERM: MIB-TRAN Disposition Notice          NEW NOTICE
Message Type MD           Receiver's Symbol BYC

      Notice To:                                  Symbol:
           From:                                  Symbol:

:Auto    | Lastname:                          First:                      | :YRT
:Fac     | MI:     Sex:     Res:              Born:          Age:         | :Coins
:Fac-ob  | DOB:          Occupation:                                      | :Mod Co
:Airop   | Reins File #:              Plan:                               |
Tobacco  | Ceding Pol #:                      DOP:                        | :MVR

Your Offer Of Date          Is Accepted                A
Please Cancel/Withdraw Reinsurance:
     Reinsurance Placed Elsewhere .       @ Rating:
  B  Within Our Retention .........
     Filed As Incomplete ..........
     Policy Not Placed ............
Remarks:
      By:                                            Date:  06JL98
F1-NEXT F2-PREV F3-TOP  F4-UNKN F5-ADD F6-CAN F7-MENU  F8-SYMB F9-EDIT F10-
```

Notice you Receive from BMA
at the time we issue our policy.
You know if you are on the
Risk. - (A) or not (B)

BMA DIRECT FACULTATIVE SUBMISSION

Business Men's Assurance, PO Box 419458, Kansas City, MO 64141-6458
Phone (816) 753-8000 FAX (816) 751-5807 MIB ID: LTD

Please Respond to Jaime Trillo

Proposed Insured(s): ______________________________

Date(s) of Birth: ______________________________

Our Pending Number(s): ______________________________

Plan(s) and Amount(s) Applied For: ____________________ $__________

Of Which We Propose To Retain: ______________________________

Prior Inforce With BMA: $____________________ BMA Retained: $__________

Submitted To: (1) ______________ (2) ______________

(3) ______________ (4) ______________

Remarks:

________ Over our retention/automatic binding limits.

________ Would like your review to determine if an offer better than ours can be made.

________ Other ______________________________

Items Outstanding: (All papers in our file are being sent unless otherwise specified)

____

____

____

____

Pages 1 - ________ are enclosed. Please advise immediately if you did not receive all pages or if anything else is needed.

Underwriter: ____________________ Routing __________ Ext __________

Date Submitted: ____________________

(7/98)

Addendum

to the

Automatic and Facultative Reinsurance Agreement
(Yearly Renewable Term)

between

Business Men's Assurance Company of America
Kansas City, Missouri
(hereinafter called the Ceding Company)

and

Munich American Reassurance Company
Atlanta, Georgia
(hereinafter called MARC)
Treaty ID: 1559

Effective January 1, 1999, the Ceding Company's Variable Universal Life Plan and applicable riders issued by Conseco Life Insurance Company, Carmel, Indiana shall be reinsured hereunder subject to the following:

1. All business will be underwritten and administered by the Ceding Company, using the same underwriting rules and administration system.

2. Conseco Life Insurance Company and the Ceding Company will share on a 50/50 split the first layer of retention up to $750,000. MARC shall automatically reinsure fifty (50%) percent of the excess over retention limit of $750,000 up to the limits stated in Schedule A of this Agreement.

Except as stated above, all other provisions of this Agreement shall apply.

This addendum will be attached to and form a part of the Automatic and Facultative Reinsurance Agreement effective April 1, 1998, between the Ceding Company and MARC.

In witness whereof, the said Business Men's Assurance Company of America, Kansas City, Missouri, and the said Munich American Reassurance Company, Atlanta, Georgia, have by their respective officers executed and delivered this addendum in duplicate.

Business Men's Assurance Company of America

By Randall E. Meyer

Title: Ind. Actuarial V.P.

Date 4/12/99

By Henry G Heise

Title: Ind Und V.P.

Date 4/12/99

Munich American Reassurance Company

By [signature]

Title: Vice President

Date April 21, 1999

By Paula Y. Besselink

Title: ASST. VICE PRESIDENT

Date APRIL 21, 1999

PRICING TABLES HAVE BEEN OMITTED. THEY CONTAIN CONFIDENTIAL, NON-PUBLIC INFORMATION NOT MATERIAL TO INVESTORS.

Amendment to The

REINSURANCE TREATY

Dated April 1, 2001

between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
Kansas City, Missouri

and

MUNICH AMERICAN REASSURANCE COMPANY
Atlanta, Georgia

This amendment is Effective April 1, 2001

I. SCHEDULE B – Item 1 – b and c are replaced with the following:

"For one or both substandard lives, the Reinsurance premium rate will be the percentage in the table in Schedule B, Item 1a, multiplied by the annual Frasierized single life cost of insurance rates in Schedule B for each insured calculated after adjustment for any substandard table, permanent flat extra or temporary flat extra ratings.

II. All provisions of this Reinsurance Treaty not modified herein remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers duly authorized so to do as of the date set forth.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA	MUNICH AMERICAN REASSURANCE COMPANY
By Henry G Heise	By [signature]
Title Ind Und VP	Title Vice President
Date 10/2/02	Date Oct 7, 2002
By Calvin D. Cherry	By [signature]
Title Indiv. Actuarial VP	Title ASSOCIATE ACTUARY
Date 10/2/2002	Date OCT 7, 2002

Exhibit E

Statement Specifications

The following information should appear on each Self-Administered statement and In Force listing sent to MARC-Life.

- Name of the insured
- Date of birth of the insured
- The issue age of each insured
- The sex of the insured
- The insured's state of residence
- Underwriting Classification
- Smoking Class
- Indication if business is Facultative or Automatic
- Indication if business is YRT or Coinsurance
- Policy number
- Plan Name
- Face Amount of the policy
- Amount ceded to Munich American
- Amount of premium being paid; separated for Life, WP, ADB, etc.
- The amount of any reinsurance premium allowances
- Extra premiums concerned
  Example: $5 / 1000 / 5 YRS
- Effective date and duration of any policy change, reissue, or termination

SELF-ADMINISTERED LIFE REINSURANCE

Summary Report

For the Period ____________ through ____________
To Munich American Reassurance Company

Company Name ______________________ Account Number ______________________

Treaty ID: ______________________

Plan ID: ______________________

Prepared By ________________ Date ____________ Phone ____________

I. Policy Exhibit Summary (Life Reinsurance Only)

	Number of Policies	Amount of Reinsurance
A. In Force As Of Last Report		
B. New Paid Reinsurance Ceded		
C. NTO		
D. Reinstatements		
E. Administrative New Business (Conversions, Etc.)		
F. Lapses		
G. Recaptures		
H. Surrenders (Coinsurance Only)		
I. Death		
J. Expiries		
K. Administrative Lapses		
L. Increase/Decrease	XXXXXX	
M. In Force As Of Current Report		
N. ADB In Force As of Current Report	XXXXXX	

II. Accounting Summary

	Premiums		Commissions			
Category	First Year	Renewal Year	First Year	Renewal Year	Other*	Net Due MARC-Life
Life						
WP						
ADB						
Total						

* If more than one category is included (e.g., surrender benefits, dividends), please show details on the reverse side of this form.

RADF61

SCHEDULE B HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

AUTOMATIC
REINSURANCE AGREEMENT
(YEARLY RENEWABLE TERM)

Effective April 2, 2001

Between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
(CEDING COMPANY)

BMA Tower
P.O. Box 419458
Kansas City, MO 64141

And

Munich American Reassurance Co.
(REINSURER)

P. O. Box 3210
Atlanta, GA 30302-3210

AUTOMATIC
REINSURANCE AGREEMENT
("Agreement")

This Agreement is between BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, (CEDING COMPANY), BMA Tower, P.O. Box 419458, Kansas City, MO 64141 and Munich American Reassurance Co. (REINSURER), P. O. Box 3210, Atlanta, GA 30302-3210.

The effective date of this Agreement is April 2, 2001. On and after the Effective Date, the REINSURER agrees to reinsure certain portions of the CEDING COMPANY's life insurance contracts' risk as described in this Agreement.

This Agreement, together with the Schedules and Exhibits hereto, constitutes the entire reinsurance agreement between the parties with respect to the policies being reinsured hereunder. In terms of the reinsurance that is the subject of this Agreement, there are no understandings between the parties other than as expressed in this Agreement.

Changes or modifications to this Agreement must be in writing and signed by both parties.

1. REINSURANCE BASIS.
   This Agreement is applicable to the reinsurance of life insurance policies and Additional Benefits described in Schedule A, paragraph 1, on a percentage of the frasierzed rates identified on Schedule B that are directly written by the CEDING COMPANY and which are insured by the CEDING COMPANY in conformity with the provisions of this Agreement ("Reinsured Policy(ies")). Each such policy shall be automatically reinsured so long as the requirements of Section 2 are met.

2. AUTOMATIC REINSURANCE TERMS.
   The REINSURER shall automatically accept reinsurance on Reinsured Policies and Additional Benefits issued in conformity with the following:

   a) UNDERWRITING.
      Reinsured Policies must be underwritten by the CEDING COMPANY in accordance with the underwriting requirements specified in Schedule A.

   b) RETENTION.
      The CEDING COMPANY must retain an amount of insurance on each life equal to the retention amount shown in Schedule A. If the CEDING COMPANY's scheduled retention is zero, automatic reinsurance is not available.

   c) AUTOMATIC ACCEPTANCE LIMITS.
      On any one life, the amount automatically reinsured in conjunction with any other reinsurance agreements that may be applicable, shall not exceed the Automatic Acceptance Limit shown in Schedule A.

d) AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.
On any one life, the total life insurance in force or applied for with any company (of which the CEDING COMPANY is aware) cannot exceed the In Force or Applied For Limits shown in Schedule A.

e) RESIDENCE.
Each insured must be a resident of the United States or Canada at the time of issue.

f) MINIMUM CESSION.
On any one life, the minimum amount of reinsurance that the REINSURER will accept is $10,000 and reinsurance will be terminated when the amount reinsured is less than $10,000.

3. AUTOMATIC REINSURANCE NOTICE PROCEDURE.
After the policy has been paid for and delivered, the CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to the REINSURER.

4. FACULTATIVE REINSURANCE.

a) The CEDING COMPANY may apply for facultative reinsurance with the REINSURER if i) the Automatic In Force and Applied For Limit is exceeded, ii) one of the Rate Classes specified in Schedule A is exceeded, iii) one or both lives is 81 years old or older, iv) the Automatic Reinsurance Terms are otherwise not met, or v) if the terms are met and the CEDING COMPANY prefers to apply for facultative reinsurance. If the CEDING COMPANY wishes to obtain a facultative quote from other reinsurers on a case eligible for automatic reinsurance, the case shall also be submitted to REINSURER for a facultative offer.

b) The CEDING COMPANY will send copies of the original application, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

c) The CEDING COMPANY will also notify the reinsurer of any underwriting information requested or received after the initial request for reinsurance is made.

d) After receipt of the CEDING COMPANY's application, the REINSURER will promptly submit a written decision. The REINSURER's offer will expire 120 days after the offer is made, unless a written offer specifically states otherwise. If the CEDING COMPANY accepts the REINSURER's offer, then the CEDING COMPANY shall notify the REINSURER of its acceptance within 120 days of the final reinsurance offer by the REINSURER. If the CEDING COMPANY does not accept the REINSURER's offer,

then the CEDING COMPANY shall notify the REINSURER in writing as soon as possible.

5. TERM OF REINSURANCE COVERAGE.
The term of the REINSURER'S reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a) REINSURANCE.
The REINSURER'S liability shall begin simultaneously with the CEDING COMPANY's liability but not earlier than the effective date of this Agreement. The reinsurance under this Agreement shall remain in force as long as the CEDING COMPANY'S liability remains in force or as specified in Section 16b), entitled Recapture.

b) Except as otherwise provided in Section 5c), the REINSURER's reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when the CEDING COMPANY accepts the REINSURER's offer, and shall remain in force as long as the CEDING COMPANY's contractual liability remains in force or as specified in Section 16b), entitled "Recapture."

c) PRE-ISSUE COVERAGE.
If the CEDING COMPANY issues a conditional receipt, the REINSURER's liability shall begin simultaneously with the CEDING COMPANY's liability subject to the following:

i) The conditional receipt is in substantially the form attached hereto as Schedule D or the REINSUER has otherwise agreed to the form and format of the conditional receipt.

ii) The conditions for automatic reinsurance coverage under Section 2 of this Agreement are met; or for facultative reinsurance, the procedures for additional facultative reinsurance set forth in Section 4 are complied with.

iii) The pre-issue liability applies only once on any given policy regardless of how many receipts were issued or initial premiums were accepted by the CEDING COMPANY.

iv) After the CEDING COMPANY's liability under a conditional receipt terminates, no reinsurance benefits are payable under this pre-issue coverage provision.

v) The REINSURER'S liability under the CEDING COMPANY's conditional receipt is limited to the lesser of (1) or (2) below:

(1) The Automatic Acceptance Limits with the REINSURER as shown in Schedule A.

(2) The amount for which the CEDING COMPANY is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers.

6. BASIS OF AUTOMATIC REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a) LIFE REINSURANCE.
The amount reinsured on a Reinsured Policy is the automatic portion of the policy's net amount at risk, as provided in Schedule A. The net retention on both lives for joint policies, is shown in Schedule A. The net amount at risk is defined in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

b) TABLE RATED SUBSTANDARD PREMIUMS.
If the CEDING COMPANY's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

c) FLAT EXTRA PREMIUMS.
If the CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

d) RATES NOT GUARANTEED.
The reinsurance premium rates are not guaranteed. The REINSURER reserves the right to change the rates at any time upon 180 days prior written notice. Any such change applies only to Reinsured Policies effective on or after the expiration of the notice period.

e) CASH VALUES OR LOANS.
This Agreement does not provide reinsurance for cash surrender values. In addition, the REINSURER will not participate in policy loans or other forms of indebtedness on reinsured business.

7. PAYMENT OF REINSURANCE PREMIUMS

a) PREMIUM DUE.
Reinsurance premiums for each reinsurance cession are due as shown in Schedule A.

b) FAILURE TO PAY PREMIUMS.
If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 17, the premiums will be considered in default and the REINSURER may terminate the reinsurance upon 30 days prior written notice. The

REINSURER will have no further liability as of the termination date. The CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. The CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c) PREMIUM ADJUSTMENT.
If the CEDING COMPANY overpays the reinsurance premium on any Reinsured Policy and the REINSURER accepts the overpayment, such acceptance does not create any additional reinsurance liability nor constitute an acceptance of additional reinsurance risk with regard to such Reinsured Policy. In that instance, the REINSURER will only be liable to the CEDING COMPANY for a credit in the amount of the overpayment. If a Reinsured Policy terminates, the REINSURER will refund a portion of the reinsurance premium. This refund will be on a prorated basis, without interest, from the date of termination of the policy to the date to which a reinsurance premium has been paid.

8. PREMIUM TAX REIMBURSEMENT.
Premium taxes shall not be reimbursed.

9. DAC TAX AGREEMENT.
The CEDING COMPANY and the REINSURER herein collectively called, for the purposes of Section 9 the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a) For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b) The Parties agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c) The CEDING COMPANY will submit to the REINSURER by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

d) The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within 30 days of the REINSURER'S receipt of the CEDING COMPANY's calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year;

e) If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

10. REPORTS.
The reporting period shall be monthly. The CEDING COMPANY shall be responsible for administering this Agreement. For each reporting period, the CEDING COMPANY will submit a statement to the REINSURER with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the REINSURER, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

11. RESERVES FOR REINSURANCE.
The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

12. CLAIMS.

a) NOTICE.
The CEDING COMPANY will notify the REINSURER, as soon as reasonably possible, after it receives a claim for benefits under a Reinsured Policy.

b) CLAIM INFORMATION.
The CEDING COMPANY will promptly provide the REINSURER with all information submitted as a "proof of claim," and any other relevant information concerning the claim including an itemized statement of the benefits paid by the CEDING COMPANY. The CEDING COMPANY shall promptly provide the REINSURER such other information concerning the claim that the REINSURER shall reasonably request.

c) AMOUNT AND PAYMENT OF BENEFITS.
Upon receipt by REINSURER of the information specified in Section 12b), the REINSURER will determine if the information is complete. If additional information is required, the REINSURER shall promptly request such information. If the information is sufficient, the REINSURER shall promptly pay the reinsurance benefits due the CEDING COMPANY.

The CEDING COMPANY's contractual liability for claims, as determined in good faith by the CEDING COMPANY, is binding on the REINSURER. However, the maximum benefit payable to the CEDING COMPANY under each Reinsured Policy is the amount specifically reinsured with the REINSURER. The CEDING COMPANY shall not enter into a situation where the total reinsurance applicable to a Reinsured Policy, from any reinsurer, exceeds the CEDING COMPANY's total contractual liability on the policy, less the amount of risk it retains for such policy. If this occurs, the excess reinsurance of the total reinsurance in all companies plus the CEDING COMPANY's retention used on the policy over its contractual liability under the Reinsured Policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

d) CONTESTED CLAIMS.
The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim involving a Reinsured Policy. The REINSURER may elect not to participate in such contest by providing the CEDING COMPANY with written notice to that effect within 10 days of receipt of the CEDING COMPANY's notice of contest. If the reinsurer fails to give notice as specified, it shall be deemed to have elected to participate. If the REINSURER declines to participate in the contest, compromise or litigation, the REINSURER will pay the CEDING COMPANY its full share of reinsurance. The REINSURER shall then be released from all of its liability with regard to such Reinsured Policy and shall not share in any subsequent reduction or increase in liability or extra-contractual damages.

If the REINSURER participates and the CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, the REINSURER will share in the reduction in the proportion that the REINSURER's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. Alternatively, if "extra-contractual" damages are awarded, the REINSURER shall share in them in the same fashion as any reductions.

e) CLAIM EXPENSES.
If the REINSURER participates pursuant to Section 12d), it will share in the cost of reasonable investigation and legal expenses specifically attributable to the litigation or settlement of the Reinsured Policy claim. If the REINSURER elects not to participate, it will participate in those expenses incurred up to the date of its election. Such claim expenses do not include routine claim and administration operational expenses, including the CEDING COMPANY's home office expenses. Expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the CEDING COMPANY admits are payable may not be included as claim expense under this Agreement.

f) PUNITIVE OR EXEMPLARY DAMAGES.
The REINSURER'S obligations pursuant to this Agreement generally do not include participating in the payment of any punitive or exemplary damages awarded against the CEDING COMPANY as a result of any act, omission, or course of conduct committed by the CEDING COMPANY in connection with a Reinsured Policy subject to this Agreement. However, the CEDING COMPANY and the REINSURER recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed punitive or exemplary damages. Such circumstances are difficult to define in advance, but generally would be those situations in which the REINSURER was an active party and directed, consented to or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of such damages. In such situations, the CEDING COMPANY and the REINSURER would share such damages assessed in equitable proportions. Routine expenses incurred in the normal settlement of uncontested claims, including the salaries of employees of the CEDING COMPANY, are also excluded from this provision. For purposes of this provision, "Punitive or Exemplary Damages" are those damages awarded over and above that, which will compensate for a loss and are awarded as penalties for the defendant's behavior.

13. MISREPRESENTATION, MISSTATEMENT AND SUICIDE.
If a misrepresentation or misstatement on an application results in rescission of a Reinsured Policy or the death of an insured by suicide results in the refund or payment of premium by the CEDING COMPANY, the REINSURER will refund all of the reinsurance premiums it received on that policy to the CEDING COMPANY. This refund given by the REINSURER will be in lieu of all other reinsurance benefits payable on that policy under this Agreement subject to the provisions of Section 12. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

14. POLICY CHANGES.

a) NOTICE.
If a Reinsured Policy is changed, a corresponding change will be made in the reinsurance for that policy. The CEDING COMPANY will notify the REINSURER of the change in the CEDING COMPANY's next accounting statement.

b) INCREASES.
If life insurance on a Reinsured Policy is increased, then the increase of life insurance on the Reinsured Policy will be handled in the same fashion as the issuance of a new policy. If the increase meets the requirements for automatic reinsurance, then the increase shall be automatically accepted by the REINSURER. Such an increase may not exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates for an increase will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

c) REDUCTION OR TERMINATION.
If life insurance on a Reinsured Policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a Reinsured Policy is terminated, then reinsurance will cease on the date of such termination.

d) EXTENDED TERM AND REDUCED PAID-UP INSURANCE.
When a Reinsured Policy changes to "extended term" or "reduced paid-up" insurance, the CEDING COMPANY will notify the REINSURER of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

15. REINSTATEMENTS.

a) AUTOMATIC REINSTATEMENT.
If the CEDING COMPANY reinstates a policy that was originally ceded to the REINSURER as automatic reinsurance, the REINSURER's reinsurance for that policy shall be reinstated.

b) FACULTATIVE REINSTATEMENT
If the CEDING COMPANY has been requested to reinstate a policy that was originally ceded to the REINSURER as facultative reinsurance, then the CEDING COMPANY will again submit the case to the REINSURER for underwriting approval before the reinsurance can be reinstated.

c) PREMIUM ADJUSTMENT.
Reinsurance premiums for the interval during which the policy was lapsed will be paid to the REINSURER on the same basis as the CEDING COMPANY charged its policy owner for the reinstatement.

d) NONFORFEITURE REINSURANCE TERMINATION.
If the CEDING COMPANY receives a request to reinstate a policy that was reinsured while on "extended term" or "reduced paid-up" then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

16. INCREASE IN RETENTION.

a) NEW BUSINESS.
If the CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to the REINSURER, increase its retention for policies issued after the effective date of the retention increase.

b) RECAPTURE.

If the CEDING COMPANY elects to increase its retention limits, then it may, with 90 days prior written notice to the REINSURER, reduce the reinsurance in force ("Recapture") subject to the following requirements:

i) Reinsurance ceded under a Reinsured Policy is not eligible for Recapture until the policy has been reinsured for the minimum number of years shown in Schedule A. The effective date for a Reinsured Policy's Recapture shall be the first policy anniversary following the expiration of the Recapture notice period above after the required minimum number of years is attained.

ii) On all policies eligible for Recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii) If more than one policy per life is eligible for Recapture, then the eligible policies may be Recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

iv) Recapture of reinsurance on Reinsured Policies automatically reinsured pursuant to Section 2 is not allowed if the CEDING COMPANY did not keep its retention (Schedule A) at time of issue.

v) If any Reinsured Policy eligible for Recapture is also eligible for Recapture from other reinsurers, the reduction in the REINSURER'S reinsurance on that policy shall be in proportion to the total amount of reinsurance on this life with all reinsurers.

17. ERRORS AND OMISSIONS.

Inadvertent delays, errors or omissions made in connection with this Agreement shall not relieve either party from any liability or duty which would have attached had such delay, error or omission not occurred, provided always that such error or omission shall be rectified as soon as possible after discovery. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the act or omission may continue, shall not be deemed to be a waiver of said party of any of its rights under this Agreement. A waiver by either party at any time, express or implied, of any breach of any conditions of this Agreement shall not be deemed a waiver of a breach of any other conditions of this Agreement nor a consent to any subsequent breach of the same or any other conditions of this Agreement.

18. INSOLVENCY

In the event of the INSOLVENCY of CEDING COMPANY, all reinsurance shall be payable directly to the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY on the basis of the liability of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY.

It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY shall give written notice to the REINSURER of the pendency of a claim against the CEDING COMPANY indicating the policy reinsured, which claim would involve a possible liability on the part of the REINSURER, within a reasonable time after such claim is filed in the conservation or liquidation proceedings or in the receivership. During the pendency of that claim, the REINSURER may investigate that claim and interpose, at its own expense, in the proceedings where that claim is to be adjudicated, any defense or defenses which the REINSURER may deem available to the CEDING COMPANY or its liquidator, receiver, conservator or statutory successor. This expense incurred by the REINSURER shall be chargeable, subject to the approval of the court, against the CEDING COMPANY as part of the expense, conservation or liquidation, to the extent of a pro rata share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to that claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

This insolvency clause shall not preclude the REINSURER from asserting any excuse or defense to payment of this reinsurance other than the excuse or defenses of the insolvency of the CEDING COMPANY and the failure of the CEDING COMPANY's liquidator, receiver, conservator or statutory successor to pay all or a portion of any claim.

In the event of the insolvency of REINSURER, REINSURER will be bound by any legal directions imposed by its liquidator, receiver or statutory successor. However, if not in conflict with such legal directions, CEDING COMPANY shall have the right to cancel this Agreement as respects occurrences taking place on or after the date REINSURER first evidences insolvency, by giving to REINSURER (or its liquidator, receiver or statutory successor) written notice stating that such recapture is thereby effected and REINSURER (or its liquidator, receiver or statutory successor), in lieu of a premature recapture fee, will not be required to reimburse CEDING COMPANY any unearned premium hereunder.

19. ARBITRATION.

Any dispute controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally resolved by arbitration in accordance with the Commercial Abritration Rules of the American Arbitration Association, except as otherwise provided in this Section.

Unless otherwise agreed by the parties hereto, the arbitral panel shall consist of (3) arbitrators, one to be appointed by each party hereto and the third to be appointed by the two arbitrators appointed by the parties hereto. The arbitrators shall be executive officers of life insurance or life reinsurance companies, other than the parties or their affiliates or an entity involved in a joint venture with a party. In the event that a party fails to appoint an arbitrator within fifteen (15) calendar days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, the other party may request the

American Arbitration Association to appoint an arbitrator for the party failing to make such appointment. In the event that the third arbitrator has not been appointed within thrity (30) days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, either party hereto may request the American Arbitration Association to appoint such third arbitrator.

The location of the arbitration proceedings shall be determined by the arbitrators. The arbitral panel shall apply such rules of procedure as it thinks appropriate in the circumstances; provided, however, that both parties hereto shall be entitled to representation by counsel, to appear and present written and oral evidence and argument and to cross-examine witnesses presented by the other party. The arbitral panel shall consider the customs and practices of the life insurance and life reinsurance industries in reaching its decision. The arbitral award shall be in writing. The arbitral panel shall provide written reasons for its award. The award of the arbitral panel shall be final and binding upon the parties hereto, and judgement may be entered upon it in any court having jurisdiction.

Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

20. TERM OF THIS AGREEMENT.
The CEDING COMPANY and the REINSURER will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully Recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 180 days written notice of termination by either party to the other. The REINSURER will continue to accept reinsurance during this 180 day period. The REINSURER'S acceptance will be subject to both the terms of this Agreement and the CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, and such breach is not cured within fifteen days of notice of breach by the non-breaching party, or either party becomes insolvent or financially impaired.

21. MISCELLANEOUS.

a) AUDIT
Either party, as the case may be, shall have the right, at any reasonable time, and at its own expense, to inspect and audit all books and documents of the other party regarding the business or policies reinsured hereunder.

b) MEDICAL INFORMATION BUREAU.
The parties agree to adhere to the Medical Information Bureau Rules as they are amended from time to time.

c) NON-TRANSFERABLE

Neither party shall, without prior consent of the other (which consent shall not be unreasonably withheld) sell, assign, transfer, or otherwise dispose of this Agreement or any interest in this Agreement by voluntary or involuntary act, and any such purported action shall be null and void and of no force and effect.

d) STATUS OF REINSURER
REINSURER shall at all times be licensed to conduct insurance business and to act as a reinsurer in CEDING COMPANY'S state of domicile and in any other state where failure of REINSURER to be so licensed or accredited would cause CEDING COMPANY to be ineligible for reserve credit for the reinsurance ceded under this Agreement

If the CEDING COMPANY becomes unable to take full reserve credit with respect to the reinsurance by the REINSURER of the Reinsured Policies, the REINSURER shall undertake, at REINSURER's sole cost and expense, such reasonable action as may be necessary to ensure that the CEDING COMPANY is permitted to take such reserve credit on the CEDING COMPANY's statutory financial statements. For purposes of this Section 21d), "reasonable action" shall include, without limitation, the furnishing of a letter of credit or the establishment of a custodial or trust account to secure the payment of amounts due the CEDING COMPANY or its claimants under this Agreement. Further, if REINSURER's domiciliary state is not considered by the Missouri Department of Insurance ("MDOI") to be an "accredited" state, as defined by the National Association of Insurance Commissioners ("NAIC"), REINSURER shall provide the additional information and conform to the "Mirror Image" rule of MDOI, as specified in 20 CSR 200-2.700.

e) CURRENCY
All premiums and other payments under this Agreement must be paid in U. S. dollars.

f) COMPLIANCE WITH GRAMM-LEACH-BLILEY REQUIREMENTS

The CEDING COMPANY and the REINSURER (collectively, the "Parties") agree that this Agreement does or may involve the transfer of non-public personal information (as the term is defined in the Gramm-Leach-Bliley Act and applicable regulations promulgated thereunder ("Information"). The REINSURER agrees that it may use the Information only for the purposes set forth in this Agreement. The REINSURER agrees that it will use a high degree of care to protect the security, integrity and confidentiality of the Information. The REINSURER agrees that it will not transfer the Information to a third party, except as provided in this Agreement and for the retrocession of the risk herein assumed provided that the REINSURER has entered into agreements with any third party reinsurers to which a retrocession may be made ("RETROCESSIONAIRES") that require RETROCESSIONAIRES to maintain the confidentiality of the Information. The REINSURER agrees that it will either return the Information to the CEDING COMPANY or destroy (not retain) the Information when the purposes for which the CEDING COMPANY provided the Information have been accomplished. The REINSURER agrees to observe applicable state and federal law in the use and retention

of the Information. The Parties agree that this is a material term of the Agreement, and that a breach by the REINSURER is a material breach and may result in immediate termination of the Agreement, at the CEDING COMPANY's option. In addition, the REINSURER understands and agrees that failure to use a "high degree of care" in protecting the security, integrity and confidentiality of the Information will damage the CEDING COMPANY and the REINSURER will be, notwithstanding other provisions of this Agreement, liable for actual and consequential damages that are a result of the failure to comply.

g) CONFIDENTIAL INFORMATION

Each Party acknowledges that in performing its duties and obligations under this Agreement, it may receive disclosure of the other party's valuable, confidential, unique, and proprietary information, including information which is identified by a Party as commercially valuable, confidential, proprietary or a trade secret ("Confidential Information"). Except as provided in this Agreement or as reasonably required to perform its duties and obligations under this Agreement, neither party shall, directly or indirectly, disclose, sell or otherwise transfer or make available to any third party, or use for any purpose, any Confidential Information in its possession. Confidential Information shall not include: (1) any information that is or becomes generally available to the public, other than as a result of a breach of this Agreement; or (2) any information that is lawfully obtained from a third party with the right to disclose such information; or (3) any information that each Party either possessed prior to the effective date of this Agreement or independently developed at any time, or (4) any information that is, on the advice of counsel, required to be disclosed by law or legal process.

h) OFFSETS

Any debts or credits, matured or unmatured, liquidated or unliquidated in favor of or against either the REINSURER or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

i) NOTICES

Any notice or other communication made or contemplated by this Agreement shall be in writing and shall be deemed given when delivered by hand or when mailed by United States mail, postage prepaid and addressed as follows, unless otherwise provided herein:

CEDING COMPANY:	Business Men's Assurance Company of America Attn: Chief Underwriter P.O. Box 419458 Kansas City, Missouri 64141
REINSURER:	Munich American Reassurance Co. Attn: Chief Underwriter P. O. Box 3210 Atlanta, GA 30302-3210

j) SEVERABILITY

If any provision of this Agreement proves to be or is held by any court, tribunal, or other entity of competent jurisdiction to be invalid, then such invalid provision shall be null and void, but invalidation of any provision shall not otherwise impair or affect this Agreement or any of its provisions or terms.

k) HEADINGS

The headings used herein are for conversion and reference only, and, the words contained therein shall in no way be held to explain, modify, or amplify the interpretation or meaning of the provisions of this Agreement.

l) SINGULAR AND PLURAL

Whenever an item is referred to in the singular, it includes the plural.

m) COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized so to do as of the date set forth above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA	**MUNICH AMERICAN REASSURANCE COMPANY**
By: [signature]	By: [signature]
Title: Sr. Vice VP	Title: VICE PRESIDENT
Date: June 15, 2001	Date: June 12, 2001
By: Calvin D. Cherry	By: Paula J. Besselink
Title: Indiv. Actuarial VP	Title: Asst. Vice President
Date: June 15, 2001	Date: June 12, 2001

SCHEDULE A

1. **PLANS REINSURED:**
The policies reinsured are BMA's "Clarity Survivorship Variable Universal Life Insurance Policy Form VL51, including state variations." Additional Benefits Covered: 4 year Term Insurance Rider, Survivorship Term Insurance Rider, and Exchange Option Rider.

2. **AUTOMATIC PORTION REINSURED:**
The REINSURER shall automatically reinsure the Net Amount at Risk not to exceed the Automatic Acceptance Limit on Reinsured Policies as follows:

    a) On Reinsured Policies where the Net Amount at Risk, in force and applied for, is equal to or less than four (4) times the amount of BMA's remaining net retention, the CEDING COMPANY shall cede and the REINSURER shall accept 25% of the Net Amount at Risk.

    b) On Reinsured Policies where the Net Amount at Risk, in force and applied for exceeds four (4) times the amount of the CEDING COMPANY shall cede and the REINSURER shall accept an amount equal to the CEDING COMPANY's remaining net retention on the Reinsured Policy, plus an additional 33⅓% of the Net Amount at Risk that exceeds the CEDING COMPANY's remaining net retention, subject to the maximum amounts stated in Schedule A. (See illustration on Exhibit 1 for example).

3. **AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:**
LIFE INSURANCE IN FORCE AND APPLIED FOR LIMIT (JUMBO): $20,000,000

4. **PREMIUM DUE:**
Reinsurance premiums are due on the issue date and each subsequent anniversary, regardless of the policy's payment mode.

5. **RECAPTURE PERIOD:**
The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

6. **NET AMOUNT AT RISK:**
The Net Amount at Risk for purposes of this Agreement is the death benefit amount less the policy accumulation value.

7. **ADDITIONAL UNDERWRITING REQUIREMENT (Blood Profile Limits):**
The following requirements apply to policies automatically reinsured under this Agreement. These requirements are in addition to the conventional underwriting and issue practices described in Schedule A, of this Agreement.

Where permitted by law, a blood profile including an AIDS test is required according to the age and amount conditions described below. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

Issue Age	Applied For Amount
20 +	$250,000 +

SCHEDULE A
EXHIBIT 1

- Minimum issue amount - $250,000
- Automatic In Force and Applied for Limit (Jumbo) - $20,000,000
- No rate changes allowed, substandard or tobacco
- Automatic Acceptance Limit - $10,000,000
- Issue Age is Age Last Birthday
- To age 75 – Pure automatic reinsurance using Rate Class One limits
- Ages 76 – 80 – Pure automatic reinsurance using Rate Class Two limits.
- Flat extras will be translated to table ratings for limits in this Agreement using the attached Flat Extra chart.
- No exclusions for aviation or avocation
- Uninsurable life – at least 2 years life expectancy, maximum 2,000% mortality, other life no worse than a Table 6. (publish Table 4)

Facultative Underwriting:

1. Where the Jumbo limit is exceeded
2. Where one of the 2 rating groups is exceeded
3. Where one or both lives is 81 or older

Flat Extra Chart

le for converting Flat Extras into table ratings for the purpose of evaluation of a case for facultative vs. automatic reinsurance.

A flat extra for less than 5 years is entered into the table one level lower.

Table Rate	Flat/Temporary Extra
1	$3.50
2	5.70
3	7.50
4	11.50
6	15.00
8	20.00
10	25.00
12	35.00
16	50.00

Illustration of Automatic Portion Reinsured

First dollar Quota share – using $1,000,000 retention – no inforce coverage on either insured.

Stage I (first level)

Company	Rate Class One		Rate Class Two	
	Percentage	Maximum	Percentage	Maximum
BMA	25%	1,000,000	25%	500,000
Company 1	25%	1,000,000	25%	500,000
Company 2	25%	1,000,000	25%	500,000
Company 3	25%	1,000,000	25%	500,000
Total	100%	4,000,000	100%	2,000,000

Stage II (second level)

Company	Rate Class One		Rate Class Two	
	Percentage	Maximum	Percentage	Maximum
BMA	0.00%	0	0.00%	0
Company 1	33.33%	2,000,000	33.33%	1,000,000
Company 2	33.33%	2,000,000	33.33%	1,000,000
Company 3	33.33%	2,000,000	33.33%	1,000,000
Total	100.00%	6,000,000	100.00%	3,000,000
Grand Total		10,000,000		5,000,000

Rate Classes

- **Rate Class One –**

  1. Both Ages to 75
  2. One life Standard to Table 2 (150%)
  3. Other life Standard to Table 6 (250%)

- **Rate Class Two** – retentions are 50% of Rate Class One
  1. Both ages to 75
  2. One life maximum Table 4 (200%)
  3. Other life maximum Table 10 (350%)

  or

  1. Ages 76 to 80
  2. One life Standard to Table 2 (150%)
  3. Other life Standard to Table 6 (250%)

SCHEDULE A
Exhibit 2

Net Retention

CEDING COMPANY'S MAXIMUM RETENTION
ON A REINSURED POLICY

- Rate Class One - $1,000,000
- Rate Class Two - $500,000
- Above Rate Class Two - $250,000

The CEDING COMPANY's net retention is determined as follows:

- For Rate Class One – subtract existing coverage on each insured from $1,000,000. The remainder is what BMA can retain on this 2nd to Die case.

- For Rate Class Two – subtract existing coverage on each insured from $500,000. The remainder is what BMA can retain on this 2nd to Die case.

- If beyond Rate Class Two – subtract existing coverage on each insured from $250,000. The remainder is what BMA can retain on this 2nd to Die case.

Reinsurance Example

- Application for $6,000,000 – 2nd to Die
- Insured A has $250,000 with BMA
- Insured B has $125,000 with BMA
- Total BMA coverage in force is $375,000

Assume Rate Class One

- Maximum available retention is $625,000

- Using 25% for Stage 1 and 33⅓% for Stage II

	Stage I	Stage II	Total
BMA	$625,000	$0	$625,000
Company 1	$625,000	$1,166,667	$1,791,667
Company 2	$625,000	$1,166,667	$1,791,667
Company 3	$625,000	$1,166,667	$1,791,667
Total	$2,500,000	$3,500,001	$6,000,001

Schedule A
Exhibit 3

VARIABLE					
All requirements ordered by BMA after app received.					
AMOUNT	0-30	31-40	41-50	51-60	61-74
$0 to $99,999	PM, HOS	PM, HOS	PM, HOS	PM, HOS	PM, HOS, PHI
$100,000	PM, BPF HOS, PHI	PM, BPF HOS, PHI	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS
$100,001 to $250,000	PM, BPF HOS, PHI	PM, BPF HOS, PHI	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS	PM, BPF HOS, R-EKG PHI, APS
$250,001 to $500,000	PM, BPF HOS, PHI APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS
$500,001 to $1,000,000	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS
$1,000,001 to $3,000,000	PM, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS APS
$3,000,001 to $5,000,000	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS
$5,000,001 and up	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS

Schedule A
Exhibit 4

Clarity Survivorship VUL
Preferred Criteria (76-85)

- Not under treatment for medical problems, such as hypertension, requiring long-term medications or treatments.
- Good driving record; no moving violations within the past three years.
- Blood chemistry within normal limits, including total cholesterol of 249 or less and total cholesterol/HDL ratio of 5.0 or less
- Blood pressure of 150/90 or better
- U.S. Citizen
- Net debits maximum +15
- No substandard issue
- No hospitalization within the last 12 months
- No participation in aviation or hazardous activities
- No loss of spouse within the last 12 months
- No tobacco usage within the last 10 years
- Socialization; participation in social activities/clubs, travels, hobbies
- Activities of Daily Living; Intermediate/Instrumental Activities which indicate a level of self care. This includes such activities as housework, shopping, meal preparation, expense management.
- No more than 15% below ideal weight for height and not to exceed the maximum preferred weight requirement.

Height and Weight Requirements: Ideal weight is in pounds, clothed, without coat.

Height	Minimum Weight	Ideal Weight	Preferred Maximum Weight
5' 2"	117	138	164
5' 3"	120	141	167
5' 4"	123	145	171
5' 5"	127	149	175
5' 6"	129	152	180
5' 7"	133	157	184
5' 8"	137	161	188
5' 9"	140	165	193
5' 10"	145	171	198
5' 11"	148	174	204
6' 0"	151	178	209
6' 1"	156	183	215
6' 2"	161	189	220
6' 3"	164	193	227
6' 4"	168	198	232

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1. Type of Transaction
2. Effective Date of Transaction
3. Automatic/Facultative Indicator
4. Policy Number
5. Full Name of Insured
6. Date of Birth
7. Sex
8. Smoker/Nonsmoker
9. Policy Plan Code
10. Insured's State of Residence
11. Issue Age
12. Issue Date
13. Duration from Original Policy Date
14. Face Amount Issued
15. Reinsured Amount (Initial Amount)
16. Reinsured Amount (Current Amount at Risk)
17. Change in Amount at Risk Since Last Report
18. Death Benefit Option (For Universal Life Type Plans)
19. ADB Amount (If Applicable)
20. Substandard Rating
21. Flat Extra Amount Per Thousand
22. Duration of Flat Extra
23. Premiums

SCHEDULE C, CONTINUED
SAMPLE
POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

CEDING COMPANY: ______________________________

REINSURER: ______________________________

ACCOUNT NO: ______________________________

PREPARED BY: ________________ Phone: ( ) ________

DATE PREPARED: ______________________________

TYPE OF REINSURANCE:

Yearly Renewable Term ________________

Coinsurance ________________

Modified Coinsurance ________________

Other ________________

____

VALUATION DATE:___________

		NUMBER OF POLICIES	AMOUNT OF REINSURANCE
A.	In Force Beginning of Period ___/___/___	________	____________
B.	New Paid Reinsurance Ceded	________	____________
C.	Reinstatements	________	____________
D.	Revivals	________	____________
E.	Increases (Net)	________	____________
F.	Conversion In	________	____________
G.	Transfers In	________	____________
H.	Total Increases (B - G)	________	____________
I.	Deaths	________	____________
J.	Maturities	________	____________
K.	Cancellations	________	____________
L.	Expiries	________	____________
M.	Surrenders	________	____________
N.	Lapses	________	____________
O.	Recaptures	________	____________
P.	Other Decreases (Net)	________	____________
Q.	Reductions	________	____________
R.	Conversions Out	________	____________
S.	Transfers Out	________	____________
T.	Total Decreases (I - S)	________	____________
U.	Current In Force ___/___/___ (A + H - T)	________	____________

SCHEDULE C, CONTINUED
SAMPLE
RESERVE CREDIT SUMMARY

CEDING COMPANY: ____________________
REINSURER: ____________________
ACCOUNT NO: ____________________
PREPARED BY: ____________ Phone: ( ) ____________
DATE PREPARED: ____________________

TYPE OF REINSURANCE:
- Yearly Renewable Term ____________
- Coinsurance ____________
- Modified Coinsurance ____________
- Other ____________

VALUATION DATE:____________
TYPE OF RESERVES:
- Statutory ____________
- GAAP ____________
- Tax ____________

	MORTALITY	VALUATION BASIS INTEREST	VALUATION	ISSUE YEAR RANGE	IN FORCE COUNT	IN FORCE AMOUNT	RESERVE CREDIT
A. Life Insurance							
B. Accidental Death Benefit							
C. Disability Active Lives							
D. Disability Disabled Lives							
E. Other Please Explain							
					GRAND TOTAL:		

SCHEDULE C, CONTINUED
SAMPLE
ACCOUNTING SUMMARY

CEDING COMPANY: ____________________
REINSURER: ____________________
ACCOUNT NO: ____________________
PREPARED BY: ____________ Phone: ( ) ____________
DATE PREPARED: ____________________

TYPE OF REINSURANCE:
- Yearly Renewable Term ____________
- Coinsurance ____________
- Modified Coinsurance ____________
- Other ____________

VALUATION DATE: ____________

	LIFE	WP	AD	TOTAL
Premiums				
First Year				
Renewal				
Allowances				
First Year				
Renewal				
Adjustments				
First Year				
Renewal				
Net Due REINSURER				
First Year				
Renewal				
TOTAL DUE				

(The above information should be a summary of the detail information provided to REINSURER.)

SCHEDULE D

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
CONDITIONAL RECEIPT

Void if altered or modified, or if check given in payment is not honored.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO BMA. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Received from ______________________________ $__________, subject to the terms, conditions, and limits stated below, as full ☐ annual ☐ semiannual ☐ quarterly ☐ monthly premium with application bearing the date of this receipt, for ☐ Life Amount $__________ as shown in the application on ______________________, the Proposed Insured.

TERMS, CONDITIONS, AND LIMITS

Insurance coverage under any policy issued from an application bearing the date of this receipt will take effect on the later of the date of the application and the date of any requested medical exam, **BUT ONLY IF THESE CONDITIONS ARE MET:**

A. BMA determines at its Home Office that, on that date, the Proposed Insured was insurable under its rules and practices for insurance coverage, either:
   (1) exactly as applied for; or
   (2) exactly as applied for **EXCEPT** that the application and the policy are required to be amended to provide for:
      (a) a different premium class; and/or
      (b) the elimination of any portion of the coverage, the exclusion of a person or medical condition, or a reduction in the amount of insurance;

B. The first full premium for the policy applied for is paid on the date of the application; and

C. Any required amendments are signed and any extra premium is paid immediately upon notice.

LIMITS ON INSURANCE

The maximum amount of insurance on any person proposed for insurance (combined with any issued or pending with BMA) that can take effect under this receipt is the lesser of the amount applied for or $150,000 of life insurance (including accidental death benefits).

Insurance in excess of these limits will take effect only when: (1) the policy is delivered to and accepted by the owner; and (2) any unpaid premium is paid. These events must occur: (a) during the lifetime and good health of all persons proposed for life insurance (including accidental death benefits).

NOTICE: Except as stated above, no insurance coverage will become effective and the liability of BMA is limited to a refund of any amount paid. Any application not previously accepted or declined will be deemed declined on the 60th day after the later of the date of this application and the date of any requested medical exam and this receipt and any coverage under it shall be void. No agent or other representative of BMA can alter or waive any of the terms, conditions, or limitations of this receipt.

I HAVE READ THIS RECEIPT OR HAVE HAD IT READ TO ME. I UNDERSTAND AND CONSENT TO ALL ITS TERMS, CONDITIONS, AND LIMITS. I UNDERSTAND THAT I WILL NOT RECEIVE ANY INSURANCE COVERAGE FOR MY MONEY UNLESS A POLICY IS ISSUED.

______________________________ ______________________
Proposed Owner Date

______________________________ ______________________
Licensed Agent Code # Date

Amendment to The

REINSURANCE TREATY

Dated April 1, 2001

between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
Kansas City, Missouri

and

MUNICH AMERICAN REASSURANCE COMPANY
Atlanta, Georgia

This amendment is Effective April 1, 2001

I. SCHEDULE B – Item 1 – b and c are replaced with the following:

"For one or both substandard lives, the Reinsurance premium rate will be the percentage in the table in Schedule B, Item 1a, multiplied by the annual Frasierized single life cost of insurance rates in Schedule B for each insured calculated after adjustment for any substandard table, permanent flat extra or temporary flat extra ratings.

II. All provisions of this Reinsurance Treaty not modified herein remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers duly authorized so to do as of the date set forth.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA	MUNICH AMERICAN REASSURANCE COMPANY
By [signature]	By [signature]
Title Inel und VP	Title Vice President
Date 10/2/02	Date Oct 7, 2002
By Calvin B. Cherry	By [signature]
Title Indiv. Actuarial VP	Title ASSOCIATE ACTUARY
Date 10/2/2002	Date OCT 7, 2002

EXHIBIT D HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

10314-00-00

AUTOMATIC/FACULTATIVE YRT
REINSURANCE AGREEMENT
(hereinafter referred to as the "Agreement")

Between

LIBERTY LIFE INSURANCE COMPANY
Greenville, South Carolina
(hereinafter referred to as the "Ceding Company")

and

RGA REINSURANCE COMPANY
Chesterfield, Missouri
(hereinafter referred to as the "Reinsurer")

EFFECTIVE DATE: January 19, 2005

TABLE OF CONTENTS

ARTICLE 1 – GENERAL

1.1 PARTIES TO THIS AGREEMENT

(a) This is a YRT Agreement for indemnity reinsurance (the "Agreement") solely between Liberty Life Insurance Company of Greenville, South Carolina and RGA Reinsurance Company of Chesterfield, Missouri. The Ceding Company and the Reinsurer are collectively referred to as the "parties".

(b) The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company.

(c) The Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assigns.

1.2 COMPLIANCE

(a) This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

(b) The Ceding Company and the Reinsurer represent that, to the best of their knowledge, they are in compliance with all state and federal laws and regulations applicable to the business reinsured under this Agreement. In the event that either party is found to be in non-compliance with any such law or regulation, the Agreement will remain in effect and the parties will seek to remedy the non-compliance and will indemnify each other for any direct loss suffered as a result of the non-compliance.

1.3 CONSTRUCTION

This Agreement will be construed in accordance with the laws of the state of South Carolina.

1.4 ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by all parties, except as otherwise provided herein.

1.5 SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement if the essential terms and conditions of this agreement for each party remain valid, binding, and enforceable.

1.6 WAIVER

Either party may choose not to enforce nor insist upon the strict adherence to any provision or right under this Agreement. If either party so elects, it will not be considered to be a permanent waiver of such provision nor in any way affect the validity of this Agreement. The applicable party will still have the right to insist upon the strict adherence to that provision or any other provision of this Agreement in the future. Any waiver of provisions by a party under this Agreement must be in writing and signed by a duly authorized representative of the party.

1.7 NOTICES

(a) The parties shall provide all notices, requests, demands, or other communications (each, a "Notice") under this agreement in writing by personal delivery, a nationally recognized overnight courier with all fees prepaid, or certified or registered mail (in each case, return receipt requested and postage prepaid), addressed as follows:

Ceding Company:	Liberty Life Insurance Company 2000 Wade Hampton Boulevard Greenville, SC 29615 PO Box 789 (29602-0789) Attention: Chief Actuary with a copy to the General Counsel (same address)
Reinsurer:	RGA Reinsurance Company 1370 Timberlake Manor Chesterfield, Missouri 63017-6039 Attention:General Counsel

(b) Either party may change its address for notification purposes by giving the other party Notice of the new address and the date upon which it will become effective. A Notice is effective only if the party giving or making the Notice has complied with this article and if the addressee has received the Notice. A Notice is deemed to have been received as follows:

(1) if the Notice is delivered in person, or sent by registered or certified mail, or nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

(2) if the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal, or inability to deliver; and

(3) despite the other clauses of this article, if any Notice is received after 5:00 P.M. on any day, other than a Saturday, Sunday or local statutory holiday, or bank holiday relative to either party (a "Business Day"), where the addressee is located, or on a day that is not a Business Day where the addressee is located, then the Notice is deemed received at 9:00 A.M. on the next business day where the addressee is located.

(c) Notwithstanding subsection (b) of this section, the following Notices is deemed to have been duly given if communicated, and confirmed, between the parties by facsimile, electronic mail and/or regular mail:

(1) the submission (including medical reports and exchange of information) for facultative review;
(2) administration issues, including but not limited to, payment of premiums;
(3) routine administration, and electronic reporting format policy;
(4) claims notices, proofs and claim contests;
(5) actuarial and material changes regarding pricing;
(6) document drafting and review;
(7) taxes; and
(8) auditing.

1.8 ASSIGNMENT

Neither party may assign its rights or delegate its performance under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld, except that this consent is not required if the assignment is (1) in connection with a sale of substantially all of the assigning party's business or of the division in which such business is contained, or (2) to any affiliate of the assignor. Any purported assignment of rights or delegation of performance in violation of this article is void. This Agreement is binding upon and inures to the benefit of the parties and their permitted successors and assigns. The provisions of this section are not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis.

ARTICLE 2 – AUTOMATIC REINSURANCE

2.1 GENERAL CONDITIONS

(a) On and after the Effective Date of this Agreement, the Ceding Company will cede to the Reinsurer a portion of the life insurance policies, supplementary benefits, and riders listed in Exhibit B.

(b) The Reinsurer will automatically accept its share of the above-referenced policies up to the limits shown in Exhibit C, provided that:

(1) the Ceding Company keeps its Quota Share Retention, as specified in Exhibit A;

(2) the Ceding Company applies the underwriting guidelines, practices, and procedures for risk selection identified by the Ceding Company in the questionnaire titled "Underwriting Guidelines, Practices and Procedures" and any Material Changes consented to in writing by the Reinsurer;

(3) the insured, at the time of the application, must be a permanent resident of the United States, Canada, Puerto Rico, or Guam;

(4) the total of the Ultimate Amount of reinsurance required including contractual increases, and the amount already reinsured on that life under this Agreement and all other agreements between the Reinsurer and the Ceding Company, does not exceed the Automatic Binding Limits set out in Exhibit C;

(5) the amount of life insurance in force in all companies, including any coverage to be replaced, plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limits stated in Exhibit C;

(6) the application is on a life that is not a Professional Athlete; and

(7) the application is on a life that has not been submitted Facultatively to the Reinsurer or any other Reinsurer within the last five (5) years, unless the reason for any prior Facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement.

2.2 RETAINED AMOUNTS

The Ceding Company may not reinsure, on any basis, the amount it has retained on the business covered under this Agreement without prior notification to and agreement of the Reinsurer.

2.3 EXPENSE OF ORIGINAL POLICY

(a) The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the Original Policy.

ARTICLE 3 – FACULTATIVE REINSURANCE

The Ceding Company may submit any application on a plan or rider identified in Exhibit B to the Reinsurer for its consideration on a Facultative basis.

(b) The Ceding Company will apply for reinsurance on a Facultative basis by sending to the Reinsurer an application for Facultative reinsurance, providing the information outlined in Exhibit G. Accompanying this application will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners' reports, attending physicians' statements, inspection reports, Ultimate Amount applied for in all companies, Ultimate Amount to be placed in all companies and Ultimate Amount to be in force in all companies, and any other information bearing on the insurability of the risk. The Ceding Company also will notify the Reinsurer of any outstanding underwriting requirements at the time of the Facultative submission. Any subsequent information received by the Ceding Company that is pertinent to the risk assessment will be promptly transmitted to the Reinsurer.

(c) After consideration of the application for Facultative reinsurance and related information, the Reinsurer will promptly inform the Ceding Company of its underwriting decision. The Reinsurer's offer will expire at the end of one hundred twenty (120) days, unless otherwise specified by the Reinsurer.

(d) If the underwriting decision is acceptable, the Ceding Company will notify the Reinsurer in writing of its acceptance of the offer. If any risk is to be submitted to more than one Reinsurer for consideration, the current allocation rules for placement of Facultative cases as outlined in Exhibit H will apply.

(e) The relevant terms and conditions of this Agreement will apply to those Facultative offers made by the Reinsurer and accepted by the Ceding Company.

4.1 AUTOMATIC REINSURANCE

For Automatic reinsurance, the Reinsurer's liability will commence at the same time as the Ceding Company's liability.

4.2 FACULTATIVE REINSURANCE

For Facultative reinsurance, the Reinsurer's liability will commence at the same time as the Ceding Company's liability, provided that the Reinsurer has made a binding Facultative offer and that offer was accepted, during the lifetime of the insured, in accordance with the terms of this Agreement.

4.3 CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

Reinsurance coverage under a Conditional Receipt or Temporary Insurance Agreement is limited to the Reinsurer's share of amounts within the Conditional Receipt or Temporary Insurance Agreement specified in Exhibit C. The Reinsurer will accept liability provided that:

(1) the Reinsurer has reviewed and approved the Conditional Receipt form or Temporary Insurance Agreement; and

(2) the risk is eligible for Automatic reinsurance under this Agreement; or the Reinsurer has made a Facultative offer and the Ceding Company would have accepted that offer based on the allocation rules for placement of Facultative cases in Exhibit H; and

(3) the Ceding Company, its agents, or representatives have followed its normal payment-with-application procedures for such coverage.

5.1 PREMIUMS

Reinsurance premium rates paid by the Ceding Company for life insurance and other benefits reinsured under this Agreement are shown in Exhibit D. The rates will be applied to the Reinsured Net Amount at Risk.

5.2 PAYMENT OF PREMIUMS

Reinsurance premiums are payable annually and in advance. The Ceding Company will calculate the amount of reinsurance premium due and, within thirty (30) days after the end of the month, will send the Reinsurer a statement that contains the information shown in Exhibit F, showing reinsurance premiums due for that period. The Ceding Company will remit amounts due the Reinsurer together with the statement.

5.3 DELAYED PAYMENT

If premium balances remain unpaid for more than sixty (60) days after they are due pursuant to Article 5.2 above, the Reinsurer reserves the right to charge interest from the end of the reporting period. Interest will be calculated using the index specified in Article 12.6.

5.4 FAILURE TO PAY PREMIUMS

(a) The payment of reinsurance premiums is a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within sixty (60) days after they are due pursuant to Article 5.2 above, the Reinsurer will have the right to terminate the reinsurance for all policies having reinsurance premiums in arrears. If the Reinsurer elects to exercise its right of termination, it will give the Ceding Company ninety (90) days written notice of its intention. Such notice will be sent by certified mail.

(b) If all reinsurance premiums in arrears, including any that become in arrears during the ninety (90) day notice period, are not paid before the expiration of the notice period, the Reinsurer will be relieved of all liability under those policies as of the last date to which premiums have been paid for each policy. Reinsurance on policies on which reinsurance premiums subsequently fall due will automatically terminate as of the last date to which premiums have been paid for each policy, unless reinsurance premiums on those policies are paid on or before their due date pursuant to Article 5.2 above.

(c) Terminated reinsurance may be reinstated, subject to approval by the Reinsurer, within thirty (30) days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. The Reinsurer will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The right to terminate reinsurance will not prejudice the Reinsurer's right to collect premiums for the period during which reinsurance was in force prior to the expiration of the ninety (90) day notice.

(d) The Ceding Company may not force termination under the provisions of this Article to avoid the provisions regarding recapture in Article 11, nor to transfer the reinsured policies to another Reinsurer.

5.5 PREMIUM RATE GUARANTEE

Although the Reinsurer anticipates that the premium rates in Exhibit D will apply indefinitely, it guarantees only that the premium rates applicable to the business reinsured under this Agreement will not exceed the greater of: (1) the reinsurance premium rates specified in Exhibit D, or (2) the YRT net premiums at the applicable statutory minimum valuation mortality table and statutory maximum interest rate for the reinsured business. The Reinsurer does not anticipate holding any deficiency reserves on the business reinsured under this Agreement.

ARTICLE 6 – POLICY REDUCTIONS, TERMINATIONS AND CHANGES

6.1 MATERIAL CHANGES, REDUCTIONS AND TERMINATIONS

(a) Whenever a Material Change is made in the status, plan, amount or other feature of a policy reinsured under this Agreement, the Reinsurer will, upon receipt of notification of the change, consider adjusted reinsurance coverage in accordance with the provisions of this Article. The Ceding Company will notify the Reinsurer of any Material Change within ninety (90) days after its effective date.

(b) In the event of reduction, lapse, or termination of a policy or policies on a life that is reinsured under this Agreement, the Ceding Company will reduce or terminate reinsurance on that life. The Reinsurance Death Benefit on the life with all reinsurers will be reduced, effective on the same date, by the amount required such that the Ceding Company maintains its retention as defined in Exhibit A. If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

(c) The reinsurance reduction will apply first to the policy or policies being reduced and then, on a chronological basis, to other reinsured policies on the life, beginning with the oldest policy. If there is a lapse, termination or reduction on a policy reinsured under this Agreement where Full Retention is held on a life, the Ceding Company will reduce the reinsurance on that life by a corresponding amount, with the reinsurance on the oldest policy being reduced first. If the amount of reduction exceeds the amount reinsured, the reinsurance on the policy or policies will be terminated.

(d) In the event of the reduction, lapse, or termination of a policy or policies reinsured under this Agreement, the Reinsurer will refund any unearned reinsurance premiums. The reinsured portion of any policy fee will be deemed earned for the entire policy year if the policy was reinsured during any portion of that policy year.

6.2 INCREASES

(a) If the Initial Death Benefit is increased as a result of a noncontractual change, the increase will be underwritten by the Ceding Company in accordance with the underwriting guidelines, practices, and procedures for risk selection identified by the Ceding Company in the questionnaire titled "Underwriting Guidelines, Practices and Procedures" and any Material Changes consented to in writing by the Reinsurer. Such increases will be considered new reinsurance under this Agreement. The Reinsurer's approval is required if the Original Policy was reinsured on a Facultative basis or if the new amount will cause the Reinsured Net Amount at Risk on the life to exceed either the Automatic Binding Limits or the Jumbo Limits shown in Exhibit C. The Ceding Company and the Reinsurer will share the increased amount proportionately. If the reinsurance is Automatic, the amount of reinsurance must not exceed the Automatic Binding Limits or Jumbo Limits shown in Exhibit C. If the increase is Facultative, the Ultimate Amount of reinsurance must not exceed the amount included in the Facultative offer. Premiums for the additional reinsurance will be based on the issue age, mortality rating, underwriting class and duration since the time of underwriting of the increase.

(b) Reinsurance of increases in amount resulting from contractual policy provisions will be based on the issue age, mortality rating, underwriting class and duration from issue of the Original Policy. The Ceding Company and the Reinsurer will share the increased amount proportionately. If the reinsurance is Automatic, the amount of reinsurance must not exceed the Automatic Binding or Jumbo Limits shown in Exhibit C. If the reinsurance is Facultative, the amount of reinsurance must not exceed the Ultimate Amount included in the Facultative offer. Any change in the Policy Net Amount at Risk due to changes in the policy's cash value or account value will be shared proportionately between the Ceding Company and all reinsurers.

6.3 RISK CLASSIFICATION CHANGES

If the policyholder requests a substandard table rating reduction or removal of a flat extra, such change will be underwritten in accordance with the underwriting guidelines, practices, and procedures for risk selection identified by the Ceding Company in the questionnaire titled "Underwriting Guidelines, Practices and Procedures" and any Material Changes consented to in writing by the Reinsurer. Risk classification changes on Facultative policies will be subject to the Reinsurer's approval.

6.4 REINSTATEMENT

Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the established procedures and rules of the Ceding Company previously disclosed to the Reinsurer. Any policy originally reinsured with the Reinsurer on a Facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the Reinsurer before it is reinstated. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

6.5 NONFORFEITURE BENEFITS

(a) If the Original Policy lapses and extended term insurance is elected under the terms of the policy, reinsurance will continue on the same basis as under the Original Policy until the expiry of the extended term period.

(b) If the Original Policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount reinsured and the amount retained will be reduced proportionately in accordance with the procedures described in Article 6.1.

6.6 POLICY LOANS

The Reinsurer does not participate in policy loans nor other forms of indebtedness on policies reinsured under this Agreement; therefore, policy loans do not affect the Reinsured Net Amount at Risk.

ARTICLE 7 – CONVERSIONS, EXCHANGES AND REPLACEMENTS

7.1 NOTIFICATION AND PLACEMENT

If a policy reinsured under this Agreement is converted, exchanged or replaced, the Ceding Company will notify the Reinsurer within ninety (90) days after the effective date of the conversion, exchange or replacement. A policy resulting from an internal exchange or replacement will be underwritten by the Ceding Company in accordance with its underwriting guidelines, practices and procedures for exchanges and replacements. Conversions, exchanges or replacements of policies previously reinsured with the Reinsurer will continue to be reinsured with the Reinsurer, except as noted in Article 7.4, in an amount not to exceed the original Reinsured Net Amount at Risk, unless such conversions, exchanges or replacements are issued as New Business.

Unless mutually agreed otherwise, policies that are not reinsured with the Reinsurer and that are converted or exchanged to or replaced by a plan covered under this Agreement will not be reinsured hereunder unless such conversion, exchange or replacement is New Business.

7.2 PREMIUMS

Premiums for the new plan will be the same as the premium rates for the original plan. Reinsurance premiums for the New Policy will be based on the original issue age, underwriting class and duration since the issuance of the Original Policy.

7.3 INCREASES IN AMOUNT

If the New Policy is issued with an increase in the Initial Death Benefit, then the provisions of Article 6.2.a will apply to the increased amount.

7.4 FACULTATIVE CONSIDERATIONS

The Reinsurer's approval to exchange or replace the Original Policy will be required if the Original Policy was reinsured on a Facultative basis, and the new policy is fully underwritten by the Ceding Company.

ARTICLE 8 – POLICY RESCISSION

If it is determined that a policy reinsured under this Agreement should be rescinded due to misrepresentation by the policyholder or the insured, the Reinsurer will pay its share of reasonable investigation and legal expenses connected with the rescission action. The Reinsurer will not reimburse the Ceding Company for routine expenses, including but not limited to the Ceding Company's home office expenses, compensation of salaried officers and employees, and any legal expenses other than third-party expenses incurred by the Ceding Company.

9.1 COVERAGE

Claims covered under this Agreement are for the plans and any additional benefits specified in Exhibit B.

9.2 NOTICE

The Ceding Company will promptly notify the Reinsurer after it receives a claim on a policy reinsured under this Agreement.

9.3 PROOFS

The Ceding Company will promptly provide the Reinsurer with proper claim proofs, which are a copy of the proof of payment by the Ceding Company, a copy of the insured's death certificate and a copy of the claimant's statement. The Reinsurer may request, and the Ceding Company will send, all documents in connection with any claim reinsured under this Agreement. It is the Ceding Company's sole decision to determine whether a claim is payable.

9.4 AMOUNT AND PAYMENT OF REINSURANCE BENEFITS

(a) As soon as the Reinsurer receives proper claim notice and proper claim proofs, the Reinsurer will promptly pay its Proportionate Share of all payable claims eligible for coverage under this Agreement. The maximum Reinsured Net Amount at Risk payable to the Ceding Company under this Agreement is the risk amount specifically reinsured with the Reinsurer. The Reinsurer will also pay its Proportionate Share of the interest on the death proceeds through the date of settlement that the Ceding Company is required to pay, either by law or under the terms of the policy. Life benefit payments will be made in a single sum, regardless of the Ceding Company's settlement options.

(b) The reinsurance benefit for an approved waiver of premium claim will be the Reinsurer's Proportionate Share of the annual gross premium waived on the policy. The Ceding Company will continue to pay the life reinsurance premium; however, it will not pay the reinsurance premium for the waiver benefit for the duration of the waiver claim period. The Reinsurer will pay waiver benefits annually regardless of the frequency of payment to the claimant.

9.5 DISPUTED CLAIMS

The Ceding Company will promptly notify the Reinsurer of any contest, compromise or litigation as a result of a denial of a claim involving a policy reinsured under this Agreement or as a result of rescission of a policy reinsured under this Agreement. At the time of notification, the Ceding Company will send all documents in connection with the claim to the Reinsurer. The Reinsurer may choose to opt out of such disputed claim. The Reinsurer will have fifteen (15) business days to communicate its decision to opt out to the Ceding Company. If the Reinsurer fails to communicate its decision to the Ceding Company within fifteen (15) business days, the Reinsurer shall be deemed not to have opted out of the disputed claims.

Unless it declines to be a party to such action, the Reinsurer will pay its Proportionate Share of any settlement or judgment up to the maximum that would have been payable under the specific policy had there been no controversy plus its Proportionate Share of claim investigation fees paid to a third party, except as specified below.

If the Reinsurer declines to be a party to the contest, compromise or litigation, it will pay its full share of the amount reinsured, as if there had been no contest, compromise or litigation. The Reinsurer will also pay its Proportionate Share of covered expenses incurred to the date it notifies the Ceding Company it declines to be a party.

9.6 CLAIM EXPENSES

(a) The Reinsurer will pay its Proportionate Share of reasonable claim investigation and legal expenses connected with the litigation or settlement of claims payable under this Agreement unless the Reinsurer has discharged its liability pursuant to Article 9.5. If the Reinsurer has so discharged its liability, the Reinsurer will not participate in any expenses incurred thereafter.

(b) The Reinsurer will not reimburse the Ceding Company for routine claim and administration expenses, including but not limited to the Ceding Company's home office expenses, compensation of salaried officers and employees, and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

9.7 MISREPRESENTATION OR SUICIDE

If the Ceding Company returns premium to the policyowner or beneficiary as a result of fraud or misrepresentation within the policy contestable period or suicide of the insured, the Reinsurer will refund net reinsurance premiums received on that policy without interest to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement.

9.8 MISSTATEMENT OF AGE OR GENDER

In the event of a change in the amount of the Ceding Company's liability on a policy due to a misstatement of age or gender, the Reinsurer's liability on its Proportionate Share will change within the terms of this Agreement. The Reinsured Net Amount at Risk will be adjusted from the inception of the Original Policy, and any difference will be settled without interest.

9.9 EXTRA-CONTRACTUAL DAMAGES

In no event shall the Reinsurer be liable for any Extra Contractual Obligations awarded against the Ceding Company as a result of any act, omission or course of conduct committed solely by the Ceding Company, its agents or representatives in connection with claims under this Agreement, nor for any legal fees or expenses incurred in the defense of such claims. However, the Reinsurer shall pay its share of Extra-Contractual Obligations awarded against the Ceding Company in connection with claims covered under this Agreement if the Reinsurer agreed to join the contest, denial, or rescission of the coverage in question and (1) those damages are based solely on allegations that the Ceding Company had no reasonable basis to contest, deny, or rescind the claim, (2) the Reinsurer actively participated in the acts or omissions alleged as the basis for the claim for those damages, or (3) the Reinsurer agreed, in advance and in writing with the act, omission, or course of conduct that resulted in the award.

ARTICLE 10 – RETENTION LIMIT CHANGES

If the Ceding Company changes its retention limits as shown in Exhibit A (A.1), it will provide the Reinsurer with prompt written notice of the intended changes. A change to the Ceding Company's retention limits will not affect policies reinsured under this Agreement except as specifically provided elsewhere in this Agreement. Furthermore, unless agreed between the parties, an increase in the Ceding Company's retention limit will not increase the Automatic Binding Limits.

Recapture is not allowed under this agreement.

12.1 CURRENCY

All payments and reporting by all parties under this Agreement will be made in United States dollars.

12.2 PREMIUM TAX

The Reinsurer will not reimburse the Ceding Company for premium taxes.

12.3 INSPECTION OF RECORDS

The Reinsurer and the Ceding Company, or their duly authorized representatives, will have the right to inspect original papers, records and all documents relating to the business reinsured under this Agreement. These documents will be made available during normal office hours to a representative of either company who will be named in advance; notification of such visits will normally be given two (2) weeks in advance and even in urgent cases at least forty-eight (48) hours in advance.

12.4 FORMS, MANUAL, ISSUE RULES AND CLAIMS PRACTICES

(a) The Ceding Company affirms that its underwriting guidelines, issue rules, policy forms and claims practices and procedures applicable to the reinsured policies and in use as of the Effective Date of this Agreement, have been supplied to the Reinsurer.

(b) The Ceding Company will promptly notify the Reinsurer of any proposed Material Changes in its underwriting guidelines, issue rules, policy forms and claims practices and procedures. This Agreement will not extend to policies issued pursuant to a Material Change unless the Reinsurer has consented in writing to accept policies subject to the Material Change.

(c) It is the Ceding Company's responsibility to ensure that its practice and applicable forms are in compliance with current Medical Information Bureau (MIB) guidelines.

12.5 ANTI-MONEY LAUNDERING

The Reinsurer and Ceding Company have established and maintain policies and procedures to comply with applicable laws and regulations relating to anti-money laundering and anti-terrorism financing activities including, without limitation, the U.S.A. Patriot Act, the lists promulgated or maintained by the United States Department of Treasury naming specially designated nationals or blocked persons, and any other laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments.

12.6 INTEREST RATE FOR BALANCES IN DEFAULT

The Reinsurer reserves the right to charge interest at the prime rate plus two percent (2%) as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

(1) renewal premiums are not paid within sixty (60) days of the due date; or
(2) premiums for New Business are not paid within one hundred twenty (120) days of the date the policy is issued.

ARTICLE 13 – DAC TAX

The Ceding Company and the Reinsurer hereby agree to the following, pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986:

(1) the term "party" refers to either the Ceding Company or the Reinsurer, as appropriate;

(2) the terms used in this Article are defined by reference to Regulation Section 1.848-2, effective December 29, 1992;

(3) the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1);

(4) all parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as otherwise required by the Internal Revenue Service;

(5) the Reinsurer will submit a schedule to the Ceding Company by April 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Reinsurer will report such net consideration in its tax return for the preceding calendar year;

(6) the Ceding Company may contest such calculation by providing an alternative calculation to the Reinsurer by May 1 of the year following the end of the taxable year. If the Ceding Company does not notify the Reinsurer by May 1, the new considerations reported in the respective tax returns will be the value as defined in Item (5) above;

(7) if the Ceding Company submits its alternative calculation, the parties will act in good faith to reach an agreement on the correct amount within thirty (30) days of the date the Ceding Company submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year; and

(8) the Ceding Company and the Reinsurer represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

ARTICLE 14 – OFFSET

Any debts or credits, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement or any other reinsurance agreement between the parties, are deemed mutual debts or credits and may be offset, and only the balance will be allowed or paid. The right of offset will not be affected or diminished because of the insolvency of either party.

ARTICLE 15 – INSOLVENCY

15.1 INSOLVENCY OF A PARTY TO THIS AGREEMENT

A party to this Agreement will be deemed insolvent when it:

(1) applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets;

(2) is adjudicated as bankrupt or insolvent;

(3) files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

(4) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

15.2 INSOLVENCY OF THE CEDING COMPANY

(a) In the event of the insolvency of the Ceding Company, all reinsurance payments due under this Agreement will be payable directly to the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company, without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator, rehabilitator, receiver or statutory successor having authority to allow such claims.

(b) In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, rehabilitator, receiver or statutory successor.

(c) The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a Proportionate Share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elects to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

(d) The Reinsurer will be liable only for the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement.

(e) This insolvency clause shall not preclude the Reinsurer from asserting any excuse or defense to payment of this reinsurance other than the excuses or defenses of the insolvency of the Ceding Company and the failure of the Ceding Company's liquidator, receiver, conservator or statutory successor to pay all or a portion of any claim.

15.3. INSOLVENCY OF THE REINSURER

In the event of the insolvency of the Reinsurer and the appointment of a receiver for the Reinsurer, the liability of the Reinsurer does not terminate but continues with respect to the reinsurance ceded to the Reinsurer by the Company

ARTICLE 16 – ERRORS AND OMISSIONS

If either the Ceding Company or Reinsurer shall fail to perform an obligation under this Agreement and such failure shall be the result of an Error on the part of the Ceding Company or Reinsurer, such Error shall be corrected by restoring the Ceding Company and Reinsurer to the positions they would have occupied had no such Error occurred. If it is not possible to restore each party to the position it would have occupied but for the Error, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by the Agreement. This provision shall apply only to clerical Errors relating to the administration of reinsurance covered by this Agreement and not to the administration of the insurance provided by the Ceding Company to its insured. Any negligent or deliberate acts or omissions by the Ceding Company or its agents regarding the insurance provided are the responsibility of the Ceding Company and its liability insurer, if any, but not that of the Reinsurer. The Ceding Company and Reinsurer mutually agree that all Errors will be identified and corrected in an equitable manner at the earliest possible date.

17.1 GENERAL

The parties agree to act in all things with the utmost good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to an arbitration tribunal (a group of three arbitrators), and settled through arbitration. The arbitrators must have more than ten (10) years experience in the insurance or reinsurance industry and may not be current or former directors, officers or employees of the parties to this Agreement or their respective affiliates or subsidiaries.The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing party's actual damages, except as may be required by statute.There will be no appeal from their decision. Each party shall submit to any court of competent jurisdiction for purposes of the enforcement of any award, order or judgment. Any award, order or judgment pursuant to arbitration is final and may be entered and enforced in any court of competent jurisdiction..

17.2 NOTICE

To initiate arbitration, either party will notify the other party by certified mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party, to which the notice is sent, shall respond to the notification in writing, within ten (10) days of its receipt.

17.3 PROCEDURE

Each of the two parties shall appoint one arbitrator, and these two arbitrators are to select the third arbitrator. Upon the selection of the third arbitrator, the arbitration tribunal will be constituted, and the third arbitrator will act as chairman of the tribunal. If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the American Arbitration Association will appoint an arbitrator for the party that has failed to do so. The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the American Arbitration Association for such appointment. Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the American Arbitration Association will appoint the third arbitrator. All expenses levied by the American Arbitration Association for such appointment shall be borne equally by each party to this Agreement. The tribunal may in its sole discretion make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of the arbitration. The tribunal will have the widest discretion permissible under the law, and practice of the place of arbitration, when making such orders or directions.

17.4 ARBITRATION COSTS

All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice of the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

17.5 SITE OF ARBITRATION

The site of arbitration will be Atlanta, Georgia, USA.

17.6 ARBITRATION SETTLEMENT

The award of the tribunal will be in writing and binding upon the parties.

ARTICLE 18 – DURATION OF AGREEMENT

This Agreement is indefinite as to its duration. The Ceding Company or the Reinsurer may terminate this Agreement with respect to reinsurance of newly issued policies by giving ninety (90) days written notice of termination to the other party, sent by certified mail. The first day of the notice period is deemed to be the date the document is postmarked. During the notification period, the Ceding Company will continue to cede and the Reinsurer will continue to accept policies covered under the terms of this Agreement. Reinsurance coverage on all policies reinsured under this Agreement will remain in force until the termination or expiry of the policies or until the contractual termination of reinsurance under the terms of this Agreement, whichever occurs first.

ARTICLE 19 – REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party will promptly notify the other if it is subsequently financially impaired. The Reinsurer has entered into this Agreement in reliance upon the Ceding Company's representations and warranties. The Ceding Company affirms that it has and will continue to disclose a change in underwriting or issue practices or philosophy, a change in underwriting or claims management personnel, or a change in the Ceding Company's ownership or control. The Ceding Company affirms that the underwriting, administration and claims practices it employs are consistent with the customary and usual practices of the insurance industry as a whole. Should the Ceding Company engage in exceptional or uncustomary practices, it will inform the Reinsurer of such action and obtain its written consent before ceding any policies issued under such exceptional or uncustomary practices to the Reinsurer under this Agreement.

(a) "Confidential Information" means any information, in whatever format, that relates to either party or its business (including, without limitation business processes; products; the terms of this agreement; and the names and information relating to any current, past or prospective customer) that (1) has been or may later be provided or shown to the other party or its representatives (the "Recipient") by or on behalf of the party that owns the information (the "Discloser"), (2) is obtained from review of documents or property of, or communications with the Discloser, or (3) consists of notes, analyses, summaries, and other materials derived from that information. Confidential Information excludes information that was or becomes publicly available other than as a result of a disclosure by the Recipient or its representatives in violation of this agreement, information a party obtains from a third party that is not bound by a similar duty of confidentiality, and (3) information that was in the possession of the Recipient prior to the time of this Agreement for reason other than the negotiation, exploration or consummation of this Agreement..

(b) The Recipient shall (1) use Confidential Information only for the purpose of .fulfilling its duties under this agreement; (2) not disclose any Confidential Information to any third party or to any of its employees or agents except those who need to know it to enable the Recipient to fulfill its duties under this agreement, provided that the Recipient shall take all reasonable measures to ensure that Confidential Information of the Discloser is not disclosed or duplicated in contravention of the provisions of this agreement by those third parties, agents and employees; (3) treat the Confidential Information of the Discloser with the same level of care it treats its own Confidential Information and ensure that access to and use of Confidential Information is consistent with applicable privacy and information security laws and regulations; and (4) return to the Discloser or destroy (at the Discloser's option) all Confidential Information of the Discloser in the Recipient's possession or under its control when that information is no longer required for purposes of this agreement or to conform to any applicable record retention regulations, and confirm to the Discloser in writing that the Recipient has done so. The Reinsurer may disclose the Ceding Company's Confidential Information as necessary for retrocession purposes provided that the Reinsurer holds the retrocessionaire to standards of confidentiality substantially similar to those of this article.

(c) Any breach or threatened breach of this article may result in irreparable harm, an injury for which there is no adequate remedy at law. Therefore, each party may move for any and all appropriate equitable relief including preliminary and permanent injunctions in any court of competent jurisdiction to prevent a breach or threatened breach of this article. This injunctive relief does not preclude a party from seeking other available remedies. When moving for injunctive relief, a party is not required to post bond or, if required to post bond by court order or other operation of law, is only required to post the minimum or nominal bond permitted.

(d) The Recipient may disclose Confidential Information if the Recipient becomes compelled to disclose the Confidential Information pursuant to court or

administrative order, legal process, law, or regulation; provided, however, that before disclosure, to the extent allowed by law, and not more than three business days from its receipt of the order or legal process or its decision that a law or regulation compels the disclosure, the Recipient shall notify the Discloser of the compelled disclosure and shall cooperate with the Discloser in seeking a confidentiality agreement, protective order, or other protection of the confidentiality of the Confidential Information.

(e) The Recipient shall (1) notify the Discloser promptly of any loss or inability to account for the Discloser's Confidential Information and any material unauthorized possession, use or knowledge of the Discloser's Confidential Information that becomes known to the Recipient, (2) promptly furnish to the Discloser full details of that incident, (3) use reasonable efforts to cooperate with the Discloser in any litigation or investigation deemed necessary by the Discloser to protect its proprietary rights, and (4) promptly use all reasonable efforts to prevent a reoccurrence of any loss or unauthorized possession, use or knowledge of Confidential Information. Each party shall bear the cost it incurs as a result of compliance with this article. The Recipient shall not commence any legal action or proceeding regarding any unauthorized possession, use or knowledge of the Discloser's Confidential Information without the consent of the Discloser.

"Automatic Binding Limit" means the amount specified in Exhibit C used to calculate the maximum Reinsurance Death Benefit that may be ceded as automatic reinsurance.

"Conditional Receipt" means a provision included in some life insurance policies providing coverage from the date of the application to the date at which the policy is either issued or declined.

"Effective Date of this Agreement" means the date stated on the cover page of this Agreement. Policies with an application date on or after this date are eligible for reinsurance coverage under this Agreement.

"Error" –means a clerical mistake or oversight made inadvertently and excludes acts of judgment and all other forms of intentional decision.

"Extra Contractual Obligations" means damages awarded by a court against an insurer that go beyond the coverage provided by the policy, typically for bad faith in dealing with the insured or beneficiary.

"Facultative" means reinsurance under which the Ceding Company has the option (faculty) of submitting and the Reinsurer has the option of accepting or declining individual risks.

"Full Retention" means the initial face amount held by the Ceding Company which is equal to the amount on the Ceding Company's standard published retention schedule considering issue age, rating and place of residence. The amount to be retained considers all in force policies as of the date of application on that life.

"Initial Death Benefit" means the face amount of the Original Policy on the date of issue.

"Jumbo Limit" means the maximum amount of coverage available on an individual life for automatic reinsurance purposes. This amount includes all coverage in force, any coverage to be replaced and amounts applied for in all companies. If such insurance exceeds the limit, the Ceding Company must submit the risk to the Reinsurer for Facultative review.

"Material Change" means a change that is likely to impact the Reinsurer's financial experience under this Agreement or would cause the Reinsurer to alter or revise a risk classification or underwriting recommendation, reconsider or adjust reinsurance pricing, or take similar actions.

"Maximum Retention Per Life" means the maximum amount of risk that the Ceding Company may hold on an individual insured according to their published retention schedule.

"New Business" means policies (1) on which the Ceding Company has obtained the same new underwriting information it would obtain in absence of the Original Policy and pays the same commissions in the first year that it would have paid in absence of the Original Policy

and (2) for which the suicide and contestable period provisions are as long as those contained in other new policies issued by the Ceding Company.

"New Plan" means the plan to which the Original Policy is converted, exchanged or replaced.

"New Policy" means the policy issued resulting from a conversion, exchange or replacement of the Original Policy.

"Original Policy" means an insurance contract issued by the Ceding Company on an insured that is reinsured under this Agreement.

"Policy Death Benefit" means the death benefit of a policy on the reinsurance premium renewal date.

"Policy Net Amount at Risk" means on the reinsurance premium renewal date, the Policy Death Benefit less either the terminal reserve or, in the case of interest sensitive policies, the accumulation account or cash value on the policy, such difference taken to the nearest dollar. The terminal reserve or cash value shall be disregarded if a policy is on either a level term plan of twenty (20) years or less or on a decreasing term plan. The basis for determining the Policy Net Amount at Risk may be modified with the consent of the Ceding Company and Reinsurer without the need for a formal amendment of the Agreement.

"Professional Athlete" means an individual who is a team member in any of the four major U.S. professional sports – National Football League (NFL), National Basketball Association (NBA), Major League Baseball (MLB) or National Hockey League (NHL).

"Proportionate Share" means the percentage derived by dividing the Reinsured Net Amount at Risk by the Policy Net Amount at Risk.

"Quota Share Retention" means specified percentage retention on every policy up to the Full Retention on a life.

"Reinsurance Death Benefit" means the Initial Death Benefit less the Retention on the policy times the percentage of automatic reinsurance ceded to the Reinsurer as specified in Exhibit C. For Facultative reinsurance, the Reinsurance Death Benefit is that amount of the Initial Death Benefit for which the Ceding Company accepts the Reinsurer's offer to reinsure.

"Reinsured Net Amount at Risk" means the percentage of automatic reinsurance ceded to the Reinsurer as specified in Exhibit C or the percentage ceded as modified pursuant to the Facultative Reinsurance process times the remainder of (1) the Policy Net Amount at Risk less (2) the Retention on the policy.

"Retention" means the amounts specified in Exhibit A that is held by the Ceding Company at their own risk on a life without the benefit of proportional reinsurance. In calculating the Retention, the sum retained by the Ceding Company on the life and in force as of the date of issue of the policy shall be taken into account.

"Temporary Insurance Agreement" means legal agreement between an insurer and a proposed insured that provides a guaranteed amount of temporary life insurance coverage for a specific period of time, usually the underwriting period.

"Ultimate Amount" means the projected maximum Policy Death Benefit that a policy could achieve based on reasonable assumptions made about the operation of certain characteristics of the policy form.

"Yearly Renewable Term" or "YRT" means a form of life reinsurance under which the risks, but not the permanent plan reserves, are transferred to the Reinsurer for a premium that varies each year with the Reinsured Net Amount at Risk and the duration from issue.

ARTICLE 22 – EXECUTION

This Agreement is effective as of the month, day and year stated on the cover page of this Agreement, and applies to all eligible policies with application dates on or after such date. This Agreement has been made in duplicate and is hereby executed by all parties.

LIBERTY LIFE INSURANCE COMPANY	RGA REINSURANCE COMPANY
By: [signature] (Signature)	By: [signature] (Signature)
Title: VP + Chief Actuary	Title: Vice President
Date: 3/12/09	Date: 1/23/09
Location: Greenville, SC	Location: St. Louis, MO
By: [signature]	
Title: President + CEO	
Date: 3/16/09	

EXHIBIT A – RETENTION LIMITS OF THE CEDING COMPANY

A.1 LIFE INSURANCE

a. **Life Insurance**

Maximum Limits of Retention Per Life Under This and All Other Agreements

Issue Age	Standard – Table 2	Table 3 – Table 8	Table 9 – Table 16
20-60	$750,000	$650,000	$500,000
61-70	500,000	450,000	350,000
71-80	300,000	250,000	200,000

Over Age 80 or Over Table 16 is Facultative only.

b. **First Dollar Quota Share – Ceding Company's Quota Share Percentage**

The Ceding Company will retain 33 1/3% of each policy up to the above maximum dollar retention limits.

A.1 WAIVER OF PREMIUM DISABILITY BENEFITS

Same as Life

EXHIBIT B – BUSINESS COVERED

The business reinsured under this Agreement is defined as follows:

Policies issued on the business identified below may qualify for reinsurance if the application date for the policy is on or after the Effective Date of this Agreement.

Effective January 19, 2005

Included Plans
Clarity VUL Form VL-50
Benefits and Riders
Covered Insured Rider
Non-Commissionable Term Rider
Waiver of Premium
Waiver of Monthly Deductions

C.1 REINSURER'S SHARE

The Reinsurer's share will be 33 1/3% of the total ceded amount on each policy on a first dollar quota share basis. This amount will not exceed the Reinsurer's share of the maximum Automatic Binding Limits specified in Exhibit C.2. For amounts in excess of the amount where the Ceding Company's maximum limit is met, the Reinsurer's share will be its then-current share divided by one minus the Ceding Company's then-current retention percentage for the plan in question.

C.2 AUTOMATIC BINDING LIMITS

a. Life

Issue Ages	(Pool) Maximum* Standard – Table 2	(Pool) Maximum* Table 3– Table 8	(Pool) Maximum* Table 9 – Table 16
20-60	$10,000,000	$8,000,000	$4,000,000
61-70	7,000,000	5,000,000	3,000,000
71-80	4,000,000	2,250,000	1,200,000

*The (pool) maximum Automatic Binding amounts above include the Ceding Company's retention.

b. Waiver of Premium Disability Benefits: $2,000,000

c. Professional Athletes will not be covered on an Automatic basis.

C.3 JUMBO LIMITS

The Ceding Company will not cede any risk Automatically if the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below.

a. Life: $20,000,000

b. Waiver of Premium Disability Benefits: $2,000,000

C.4 CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

The Reinsurer will not participate in the Ceding Company's Conditional Receipt or Temporary Insurance Agreement coverage.

C.5 AGE LIMITS

Plans/Riders	Issue Ages
Clarity VUL and Non-Commissionable Term Rider	20-80
Covered Insured Rider	20-65
Waiver of Premium	20-59
Waiver of Monthly Deductiions	20-59

EXHIBIT F – SELF-ADMINISTERED REPORTING

The Ceding Company will self-administer all reinsurance reporting. The Ceding Company will send the Reinsurer the reports listed below monthly.

F.1 REPORTING REQUIREMENTS

(1) **New Business** – This report will include new issues only, the first time the policy is reported to the Reinsurer. Automatic and Facultative business will be identified separately.

(2) **First Year, Other than New Business** – This report will include policies previously reported on the New Business detail and still in their first duration, or policies involved in first year premium adjustments.

(3) **Renewal Year** – This report will include all policies with renewal dates within the accounting period.

(4) **Changes and Terminations** – This report will include all policies affected by a change during the current reporting period. Type of change or termination activity must be clearly identified for each policy. The Ceding Company will identify the following transactions either by separate listing or unique transaction codes: Terminations, Reinstatements, Changes, Conversions, and Replacements. For Conversions and Replacements, the Ceding Company will report the Original Policy date, as well as the current policy date.

(5) **In force** – A detailed report listing the data shown in section F.3 (b) of this Exhibit for each policy in force.

(6) **Policy Exhibit** – Transactions will be summarized for activity during the current period and on a year-to-date basis, reporting the number of policies and Reinsured Net Amount at Risk. An example is shown in section F.4 of this Exhibit.

(7) **Accounting Information** – Premiums and allowances will be summarized for Life coverage, Benefits and Riders by the following categories: Automatic and Facultative, First Year and Renewals. An example is shown in section F.5 of this Exhibit.

F.2 BUSINESS REPORTED ELECTRONICALLY

If reporting will be done electronically, the Ceding Company will send the Reinsurer a copy of their current file layout(s) that specifies the columns in the order they appear in the file along with the data type (alpha, numeric) and the exact length of each field. Also a data dictionary will be provided that states a brief definition of each field contained in the file(s), as well as a listing of valid values for fields where applicable and an explanatory key to interpret plan codes, treaty pointers, underwriting and smoking class codes. Future changes will be promptly communicated to the Reinsurer in writing.

F.3 STATEMENT SPECIFICATIONS

a. The following information should appear on the transaction statements for each benefit to be reinsured and for each insured, including all insureds on a joint policy:

Ceding Company identifier
Policy number
Policy issue date
Reinsurance effective date
Policy application date, if used to determine treaty eligibility
Transaction type code (New Business, Renewal, Conversion, Termination, etc.)
Business Source/Issue type code (New Business, Continuation, Re-entry, etc.)
Effective date of any policy change, reissue or termination
Name of each insured
Date of birth of each insured
Issue age of each insured
Gender of each insured
Mortality rating of each insured
Underwriting classification of each insured
Smoking class of each insured
Automatic or Facultative indicator
YRT indicator
Plan code
Treaty pointer
Original face amount of the policy
Amount ceded to the Reinsurer
Amount of premium being paid, separated for supplementary benefits
Amount of reinsurance premium allowances, if any
Policy fee, if any
Flat extra premium and number of years payable
Joint policy indicator

b. The Ceding Company will send the Reinsurer an In force report. The following information should appear on the In force file for each benefit to be reinsured and for each insured, including all insureds on a joint policy:

Ceding Company identifier
Policy number
Policy issue date
Reinsurance effective date
Policy application date, if used to determine treaty eligibility
Business Source/Issue type code (New Business, Continuation, Re-entry, etc.)
Name of each insured
Date of birth of each insured
Issue age of each insured
Gender of each insured
Underwriting classification of each insured
Smoking class of each insured
Mortality rating of each insured
Automatic or Facultative indicator
YRT indicator
Original face amount of the policy
Amount ceded to the Reinsurer
Joint policy indicator

F.4 POLICY EXHIBIT

The Ceding Company will send the Reinsurer summary policy exhibit information similar to the following example:

Policy Summary Classification	Number of Policies	Reinsurance Amount
In force as of last report	1,000	$ 800,000,000
New Issues	10	1,000,000
Reinstatements	1	100,000
Increases	3	500,000
Deduct by:		
Death	1	300,000
Lapse	6	500,000
Decreases	2	100,000
In force as of current report	1,005	800,700,000

F.5 ACCOUNTING SUMMARY

The Ceding Company will send the Reinsurer summary accounting information split for Automatic and Facultative business similar to the following example:

		Premiums	Allowance	Net Premium		Totals	Total D
First Year Total	Base	$2,300.00	0.00	$2,300.00	Cash Value	0.00	
	ADB	100.00	0.00	100.00	Benefits/Claims	0.00	
	Waiver	100.00	0.00	100.00	Policy Fee	0.00	
	Other	0.00	0.00	0.00	Dividend	0.00	
					Prem Tax	0.00	
	Total	$2,500.00	0.00	$2,500.00	Net Premium	$2,500.00	$2,500.
Renewal Total	Base	$25,000.00	0.00	$25,000.00	Cash Value	0.00	
	ADB	1,000.00	0.00	1,000.00	Benefits/Claims	0.00	
	Waiver	1,500.00	0.00	1,500.00	Policy Fee	0.00	
	Other	0.00	0.00	0.00	Dividend	0.00	
					Prem Tax	0.00	
	Total	$27,500.00	0.00	$27,500.00	Net Premium	$27,500.00	$27,500.
First Year & Renewal	Base	$27,300.00	0.00	$27,300.00	Cash Value	0.00	
	ADB	1,100.00	0.00	1,100.00	Benefits/Claims	0.00	
	Waiver	1,600.00	0.00	1,600.00	Policy Fee	0.00	
	Other	0.00	0.00	0.00	Dividend	0.00	
					Prem Tax	0.00	
	Total	$30,000.00	0.00	$30,000.00	Net Premium	$30,000.00	$30,000.

EXHIBIT G – APPLICATION FOR FACULTATIVE REINSURANCE

REINSURANCE GROUP OF AMERICA

CEDING COMPANY		FACSIMILE NUMBER
UNDERWRITER	E-MAIL	TELEPHONE NUMBER
BY		DATE

PROPOSED INSURED (LAST NAME)	(FIRST)	(MIDDLE)	DATE OF BIRTH	AGE

SEX ☐ M ☐ F	STATE OF BIRTH	STATE OF RESIDENCE	OCCUPATION

BASIS ☐ NEAREST BIRTHDAY ☐ LAST BIRTHDAY	☐ YRT ☐ CO-INS	☐ AUTOMATIC ☐ FACULTATIVE	NUMBER OF PAGES

	LIFE	WAIVER	ADB
PREVIOUS IN FORCE			
RETENTION			
CURRENT APPLICATION			
PROPOSED RETENTION			
REPLACEMENT?			
REINSURANCE APPLIED FOR			
RATING			

	YES	NO
DOES APPLICATION REPRESENT EXERCISE OF A GUARANTEED INSURABILITY OPTION OR ANY OTHER SPECIAL BENEFIT?		
WILL POLICY CONTAIN AN AVIATION EXCLUSION PROVISION?		
IS REINSURANCE BEING SUBMITTED ELSEWHERE? IF YES, WHERE:		
IN EXCESS OF JUMBO?		

SMOKING/TOBACCO STATUS
☐ NO TOBACCO ☐ TOBACCO ☐ NONSMOKER ☐ SMOKER

REQUIREMENTS	ATTACHED	OUTSTANDING
APP	☐	☐
EXAM	☐	☐
ECG	☐	☐
XRAY	☐	☐
BLOOD PROF	☐	☐
HIV	☐	☐
HOS	☐	☐
ORAL FLUID	☐	☐
APS DR:	☐	☐
APS DR:	☐	☐
APS DR:	☐	☐
INSP/PHI	☐	☐
BBIR	☐	☐
FINANCIAL	☐	☐

REMARKS

REFER TO

KEEP TOGETHER WITH ☐ JOINT LIFE ☐ GROUP/BUSINESS/FAMILY NAME	DATE OF BIRTH	RELATIONSHIP

PLEASE INDICATE REASON SUBMITTED AND CODES YOUR COMPANY IS REPORTING TO MIB

EXHIBIT H – ALLOCATION RULES FOR PLACEMENT OF FACULTATIVE CASES

The Ceding Company will place the case with the Reinsurer having the first in best offer.

EXHIBIT C HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

1354-0-0

AUTOMATIC AND FACULTATIVE Y.R.T. AGREEMENT

between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
Kansas City, Missouri
(hereinafter called the CEDING COMPANY)

and

GENERAL AMERICAN LIFE INSURANCE COMPANY
St. Louis, Missouri
(hereinafter called the REINSURER)

This Agreement is Effective April 1, 1993

NOVATED
This company has been novated from
General American Life Insurance Company
to
Saint Louis Reinsurance Company
See Attached Amendment

1354-0-0

TABLE OF CONTENTS

Reinsurance required by the CEDING COMPANY will be assumed by the REINSURER as described in the terms of this Agreement.

This reinsurance agreement constitutes the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this agreement.

Any change or modification to this agreement is null and void unless made by amendment to this agreement and signed by both parties.

ARTICLE I

AUTOMATIC COVERAGE

A. Reinsurance hereunder will be ceded automatically by the CEDING COMPANY through a Quota-Share Pool. The REINSURER'S percentage of participation in each risk ceded through this Pool will be as shown in Exhibit D.

B. For each risk on which reinsurance is ceded, the CEDING COMPANY will retain its full published retention at the time of issue, taking into account both currently issued and previously issued policies. For plans which increase, the CEDING COMPANY'S retention is figured on the basis as described in Article VI.

C. The CEDING COMPANY may cede and the REINSURER will automatically accept reinsurance, if all of the following conditions are met for each life:

1. The CEDING COMPANY has retained its limit of retention as shown in Exhibit A or share as described in Article VI.
2. The amount does not exceed the automatic binding limits shown in Exhibit D.
3. The sum of the amount of insurance already in force and applied for on that life, in all companies, does not exceed the Jumbo Limit as shown in Exhibit D.
4. The CEDING COMPANY has not made facultative application for reinsurance of the current or prior applications on the same life to the REINSURER or any other reinsurer.
5. The risk is conventionally underwritten.
6. The Plan is listed in Exhibit B.
7. The risk is a resident of the United States, Canada, Puerto Rico or Guam.
8. The risk does not travel to foreign countries more than 8 weeks a year.

D. The CEDING COMPANY may automatically cede Waiver of Premium Disability reinsurance in amounts not to exceed the amounts shown in Exhibit D.

ARTICLE II

FACULTATIVE PROVISIONS

A. The CEDING COMPANY will have the option to submit any case facultatively which it does not wish to cede automatically or which it may not cede automatically under the provisions of Article I.

B. For facultative cases, the CEDING COMPANY will keep 50% of the face amount to a maximum of $200,000.

B. The CEDING COMPANY will send copies of the original applications, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

C. The CEDING COMPANY will also notify the REINSURER of any underwriting information requested or received after the initial request for reinsurance is made. For policies which contain automatic increase provisions, the CEDING COMPANY will inform the REINSURER of the initial and ultimate risk amounts for which reinsurance is being requested.

D. On a timely basis, the REINSURER will submit a written decision. In no case will the REINSURER'S offer on facultative submissions be open after 120 days have elapsed from the date of the REINSURER'S offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the CEDING COMPANY must occur within 120 days of the final reinsurance offer. Unless the REINSURER explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day 120.

E. The REINSURER will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement for risks submitted on a facultative basis.

ARTICLE III

YEARLY RENEWABLE TERM PREMIUMS

A. Plans of insurance listed in Exhibit B will be reinsured on the yearly renewable term basis with the REINSURER participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the REINSURER.

B. Premiums for Life Reinsurance and reinsurance of Supplemental Benefits will be based on the rates and allowances described in Exhibit C.

C. Premiums will be increased by any flat extra premium charged the insured on the face amount initially reinsured.

D. There will be no premium tax reimbursement.

E. The Life Reinsurance rates contained in this Agreement are guaranteed for one year, and the REINSURER anticipates continuing to accept premiums on the basis of these rates indefinitely. If the REINSURER deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for annually renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

ARTICLE IV

SELF ADMINISTRATION

A. The CEDING COMPANY will administer the records for the reinsurance ceded to the REINSURER under this agreement. The CEDING COMPANY will furnish monthly statements to the REINSURER which contain the following information:

1. A list of all premiums due for the current month, identifying each policy and explaining the reasons for each premium payment.

2. Premium subtotals adequate for the REINSURER to use for its premium accounting including first year, renewal year, automatic and facultative totals.

3. A list of new business, terminations and changes for the current month. For new business and changes, the CEDING COMPANY must identify the reinsurance agreement and provide information adequate for the REINSURER to establish reserves, check retention limits and check premium calculations.

4. Totals for inforce, new business, changes and each type of termination, as of the end of the month. "Totals" refer to the number of policies reinsured and the net amount at risk reinsured. For bordereau business see sample Policy Exhibit in Exhibit F.

In addition, the CEDING COMPANY must provide the REINSURER with an inforce listing of reinsured business at least once a year. This inforce listing must contain information adequate for the REINSURER to audit its inforce records. (See Exhibit E.)

B. If the CEDING COMPANY chooses to report its reinsurance transactions via electronic media, the CEDING COMPANY shall consult with the REINSURER to determine the appropriate reporting format. Should the CEDING COMPANY subsequently desire to make changes in the data format or the code structure, the CEDING COMPANY shall communicate such changes to the REINSURER prior to the use of such changes in reports to the REINSURER.

C. The monthly statements shall be furnished to the REINSURER within thirty days following the close of each month and will be accompanied by payment of any net amount due the REINSURER. All premiums not paid within thirty (30) days of the due date, defined as each policy's 12-month anniversary, will be in default.

D. Premiums are payable annually in advance.

E. The REINSURER reserves the right to charge interest at an annual rate of 8%, calculated from the due date, when:

1. Renewal premiums are not paid within sixty (60) days of the due date.

2. Premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.

F. The REINSURER will have the right to terminate this Agreement when premiums are in default by giving ninety (90) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety (90) day notice period, the REINSURER'S liability for all risks reinsured under this agreement will terminate. The first day of the ninety (90) day notice of termination, resulting from default as described in Section C of this Article, will be the day the notice is received in the mail by the CEDING COMPANY or if the mail is not used, the day it is delivered to the CEDING COMPANY. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect.

ARTICLE V

DAC TAX REGULATIONS

The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for the 1991 taxable year for all amounts of consideration arising after November 14, 1991 and for all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Treasury Regulation Section 1.848-2(f) or "gross premium and other consideration" as defined in Treasury Regulation Section 1.848-3(b) as appropriate.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS Section 848(c)(1).

4. The CEDING COMPANY and the REINSURER agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The CEDING COMPANY and the REINSURER also agree to exchange information which may be otherwise required by the IRS.

5. The CEDING COMPANY will submit a schedule to the REINSURER by June 1 of each year of its calculation of the net consideration for the preceding calendar year. (See Exhibit G.) This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

6. The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within 30 days of the REINSURER'S receipt of the CEDING COMPANY'S calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year.

7. If the REINSURER contests the CEDING COMPANY'S calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

ARTICLE VI

INCREASING AND DECREASING NET AMOUNT AT RISK POLICIES AND RIDERS

A. Whenever the insured has the option to increase life coverage at future date(s) without additional underwriting, and these increasing risks will be automatically reinsured under this Agreement, the following provisions will apply:

1. At the issue of the base policy, the CEDING COMPANY will determine the maximum net amount at risk during the term period and will provide the REINSURER with this information.

2. The maximum amount plus current inforce in all companies must not exceed the jumbo limit as shown in Exhibit D.

3. The maximum amount to be reinsured must not exceed the binding limits as shown in Exhibit D.

4. The CEDING COMPANY will establish the percentage of each risk to be retained in accordance with the following formula:

$$\% \text{ Retained by BMA} = \frac{\text{BMA Maximum Retention - BMA Inforce}}{\text{Maximum Death Benefit During Term Period}}$$

This percentages will be applied to the initial amount at risk and to increases in net amount at risk.

5. If the insured should lose the option to automatically increase coverage and the policy will no longer increase as originally projected, the CEDING COMPANY can switch to reinsuring on an excess versus proportionate basis and keep their retention in effect at that time.

B. For policies of this type which will be reinsured facultatively, the CEDING COMPANY has the responsibility for clearly identifying the current and ultimate net amounts at risk in order for the REINSURER'S underwriters to underwrite both net amounts at risk. The ultimate net amount at risk reinsured must never exceed the amount of the REINSURER'S offer.

C. For plans which decrease, the CEDING COMPANY will keep its maximum retention less any inforce. Decreases will be proportionate with the CEDING COMPANY and all reinsurers in the pool participating equally.

ARTICLE VII

ERRORS AND OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be unintentional or the result of misunderstanding or oversight on the part of either the CEDING COMPANY or the REINSURER, both the CEDING COMPANY and the REINSURER shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.

ARTICLE VIII

EXPENSE OF ORIGINAL POLICY

The CEDING COMPANY will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

ARTICLE IX

CHANGES IN RETENTION AND RECAPTURE PRIVILEGES

A. If, at any time, the CEDING COMPANY changes its existing retention limits, as shown in Exhibit A, written notice of the change will promptly be given to the REINSURER.

B. The CEDING COMPANY may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance in force in accordance with the following rules:

1. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least thirty (30) days prior to any recaptures.

2. No recapture will be made unless reinsurance has been in force ten (10) years.

3. Recapture will become effective on the policy anniversary date following notification of the company's intent to recapture.

4. No recapture will be made unless the CEDING COMPANY retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business or in any classes of risks for which the CEDING COMPANY established special retention limits less than the CEDING COMPANY'S maximum retention limits for the plan, age and mortality rating at the time the policy was issued.

5. If any reinsurance is recaptured all reinsurance eligible for recapture under the provisions of this Article must be recaptured.

6. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

ARTICLE X

REINSTATEMENT, EXCHANGES, EXTENDED TERM
AND REDUCED PAID-UP INSURANCE, CONVERSIONS

A. REINSTATEMENT

Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the CEDING COMPANY may be automatically reinstated with the REINSURER as long as the policy is reinstated in accordance with the terms and rules of the CEDING COMPANY. Any policy originally reinsured with the REINSURER on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the REINSURER before it is reinstated. The CEDING COMPANY will pay the REINSURER its share of amounts collected or charged for the reinstatement of such policies.

B. EXCHANGES

Exchanges will be reinsured under this Agreement only if the original policy was reinsured with the REINSURER; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the REINSURER immediately prior to the exchange. Premiums will be determined as follows:

1. If any business covered under this Agreement is subsequently exchanged to any other plan reinsured by the REINSURER, then such business shall be reinsured at the rates as shown in the Agreement covering the new plan. Rates and allowances or pay percentages applicable to the new plan will be determined at point in scale based on the original policy that is being exchanged. If the Agreement including the new rates requires policy fees, then they shall also apply to the new plan.

2. If any business covered under this Agreement is subsequently exchanged to a plan that is not reinsured with the REINSURER under a specific document, then such business shall be reinsured with the REINSURER at the rates for such exchanges as described in Exhibit C. Rates will be determined at point in scale based on the original policy that is being exchanged.

C. EXTENDED TERM AND REDUCED PAID-UP INSURANCE

Changes as a result of extended term or reduced paid-up insurance will be handled like reductions.

D. CONVERSIONS

Conversions will be reinsured under this Agreement only if the original policy was reinsured with the REINSURER; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the REINSURER immediately prior to the conversion. For decreasing policies the conversion amount will be the death benefit at the next anniversary. Premiums will be determined as follows:

1. If any business covered under this Agreement is subsequently converted to any other plan reinsured by the REINSURER, then such business shall be reinsured at the rates as shown in the Agreement covering the new plan. Rates and allowances or pay percentages applicable to the new plan will be determined at point in scale based on the original policy that is being converted. If the Agreement including the new rates requires policy fees, then they shall also apply to the new plan.

2. If any business covered under this Agreement is subsequently converted to a plan that is not reinsured with the REINSURER under a specific document, then such business shall be reinsured with the REINSURER at the rate basis for such conversions as described in Exhibit C. Rates will be determined at point in scale based on the original policy that is being converted.

NOTE: An original date policy Reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to the REINSURER for the original policy will be refunded to the CEDING COMPANY. All premiums will be due on the new policy from the original issue date of the old policy.

NOTE: Re-entry, e.g., wholesale replacement and similar programs are not covered under this Article. If Re-entry is applicable to this treaty, then it will be covered under the Premiums and Allowances Exhibit.

ARTICLE XI

LIABILITY

A. This is an Agreement solely between the REINSURER and the CEDING COMPANY. In no instance will anyone other than the REINSURER or the CEDING COMPANY have any rights under this agreement, and the CEDING COMPANY will be and remain solely liable to any insured, policyowner, or beneficiary under any policy reinsured hereunder.

B. The liability for all automatic reinsurance accepted by the REINSURER under this Agreement will commence simultaneously with that of the CEDING COMPANY.

C. The REINSURER will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement unless conditions for automatic coverage under Article I of this Agreement are met.

D. Liability for all reinsurance submitted facultatively to the REINSURER will commence when all of the following conditions have been met:

1. The REINSURER'S offer has been accepted and the CEDING COMPANY has properly documented its records to reflect this acceptance, and

2. No more than one-hundred twenty (120) days have elapsed from the date of the REINSURER'S final offer unless the REINSURER explicitly states in writing that the final offer is extended for some further period of time.

3. The liability of the REINSURER shall begin simultaneously with that of the CEDING COMPANY provided (a) that the CEDING COMPANY makes facultative application only to the REINSURER, the REINSURER has made an unconditional offer to reinsure, and the CEDING COMPANY makes no application to another reinsurer, or (b) if the CEDING COMPANY makes facultative application to more than one reinsurer, including the REINSURER, that either the REINSURER's offer is made at the lowest mortality classification, or if there are multiple unconditional offers at the lowest mortality classification, the REINSURER's offer will result in an overall reinsurance premium which is the lowest under these offers.

E. The liability of the REINSURER for all reinsurance under this Agreement will cease simultaneously with the liability of the CEDING COMPANY and will not exceed the CEDING COMPANY'S contractual liability under the terms of its policies.

ARTICLE XII

CLAIMS

A. Prompt notice of a claim must be given to the REINSURER. In every case of loss, copies of the proofs obtained by the CEDING COMPANY will be taken by the REINSURER as sufficient. Copies thereof, together with proof of the amount paid on such claim by the CEDING COMPANY will be furnished to the REINSURER when requesting its share of the claim. However, if the amount reinsured with the REINSURER is more than the amount retained by the CEDING COMPANY and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to the REINSURER for its recommendation before admission of any liability on the part of the CEDING COMPANY.

B. The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim. Unless it declines to be a party to such action, the REINSURER will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of specific expenses, except as specified below.

If the REINSURER declines to be a party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY it declines to be a party.

In no event will the following categories of expenses or liabilities be reimbursed:

1. Routine investigative or administrative expenses;

2. Salaries of employees or other internal expenses of the CEDING COMPANY or the original issuing company.

3. Extra contractual damages, including punitive and exemplary damages;

4. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

C. If the amount of insurance changes because of a misstatement of rate classification, the REINSURER'S share of reinsurance liability will change proportionately.

D. For approved Waiver of Premium benefit claims, the REINSURER will pay the CEDING COMPANY its portion of the amount of gross premiums waived by the CEDING COMPANY.

ARTICLE XIII

ARBITRATION

A. It is the intention of the REINSURER and the CEDING COMPANY that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

B. To initiate arbitration, either the CEDING COMPANY or the REINSURER will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators will nominate three individuals. Each arbitrator will then decline two of the nominations presented by the other arbitrator. The third arbitrator will then be chosen from the remaining two nominations by drawing lots.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article. Therefore, at no time will either the CEDING COMPANY or the REINSURER contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the CEDING COMPANY and the REINSURER to inform the arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute will be coordinated with the other party and will be provided simultaneously to the other party or will take place in the presence of the other party. Further, at no time will any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

E. The arbitration hearing will be held on the date fixed by the arbitrators. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be borne by the losing party unless the arbitrators decide otherwise.

ARTICLE XIV

INSOLVENCY

A. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY.

B. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will immediately give written notice to the REINSURER of all pending claims against the CEDING COMPANY on any policies reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expense incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

C. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

D. In the event of the insolvency of a reinsurer, the CEDING COMPANY shall have the right to cancel this agreement as respects occurences taking place on or after the date the reinsurer first evidences insolvency, by giving to the reinsurer (or its liquidator/receiver or other statutory successor) written notice stating that such recapture is thereby effected and the reinsurer (or its liquidator/receiver or other statutory successor) in lieu of a premature recapture fee will not be required to reimburse the CEDING COMPANY any unearned premium hereunder.

ARTICLE XV

RIGHT TO INSPECT

The REINSURER may at all reasonable times inspect the CEDING COMPANY'S original papers, records, books, files, etc., relating to the business under this Agreement.

ARTICLE XVI

DURATION OF AGREEMENT

A. This Agreement may be terminated as to new reinsurance at any time by either party giving ninety (90) days written notice of termination. The day the notice is mailed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office or to an Officer of the other party will be the first day of the ninety (90) day period.

B. During the ninety (90) day period, this Agreement will continue to operate in accordance with its terms.

C. The REINSURER and the CEDING COMPANY will remain liable after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of this Agreement.

ARTICLE XVII

EXECUTION OF AGREEMENT

IN WITNESS OF THE ABOVE,

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

of

Kansas City, Missouri

and

GENERAL AMERICAN LIFE INSURANCE COMPANY

of

St. Louis, Missouri,

have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 1, 1993.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: Henry G. Heise By: Lawrence E. Engel

Title: 2nd Level VP Title: VP Insurance Actuary

Date: 1/26/94

GENERAL AMERICAN LIFE INSURANCE COMPANY

By: [signature] By: [signature]

Title: Executive Vice President Title: Vice President, Sales

Date: July 30, 1993

AMENDMENT TO REINSURANCE AGREEMENTS

between

BUSINESS MEN'S ASSURANCE CO. OF AMERICA, KANSAS CITY, MISSOURI
(hereinafter referred to as "THE CEDING COMPANY")

and

GENERAL AMERICAN LIFE INSURANCE COMPANY, ST. LOUIS, MISSOURI
(hereinafter referred to as "GENERAL AMERICAN")

This Amendment is Effective August 1, 1993

Effective August 1, 1993, all agreements which cede or retrocede reinsurance from THE CEDING COMPANY to GENERAL AMERICAN are amended to replace GENERAL AMERICAN with Saint Louis Reinsurance Company. On and after August 1, 1993, all past, present and future rights and responsibilities of GENERAL AMERICAN under these agreements are assigned to Saint Louis Reinsurance Company.

This amendment does not alter, amend or modify the Reinsurance Agreement other than as stated in this Amendment. It is subject to all of the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements.

IN WITNESS WHEREOF, all parties have executed this Amendment in triplicate.

GENERAL AMERICAN LIFE INSURANCE COMPANY

By: A. Greig Woodring

Title: Executive Vice President

Date: July 20, 1993

BUSINESS MEN'S ASSURANCE CO. OF AMERICA

By: Lawrence E. Engel

Title: V.P. - Insurance Actuary

Date: Aug 10, 1993

SAINT LOUIS REINSURANCE COMPANY

By: A. Greig Woodring

Title: President

Date: July 20, 1993

EXHIBIT A

RETENTION SCHEDULE

Business Men's Assurance Company of America

Limits

Rating	Ages 0 to 60	Ages 61 - 70	Ages 71 - 80	Ages 81 & Up
Std to T2	$750,000	$500,000	$300,000	$75,000
T3 to T8	$650,000	$450,000	$250,000	$50,000
T9 to T16	$500,000	$350,000	$200,000	$30,000
Over T16	$300,000	$150,000	$100,000	$30,000

For aviation risks, the above retention limits are reduced by 50%.

EXHIBIT B

POLICY PLANS AND RIDERS REINSURED

Effective April 1, 1993

OMNITERM

FUTURE PURCHASE OPTION RIDER

WAIVER OF PREMIUM

ACCIDENTAL DEATH BENEFIT

EXHIBIT C HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

1354-1-0

ADDENDUM

to the

AUTOMATIC AND FACULTATIVE Y.R.T. AGREEMENT Dated April 1, 1993

between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, Kansas City, Missouri
(hereinafter called the CEDING COMPANY)

and

RGA REINSURANCE COMPANY, St. Louis, Missouri
(hereinafter called the REINSURER)

This Addendum is Effective June 1, 1996

I. ADDITION OF FACULTATIVE COVERAGE ON ENDEAVOR 10 PLAN

Effective June 1, 1996, facultative reinsurance required by the CEDING COMPANY on the policy plan listed below will be assumed by the REINSURER under the terms of this Agreement:

ENDEAVOR 10

Exhibit B, Plans and Riders of this Agreement is hereby revised and replaced by the attached Exhibit B, Plans and Riders (Rev. 6-1-96) which now includes Endeavor 10 in the list of plans covered.

The Exhibit C, Premiums cover pages of this Agreement are hereby revised and replaced by the attached Exhibit C, Premiums (Rev. 6-1-96) cover pages which now include the rate basis for the Endeavor 10 Plan.

II. All provisions of the Automatic and Facultative Y.R.T. Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By:		By:	
Title:	Actuary – Individual Life	Title:	2nd level VP
Date:	11/4/96	Date:	10/23/96

RGA REINSURANCE COMPANY

By: __________________

Title: Vice President

Date: 9/18/96

EXHIBIT B

POLICY PLANS AND RIDERS REINSURED

Effective Date

AUTOMATIC OR FACULTATIVE

April 1, 1993 OMNITERM

FOR FACULTATIVE CONSIDERATION ONLY

June 1, 1996 10 YEAR LEVEL TERM

(Rev. 6-1-96)

PRICING TABLES HAVE BEEN OMITTED. THEY CONTAIN CONFIDENTIAL, NON-PUBLIC INFORMATION NOT MATERIAL TO INVESTORS.

1354-0-1

AMENDMENT TO REINSURANCE AGREEMENTS

between

BUSINESS MEN'S ASSURANCE CO. OF AMERICA, KANSAS CITY, MISSOURI
(hereinafter referred to as "THE CEDING COMPANY")

and

GENERAL AMERICAN LIFE INSURANCE COMPANY, ST. LOUIS, MISSOURI
(hereinafter referred to as "GENERAL AMERICAN")

This Amendment is Effective August 1, 1993

Effective August 1, 1993, all agreements which cede or retrocede reinsurance from THE CEDING COMPANY to GENERAL AMERICAN are amended to replace GENERAL AMERICAN with Saint Louis Reinsurance Company. On and after August 1, 1993, all past, present and future rights and responsibilities of GENERAL AMERICAN under these agreements are assigned to Saint Louis Reinsurance Company.

This amendment does not alter, amend or modify the Reinsurance Agreement other than as stated in this Amendment. It is subject to all of the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements.

IN WITNESS WHEREOF, all parties have executed this Amendment in triplicate.

GENERAL AMERICAN LIFE INSURANCE COMPANY	BUSINESS MEN'S ASSURANCE CO. OF AMERICA
By: A Greig Woodring	By: Laurence E Engel
Title: Executive Vice President	Title: V.P. - Insurance Actuary
Date: July 20, 1993	Date: Aug 10, 1993

SAINT LOUIS REINSURANCE COMPANY

By: A Greig Woodring

Title: President

Date: July 20, 1993

1354-0-2

BMA

A member of the Generali Group

JAMES R. MAKIN, F.S.A.
Reinsurance Actuarial Vice President

January 31, 1995

Mr. Paul Schuster, FSA, MAAA
Actuarial Vice President
Reinsurance Group of America
666 Mason Ridge Center Drive, Suite 300
St. Louis, Missouri 63141

Dear Paul:

BMA has been revising its retrocession administration programs, and as part of our desire to simplify matters, we have chosen to increase our waiver of premium retention so that effective January 1, 1995, we will retain all waiver of premium risks, except those in New York Life/Canada Life Pools 901, 903, 905, 907, where BMA simply acts as "lead reinsurer."

We are now in the process of either recapturing business that will have been in force at least 10 years on the 1995 anniversary date, or paying a "buy back" fee to the retrocessionaire for business that will be less than 10 years old on that anniversary date. The fee represents the excess commissions paid to BMA in year one, amortized over 10 years, with adjustments for interest and "survival."

On the attached page, I have prepared values showing your waiver of premium by company code, further broken down by year of issue. I have also displayed the waiver of premium rider premium for one of our client companies, Phoenix Home, which is recapturing their waiver of premium risks on policy anniversaries in 1995 anyway. I have subtracted these from the overall premium before applying the buy-back factors.

The total buy-back fee paid by BMA to St. Louis Re will be $ 943.58. We will recapture the waiver of premium waiver of premium rider on the policy anniversary. Your company would pay any disabled life reserves to BMA. Your current disabled life reserves are $ 0.

FEB 06 REC'D

FEB 0 . REC'D

GENERALI

1354-0-2

Mr. Paul Schuster, FSA, MAAA
Reinsurance Group of America
Page Two

Please indicate below whether or not you accept this proposal and return it to me. If you accept, we will send St. Louis Re a check for the buy-back fee and begin the process of recapture.

Best regards,

Randy Makin

Randy Makin

St. Louis Re accepts / does not accept (circle one) BMA's proposal to recapture / buy-back the waiver of premium risks.

[signature] NAME

SALES VICE PRESIDENT TITLE

February 10, 1995 DATE

RM:lml
Enclosures

1354-0-97

AMENDMENT TO THE

REINSURANCE AGREEMENT

between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, Kansas City, Missouri

and

RGA REINSURANCE COMPANY, St. Louis, Missouri

This Amendment is Effective the Original Date of the Reinsurance Agreement.

I. CLAIMS

Effective the Original Date of all Reinsurance Agreements containing Facultative Provisions, the following paragraph is hereby added to the Claims provision:

> "In the event RGA RE does not receive notification of acceptance from the CEDING COMPANY prior to the death occurring, then RGA RE will apply the CEDING COMPANY'S tie breaker rules as described in Attachment A to this Amendment."

II. All provisions of the Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

	BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
By: Lawrence E. Engel	By: Henry D. Hise
Title: VP - Insurance Actuary	Title: 2nd Vice VP
Date: 1-3-95	
	RGA REINSURANCE COMPANY (Formerly known as Saint Louis Reinsurance Company)
By: [signature]	By: [signature]
Title: Exec. Director	Title: Sales V.P.
Date: 2/26/96	

ATTACHMENT A

Facultative Tie Breaker Rules

The liability of the REINSURER shall begin simultaneously with that of BMA provided (a) that BMA makes facultative application only to the REINSURER, the REINSURER has made an unconditional offer to reinsure, and BMA makes no application to another reinsurer, or (b) if BMA makes facultative application to more than one reinsurer, including the REINSURER, that either the REINSURER'S offer is made at the lowest mortality classification or if there are multiple unconditional offers at the lowest mortality classification, the REINSURER'S offer will result in an overall reinsurance premium which is the lowest under these offers.

00200400.097
BMA.ATTACHMENT A
February 26, 1996

SCHEDULES A & B HAVE BEEN OMITTED. THEY CONTAIN CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

Co # 002
RGA DOC# 7982-00-0

AUTOMATIC
REINSURANCE AGREEMENT *
(YEARLY RENEWABLE TERM)

Effective April 2, 2001

SVUL

Between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
(CEDING COMPANY)

BMA Tower
P.O. Box 419458
Kansas City, MO 64141

And

RGA Reinsurance Company
(REINSURER)

1370 Timberlake Manor Parkway
St. Louis, MO 63017-6039

AUTOMATIC
REINSURANCE AGREEMENT
("Agreement")

This Agreement is between BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, (CEDING COMPANY), BMA Tower, P.O. Box 419458, Kansas City, MO 64141 and RGA REINSURANCE COMPANY (REINSURER), 1370 Timberlake Manor Parkway, St. Louis, Missouri, 63017-6039.

The effective date of this Agreement is April 2, 2001. On and after the Effective Date, the REINSURER agrees to reinsure certain portions of the CEDING COMPANY's life insurance contracts' risk as described in this Agreement.

This Agreement, together with the Schedules and Exhibits hereto, constitutes the entire reinsurance agreement between the parties with respect to the policies being reinsured hereunder. In terms of the reinsurance that is the subject of this Agreement, there are no understandings between the parties other than as expressed in this Agreement.

Changes or modifications to this Agreement must be in writing and signed by both parties.

1. REINSURANCE BASIS.
This Agreement is applicable to the reinsurance of life insurance policies and Additional Benefits described in Schedule A, paragraph 1, on a percentage of the frasierzed rates identified on Schedule B that are directly written by the CEDING COMPANY and which are insured by the CEDING COMPANY in conformity with the provisions of this Agreement ("Reinsured Policy(ies")). Each such policy shall be automatically reinsured so long as the requirements of Section 2 are met.

2. AUTOMATIC REINSURANCE TERMS.
The REINSURER shall automatically accept reinsurance on Reinsured Policies and Additional Benefits issued in conformity with the following:

   a) UNDERWRITING.
   Reinsured Policies must be underwritten by the CEDING COMPANY in accordance with the underwriting requirements specified in Schedule A.

   b) RETENTION.
   The CEDING COMPANY must retain an amount of insurance on each life equal to the retention amount shown in Schedule A. If the CEDING COMPANY's scheduled retention is zero, automatic reinsurance is not available.

   c) AUTOMATIC ACCEPTANCE LIMITS.
   On any one life, the amount automatically reinsured in conjunction with any other reinsurance agreements that may be applicable, shall not exceed the Automatic Acceptance Limit shown in Schedule A.

   d) AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.
   On any one life, the total life insurance in force or applied for with any company (of which the CEDING COMPANY is aware) cannot exceed the In Force or Applied For Limits shown in Schedule A.

   e) RESIDENCE.
   Each insured must be a resident of the United States or Canada at the time of issue.

   f) MINIMUM CESSION.
   On any one life, the minimum amount of reinsurance that the REINSURER will accept is $10,000 and reinsurance will be terminated when the amount reinsured is less than $10,000.

3. AUTOMATIC REINSURANCE NOTICE PROCEDURE.
After the policy has been paid for and delivered, the CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to the REINSURER.

4. FACULTATIVE REINSURANCE.

   a) The CEDING COMPANY may apply for facultative reinsurance with the REINSURER if i) the Automatic In Force and Applied For Limit is exceeded, ii) one of the Rate Classes specified in Schedule A is exceeded, iii) one or both lives is 81 years old or older, iv) the Automatic Reinsurance Terms are otherwise not met, or v) if the terms are met and the CEDING COMPANY prefers to apply for facultative reinsurance. If the CEDING COMPANY wishes to obtain a facultative quote from other reinsurers on a case eligible for automatic reinsurance, the case shall also be submitted to REINSURER for a facultative offer.

   b) The CEDING COMPANY will send copies of the original application, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

   c) The CEDING COMPANY will also notify the reinsurer of any underwriting information requested or received after the initial request for reinsurance is made.

   d) After receipt of the CEDING COMPANY's application, the REINSURER will promptly submit a written decision. The REINSURER's offer will expire 120 days after the offer is made, unless a written offer specifically states otherwise. If the CEDING COMPANY accepts the REINSURER's offer, then the CEDING COMPANY shall notify the REINSURER of its acceptance within 120 days of the final reinsurance offer by the REINSURER. If the CEDING COMPANY does not accept the REINSURER's offer, then the CEDING COMPANY shall notify the REINSURER in writing as soon as possible.

5. TERM OF REINSURANCE COVERAGE.
The term of the REINSURER'S reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a) REINSURANCE.
The REINSURER'S liability shall begin simultaneously with the CEDING COMPANY's liability but not earlier than the effective date of this Agreement. The reinsurance under this Agreement shall remain in force as long as the CEDING COMPANY'S liability remains in force or as specified in Section 16b), entitled Recapture.

b) Except as otherwise provided in Section 5c), the REINSURER's reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when the CEDING COMPANY accepts the REINSURER's offer, and shall remain in force as long as the CEDING COMPANY's contractual liability remains in force or as specified in Section 16b), entitled "Recapture."

c) PRE-ISSUE COVERAGE.
If the CEDING COMPANY issues a conditional receipt, REINSURER's liability shall begin simultaneously with the CEDING COMPANY's liability subject to the following:

i) The conditional receipt is in substantially the form attached hereto as Schedule D or the REINSUER has otherwise agreed to the form and format of the conditional receipt.

ii) The conditions for automatic reinsurance coverage under Section 2 of this Agreement are met; or for facultative reinsurance, the procedures for additional facultative reinsurance set forth in Section 4 are complied with.

iii) The pre-issue liability applies only once on any given policy regardless of how many receipts were issued or initial premiums were accepted by the CEDING COMPANY.

iv) After the CEDING COMPANY's liability under a conditional receipt terminates, no reinsurance benefits are payable under this pre-issue coverage provision.

v) The REINSURER'S liability under the CEDING COMPANY's conditional receipt is limited to the lesser of (1) or (2) below:

(1) The Automatic Acceptance Limits with the REINSURER as shown in Schedule A.

(2) The amount for which the CEDING COMPANY is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers.

6. BASIS OF AUTOMATIC REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a) LIFE REINSURANCE.
The amount reinsured on a Reinsured Policy is the automatic portion of the policy's net amount at risk, as provided in Schedule A. The net retention on both lives for joint policies, is shown in Schedule A. The net amount at risk is defined in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

b) TABLE RATED SUBSTANDARD PREMIUMS.
If the CEDING COMPANY's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

c) FLAT EXTRA PREMIUMS.
If the CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

d) RATES NOT GUARANTEED.
The reinsurance premium rates are not guaranteed. The REINSURER reserves the right to change the rates at any time upon 180 days prior written notice. Any such change applies only to Reinsured Policies effective on or after the expiration of the notice period.

e) CASH VALUES OR LOANS.
This Agreement does not provide reinsurance for cash surrender values. In addition, the REINSURER will not participate in policy loans or other forms of indebtedness on reinsured business.

7. PAYMENT OF REINSURANCE PREMIUMS

a) PREMIUM DUE.
Reinsurance premiums for each reinsurance cession are due as shown in Schedule A.

b) FAILURE TO PAY PREMIUMS.
If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 17, the premiums will be considered in default and the REINSURER may terminate the reinsurance upon 30 days prior written notice. The REINSURER will have no further liability as of the termination date. The CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. The CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c) PREMIUM ADJUSTMENT.
If the CEDING COMPANY overpays the reinsurance premium on any Reinsured Policy and the REINSURER accepts the overpayment, such acceptance does not create any additional reinsurance liability nor constitute an acceptance of additional reinsurance risk with regard to such Reinsured Policy. In that instance, the REINSURER will only be liable to the CEDING COMPANY for a credit in the amount of the overpayment. If a Reinsured Policy terminates, the REINSURER will refund a portion of the reinsurance premium. This refund will be on a prorated basis, without interest, from the date of termination of the policy to the date to which a reinsurance premium has been paid.

8. PREMIUM TAX REIMBURSEMENT.
Premium taxes shall not be reimbursed.

9. DAC TAX AGREEMENT.
The CEDING COMPANY and the REINSURER herein collectively called, for the purposes of Section 9 the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a) For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b) The Parties agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c) The CEDING COMPANY will submit to the REINSURER by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

d) The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within 30 days of the REINSURER'S receipt of the CEDING COMPANY's calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year;

e) If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

10. REPORTS.
The reporting period shall be monthly. The CEDING COMPANY shall be responsible for administering this Agreement. For each reporting period, the CEDING COMPANY will submit a statement to the REINSURER with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the REINSURER, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

11. RESERVES FOR REINSURANCE.
The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

12. CLAIMS.

a) NOTICE.
The CEDING COMPANY will notify the REINSURER, as soon as reasonably possible, after it receives a claim for benefits under a Reinsured Policy.

b) CLAIM INFORMATION.
The CEDING COMPANY will promptly provide the REINSURER with all information submitted as a "proof of claim," and any other relevant information concerning the claim including an itemized statement of the benefits paid by the CEDING COMPANY. The CEDING COMPANY shall promptly provide the REINSURER such other information concerning the claim that the REINSURER shall reasonably request.

c) AMOUNT AND PAYMENT OF BENEFITS.
Upon receipt by REINSURER of the information specified in Section 12b), the REINSURER will determine if the information is complete. If additional information is required, the REINSURER shall promptly request such information. If the information is sufficient, the REINSURER shall promptly pay the reinsurance benefits due the CEDING COMPANY.

The CEDING COMPANY's contractual liability for claims, as determined in good faith by the CEDING COMPANY, is binding on the REINSURER. However, the maximum benefit payable to the CEDING COMPANY under each Reinsured Policy is the amount specifically reinsured with the REINSURER. The CEDING COMPANY shall not enter into a situation where the total reinsurance applicable to a Reinsured Policy, from any reinsurer, exceeds the CEDING COMPANY's total contractual liability on the policy, less the amount of risk it retains for such policy. If this occurs, the excess reinsurance of the total reinsurance in all companies plus the CEDING COMPANY's retention used on the policy over its contractual liability under the Reinsured Policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

d) CONTESTED CLAIMS.
The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim involving a Reinsured Policy. The REINSURER may elect not to participate in such contest by providing the CEDING COMPANY with written notice to that effect within 10 days of receipt of the CEDING COMPANY's notice of contest. If the reinsurer fails to give notice as specified, it shall be deemed to have elected to participate. If the REINSURER declines to participate in the contest, compromise or litigation, the REINSURER will pay the CEDING COMPANY its full share of reinsurance. The REINSURER shall then be released from all of its liability with regard to such Reinsured Policy and shall not share in any subsequent reduction or increase in liability or extra-contractual damages.

If the REINSURER participates and the CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, the REINSURER will share in the reduction in the proportion that the REINSURER's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. Alternatively, if "extra-contractual" damages are awarded, the REINSURER shall share in them in the same fashion as any reductions.

e) CLAIM EXPENSES.

If the REINSURER participates pursuant to Section 12d), it will share in the cost of reasonable investigation and legal expenses specifically attributable to the litigation or settlement of the Reinsured Policy claim.

If the Reinsurer declines to be a party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured as if there had been no contest, compromise, or litigation and its proportionate share of covered expenses incurred to the date it notifies the Ceding Company that it declines to be a party.

f) EXTRA CONTRACTUAL OBLIGATIONS
In no event will the following categories of expenses or liabilities be reimbursed:

1. Routine investigative or administrative expenses;

2. Salaries of employees or other internal expenses of the Ceding Company or the original issuing companies;

3. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

4. Extra-contractual damages that are assessed against the Ceding Company as a result of act, omission or course of conduct committed by the Ceding Company and/or its agents, other than good faith decision to deny claim liability, in connection with insurance reinsured under this Agreement. It is recognized that there may be special circumstances involved, which indicate that the Reinsurer should participate in certain assessed damages. In particular, these circumstances shall include those situations in which the Reinsurer was an active party in the act, omission or course of conduct, which ultimately results in the assessment of such damages. The extent of such participation will be determined on a good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment will generally be in the proportion of net liability borne by each party.

13. MISREPRESENTATION, MISSTATEMENT AND SUICIDE.
If a misrepresentation or misstatement on an application results in rescission of a Reinsured Policy or the death of an insured by suicide results in the refund or payment of premium by the CEDING COMPANY, the REINSURER will refund all of the reinsurance premiums it received on that policy to the CEDING COMPANY. This refund given by the REINSURER will be in lieu of all other reinsurance benefits payable on that policy under this Agreement subject to the provisions of

Section 12. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

14. POLICY CHANGES.

a) NOTICE.
If a Reinsured Policy is changed, a corresponding change will be made in the reinsurance for that policy. The CEDING COMPANY will notify the REINSURER of the change in the CEDING COMPANY's next accounting statement.

b) INCREASES.
If life insurance on a Reinsured Policy is increased, then the increase of life insurance on the Reinsured Policy will be handled in the same fashion as the issuance of a new policy. If the increase meets the requirements for automatic reinsurance, then the increase shall be automatically accepted by the REINSURER. Such an increase may not exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates for an increase will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

c) REDUCTION OR TERMINATION.
If life insurance on a Reinsured Policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a Reinsured Policy is terminated, then reinsurance will cease on the date of such termination.

d) EXTENDED TERM AND REDUCED PAID-UP INSURANCE.
When a Reinsured Policy changes to "extended term" or "reduced paid-up" insurance, the CEDING COMPANY will notify the REINSURER of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

15. REINSTATEMENTS.

a) AUTOMATIC REINSTATEMENT.
If the CEDING COMPANY reinstates a policy that was originally ceded to the REINSURER as automatic reinsurance, the REINSURER's reinsurance for that policy shall be reinstated.

b) FACULTATIVE REINSTATEMENT
If the CEDING COMPANY has been requested to reinstate a policy that was originally ceded to the REINSURER as facultative reinsurance, then the CEDING COMPANY will again submit the case to the REINSURER for underwriting approval before the reinsurance can be reinstated.

c) PREMIUM ADJUSTMENT.
Reinsurance premiums for the interval during which the policy was lapsed will be paid to the REINSURER on the same basis as the CEDING COMPANY charged its policy owner for the reinstatement.

d) NONFORFEITURE REINSURANCE TERMINATION.
If the CEDING COMPANY receives a request to reinstate a policy that was reinsured while on "extended term" or "reduced paid-up" then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

16. INCREASE IN RETENTION.

a) NEW BUSINESS.
If the CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to the REINSURER, increase its retention for policies issued after the effective date of the retention increase.

b) RECAPTURE.
If the CEDING COMPANY elects to increase its retention limits, then it may, with 90 days prior written notice to the REINSURER, reduce the reinsurance in force ("Recapture") subject to the following requirements:

i) Reinsurance ceded under a Reinsured Policy is not eligible for Recapture until the policy has been reinsured for the minimum number of years shown in Schedule A. The effective date for a Reinsured Policy's Recapture shall be the first policy anniversary following the expiration of the Recapture notice period above after the required minimum number of years is attained.

ii) On all policies eligible for Recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii) If more than one policy per life is eligible for Recapture, then the eligible policies may be Recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

iv) Recapture of reinsurance on Reinsured Policies automatically reinsured pursuant to Section 2 is not allowed if the CEDING COMPANY did not keep its retention (Schedule A) at time of issue.

v) If any Reinsured Policy eligible for Recapture is also eligible for Recapture from other reinsurers, the reduction in the REINSURER'S reinsurance on that policy shall be in proportion to the total amount of reinsurance on this life with all reinsurers.

17. ERRORS AND OMISSIONS.
Inadvertent delays, errors or omissions made in connection with this Agreement shall not relieve either party from any liability or duty which would have attached had such delay, error or omission not occurred, provided always that such error or omission shall be rectified as soon as possible after discovery. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the act or omission may continue, shall not be deemed to be a waiver of said party of any of its rights under this Agreement. A waiver by either party at any time, express or implied, of any breach of any conditions of this Agreement shall not be deemed a waiver of a breach of any other conditions of this Agreement nor a consent to any subsequent breach of the same or any other conditions of this Agreement.

18. INSOLVENCY
In the event of the insolvency of the CEDING COMPANY, this reinsurance shall be payable directly to the CEDING COMPANY, or its liquidator, receiver, conservator or statutory successor on the basis of the liability of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY or because the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY has failed to pay all or a portion of any claim.

It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY shall give written notice to the REINSURER of the pendency of a claim against the CEDING COMPANY indicating the policy reinsured, which claim would involve a possible liability on the part of the REINSURER, within a reasonable time after such claim is filed in the conservation or liquidation proceedings or in the receivership. During the pendency of that claim, the REINSURER may investigate that claim and interpose, at its own expense, in the proceedings where that claim is to be adjudicated, any defense or defenses which the REINSURER may deem available to the CEDING COMPANY or its liquidator, receiver, conservator or statutory successor. This expense incurred by the REINSURER shall be chargeable, subject to the approval of the court, against the CEDING COMPANY as part of the expense, conservation or liquidation, to the extent of a pro rata share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to that claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

This insolvency clause shall not preclude the REINSURER from asserting any excuse or defense to payment of this reinsurance other than the excuse or defenses of the insolvency of the CEDING COMPANY and the failure of the CEDING COMPANY's liquidator, receiver, conservator or statutory successor to pay all or a portion of any claim.

In the event of the insolvency of REINSURER, REINSURER will be bound by any legal directions imposed by its liquidator, receiver or statutory successor. However, if not in conflict

with such legal directions, CEDING COMPANY shall have the right to cancel this Agreement as respects occurrences taking place on or after the date REINSURER first evidences insolvency, by giving to REINSURER (or its liquidator, receiver or statutory successor) written notice stating that such recapture is thereby effected and REINSURER (or its liquidator, receiver or statutory successor), in lieu of a premature recapture fee, will not be required to reimburse CEDING COMPANY any unearned premium hereunder.

19. ARBITRATION.

Any dispute controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally resolved by arbitration in accordance with the Commercial Abritration Rules of the American Arbitration Association, except as otherwise provided in this Section.

Unless otherwise agreed by the parties hereto, the arbitral panel shall consist of (3) arbitrators, one to be appointed by each party hereto and the third to be appointed by the two arbitrators appointed by the parties hereto. The arbitrators shall be executive officers of life insurance or life reinsurance companies, other than the parties or their affiliates or an entity involved in a joint venture with a party. In the event that a party fails to appoint an arbitrator within fifteen (15) calendar days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, the other party may request the American Arbitration Association to appoint an arbitrator for the party failing to make such appointment. In the event that the third arbitrator has not been appointed within thrity (30) days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, either party hereto may request the American Arbitration Association to appoint such third arbitrator.

The location of the arbitration proceedings shall be determined by the arbitrators. The arbitral panel shall apply such rules of procedure as it thinks appropriate in the circumstances; provided, however, that both parties hereto shall be entitled to representation by counsel, to appear and present written and oral evidence and argument and to cross-examine witnesses presented by the other party. The arbitral panel shall consider the customs and practices of the life insurance and life reinsurance industries in reaching its decision. The arbitral award shall be in writing. The arbitral panel shall provide written reasons for its award. The award of the arbitral panel shall be final and binding upon the parties hereto, and judgement may be entered upon it in any court having jurisdiction.

Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

20. TERM OF THIS AGREEMENT.

The CEDING COMPANY and the REINSURER will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully Recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 180 days written notice of termination by either party to the other. The REINSURER will continue to accept reinsurance during this 180 day period. The REINSURER'S acceptance will be subject to both the terms of this Agreement and the CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties

materially breaches this Agreement, and such breach is not cured within fifteen days of notice of breach by the non-breaching party, or either party becomes insolvent or financially impaired.

21. MISCELLANEOUS.

a) AUDIT

Either party, as the case may be, shall have the right, at any reasonable time, and at its own expense, to inspect and audit all books and documents of the other party regarding the business or policies reinsured hereunder.

b) MEDICAL INFORMATION BUREAU.

The parties agree to adhere to the Medical Information Bureau Rules as they are amended from time to time.

c) NON-TRANSFERABLE

Neither party shall, without prior consent of the other (which consent shall not be unreasonably withheld) sell, assign, transfer, or otherwise dispose of this Agreement or any interest in this Agreement by voluntary or involuntary act, and any such purported action shall be null and void and of no force and effect.

d) STATUS OF REINSURER

REINSURER shall at all times be licensed to conduct insurance business and to act as a reinsurer in CEDING COMPANY'S state of domicile and in any other state where failure of REINSURER to be so licensed or accredited would cause CEDING COMPANY to be ineligible for reserve credit for the reinsurance ceded under this Agreement

If the CEDING COMPANY becomes unable to take full reserve credit with respect to the reinsurance by the REINSURER of the Reinsured Policies, the REINSURER shall undertake, at REINSURER's sole cost and expense, such reasonable action as may be necessary to ensure that the CEDING COMPANY is permitted to take such reserve credit on the CEDING COMPANY's statutory financial statements. For purposes of this Section 21d), "reasonable action" shall include, without limitation, the furnishing of a letter of credit or the establishment of a custodial or trust account to secure the payment of amounts due the CEDING COMPANY or its claimants under this Agreement. Further, if REINSURER's domiciliary state is not considered by the Missouri Department of Insurance ("MDOI") to be an "accredited" state, as defined by the National Association of Insurance Commissioners ("NAIC"), REINSURER shall provide the additional information and conform to the "Mirror Image" rule of MDOI, as specified in 20 CSR 200-2.700.

e) CURRENCY

All premiums and other payments under this Agreement must be paid in U. S. dollars.

f) COMPLIANCE WITH GRAMM-LEACH-BLILEY REQUIREMENTS

The CEDING COMPANY and the REINSURER (collectively, the "Parties") agree that this Agreement does or may involve the transfer of non-public personal information (as the term is defined in the Gramm-Leach-Bliley Act and applicable regulations promulgated thereunder

("Information"). The REINSURER agrees that it may use the Information only for the purposes set forth in this Agreement. The REINSURER agrees that it will use a high degree of care to protect the security, integrity and confidentiality of the Information. The REINSURER agrees that it will not transfer the Information to a third party, except as provided in this Agreement. The REINSURER agrees that it will either return the Information to the CEDING COMPANY or destroy (not retain) the Information when the purposes for which the CEDING COMPANY provided the Information have been accomplished. The REINSURER agrees to observe applicable state and federal law in the use and retention of the Information. The Parties agree that this is a material term of the Agreement, and that a breach by the REINSURER is a material breach and may result in immediate termination of the Agreement, at the CEDING COMPANY's option. In addition, the REINSURER understands and agrees that failure to use a "high degree of care" in protecting the security, integrity and confidentiality of the Information will damage the CEDING COMPANY and the REINSURER will be, notwithstanding other provisions of this Agreement, liable for actual and consequential damages that are a result of the failure to comply.

g) CONFIDENTIAL INFORMATION

Each Party acknowledges that in performing its duties and obligations under this Agreement, it may receive disclosure of the other party's valuable, confidential, unique, and proprietary information, including information which is identified by a Party as commercially valuable, confidential, proprietary or a trade secret ("Confidential Information"). Except as provided in this Agreement or as reasonably required to perform its duties and obligations under this Agreement, neither party shall, directly or indirectly, disclose, sell or otherwise transfer or make available to any third party, or use for any purpose, any Confidential Information in its possession. Confidential Information shall not include: (1) any information that is or becomes generally available to the public, other than as a result of a breach of this Agreement; or (2) any information that is lawfully obtained from a third party with the right to disclose such information; or (3) any information that each Party either possessed prior to the effective date of this Agreement or independently developed at any time, or (4) any information that is, on the advice of counsel, required to be disclosed by law or legal process.

h) OFFSETS
Any debts or credits, matured or unmatured, liquidated or unliquidated in favor of or against either the REINSURER or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

i) NOTICES
Any notice or other communication made or contemplated by this Agreement shall be in writing and shall be deemed given when delivered by hand or when mailed by United States mail, postage prepaid and addressed as follows, unless otherwise provided herein:

CEDING COMPANY:	Business Men's Assurance Company of America Attn: Chief Underwriter P.O. Box 419458 Kansas City, Missouri 64141
REINSURER:	RGA Reinsurance Company Attn: Chief Underwriter 1370 Timberlake Manor Parkway St. Louis, MO 63017-6039

j) SEVERABILITY
If any provision of this Agreement proves to be or is held by any court, tribunal, or other entity of competent jurisdiction to be invalid, then such invalid provision shall be null and void, but invalidation of any provision shall not otherwise impair or affect this Agreement or any of its provisions or terms.

k) HEADINGS
The headings used herein are for conversion and reference only, and, the words contained therein shall in no way be held to explain, modify, or amplify the interpretation or meaning of the provisions of this Agreement.

l) SINGULAR AND PLURAL
Whenever an item is referred to in the singular, it includes the plural.

m) COUNTERPARTS
This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized so to do as of the date set forth above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA	**RGA REINSURANCE COMPANY**
By: [signature]	By: [signature]
Title: 2nd Level VP	Title: Sales VP
Date: 2/4/02	Date: 1/31/02
By: Calvin D. Cherry	By: Donald Buck
Title: Indiv. Actuarial VP	Title: Sales VP
Date: 2/4/2002	Date: 1/31/02

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1. Type of Transaction
2. Effective Date of Transaction
3. Automatic/Facultative Indicator
4. Policy Number
5. Full Name of Insured
6. Date of Birth
7. Sex
8. Smoker/Nonsmoker
9. Policy Plan Code
10. Insured's State of Residence
11. Issue Age
12. Issue Date
13. Duration from Original Policy Date
14. Face Amount Issued
15. Reinsured Amount (Initial Amount)
16. Reinsured Amount (Current Amount at Risk)
17. Change in Amount at Risk Since Last Report
18. Death Benefit Option (For Universal Life Type Plans)
19. ADB Amount (If Applicable)
20. Substandard Rating
21. Flat Extra Amount Per Thousand
22. Duration of Flat Extra
23. Premiums

SCHEDULE D

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
CONDITIONAL RECEIPT

Void if altered or modified, or if check given in payment is not honored.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO BMA. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Received from ______________________ $__________, subject to the terms, conditions, and limits stated below, as full ☐ annual ☐ semiannual ☐ quarterly ☐ monthly premium with application bearing the date of this receipt, for ☐ Life Amount $__________ as shown in the application on ______________________, the Proposed Insured.

TERMS, CONDITIONS, AND LIMITS

Insurance coverage under any policy issued from an application bearing the date of this receipt will take effect on the later of the date of the application and the date of any requested medical exam, **BUT ONLY IF THESE CONDITIONS ARE MET:**

A. BMA determines at its Home Office that, on that date, the Proposed Insured was insurable under its rules and practices for insurance coverage, either:
   (1) exactly as applied for; or
   (2) exactly as applied for **EXCEPT** that the application and the policy are required to be amended to provide for:
      (a) a different premium class; and/or
      (b) the elimination of any portion of the coverage, the exclusion of a person or medical condition, or a reduction in the amount of insurance;

B. The first <u>full</u> premium for the policy applied for is paid on the date of the application; and

C. Any required amendments are signed and any extra premium is paid immediately upon notice.

LIMITS ON INSURANCE

The maximum amount of insurance on any person proposed for insurance (combined with any issued or pending with BMA) that can take effect under this receipt is the lesser of the amount applied for or $150,000 of life insurance (including accidental death benefits).

Insurance in excess of these limits will take effect only when: (1) the policy is delivered to and accepted by the owner; and (2) any unpaid premium is paid. These events must

SCHEDULE C, CONTINUED
SAMPLE
POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

CEDING COMPANY: ______________________
REINSURER: ______________________
ACCOUNT NO: ______________________
PREPARED BY: ______________ Phone: (   ) ______________
DATE PREPARED: ______________________
TYPE OF REINSURANCE:
Yearly Renewable Term ______________
Coinsurance ______________
Modified Coinsurance ______________
Other ______________

VALUATION DATE: ______________

		NUMBER OF POLICIES	AMOUNT OF REINSURANCE
A.	In Force Beginning of Period ___/___/___		
B.	New Paid Reinsurance Ceded		
C.	Reinstatements		
D.	Revivals		
E.	Increases (Net)		
F.	Conversion In		
G.	Transfers In		
H.	Total Increases (B - G)		
I.	Deaths		
J.	Maturities		
K.	Cancellations		
L.	Expiries		
M.	Surrenders		
N.	Lapses		
O.	Recaptures		
P.	Other Decreases (Net)		
Q.	Reductions		
R.	Conversions Out		
S.	Transfers Out		
T.	Total Decreases (I - S)		
U.	Current In Force ___/___/___ (A + H - T)		

SCHEDULE D

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
CONDITIONAL RECEIPT

Void if altered or modified, or if check given in payment is not honored.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO BMA. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Received from ______________________________ $__________, subject to the terms, conditions, and limits stated below, as full ☐ annual ☐ semiannual ☐ quarterly ☐ monthly premium with application bearing the date of this receipt, for ☐ Life Amount $__________ as shown in the application on ______________________, the Proposed Insured.

TERMS, CONDITIONS, AND LIMITS

Insurance coverage under any policy issued from an application bearing the date of this receipt will take effect on the later of the date of the application and the date of any requested medical exam, **BUT ONLY IF THESE CONDITIONS ARE MET:**

A. BMA determines at its Home Office that, on that date, the Proposed Insured was insurable under its rules and practices for insurance coverage, either:
   (1) exactly as applied for; or
   (2) exactly as applied for **EXCEPT** that the application and the policy are required to be amended to provide for:
      (a) a different premium class; and/or
      (b) the elimination of any portion of the coverage, the exclusion of a person or medical condition, or a reduction in the amount of insurance;

B. The first <u>full</u> premium for the policy applied for is paid on the date of the application; and

C. Any required amendments are signed and any extra premium is paid immediately upon notice.

LIMITS ON INSURANCE

The maximum amount of insurance on any person proposed for insurance (combined with any issued or pending with BMA) that can take effect under this receipt is the lesser of the amount applied for or $150,000 of life insurance (including accidental death benefits).

Insurance in excess of these limits will take effect only when: (1) the policy is delivered to and accepted by the owner; and (2) any unpaid premium is paid. These events must

occur: (a) during the lifetime and good health of all persons proposed for life insurance (including accidental death benefits).

NOTICE: Except as stated above, no insurance coverage will become effective and the liability of BMA is limited to a refund of any amount paid. Any application not previously accepted or declined will be deemed declined on the 60th day after the later of the date of this application and the date of any requested medical exam and this receipt and any coverage under it shall be void. No agent or other representative of BMA can alter or waive any of the terms, conditions, or limitations of this receipt.

I HAVE READ THIS RECEIPT OR HAVE HAD IT READ TO ME. I UNDERSTAND AND CONSENT TO ALL ITS TERMS, CONDITIONS, AND LIMITS. I UNDERSTAND THAT I WILL NOT RECEIVE ANY INSURANCE COVERAGE FOR MY MONEY UNLESS A POLICY IS ISSUED.

______________________________ ______________
Proposed Owner Date

______________________________ ______________
Licensed Agent Code # Date

occur: (a) during the lifetime and good health of all persons proposed for life insurance (including accidental death benefits).

NOTICE: Except as stated above, no insurance coverage will become effective and the liability of BMA is limited to a refund of any amount paid. Any application not previously accepted or declined will be deemed declined on the 60th day after the later of the date of this application and the date of any requested medical exam and this receipt and any coverage under it shall be void. No agent or other representative of BMA can alter or waive any of the terms, conditions, or limitations of this receipt.

I HAVE READ THIS RECEIPT OR HAVE HAD IT READ TO ME. I UNDERSTAND AND CONSENT TO ALL ITS TERMS, CONDITIONS, AND LIMITS. I UNDERSTAND THAT I WILL NOT RECEIVE ANY INSURANCE COVERAGE FOR MY MONEY UNLESS A POLICY IS ISSUED.

Proposed Owner ______________________ Date ______________

Licensed Agent ______________ Code # __________ Date ______________

SCHEDULE D HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

REINSURANCE AGREEMENT

EFFECTIVE: OCTOBER 1, 2003

BETWEEN

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
2000 Wade Hampton Blvd.
GREENVILLE, SOUTH CAROLINA 29615
PO BOX 789 (29602-0789)

(Referred to in this Agreement as the "Company")

AND

SCOTTISH RE (U.S.), INC.
13840 Ballantyne Corporate Place, Suite 500
CHARLOTTE, NORTH CAROLINA 28277

(Referred to in this Agreement as the "Reinsurer")

AUTOMATIC YRT
#1185

TABLE OF CONTENTS

ARTICLE 1

MUTUAL AGREEMENT

1.1 Mutual Agreement. The Company and the Reinsurer mutually agree to reinsure in accordance with the terms and conditions set forth hereinafter. This Agreement is an agreement for indemnity reinsurance and is solely between the Company and the Reinsurer, and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or the Reinsurer have any rights under this Agreement.

1.2 Entire Agreement. This Agreement, Amendments, and Addenda shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement, and any future change or modification of this Agreement shall be null and void unless made by Amendment to the Agreement and signed by both parties.

... END OF ARTICLE 1

ARTICLE 2

AUTOMATIC REINSURANCE

2.1 Automatic Acceptance. The Reinsurer will accept automatically, in accordance with the terms and conditions of this Agreement, reinsurance of policies written by the Company and ceded to the Reinsurer, provided that the issuance of the insurance by the Company constitutes the transaction of business in a jurisdiction in which the Company is properly licensed and the insurance is issued on the lives of residents of the United States and Canada. The business covered, retention limits, automatic binding limits and other conditions are set forth in the attached Schedule A.

2.2 Jumbo Limitations. Automatic acceptance does not apply to risks which exceed the jumbo limit. A jumbo risk is defined as one where the papers of the Company, including all papers that are a part of the current application, indicate that the person to be insured has or will have total insurance in force in all companies greater than the jumbo limit specified in Schedule A.

2.3 Normal Underwriting. Automatic acceptance does not apply to policies issued under modified, abbreviated or guaranteed issue programs, nor to non-underwritten group life conversion, unless specifically provided for in Schedule A.

... END OF ARTICLE 2

ARTICLE 3

LIABILITY

3.1 Automatic Reinsurance. The liability of the Reinsurer on any automatic reinsurance under this agreement will begin at the same time as that of the Company, provided that such an automatic application has not been submitted to any reinsurer for facultative underwriting consideration. The liability of the reinsurer will continue in accordance with the terms and conditions of this Agreement, and will end at the same time as that of the Company.

3.2 Facultative Reinsurance. Facultative reinsurance is not provided under this treaty.

... END OF ARTICLE 3

ARTICLE 4

PLAN AND AMOUNT OF REINSURANCE

4.1 Life Reinsurance shall be on the Yearly Renewable Term plan. The Reinsurer's net amount at risk for the first policy year shall be the original amount ceded by the Company. In subsequent years, the Reinsurer's net amount at risk shall be calculated in the following manner:

During policy years two (2) through seven (7), the net amount at risk of the policy is defined as the greater of the policy specified amount or the minimum death benefit calculated using the Cash Value Accumulation Test of IRC Section 7702, less the account value. During policy years eight (8) and following, the net amount at risk of the policy is defined as the minimum death benefit calculated using the Cash Value Accumulation Test of IRC Section 7702, less the account value. The reinsured net amount at risk for automatic policies is determined by multiplying the total net amount at risk on the policy by the Reinsurer's share as defined in Schedule A. For variable amount plans, the net amount at risk is calculated using the account value in effect at the end of the monthly reinsurance billing period. Any change in the net amount at risk due to changes in the policy's cash value or account value will be shared proportionately between the Company and the Reinsurer(s).

4.2 Disability Waiver of Premium and Payor benefits, if included in this Agreement, shall be on a coinsured basis in accordance with the benefit form issued by the Company. The Reinsurer's amount at risk shall be in proportion to the net amount at risk on the life reinsurance.

4.3 Accidental Death Benefits, if included in this Agreement, shall be on a Yearly Renewable term basis. The Reinsurer's amount at risk shall be the amount ceded by the Company.

4.4 Reductions and terminations of the Company's policies, riders or benefits shall proportionately reduce or terminate the reinsurance thereon as of the same date. If reinsurance applies to more than one policy, the reduction or termination will be on a per-life, first-in-first-out basis, whereby the Company will maintain the same retention in effect prior to the decrease in reinsurance. If reinsurance is in effect with more than one reinsurer, the reduction in the Reinsurer's amount will be in proportion to the reduction in the amounts originally ceded to each reinsurer.

4.5 Reinstatement by the Company under its regular rules, of policies, riders or benefits which were reduced, terminated or lapsed, shall automatically reinstate the reinsurance thereon for the amount that would have been in force if the insurance had not been reduced, terminated or lapsed.

The Company will notify the Reinsurer of the reinstatement promptly, and the reinsurance so reinstated will become effective as of the date of the Company's underwriting approval of reinstatement.

The Company will pay the Reinsurer the proportionate part of the reinsurance premium based on the premium payable for the year of the reinstatement. This applies to the period from the date of reinstatement to the policy anniversary date next following.

4.6 The Nonforfeiture benefit of Reduced Paid-Up will be treated as a reduction in coverage, with a corresponding reduction in the reinsurance as described above. The reinsurance amount applicable to extended term will be on a basis proportionate to the reinsurance risk before the option was effected. The cash surrender of a Company's policy will terminate the reinsurance thereon.

4.7 Minimum amounts of reinsurance which may be ceded under this Agreement are stated in the attached Schedule A.

... END OF ARTICLE 4

ARTICLE 5

REINSURANCE PREMIUMS

5.1 Life Reinsurance. The annual premiums for life reinsurance shall be computed in accordance with the Yearly Renewable Term rates contained in the attached Schedule D.

The Reinsurer anticipates that those premium rates will be continued indefinitely for all business ceded using these rate schedules; however, because of the technical questions in some states regarding deficiency reserve requirements, for those premiums less than those which are based on the 1980 CSO Table at 4½ % interest, only the latter premiums shall be guaranteed for renewal by the Reinsurer.

5.2 Disability Waiver of Premium and Payor Benefits. Annual premiums for these benefits, if included in this Agreement, will be paid at the same rate as the Company charges for the benefit, less allowances for commissions as shown in Schedule C.

5.3 Accidental Death Benefit. Annual premiums for this benefit, if included in this Agreement, will be computed at the rates shown in Schedule D.

5.4 Associated Riders. Premiums for term life riders will be computed in the same manner, and at the same rate, as the base life policy. If any other types of riders are reinsured under this Agreement, premiums and allowances will be included in Schedules C and D.

5.5 Payments. The payment of reinsurance premiums, annually in advance, by the Company to the Reinsurer, shall be a condition precedent to the liability of the Reinsurer. The Reinsurer shall have the right to terminate the reinsurance on risks for which reinsurance premiums are in default by giving thirty (30) days' written notice of termination to the Company. At the close of the last day of this thirty-day notice period, all of the Reinsurer's liability for risks subject to the termination notice, plus for the risk on which premiums went into default during the thirty-day notice period, shall terminate. Notwithstanding termination or reinsurance as provided by this Provision, the Company shall continue to be liable to the Reinsurer for all unpaid premiums earned by the Reinsurer under this Agreement.

The Company may reinstate such terminated reinsurance by paying in full, within sixty (60) days of the termination date, all unpaid premiums for the reinsurance which was in force prior to its termination. The effective date of reinstatement shall be the day the Reinsurer received all required premiums. However, there shall be no reinstatement on any risk on which the Company incurred a claim for insurance after the reinsurance terminated.

5.6 Procedure for Payment.

(a) *First Year and Renewal Business.* On or before the twentieth (20th) day after the close of each month, the Company will submit to the Reinsurer a statement of account, substantially in accordance with Schedule B, showing the premium due on new reinsurance effected in the preceding month(s), the annual renewal reinsurance premium due, and any other pertinent data mutually agreed upon by the parties hereto. If a statement shows that a new reinsurance premium balance is payable to the Reinsurer, the Company will include with the statement its payment for the amount of the net balance due the Reinsurer.

(b) *Adjustments.* If any change is made in the Company's policy that affects the reinsurance, the Company will provide written notice, on a form mutually agreed upon, to the Reinsurer. If an adjustment to the premium is to be made, and a refund is due the Company, it will be included as an adjustment to the regular monthly statement prepared by the Company.

5.7 Electronic Data Transmission. If the Company chooses to report its reinsurance transactions via electronic media, the Company shall consult with the Reinsurer to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to the Reinsurer prior to the use of such changes in reports to the Reinsurer.

5.8 Adjustment of Age or Sex. If the insured's age or sex was misstated, the Company and the Reinsurer will share the adjustment in proportion to the amount of liability of each at the time of issue. Reinsurance premiums through the policy year in which the misstatement was discovered will be adjusted and reinsurance premiums for future years will be calculated using the corrected age or sex.

... END OF ARTICLE 5

ARTICLE 6

CLAIMS

6.1 Notice. The Company will notify the Reinsurer after receipt of any information on a claim where reinsurance is involved. The reinsurance claim forms and copies of notification, claim papers, and proofs will be furnished to the Reinsurer as soon as possible.

6.2 Authorization for Payment. The Reinsurer will accept the decision of the Company on payment of a claim on which reinsurance is in force except as noted in Section 6.4.

6.3 Payment. For life and Accidental Death benefit claims, the Reinsurer will pay its share of the death benefit plus statutory interest in a lump sum, without regard to the form of settlement of the Company. For waiver of premium disability claims, the Reinsurer will pay its share of each gross premium waived by the Company. The Reinsurer will not be liable for any part of any extracontractual damages assessed against the Company based on the Company's misconduct, alleged or otherwise, in the handling of claims or in any of its other dealings with its cedent companies unless the Reinsurer was an active party in, and agreed in advance and in writing to, the act, omission, or course of conduct which ultimately resulted in the assessment of such damages.

6.4 Contested Claims. The Company will promptly advise the Reinsurer of its intention to contest, compromise or litigate a claim involving reinsurance. The Company will also promptly and fully disclose all information in its possession relative to the claim. The Reinsurer shall notify the Company of its decision to accept participation in the contest, compromise, or litigation within ten business days of receipt of that information. If the Reinsurer accepts participation, the Reinsurer shall participate according to its proportionate share up to the reinsured amount on the policy in controversy. The Reinsurer will pay its proportional share of the cost of "Reasonable Investigation and Legal Expenses" of the contest, in addition to its proportional share of the claim itself, or it may choose not to participate in the contest. If the Reinsurer chooses not to participate in the contest, it will fulfill all of its liabilities by payment of its proportionate share of the reinsurance to the Company and will be relieved of all future liability on the claim and will not participate in any expenses incurred thereafter and will not share in any subsequent reduction in liability "Reasonable Investigation and Legal Expenses" means claim investigation and legal expenses that are consistent with the expenses comparable life insurance companies typically incur in investigating and defending comparable claims, considering the particular facts and jurisdiction of the claim.

The Reinsurer will not reimburse expenses incurred by the Company as a result of a dispute arising out of conflicting claims of entitlement to policy proceeds.

When a death occurs within the contestable period and the amount of reinsurance ceded to the Reinsurer is 50% of the amount issued by the Company or greater, or if the Company retained less than, or none of, its usual retention on the basic plan or

supplementary benefits and riders, then all papers that have been furnished to the Company in connection with the claim, shall be submitted to the Reinsurer for recommendation, before the Company admits liability or makes any settlement with its claimant. The Reinsurer will review all the claim papers and make a recommendation within five working days after receipt of all necessary papers.

6.5 Assistance and Advice. At the request of the Company, the Reinsurer will assist and advise the Company in its determination of liability on any claim.

6.6 Age or Sex Adjustment. If the insured's age or sex was misstated and the amount of insurance on the Company's policies is adjusted after his death, the Company and the Reinsurer will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies. Premiums will be recalculated for the year of death using the corrected age, sex, and amount but according to the proportion as above, and adjusted without interest.

6.7 Refunds. There shall be no refund of any unearned premium for the unexpired portion of the policy year in which death occurs unless the Company is required to refund premium, or is not being paid a premium, for such period, in which case the Reinsurer shall allow the Company a refund of that portion of the reinsurance premium paid which corresponds either to the unearned reinsurance premium that the Reinsurer is obligated to refund, or to the period for which the Company will not be paid any premium.

6.8 Conditional Receipt Coverage. There is no conditional receipt coverage provided under this Agreement.

...END OF ARTICLE 6

ARTICLE 7

PROCEDURES TO EFFECT FACULTATIVE REINSURANCE

7.1 Facultative reinsurance will not be covered under this Agreement.

... END OF ARTICLE 7

ARTICLE 8

GENERAL PROVISIONS

8.1 Company Forms and Rates. The Company will furnish the Reinsurer with a copy of its application forms, policy and rider forms, premium and nonforfeiture values, reserve tables, and any other forms or tables needed for proper handling of reinsurance under this contract. It will advise the Reinsurer of any changes or new forms it may adopt.

8.2 Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Company on which reinsurance is based.

8.3 Errors and Omissions. It is understood and agreed that if non-payment of premiums within the time specified, or failure to comply with any terms of this contract is shown to be unintentional, is the result of misunderstanding or oversight on the part of either the Company or the Reinsurer, and if, upon discovery of the error by either party, the other party is notified, both the Company and the Reinsurer shall be restored to the positions they would have occupied had no such error or oversight occurred.

The Reinsurer will not, however, be responsible for deliberate or repetitive errors in administration by the Company. If either party discovers that the Company has failed to comply with its reporting requirements, the Reinsurer may require the Company to audit its records for similar errors and to take the actions necessary to avoid similar errors in the future.

8.4 Inspection. The Reinsurer and the Company, and their authorized representatives, may inspect, at the offices of the other party and at any reasonable time, the original papers and any other books or documents relating to or affecting reinsurance under this Reinsurance Agreement.

8.5 Premium Taxes. Premium taxes will not be reimbursed by the Reinsurer.

8.6 Insolvency. All reinsurance recoveries under this Agreement will be paid by the Reinsurer directly to the Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator, receiver, or statutory successor of the Company will give written notice of a pending claim against the Company on any policy reinsured, within a reasonable time after the claim is filed in the insolvency proceedings. While the claim is pending, the Reinsurer will investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver, or statutory successor.

The expense incurred by the Reinsurer will be charged, subject to court approval, against the Company as a liquidation expense to the extent a proportionate share of the benefit accrues to the Company as a result of the defenses by the Reinsurer. Where two or more reinsurers are involved, and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of the

Reinsurance Agreement, as if the expense had been incurred by the Company.

The portion of any risk or obligation assumed by the Reinsurer, when such portion is ascertained, shall be payable on demand of the Company at the same time as the Company shall pay its net retained portion of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the Reinsurer, on the basis of the liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of the Company, such portion shall be payable directly to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.

In the event of the insolvency of the Reinsurer and the appointment of receivers therefore, the liability of the Reinsurer shall not terminate but shall continue with respect to the reinsurance ceded to the Reinsurer by the Company.

8.7 Offset Provision. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the Reinsurer or the Company, with respect to this Agreement, are deemed mutual debts or credits, as the case may be, and may be set off, and only the balance may be allowed or paid. It is agreed that claims will not be offset until the claim procedures outlined in Article 6 - CLAIMS have been followed.

8.8 Severability. In the event that any of the provisions herein contained shall be declared or adjudicated invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions which shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been herein included or made a part of this Agreement, but only if the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.

8.9 Blocked Persons. The Company shall not issue a policy reinsured hereunder where the policy owner, holder, insured or beneficiary is a Blocked Person, as such term is defined by the United States Treasury Department's Office of Foreign Assets Control ("OFAC").

8.10 Construction. This Agreement will be construed in accordance with the laws of the state of South Carolina.

8.11 Currency. All payments under this Agreement will be made in United States currency. All amounts expressed in this Agreement and in any reports produced by either the Company or the Reinsurer will be expressed in United States currency.

8.12 Notices. The parties shall provide all notices, requests, demands, or other communications (each, a "Notice") under this Agreement in writing by personal delivery, a nationally recognized overnight courier with all fees prepaid, or certified or registered mail (in each case, return receipt requested and postage prepaid), addressed to the party's chief actuary at the address on the cover sheet of this Agreement. Either party may change its address for notification purposes by giving the other party Notice of the new address and the date upon which it will become effective. A Notice is effective only if the party giving or making the Notice has complied with this Section and if the addressee has received the Notice. A Notice is deemed to have been received as follows:

(1) if the Notice is delivered in person, or sent by registered or certified mail, or nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

(2) if the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal, or inability to deliver; and

(3) despite the other clauses of this Section, if any Notice is received after 5:00 P.M. on any day, other than a Saturday, Sunday or local statutory holiday, or bank holiday relative to either party (a "Business Day"), where the addressee is located, or on a day that is not a Business Day where the addressee is located, then the Notice is deemed received at 9:00 A.M. on the next business day where the addressee is located.

8.13 No Waiver. No provision of this Agreement may be waived, except pursuant to a writing executed by the party against whom the waiver is sought to be enforced. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the parties, operates as a waiver or estoppel of any right, remedy, or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose that it is given and is not to be construed as a waiver on any future occasion or against any other person.

8.14 Compliance. The parties shall fully comply with all applicable local, state, and federal laws, rules, and regulations governing their activities under this Agreement.

8.15. Assignment. No party may assign any of its rights or delegate any performance under this Agreement, except with the prior written consent of the other party. That party shall not unreasonably withhold its consent. Either party may assign its rights under this Agreement by a merger or consolidation with any affiliate of the assignor. Any purported assignment of rights or delegation of performance in violation of this Section is void.

8.16 Execution and Delivery. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively

constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this agreement in the presence of the other parties to this Agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

...END OF ARTICLE 8

ARTICLE 9

RECAPTURE

9.1 Recapture. If the Company increases its limits of retention, then the Company may make a corresponding reduction in the reinsurance in force under this Agreement, on all insureds where the Company maintained its maximum limit of retention at time of issue. However, no reinsurance shall be reduced under this provision prior to the policy anniversary specified in Schedule A, and no reinsurance shall be recaptured where the Company retained less than its maximum retention in effect at the time the policy was issued. If the Company's retention is on a quota share basis, the Company will maintain the existing quota share percentage of retention on the policy; however, it may apply the percentage up to the new increased retention limits.

9.2 Method of Recapture. If the Company elects to recapture, it will notify the Reinsurer in writing ninety (90) days prior to the effective date of its increase in retention. At the next policy anniversary date following the anniversary specified in Schedule A, the reinsurance will be reduced to increase the total retained by the Company to its new maximum. If the reinsurance on any policy for any insured is recaptured under this provision, all reinsurance eligible for such recapture must be recaptured. If two or more reinsurers have reinsurance eligible for recapture on the same insured, the Reinsurer's share of the reduction will be in proportion to its share of the total reinsurance on the insured.

... END OF ARTICLE 9

ARTICLE 10

ARBITRATION

10.1 Agreement. Any controversy or claim arising out of or relating to this Agreement will be resolved by arbitration. The arbitrators will determine the interpretation of this Agreement in accordance with the customs and practices of usual business and the life insurance and life reinsurance industry, rather than by strict technicalities.

10.2 Method. The arbitration is to be conducted by three arbitrators. They must be current or former officers of life insurance companies, or life reinsurance companies other than the two parties to the Agreement, or have been previously so employed in such a capacity in a life insurance or life reinsurance company. In no event may an employee – past or present – of either party or its affiliates serve as an arbitrator.

Each party will choose one member of the arbitration panel within four weeks after being requested to do so by the party seeking arbitration and, once selected, these two members will choose the third member within four weeks after their nomination. If either party refuses or neglects to appoint an arbitrator within four weeks after the other party has given notice of its arbitrator appointment, the party that has given notice may appoint the second arbitrator. If the two arbitration panel members chosen fail to agree on the selection of the third member of the panel, then the Company and the Reinsurer will each name three candidates to serve as the third arbitrator. Beginning with the party that did not initiate the arbitration, each party will eliminate one candidate from the six until one remains. If this candidate declines to serve as the third arbitrator, then the candidate last eliminated will be approached to serve. This process will be repeated until a candidate has agreed to serve as the third arbitrator.

The arbitration is to be conducted in Spartanburg, South Carolina or any other location mutually agreed upon by the arbitrators.

Each Company will submit its case in writing to the arbitration panel within one month of the date the panel is finally established.

It shall be the function of the arbitration panel to determine settlement of the differences between the parties based on the evidence presented, their experience and knowledge of the subject matter, and on the basis of usual and customary practices of the life insurance and life reinsurance industry, rather than on the strict interpretation of the law. The panel shall make its decision within 60 days following the termination of the hearings unless both parties consent to an extension. The majority decision of the panel will be deemed to be the decision of the panel. The arbitrators will have no authority to award punitive damages or other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the provisions of this Agreement. The Company and the Reinsurer agree to accept the interpretation of the panel as binding upon both parties to the Agreement. Any award, order, or judgment pursuant to arbitration is final and may be entered and enforced in any court of competent

jurisdiction. Each party shall submit to any court of competent jurisdiction for purposes of the enforcement of any award, order, or judgment.

Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly bear the expense of the third arbitrator.

... END OF ARTICLE 10

ARTICLE 11

REINSURER'S RIGHT OF NOTICE OF UNUSUAL PRACTICES

11.1 In providing reinsurance facilities to the Company under this Agreement, the Reinsurer has granted the Company considerable authority with respect to automatic binding power, reinstatements, claim settlements, and the general administration of the reinsurance account. To facilitate transactions, the Reinsurer has required the minimum amount of information and documentation possible, reflecting its utmost faith and confidence in the Company. The Reinsurer assumes that, except as otherwise notified by the Company, the underwriting, claims and other insurance practices employed by the Company with respect to reinsurance ceded under this Agreement are generally consistent with the customary and usual practices of the insurance industry as a whole. Where the Company does engage in exceptional or uncustomary practices or implements a significant change in its underwriting rules or guidelines, with respect to business covered under this Agreement, the Company agrees to advise the Reinsurer in writing and receive a written acceptance of said practices from the Reinsurer before assigning any liability to the Reinsurer with respect to any reinsurance issued under such practices.

...END OF ARTICLE 11

ARTICLE 12

TREASURY REGULATION SECTION 1.848-2(g)(8) JOINT ELECTION

The Company and the Reinsurer hereby agree to the following provisions pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, effective for the taxable year ended December 31, 2002 and for all subsequent taxable years for which this Agreement remains in effect unless such election is terminated by mutual written agreement of the parties hereto with the consent, if required, of the Commissioner of the Internal Revenue Service.

12.1 The term "party" will refer to either the Company or the Reinsurer as appropriate.

12.2 The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Treasury Regulation Section 1.848-2(f) or "gross premium and other consideration" as defined in Treasury Regulation Section 1.848-3(b) as appropriate.

12.3 Both parties agree to identify this Agreement as one for which the joint election under Treasury Regulation Section 1.848-2(g)(8) has been made in a schedule attached to their respective federal income tax returns for the taxable period ended December 31, 2002.

12.4 The party with the positive net consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

12.5 Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

12.6 The Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.

12.7 The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within 30 days of the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer's tax return for the previous year.

12.8 If the Reinsurer contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

12.9 The Reinsurer represents that it is subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

...END OF ARTICLE 12

ARTICLE 13

CONFIDENTIALITY

13.1 Confidentiality Defined. For purposes of this Agreement, "Confidential Information" means any information, in whatever format, that is confidential or proprietary to either party, including, without limitation, the names and any information relating to any current, past or prospective policyowners, insureds, applicants, and beneficiaries of policies issued by the Company; business plans and trade secrets; mortality and lapse studies; underwriting manuals and guidelines; product specifications, application and policy forms; and the terms of this Agreement. Confidential Information excludes (i) information that is in the public domain without a breach of this Agreement and without reliance on the Confidential Information, (ii) information a party obtains from a third party without breach of this Agreement, and (iii) information that is independently developed by a party.

13.2 Duties, Rights. Each party shall (1) use Confidential Information only for the purpose of fulfilling its duties under this Agreement; (2) ensure that access to and use of Confidential Information is consistent with applicable privacy and information security laws and regulations; and (3) not disclose any Confidential Information to any third party or to any of its employees or agents except those who need to know it to enable that party to fulfill its duties under this Agreement, provided that the party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by those third parties, agents and employees. Reinsurer further agrees to return to the Company or destroy (upon the Company's request in writing) all Confidential Information from policy claim files (including without limitation, customer medical records) provided to Reinsurer when such information is no longer required for the purposes of this Agreement or to conform to any applicable record retention regulations, and confirm to the Company in writing that the Reinsurer has done so. The Reinsurer may disclose the Company's Confidential Information as necessary for retrocession purposes (provided that Reinsurer holds the retrocessionaire to standards of confidentiality substantially similar to those of this Section) or as requested for audit purposes. The Reinsurer may also aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Company.

13.3 Remedies. Any breach or threatened breach of this section may result in irreparable harm, an injury for which there is no adequate remedy at law. Therefore, each party may move for any and all appropriate equitable relief including preliminary and permanent injunctions in any court of competent jurisdiction to prevent a breach or threatened breach of this section. This injunctive relief does not preclude a party from seeking other available remedies. When moving for injunctive relief, a party is not required to post bond or, if required to post bond by court order or other operation of law, is only required to post the minimum or nominal bond permitted.

13.4 Compelled Disclosure. Either party may disclose Confidential Information if that party becomes compelled to disclose the Confidential Information pursuant to court or administrative order, legal process, law, or regulation; provided, however, that before disclosure, to the extent allowed by law, and not more than five business days from its receipt of the order or legal process or its decision that a law or regulation compels the disclosure, the compelled party shall notify the other party of the compelled disclosure and shall cooperate with the other party in seeking a confidentiality agreement, protective order, or other protection of the confidentiality of the Confidential Information.

13.5 Unauthorized Acts. Each party shall (1) notify the other party promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of the other party's Confidential Information by any person or entity which may become known to that party, (2) promptly furnish to the other party full details of that incident, (3) use reasonable efforts to cooperate with the other party in any litigation or investigation deemed necessary by the other party to protect its proprietary rights, and (4) promptly use all reasonable efforts to prevent a reoccurrence of any unauthorized possession, use or knowledge of Confidential Information. Each party shall bear the cost it incurs as a result of compliance with this Section. Neither party shall commence any legal action or proceeding against a third party regarding any unauthorized possession, use or knowledge, or attempt thereof, of the other party's Confidential Information without the consent of the other party, which shall not be unreasonably withheld.

13.6 Survival. The terms of this Article 13 shall survive termination of this Agreement.

...END OF ARTICLE 13

ARTICLE 14

DURATION OF AGREEMENT

14.1 This Agreement is unlimited in duration, but may be amended only by written agreement of the Company and the Reinsurer. It may be terminated as to new reinsurance by either party, by giving ninety (90) days' written notice to the other, prior to the effective date of termination. Termination as to new reinsurance does not affect existing reinsurance. Existing reinsurance will remain in force until termination of the Company's policies on which the reinsurance is based, in accordance with the terms of this Agreement.

... END OF ARTICLE 14

The parties are signing this Agreement with an effective date of **October 1, 2003**.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

Date: [signature]

By: 6/8/06

Printed Name: DAVID BLACK

Title: PRESIDENT + CEO

Date: 6/5/06

By: [signature]

Printed Name: JOHN R. OBERMEIER III

Title: VP + Chief ACTUARY

SCOTTISH RE (U.S.), INC.

Date: 6/22/06

By: [signature]

Title: Senior Vice President

Witness: [signature]

SCHEDULE A

RETENTION AND REINSURANCE LIMITS

Part I Retention Limits of Business Men's Assurance Company of America

A) Life

Retained amount in force and applied for, per life:

Issue ages 20-60, Nonsmoker or Smoker Class 1: $750,000.
Issue ages 61-70, Nonsmoker or Smoker Class 1: $500,000.
Issue ages 71-74, Nonsmoker or Smoker Class 1: $300,000.

Issue ages 20-60, Nonsmoker Class 2: $650,000.
Issue ages 61-70, Nonsmoker Class 2: $450,000.
Issue ages 71-74, Nonsmoker Class 2: $250,000.

The Company's share of the net amount at risk is 20%, not to exceed the Company's per life retention from the schedule above.

B) Disability Waiver of Premium

Not Applicable

C) Accidental Death Benefit

Not Applicable

Part II Automatic Pool Binding Limits

A) Life

In force and applied for initial specified amount on Policy Form VL54 (including state variants), per life:

Issue ages 20-65: $1,000,000
Issue ages 66-74: $500,000

B) Disability Waiver of Premium

Not Applicable

C) Accidental Death Benefit

Not Applicable

Part III Business Covered

The preceding schedule limits apply to all insured lives with surnames A through Z inclusive on Policy Form VL54 (including state variants).

The Reinsurer's share of the net amount at risk is 10%.

Part IV Additional Conditions

A) Minimum Cession – Not Applicable.

B) Jumbo Limit - $20,000,000 per life.

C) Recapture - The minimum number of years for a cession to be reinsured before it is eligible for recapture is ten (10) years.

D) Currency - U.S. Dollars

Part V Definition of Normal Underwriting

The normal underwriting process and rating class definitions are defined below:

Underwriting Classes:

Class 1, Smoker (Includes Standard and Table 1)
Class 1, Non-Smoker (Includes Standard and Table 1)
Class 2, Non-Smoker (Includes Table 2 through Table 6)

Class 2 will not be available to Smokers.

Smoker is defined for this product as cigarette smokers only.

Rate Classifications:

- Classes will vary by cigarette smoking habits and mortality assessment to be included within the three classes offered. (For example a Table 3 cigarette non-smoker will be approved for Class 2, Non-Smoker.
- Traditional underwriting requirements such as attending physician statements and paramedical examinations will not be requested.

- There will be four primary risk selection tools used to make the Underwriting Class decision. These will include:
  - Application
  - TeleUnderwriting, including the Part II of the application and drill down questions as a reflex to positive responses on the Part II.
  - Medical Information Bureau code search
  - Pharmaceutical Database Search
- If a positive MIB code is received, and the applicant had not indicated the impairment on the interview, a letter will be sent to the applicant explaining that we have received a code from MIB and that underwriting can not continue until further details about the impairment is provided or the code is resolved. The applicant will be given the MIB consumer reporting address and advised we will hold our file open for 30 calendar days pending a response. This letter should be used infrequently and only when an applicant has not admitted to a significant impairment during the interview by the TeleUnderwriter. If the applicant does not respond within 30 days, the application will be closed as incomplete.
- The pharmaceutical database search will provide prescription records within the past two years on an applicant. An underwriting guide or algorithm to the PBM (Pharmacy Benefit Manager) database search results is being developed by an expert Underwriting Consultant. Based on drug combinations and dosages the underwriting guide will assist underwriters in making risk selection decisions.

  If a significant prescription record, not admitted during TeleUnderwriting interview, is received a letter will be sent to the applicant explaining that we have received information from the pharmaceutical database search and that underwriting can not continue until further details are provided or the record is resolved. The applicant will be given the PBM address and advised we will hold our file open for 30 calendar days pending a response. If the applicant does not respond within 30 days, the application will be closed as incomplete.

SCHEDULE B

PROCEDURES FOR REPORTING

The Company will maintain adequate records to administer the reinsurance accounts and will cede reinsurance under this Agreement on a bordereau self-administration basis. The Company will provide the Reinsurer with an activity report on computer disk or other mutually agreed upon electronic media, substantially in conformity with the following:

A) Monthly New Business and Renewals Premium Statement

The Company will provide the Reinsurer with a report of all reinsurance policies issued or renewing during the past month(s) accompanied by reinsurance premiums for such policies which should include the following:

1) The report should be segregated into first year issues and renewals and each segment should state the gross premium, allowances and resultant net premium due for each life reinsurance policy.

2) Premium due for supplemental benefits should be stated separately.

3)	transaction code	11)	plan of insurance
4)	transaction effective date	12)	policy amount
5)	policy number	13)	reinsurance amount
6)	insured's name: surname	14)	net amount at risk
	first name	15)	table rating
	middle initial	16)	flat extra amount and duration
7)	date of birth	17)	underwriting class (smoker class)
8)	sex	18)	country/state of residence
9)	issue age	19)	automatic/facultative indicator
10)	policy issue date	20)	DWP, ADB, Rider reinsurance amount (if applicable)

B) Monthly Conversion Report

The Company will provide the Reinsurer with a separate report of reinsurance policies that are conversions, reissues or replacements to plan(s) as stated in Schedule A. The report should provide the required information in A) above and the following information:

1)	original policy date	3)	original issue age
2)	original policy number	4)	duration

C) Monthly Adjustment Report

The Company will report the details of all policy terminations and changes on the reinsurance policies. In addition to the information in A above, the report should provide information about the type of change, the effective date, and the monetary result of the change with respect to reinsurance.

D) Monthly Policy Exhibit Report

The Company will provide a summary of new issues, terminations, recaptures, changes, death claims and reinstatements during the month(s) and the inforce reinsurance at the end of the month.

E) Quarterly In force and Reserve Listing

Within fifteen (15) days after the close of each calendar quarter, the Company will furnish the Reinsurer with a list of reinsurance by policy which should include the following information:

1) 5 through 20 in A) above

SCHEDULE C

COMMISSIONS AND ALLOWANCES

The allowances for commissions granted for reinsurance amounts, expressed as a percentage of the premium rate charged by the Company, are shown below for the applicable benefit.

There are no additional benefits that apply.

AUTOMATIC YRT
#1185

S\
00010441A01

AUTOMATIC COINSURANCE AGREEMENT

Between the

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
Kansas City, Missouri

And

SWISS RE LIFE COMPANY AMERICA
New York, New York

AUTOMATIC COINSURANCE AGREEMENT

Contents

AUTOMATIC COINSURANCE AGREEMENT

THIS AGREEMENT between the BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, a corporation organized under the laws of the State of Missouri, hereinafter referred to as the "Company", and SWISS RE LIFE COMPANY AMERICA, a corporation organized under the laws of the State of New York, hereinafter referred to as "Swiss Re America", WITNESSETH AS FOLLOWS:

ARTICLE I

Basis of Reinsurance

1. On and after the 1st day of June, 1996, a 50% portion of amounts of Individual Life and Waiver of Premium Disability Insurance which are in excess of the Company's special retention and which have been issued directly by the Company on the plans of insurance specified in Exhibit B on lives whose surnames are spelled commencing with any letter from A to Z, inclusive, shall be reinsured with Swiss Re America. The Company's special retention for reinsurance ceded under this Agreement shall be the lesser of 20% of the amount issued or the Company's normal retention limits, as specified in Schedule I. At the option of the Company, reinsurance may be ceded to Swiss Re America on an automatic basis as provided in Paragraphs 2 and 3 of this Article or applications for reinsurance may be submitted to Swiss Re America for facultative consideration as provided in Paragraph 5 of this Article. Any reinsurance ceded hereunder shall employ the same underwriting classification as that used by the Company in issuing its policy.

Automatic Coverage

2. Except as specified in Paragraph 4, whenever the Company retains its special limit of retention, as shown in Schedule I, the Company shall automatically cede and Swiss Re America shall automatically accept 50% of such Life reinsurance, as provided herein, with any associated Waiver of Premium Benefit, up to the limits specified in Schedule I.

Special Automatic Coverage

3. Even though the Company may already be on a risk for its maximum limit of retention under policies previously issued and therefore unable to retain any part of the insurance

currently applied for, the Company, without retaining any more for its own account, shall still have the right to utilize any unused automatic coverage remaining from previous issues. The new insurance may be ceded automatically, on the same terms on which the Company would be willing to accept the risk for its own account if it did not already have its maximum limit of retention, provided the sum of the new and old reinsurance does not exceed the limits specified in Paragraph 2, above.

Exceptions to Automatic Coverage

4. Unless Swiss Re America has specifically agreed to the contrary in writing, reinsurance shall not be ceded automatically under this Agreement on any life where:

(a) the amount of Life insurance in force, including coverage to be replaced, plus the amount currently being applied for on that life in all companies exceeds the Jumbo Limit specified in Schedule I, or

(b) the substandard mortality rating assessed to the risk exceeds Class P (500%) or its equivalent on an extra premium basis, or

(c) the insurance is issued as a group conversion, a noncontractual conversion, rollover or policy exchange, or is issued under any program where either full current evidence of insurability consistent with the amount of insurance is not obtained or where conventional selection criteria are not applied in underwriting the risk, or

(d) the policy is a continuation of coverage, as defined in Article XIII, Paragraph 2, of this Agreement, of a previously issued policy that had been reinsured with another reinsurer, or

(e) the policy does not provide for the maximum normal periods of suicide and contestability protection permitted in the state in which the policy is executed, or

(f) the life to be reinsured is not a permanent resident of the United States, its territories, or Canada, or

(g) the Company has submitted the risk to another reinsurer for facultative consideration or has received a declination from Swiss Re America on a facultative submission.

Facultative Reinsurance

5. Applications for reinsurance of amounts in excess of the automatic limits provided above, and any risks which the Company does not care to cede to the Swiss Re America automatically or which may not be so ceded under the terms of this Agreement, may be submitted to Swiss Re America for facultative consideration. If Swiss Re America makes an offer to reinsure such a risk, the Company must accept the offer during the lifetime of the proposed insured, but not later than 120 days after the offer is made, to effect the reinsurance. Acceptance by the Company of a facultative offer made by Swiss Re America shall be documented by a dated notation in the Company's underwriting file and subsequent formal notice to Swiss Re America as described in Article II, Paragraph 2, of this Agreement.

ARTICLE II

Facultative Submissions

1. If the Company submits a risk to Swiss Re America on a facultative basis, copies of the complete underwriting file and all other information the Company may have pertaining to the insurability of the risk shall be sent to Swiss Re America along with the appropriately completed Bordereau Facultative Application, as shown in Exhibit A. Swiss Re America shall promptly notify the Company of its decision on the risk.

Confirmation of Reinsurance

2. When a policy is placed in force on which reinsurance is to be ceded to Swiss Re America, the Company shall notify Swiss Re America that the reinsurance has been effected by including an entry for the reinsurance in the next Monthly Premium Report, as described in Article VII, Paragraph 1.(a).

ARTICLE III

Commencement & Termination of Liability

1. This is an Agreement solely between Swiss Re America and the Company. In no instance will anyone other than Swiss Re America or the Company have any rights under this Agreement, and the Company will be and remain solely liable to any insured, policyholder, or beneficiary under any policy reinsured hereunder.

2. The liability for all automatic reinsurance accepted by Swiss Re America under this Agreement will commence simultaneously with that of the Company.

3. Swiss Re America will not be liable for proceeds paid under the Company's conditional receipt or temporary insurance agreement unless conditions for automatic coverage under Article I of this Agreement are met.

4. Liability for all reinsurance submitted facultatively to Swiss Re America will commence when all of the following conditions have been met:

(a) Swiss Re America's offer has been accepted and the Company has properly documented its records to reflect this acceptance, and

(b) No more than one hundred twenty (120) days have elapsed from the date of Swiss Re America's final offer unless Swiss Re America explicitly states in writing that the final offer is extended for some further period of time.

(c) The liability of Swiss Re America shall begin simultaneously with that of the Company provided 1) that the Company makes facultative application only to Swiss Re America, Swiss Re America has made an unconditional offer to reinsure, and the Company makes no application to another reinsurer, or 2) if the Company makes facultative application to more than one reinsurer, including Swiss Re America, that wither Swiss Re America's offer is made at the lowest mortality classification, or if there are multiple unconditional offers at the lowest mortality classification, Swiss Re America's offer will result in an overall reinsurance premium which is the lowest under these offers.

5. The liability of Swiss Re America for all reinsurance under this Agreement will cease simultaneously with the liability of the Company and will not exceed the Company's contractual liability under the terms of its policies.

ARTICLE IV

Oversights - Clerical Errors

1. Should the Company fail to cede reinsurance that otherwise would have been ceded on an automatic basis in accordance with the provisions of this Agreement, or should either the Company or Swiss Re America fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the Company or Swiss Re America, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

2. If the Company does discover that it did not cede reinsurance on a policy it should have reinsured automatically under this Agreement, the Company is required to do an audit of its records sufficient to determine if automatic reinsurance was unreported on any other policies.

ARTICLE V

Plan of Reinsurance, Premiums, Allowances and Dividends

1. Reinsurance effected hereunder shall be on the coinsurance basis. Accordingly, the Company shall pay premiums to Swiss Re America at the annual rate corresponding to the premium charged the insured. Swiss Re America shall grant coinsurance allowances at the rates shown in the attached Exhibit B and Swiss Re America shall pay its share of the full amount of all death claims, disability claims and cash values paid or credited on surrender.

2. The reinsurance shall be subject to the same terms and conditions as the policy issued by the Company to the insured. However, Swiss Re America shall not participate in policy loans made by the Company. All settlements of policy benefits shall be made by Swiss Re America on a lump sum basis. Nonforfeiture benefits shall be paid at the values contemplated when the policies were issued. Claims for Disability Waiver of Premium shall be paid annually as premiums become due and are waived by the Company.

3. Any policy fee collected by the Company shall be retained by the Company, unless otherwise specified in Exhibit B.

4. Swiss Re America shall not participate in any dividend paid or allowed by the Company unless otherwise specified in Exhibit B.

5. Reinsurance premiums are on an annual basis but if a reinsured policy is terminated or reduced in accordance with the provisions of this Agreement, Swiss Re America shall refund to the Company the unearned portion of the reinsurance premium less the corresponding coinsurance allowances.

ARTICLE VI

Tax Credits

1. The reinsurance premium rates applicable under this Agreement take into consideration the Company's liability for premium taxes. Accordingly, Swiss Re America shall make no separate reimbursement to the Company for premium taxes on the portion of the Company's premiums paid to Swiss Re America as reinsurance premiums.

ARTICLE VII

Reinsurance Administration

1. The Company shall have the responsibility of maintaining adequate records for the administration of the reinsurance account and shall furnish Swiss Re America with periodic reports, in substantial conformity with the following:

(a) Monthly Premium Report: At the end of each month the Company shall send to Swiss Re America a listing of all reinsured policies issued or renewing during the month accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

i) policy number

ii) full name of insured

iii) date of birth

iv) sex and issue age

v) effective date

vi) underwriting classification

vii) automatic or facultative indicator

viii) plan

ix) amount issued

x) current reinsured risk amount

xi) net reinsurance premium due for each reinsured policy with the premiums for life and each supplemental benefit separated

(b) Monthly Change Report: The Company shall report the details of all policy terminations and changes on reinsured policies. In addition to the data indicated in 1.(a), above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to the reinsurance.

(c) Monthly Policy Exhibit Report: A summary of new business, terminations, changes, death claims and reinstatements during the month and the inforce reinsurance at the end of the month shall be reported.

(d) Quarterly Reserve Report: The Company shall provide Swiss Re America with a listing of the mean reserves attributable to the reinsured portion of each policy reinsured.

(e) Annual Tax Reserve Report: Shortly after the close of the year, the Company shall report to Swiss Re America the amount by which the Company will reduce its tax reserve because of the reinsurance ceded under this Agreement. The details of the report should conform to the current requirements of Internal Revenue Code Section 807.

(f) Annual Inforce Listing: Shortly after the close of the year, the Company shall furnish Swiss Re America with a listing of all inforce reinsured policies, providing items i) thru x) in 1.(a), above.

(g) Claims: Shall be reported as incurred on an individual basis.

Electronic Data Transmission

2. If the Company chooses to report its reinsurance transactions via electronic media, the Company shall consult with Swiss Re America to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to Swiss Re America prior to the use of such changes in reports to Swiss Re America.

ARTICLE VIII

Reductions

1. If the amount of insurance on a policy reinsured hereunder is reduced, the amount of reinsurance shall be reduced. The reduction in reinsurance shall be such as to maintain the original retention intent, that is, the Company shall maintain a retention equal to the lesser of 20% of the amount of insurance or the Company's normal retention as indicated in Schedule I. On facultative cases, if the Company originally retained less than the retention defined above, the reduction shall be applied proportionately to the amount retained and the amount reinsured.

ARTICLE IX

Retention Limit Increases (Recapture)

1. If the Company increases its limit of retention, as shown in Schedule I, the Company may recapture on any case where it originally retained less than 20% of the issue because 20% of the issue would have exceeded the Company's normal maximum limit of retention at the time of issue. The amount of reinsurance that may be recaptured shall equal the difference between the amount originally retained and the current normal maximum retention limit, but not to exceed 20% of the issue amount. In addition:

(a) No risk shall be recaptured prior to the policy anniversary (earliest recapture date) specified in Exhibit B.

(b) Risks wholly reinsured because the Company's normal schedule of retention provides for zero retention at the particular age and rating assigned to the risk shall not be considered eligible for recapture.

(c) Retention increases for a five year period immediately following a merger with another insurance company shall be recognized for recapture purposes to a maximum 50% increase over the pre-merger retention of the Company.

(d) No recapture will be allowed for any classes of risks for which the Company established special retention limits less than the Company's maximum retention limits at the time the policy was issued.

2. Recapture shall be effected as follows:

(a) After the retention increase is effected, the Company shall notify Swiss Re America within 90 days of its intention to recapture.

(b) Eligible policies shall be recaptured on the first policy anniversary following the notice of intention to recapture.

(c) All eligible policies shall be recaptured unless there is mutual agreement to the contrary expressed in writing.

(d) If the Company has reinsured any portion of the risk in another company, the reduction in reinsurance ceded under this Agreement shall be in the

same proportion to the total reduction in reinsurance as the amount reinsured under the Agreement bears to the total reinsurance on the risk.

(e) In determining the new retention for a particular policy, the age and rating at issue should be used.

(f) Swiss Re America shall allow the Company the appropriate cash surrender value, if any, calculated in the same manner as that provided in the insuring policy of the Company which was reinsured in Swiss Re America.

(g) If at the time of recapture the risk is on active claim for Waiver of Premium Disability, the Life risk shall still be considered eligible for recapture. However, the Disability reinsurance shall remain in force until such time as the policy is returned to a premium paying status. The Disability risk shall be recaptured upon such return to premium paying status. If within two years of said recapture the Waiver of Premium claim is resumed due to an extension of the initial disablement, Swiss Re America shall again be liable for payment of its share of premiums waived by the Company, subject to collection of Disability premiums on Swiss Re America's share of the risk for the period in which the policy was in a premium paying status.

ARTICLE X

Extended Term Insurance

1. If a reinsured policy shall lapse and be continued as extended term insurance, the reinsurance of Swiss Re America shall be continued as provided in either (a), (b), or (c) below:

(a) If the insurance is continued for the original amount and for the period as stated in its policy, the reinsurance shall also be continued for the original amount of reinsurance and for the same period as the Company extends its insurance.

(b) If the insurance is continued for a sum greater than the original amount and for a period longer than that stated in its policy, due to the existence of paid-up additions to the policy of the Company, the reinsurance shall be increased in the same proportion as the insurance is increased and extended for the same period as the Company extends its insurance. In such cases, the Company shall pay to Swiss Re America an amount equal to the difference between the reserve value, according to the Company's reserve basis, of the actual reinsurance granted and the reserve value of the reinsurance that would have been granted had there been no paid-up additions to the policy of the Company.

(c) If the insurance is continued for a sum less than the original amount, due to the existence of indebtedness outstanding against the policy, the reinsurance shall be reduced in the same proportion as the insurance is reduced and the reduced amount of reinsurance shall be continued for the same period as the Company's insurance is extended. In such case, the Company shall be paid the difference between the cash value of the original amount of reinsurance and the reserve value of the amount of reinsurance continued.

ARTICLE XI

Paid-Up Insurance

1. If a reinsured policy shall lapse and be continued as paid-up insurance for a reduced amount, the adjustment in the reinsurance shall be made in accordance with Article VIII, Reductions. In the event of policy indebtedness on such paid-up insurance, Swiss Re America shall reimburse the Company for Swiss Re America's share of the policy loan involved.

2. If a reinsured policy shall lapse and, because of the existence of dividend accumulations, be continued as paid-up insurance for an increased amount, then the reinsurance of Swiss Re America shall be increased proportionately and continued as paid-up reinsurance. In such cases an appropriate payment shall be made to Swiss Re America by the Company.

ARTICLE XII

Reinstatements

1. Should an insured under a lapsed or surrendered policy apply for reinstatement of that policy in accordance with the terms of the policy or the practices of the Company, the Company may automatically reinstate any reinsurance on that policy provided the reinsurance was originally ceded on an automatic basis or the application for reinstatement is made within 90 days of the date of lapse. Otherwise, the reinstatement application shall be submitted to Swiss Re America for facultative consideration.

2. Premiums and interest on reinstated reinsurance shall be payable only to the extent that the Company collects premiums and interest on such insurance.

ARTICLE XIII

Policy Changes

1. Should the Company make any material changes in the provisions and conditions of a policy reinsured hereunder, the Company shall, within a reasonable time, inform Swiss Re America of such change.

2. Should a policy reinsured under this Agreement be exchanged for or converted to a new policy of the Company, the new policy shall be considered as a continuation of the original policy if any of the following conditions exist:

a) full evidence of insurability, commensurate with the full current amount of insurance, is not secured;

b) full new suicide and contestability periods, commensurate with those used for normal newly issued policies, are not employed;

c) a commission lower than that normally paid for new issues of the plan of insurance on the new policy is paid.

If such a policy is so construed as a continuation of the original policy, the full amount of reinsurance on the original policy shall be continued on the new policy. Unless another arrangement is specifically agreed to by Swiss Re America, point-in-scale reinsurance rates, measured from the effective date of the original policy, shall be payable by the Company. The recapture period applicable to the original policy shall govern the reissued policy and duration shall be measured from the effective date of the original policy.

ARTICLE XIV

Settlement of Claims

1. Claim settlements made by the Company, including compromises, shall be unconditionally binding upon Swiss Re America. If the whole risk on any particular claim is carried by Swiss Re America and the claim is contestable, Swiss Re America shall be consulted before admission or acknowledgement of the validity of the claim is made by the Company. However, such consultation shall not impair the Company's freedom to determine the proper action on the claim and the settlement made by the Company shall still be unconditionally binding on Swiss Re America.

2. The Company shall furnish Swiss Re America with copies of the proofs of claim, together with any other information the Company may possess in connection with the claim. On automatic cases, Swiss Re America may request copies of the underwriting file. Payment in settlement of the reinsurance under a claim approved and paid by the Company for a life reinsured hereunder shall be made by Swiss Re America upon the receipt of the claim papers.

3. Swiss Re America shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with Swiss Re America bears to the total net risk of the Company under all policies on that life being contested by the Company and shall share in the total amount of any reduction in liability in the same proportion. Compensation of salaried officers and employees of the Company shall not be considered claim expenses.

4. If the amount of the Company's insurance on any policy reinsured hereunder is adjusted because of a misstatement of age or sex being established after the death of the Insured, the Company and Swiss Re America shall share in such adjustment in proportion to their respective net amounts at risk under such policy.

5. If a claim is approved for Waiver of Premium benefit on a reinsured policy, the Company shall continue to pay the premiums for reinsurance, except the premium for Disability reinsurance. Swiss Re America shall pay its proportionate share of the premiums waived on the original policy, including the premiums for benefits that remain in effect during disability.

6. Swiss Re America shall not be liable for any extracontractual damages, including, but not limited to, punitive, exemplary, compensatory and consequential damages, assessed against the Company.

7. Swiss Re America shall reimburse the Company for its proportionate share of any interest paid by the Company on any claim payment. Swiss Re America shall refund to the Company the unearned portion of the reinsurance premiums for the period from the date of death to the premium paid-to date.

ARTICLE XV

Inspection of Records

1. Swiss Re America shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the Company all books and documents referring to reinsurance ceded to Swiss Re America.

ARTICLE XVI

Insolvency

1. In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by Swiss Re America directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, Swiss Re America may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.

2. It is further understood that the expense thus incurred by Swiss Re America shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by Swiss Re America. Where two or more assuming insurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the Company.

3. In the event of the insolvency of Swiss Re America and the appointment of receivers therefor, the liability of Swiss Re America shall not terminate but shall continue with respect to the reinsurance ceded to Swiss Re America by the Company prior to the date of such insolvency or appointment, and the Company shall have a security interest in any and all sums held by or under deposit in the name of Swiss Re America.

ARTICLE XVII

Arbitration

1. In the event of any difference arising hereafter between the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be current or former executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the contracting companies to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 60 days after receipt of the written request for arbitration, the other party may appoint a second arbitrator.

2. If the two arbitrators fail to agree on the selection of a third arbitrator within 60 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

3. The arbitrators shall consider this Reinsurance Agreement not merely as a legal document but also as a gentlemen's agreement. In resolving the dispute, the arbitrators will give full consideration to the customs and practices of the life insurance and life reinsurance industry, insofar as they are not in conflict with the specific terms of this Agreement. The arbitrators shall decide by a majority vote. There shall be no appeal from their written decision.

4. Unless the arbitrators decide otherwise, each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the Board of Arbitrators.

5. Any arbitration proceeding that takes place will be held in the state of Missouri.

ARTICLE XVIII

Parties to Agreement

1. This Agreement is an indemnity reinsurance agreement solely between the Company and Swiss Re America. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between Swiss Re America and the insured, owner, beneficiary or any other party under any policies of the Company which may be reinsured hereunder, and the Company shall be and remain solely liable to the insured, owner or the beneficiary under such policies reinsured hereunder.

ARTICLE XIX

Right of Offsetting Balances Due

1. The Company and Swiss Re America shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assigns, against balances due the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the Company and Swiss Re America. This right of offset shall not be affected or diminished because of insolvency of either party to this Agreement.

ARTICLE XX

Reinsurer's Right of Notice of Unusual Practices

1. In providing reinsurance facilities to the Company under this Agreement, Swiss Re America has granted the Company considerable authority with respect to automatic binding power, reinstatements, claim settlements, and the general administration of the reinsurance account. To facilitate transactions, Swiss Re America has required the minimum amount of information and documentation possible, reflecting its utmost faith and confidence in the Company. Swiss Re America assumes that, except as otherwise notified by the Company, the underwriting, claims and other insurance practices employed by the Company with respect to reinsurance ceded under this Agreement are generally consistent with the customary and usual practices of the insurance industry as a whole. Where the Company does engage in exceptional or uncustomary practices, the Company agrees to make those practices known to Swiss Re America before assigning any liability to Swiss Re America with respect to any reinsurance issued under such practices.

ARTICLE XXI

Federal Taxes

1. The Company and Swiss Re America hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the Effective Date of this Agreement and for all subsequent taxable years for which this Agreement remains in effect.

(a) The term "party" will refer to either the Company or Swiss Re America as appropriate.

(b) The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

(c) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

(d) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

(e) The Company will submit a schedule to Swiss Re America by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Company will report such net consideration in its tax return for the preceding calendar year.

(f) Swiss Re America may contest such calculation by providing an alternative calculation to the Company by June 1. If Swiss Re America does not so notify the Company, the Company will report the net consideration as determined by the Company in the Company's tax return for the previous calendar year.

(g) If Swiss Re America contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount by July 1. If the Company and Swiss Re America reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

2. Swiss Re America and the Company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

ARTICLE XXII

Entire Agreement

1. This Agreement shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties.

ARTICLE XXIII

Duration of Agreement

1. This Agreement shall be unlimited as to its duration but may be cancelled at any time, insofar as it pertains to the handling of new business thereafter, by either party giving ninety (90) days' notice of cancellation in writing. Swiss Re America shall continue to accept reinsurance in accordance with this Agreement during such ninety (90) day period.

2. Except as provided in Articles VIII and IX of this Agreement, the Company shall be obliged to maintain in force any reinsurance ceded under this Agreement as long as the reinsured insurance coverage remains in force and, except as provided under Paragraph 3, below, Swiss Re America shall be obliged to provide such continued reinsurance coverage. Any sale or other transfer of the policies reinsured hereunder shall not affect the obligation to maintain the reinsurance in force.

3. Should the Company fail to pay reinsurance premiums when due, Swiss Re America may give the Company thirty (30) days notice, after reinsurance premiums are ninety (90) days or more in arrears, that reinsurance coverage on the affected reinsurance is suspended. The reinsurance coverage will be reinstated at the option of Swiss Re America upon receipt of all the overdue premiums. However, Swiss Re America shall have no liability for claims that occur during a period of suspension. Also, suspension of reinsurance coverage shall not relieve the Company of liability for premiums due Swiss Re America.

IN WITNESS WHEREOF, the Company and Swiss Re America have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: Henry G. Heise	Attest: Randall E. Meyer
Title: Ind Und VP	Title: Actuary - Individual Life
Date: 1/14/97	Date: 12/17/96

SWISS RE LIFE COMPANY AMERICA

By: Joseph J. Pelletier	Attest: Deborah Keyes
Title: Asst. Vice Pres	Title: Ass't VP
Date: 1/22/97	Date: 1/22/97

00010441B01

EXHIBIT B HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

EXHIBIT A

Bordereau Report Forms

Bordereau Reporting

Swiss Re America

Swiss Re Life Company America
237 Park Avenue
New York, N.Y. 10017

Company name and state ______ Report as of (month / year) ______

Prepared by ______ Name ______ Title ______ Date ______

Mode of Reinsurance ______ Report ______

A. ...nting summary (Reinsurance only)

Category	Premiums: Life	Premiums: Disability	Premiums: Accident	Total
PRM. 1st yr.				
Policy fee 1st yr.				
PRM. renewal				
Policy fee renewal				
Comm. & allow. 1st yr.				
Comm. & allow ren.				
Dividends				
Cash Values				
Claims				
Total				

B. Policy exhibit summary (Reinsurance only)

Classification	Number of policies	Amount of reinsurance
In force as of last report		
New business		
Reinstatements		
Increase (net)		
Deduct. ceased by Death		
Maturities		
Expiries		
Surrenders		
Lapses		
Conversions		
Recapture		
Decrease other		
Decrease (net)		
In force as of current report		

LI(Adm) ...8-95

Note: Amounts of Reinsurance are based on Risk Amounts Death Benefits.

Please retain copy for company files

BMA FACULTATIVE SUBMISSION

Business Men's Assurance, PO Box 419458, Kansas City, MO 64141-6458
Phone (816) 753-8000 MIB ID: LTD
FAX Number (816) 751-5807 (751-5569 for Security Life)

PLEASE RESPOND TO JASON POPE

Proposed Insured(s): ______ ______

Date(s) of Birth: ______ ______

Our pending number: ______

Plan and amount applied for: ______ / $ ______

Of which we propose to retain: $______

Prior inforce with BMA: $______ BMA Retained: $ ______

Submitted to: (1)______ (2)______

(3)______ (4)______

REMARKS:

______ Over our retention/automatic binding limits.

______ Would like your review to determine if an offer better than ours can be made.

______ Other: ______

ITEMS OUTSTANDING: (ALL PAPERS IN OUR FILE ARE BEING SENT UNLESS OTHERWISE SPECIFIED)

______

______

______

______

______

______

PAGES 1 - ______ ARE ENCLOSED. PLEASE ADVISE IMMEDIATELY IF YOU DID NOT RECEIVE ALL PAGES OR IF ANYTHING ELSE IS NEEDED.

Underwriter: ______ Routing ______ Ext ______

Date Submitted: ______

PAGE # FIVE-6 8/8/95

TRACKING FORM FOR SHOPPED CASES

OUR DECISION (REASON CASE WAS SHOPPED): AGENT/AGENCY ____________________

____ PREVIOUSLY SHOPPED

____ OVER AUTO BINDING LIMITS ____ PP____ MONTHS/YEARS

____ RATED TABLE___/F.E.______ ____ DECLINED

THREE DIGIT MIB CODES CODED: ____________________

REINSURERS	DATE SENT TO REINS.	DATE RESP REC'D	RANK (1=BEST OFFER)	RESPONSE RECEIVED				
				STD	DECL	P.P.	RATED	FLAT EXTRA
AUL AU								
CNA CN								
COLOGNE CO								
CROWN LIFE INSURANCE CR								
FRANKONA FR								
MERCANTILE & GENERAL MG								
MINNESOTA MUTUAL MM								
MUNICH AMERICAN (MARC) MU								
PHOENIX HOME PH								
SECURITY LIFE OF DENVER SD								
SAINT LOUIS RE (RGA) ST								
SWISS RE AMERICA NA								
TRANSAMERICA OCCIDENTAL TA								
OTHER								

DATE DISPOSITION NOTICES SENT ____________________ BY ____________________

DATE DATABASE UPDATED ____________________ BY ____________________

8/8/95

Swiss Re America

SCHEDULE OF COINSURANCE ALLOWANCES

Plan: 10 Year Term

Standard Coinsurance Premiums: The coinsurance premiums to be used for reinsurance ceded on the above plan are the greater of:

a) the gross premiums attached to this Exhibit B, or

b) the gross premiums actually charged the insured,

less the following allowances:

	Policy Year(s) 1	2+
Preferred Nonsmoker, Standard Nonsmoker, Smoker	100%	25%

Re-entry is available after the tenth policy year. First year rates and allowances will apply upon re-entry.

Multiple Table Substandard Coinsurance Premiums: Multiple table substandard premiums are equal to the sum of the standard premium (standard nonsmoker or smoker) plus an additional 25% of that standard premium for each 25% excess mortality. The coinsurance allowances specified above shall apply to multiple table substandard premiums thus developed.

Premiums for Disability Waiver Benefit: Swiss Re America shall receive its proportionate share of disability premiums less the following allowances:

First Year	100%
Renewal Years	20%

Policy Fee: The Company will retain the entire Policy Fee.

Premium Tax: Swiss Re America will not separately reimburse the Company for its proportionate share of state premium taxes.

Dividends: Swiss Re America will not participate in dividends paid or credited by the Company.

Maximum amount of coinsurance on one life on these terms: $4,625,000. Reinsured amounts in excess of $4,625,000 shall be considered on an individual basis.

Recapture: Reinsurance ceded on the plan will not be eligible for recapture before the tenth policy anniversary.

Conversions: The reinsurance on converted policies shall be continued on a YRT mode. The applicable YRT premiums shall be those shown in the attached Exhibit B-1 for the insured's issue age and the policy duration measured from the date of issue of the original coinsured policy. Recapture on converted policies shall be governed by the coinsurance recapture terms with duration measured from the date of issue of the original coinsured policy.

COMPLIANCE WITH GRAMM-LEACH-BLILEY
PRIVACY REQUIREMENTS

1. You and BMA (collectively the "Parties") are "financial institutions" as that term is used in Title V of the Gramm-Leach-Bliley Act ("GLB"). The Parties may, from time to time, come into possession of "non-public personal information" as defined in GLB ("Information"). The Information may be transmitted by one party to the other in accordance with the transmitting party's then current privacy policy and practices, in order to allow the other party to perform pursuant to the Agreement(s). During the continuation of the Agreement(s) and after its (their) termination, You agree that You shall at all times use reasonable care to maintain the confidentiality of the Information and shall not make any use of the Information beyond the purposes for which it was disclosed. You agree that You will not transfer Information to a third party, except as provided in the Agreement(s) and as permitted by GLB. Such permitted disclosures include, but are not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, or subpoena by federal, state or local authorities. BMA acknowledges and agrees that You may need to transfer Information to third party reinsurers ("Retrocessionaires") for the purpose of obtaining reinsurance on risks subject to the Agreement(s). Prior to such transfer, You will obtain written agreements from any such Retrocessionaires that require the Retrocessionaires to use reasonable care to maintain the confidentiality of the Information, use the Information only for the purposes agreed upon and limit further disclosures to those permitted by GLB.

2. In the event of a conflict between this Addendum and the Agreement(s), the provisions of this Addendum shall control.

3. This Addendum shall be effective July 1, 2001, upon signature by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Addendum as of the date stated below.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA	Swiss Re Life & Health
By: [signature]	By: [signature]
Name: Henry G. Heise	Name: Deborah Beyes
Title: Chief Und VP	Title: Senior VP
Date: 7/18/01	Date: 6/29/01

#1

Amendment to the Reinsurance Agreement #N/ between

00010441C01

Business Men's Assurance Company of America, Kansas City, Missouri

and

Swiss Re Life & Health America, Toronto, Ontario, Canada

This amendment is effective September 1, 1998

I. Conversions of Term Plans

Effective September 1, 1998, if an Endeavor policy reinsured under this Agreement is converted to a VUL plan, the new policy will be reinsured under this Agreement. Conversion age and duration will be point-in-scale and will be based on the insured's original issue date and age on the policy being converted.

II. All provisions of the Automatic and Facultative Y.R.T. Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: Randall E. Meyer	By: Henry G. Heise
Title: Ind. Actuarial VP	Title: Chief Und VP
Date: 7/29/99	Date: 7/28/99

SWISS RE LIFE & HEALTH AMERICA

By: Robert J. Pinilotte	By: Robert Sandajian
Title: Vice President	Title: Vice President
Date: August 9, 2000	Date: August 9, 2000

1999 AUG -3 A 11:01

SWISS RE LIFE
& HEALTH RECID

Mr. Randall E. Meyer, FSA, MAAA
Individual Actuarial Vice President
Business Men's Assurance Company of America
P.O. Box 419458
Kansas City, MO 64141-6458
U.S.A.

June 27, 2001

Dear Mr. Meyer:

The Financial Services Modernization Act of 1999/Graham-Leach-Bliley ("GLB") requires all insurance companies and other financial institutions to formalize the manner in which they ensure that consumer information is protected. Maintaining consumer privacy has always been a goal of Swiss Re Life & Health America Inc. ("Swiss Re"). Thus, Swiss Re's commitment to consumer privacy is not new. However, as a result of GLB, we have the opportunity to share our practices with our clients.

Swiss Re agrees that it will abide by the following statement in connection with all reinsurance agreements between Swiss Re and your company:

> Swiss Re and all of its representatives and service providers will hold all private, non-public policyholder information furnished to Swiss Re for the purpose of providing services to you under any reinsurance agreement in strict confidence. By reference to private, nonpublic policyholder information, Swiss Re means all policyholder or other consumer financial or health information furnished to or obtained by Swiss Re, its representatives or its service providers in order to carry out its duties and obligations under a reinsurance agreement with your company. Swiss Re will only use such information for the purpose of performing services under a reinsurance agreement with your company. Such information will only be disclosed to a third party for the purpose of carrying out Swiss Re's duties under a reinsurance agreement with your company, to retrocessionaires or Swiss Re service providers or as required or permitted by law. Swiss Re will take reasonable steps necessary to protect such information from unauthorized or inadvertent disclosure.

Swiss Re greatly values the relationship we have with your company. We consider this statement a unilateral addendum to all reinsurance agreements under which your company transacts business with Swiss Re. Please keep this letter with all reinsurance agreements between Swiss Re and your company.

This letter is intended to answer your questions regarding our privacy practices and simplify your relationship with Swiss Re. As always we appreciate the opportunity to provide you service.

Sincerely

f:\walsh\individual\glenn\swiss re\privacy letter reinsurers d4.doc

Amendment to the
Reinsurance Agreement # SBA 250-93
between

Business Men's Assurance Company of America, Kansas City, Missouri

and

Swiss Re Life & Health America, Toronto, Ontario, Canada

This amendment is effective September 1, 1998

I. Conversions of Term Plans

Effective September 1, 1998, if an Omniterm policy reinsured under this agreement is converted to a VUL plan, the new policy will be reinsured under this Agreement. Conversion age and duration will be point-in-scale and will be based on the insured's original issue date and age on the policy being converted.

II. All provisions of the Automatic and Facultative Y.R.T. Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: Randall C. Meyer   By: [signature]

Title: Ind. Actuarial VP   Title: [illegible]

Date: 7/29/99   Date: 7/28/99

SWISS RE LIFE & HEALTH AMERICA INC.

By: Robert J. Pernichetti   By: Robert Bondjour

Title: Vice President   Title: Vice President

Date: AUGUST 9, 2000   Date: August 9, 2000

Swiss Re Life & Health

NOVATION AGREEMENT

THIS NOVATION AGREEMENT is made as of December 31, 1997 among **SWISS RE LIFE & HEALTH AMERICA INC.** ("SRLHA"), **THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA** ("MGLRA") and **BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA** ("Company").

WHEREAS MGLRA and the Company are parties to a reinsurance agreement or reinsurance agreements as more particularly described in Schedule A attached hereto and forming part hereof (such reinsurance agreement or reinsurance agreements being hereinafter referred to as the "Reinsurance Agreement"); and

WHEREAS MGLRA as of December 31, 1997 (the "Effective Date"), wishes to transfer and assign the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities under the Reinsurance Agreement to SRLHA in order that MGLRA will be relieved of all of its rights, duties, obligations and liabilities under the Reinsurance Agreement; and

WHEREAS the Company wishes to consent and agree to such transfer and assignment.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. MGLRA hereby transfers and assigns, as of the Effective Date, the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities thereunder to SRLHA.

2. SRLHA hereby accepts such transfer and assignment and agrees with each of MGLRA and the Company that SRLHA shall be bound by all of the terms and conditions of the Reinsurance Agreement, shall enjoy all of MGLRA's rights under and shall perform all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement to the same extent as if SRLHA had been an original party to the Reinsurance Agreement instead of MGLRA.

3. The Company:

   a) consents to the transfer and assignment of the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities thereunder from MGLRA to SRLHA, agrees that SRLHA shall enjoy and shall be entitled to enforce all MGLRA's rights under the Reinsurance Agreement and agrees that all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement shall be performed by SRLHA as if SRLHA had been an original party to the Reinsurance Agreement instead of MGLRA; and
   b) releases and forever discharges MGLRA from the observance and performance of any of the terms and conditions of the Reinsurance Agreement and all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement and from all claims, demands, actions and causes of action which the Company ever had, now has or may hereafter have against MGLRA in any way arising out of, resulting from or related to the Reinsurance Agreement or the transfer and assignment referenced herein.

4. SRLHA and the Company hereby ratify and confirm the Reinsurance Agreement as an agreement solely between them and agree that the Reinsurance Agreement shall continue between them unaltered and in full force and effect in accordance with its terms and conditions.

5. Each party agrees to do all things as may be necessary to give full effect to this Novation Agreement.

6. This Novation Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7. This Novation Agreement shall be governed by and construed in accordance with the law applicable to the Reinsurance Agreement.

IN WITNESS WHEREOF the parties have executed this Novation Agreement as of December 31, 1997.

SWISS RE LIFE & HEALTH AMERICA INC.
per:

_____________________ _____________________

Date: August 22/97

THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA
per:

_____________________ _____________________

Date: 25 AUG 97

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
per:

_____________________ _____________________

Date: 9/10/97

Swiss Re Life & Health

SCHEDULE A
TO A NOVATION AGREEMENT
MADE AS OF DECEMBER 31, 1997
AMONG
SWISS RE LIFE & HEALTH AMERICA INC.
THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA, and
BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

The following is/are the reinsurance agreement(s) referred to in the above referenced Novation Agreement:

Agreement Number	Effective Date	Cancellation Date
A223-76	January 1, 1976	December 31, 1987
SBA250-93	April 1, 1993	
SBF279-93	April 1, 1993	

Swiss Re Life & Health

Mr. Henry G. Heise
Individual Underwriting Vice President
Business Men's Assurance Company of America
P.O. Box 419458
Kansas City, MO 64179-0068
U.S.A.

The Mercantile and General Life
Reassurance Company of America
(A Member of the Swiss Re Group)
Suite 3000, Canada Trust Tower
161 Bay Street
Toronto, Ontario
Canada M5J 2T6

Lynne Patterson, FSA, FCIA
Life Operations Vice President
Telephone 1 800 945-0565 Ext 1219
Facsimile 416 866 2112

U.S. Mailing Address:
177 Madison Avenue, C.N. 1937
Morristown, NJ 07960, U.S.A.

August 27, 1997

Novation Agreement

Dear Henry

Although the purchase of the Mercantile and General by Swiss Re occurred last year, the actual transfer of the rights and liabilities of The Mercantile and General Life Reassurance Company of America (MGLRA) to Swiss Re Life & Health America Inc. (SRLHA) becomes effective December 31, 1997.

Enclosed is the Novation Agreement which outlines the terms and conditions of the transfer as it pertains to the business your company has reinsured with MGLRA. Please review and sign the enclosed copies of the Novation Agreement.

Please return one signed copy of the document to my attention within the next few weeks. We want to ensure that everything is in place before year end. This early notification of the transfer should also allow you sufficient time to make any necessary modifications to your systems and procedures. All MGLRA business is to be reported under SRLHA on your 1997 Annual Statement. Further notification concerning administration procedures will be sent later this year.

Thank you for your cooperation.

L Patterson

LP/lm
Enclosure

h:\dmp\perm\lif\focus\notify\novation\CBU3\LETTER.MF - lm

SCHEDULE B HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

983 9001
0838901

AGREEMENT

This Agreement is entered into as of November 30, 2005 by and among BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA (hereinafter the "Company"), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (hereinafter "Lincoln") and SWISS RE LIFE & HEALTH AMERICA INC. (hereinafter "Swiss Re").

WHEREAS, Lincoln and the Company are parties to the Automatic Yearly Renewable Term Reinsurance Agreement (Lincoln treaty # 3690301) effective April 2, 2001 (hereinafter the "Lincoln Treaty"), which Lincoln and the Company desire to terminate for new business; and

WHEREAS, the Company and Swiss Re wish to enter into a new reinsurance agreement covering new business on identical terms as the Lincoln Treaty (a copy of which, along with all amendments, is attached hereto for the Company and Swiss Re); and

WHEREAS, the termination for new business between Lincoln and the Company shall be contingent on the execution of this Agreement.

NOW THEREFORE, the parties agree as follows:

1. The Lincoln Treaty shall be terminated for new business effective as of November 30, 2005, and Swiss Re will reinsure new business eligible for reinsurance issued after November 30, 2005 on identical terms and conditions as specified in the Lincoln Treaty, whose terms are incorporated herein by reference between the Company and Swiss Re, contingent upon the execution of this Agreement.

2. Lincoln shall have no liability to the Company with respect to business covered under the new reinsurance agreement between the Company and Swiss Re, but will continue to be responsible for its obligations under the Lincoln Treaty.

3. The parties agree to take all reasonable steps necessary to implement the intention of this Agreement.

IN WITNESS WHEREOF, the Company, Lincoln and Swiss Re have executed this Agreement.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: [signature]	Attest: Calvin D. Cherry
Title: Sr. V.P.	Title: Director of Pricing
Date: 1/10/06	Date: 1/10/2006

SWISS RE LIFE & HEALTH AMERICA INC.

By: [signature]	Attest: [signature]
Title: EVP	Title: VP
Date: 9/28/05	Date: 9/28/05

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: [signature]	Attest: [signature]
Title: EVP	Title: VP
Date: 9/28/05	Date: 9/28/05

AUTOMATIC
REINSURANCE AGREEMENT
(YEARLY RENEWABLE TERM)

Effective April 2, 2001

Between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
(CEDING COMPANY)

BMA Tower
P.O. Box 419458
Kansas City, MO 64141

And

The Lincoln National Life Insurance Company
(REINSURER)

One Reinsurance Place
1700 Magnavox Way
Fort Wayne, IN 46801-7808

LNL Agreement No. 18

AUTOMATIC
REINSURANCE AGREEMENT
("Agreement")

This Agreement is between BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, (CEDING COMPANY), BMA Tower, P.O. Box 419458, Kansas City, MO 64141 and The Lincoln National Life Insurance Company (REINSURER), One Reinsurance Plaza, 1700 Magnavox Way, Fort Wayne, IN 46801-7808.

The effective date of this Agreement is April 2, 2001. On and after the Effective Date, the REINSURER agrees to reinsure certain portions of the CEDING COMPANY's life insurance contracts' risk as described in this Agreement.

This Agreement, together with the Schedules and Exhibits hereto, constitutes the entire reinsurance agreement between the parties with respect to the policies being reinsured hereunder. In terms of the reinsurance that is the subject of this Agreement, there are no understandings between the parties other than as expressed in this Agreement.

Changes or modifications to this Agreement must be in writing and signed by both parties.

1. REINSURANCE BASIS.
   This Agreement is applicable to the reinsurance of life insurance policies and Additional Benefits described in Schedule A, paragraph 1, on a percentage of the rates identified on Schedule B that are directly written by the CEDING COMPANY and which are insured by the CEDING COMPANY in conformity with the provisions of this Agreement ("Reinsured Policy(ies")). Each such policy shall be automatically reinsured so long as the requirements of Section 2 are met.

2. AUTOMATIC REINSURANCE TERMS.
   The REINSURER shall automatically accept reinsurance on Reinsured Policies and Additional Benefits issued in conformity with the following:

   a) UNDERWRITING.
      Reinsured Policies must be underwritten by the CEDING COMPANY in accordance with the underwriting requirements specified in Schedule A.

   b) RETENTION.
      The CEDING COMPANY must retain an amount of insurance on each life equal to the retention amount shown in Schedule A. If the CEDING COMPANY's scheduled retention is zero, automatic reinsurance is not available. Schedule A – Exhibit 5 provides reinsurance examples.

   c) AUTOMATIC ACCEPTANCE LIMITS.
      On any one life, the amount automatically reinsured in conjunction with any other reinsurance agreements that may be applicable, shall not exceed the Automatic Acceptance Limit shown in Schedule A.

   d) AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.
      On any one life, the total life insurance in force or applied for with any company (of which the CEDING COMPANY is aware) cannot exceed the In Force or Applied For Limits shown in Schedule A.

   e) RESIDENCE.
      Each insured must be a resident of the United States or Canada at the time of issue.

   f) MINIMUM CESSION.
      On any one life, the minimum amount of reinsurance that the REINSURER will accept is $10,000 and reinsurance will be terminated when the amount reinsured is less than $10,000.

   g) The current application has not been submitted to any reinsurer for facultative consideration.

3. AUTOMATIC REINSURANCE NOTICE PROCEDURE.
   After the policy has been paid for and delivered, the CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to the REINSURER.

4. FACULTATIVE REINSURANCE.

   a) The CEDING COMPANY may apply for facultative reinsurance with the REINSURER if i) the Automatic In Force and Applied For Limit is exceeded, ii) one of the Rate Classes specified in Schedule A is exceeded, iii) if the proposed insured is 81 years old or older, iv) the Automatic Reinsurance Terms are otherwise not met, or v) if the terms are met and the CEDING COMPANY prefers to apply for facultative reinsurance. If the CEDING COMPANY wishes to obtain a facultative quote from other reinsurers on a case eligible for automatic reinsurance, the case shall also be submitted to REINSURER for a facultative offer.

   b) The CEDING COMPANY will send copies of the original application, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

   c) The CEDING COMPANY will also notify the reinsurer of any underwriting information requested or received after the initial request for reinsurance is made.

   d) After receipt of the CEDING COMPANY's application, the REINSURER will promptly submit a written decision. The REINSURER's offer will expire 120 days after the offer is made, unless a written offer specifically states otherwise. If the CEDING COMPANY accepts the REINSURER's offer, then the CEDING COMPANY shall notify the REINSURER of its acceptance within 120 days of the final reinsurance offer by the REINSURER. If the CEDING COMPANY does not accept the REINSURER's offer, then the CEDING COMPANY shall notify the REINSURER in writing as soon as possible.

5. TERM OF REINSURANCE COVERAGE.
The term of the REINSURER'S reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a) REINSURANCE.
The REINSURER'S liability shall begin simultaneously with the CEDING COMPANY's liability but not earlier than the effective date of this Agreement. The reinsurance under this Agreement shall remain in force as long as the CEDING COMPANY'S liability remains in force or as specified in Section 16b), entitled Recapture.

b) Except as otherwise provided in Section 5c), the REINSURER's reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when the CEDING COMPANY accepts the REINSURER's offer, and shall remain in force as long as the CEDING COMPANY's contractual liability remains in force or as specified in Section 16b), entitled "Recapture."

c) PRE-ISSUE COVERAGE.
If the CEDING COMPANY issues a conditional receipt, reinsurance for the CEDING COMPANY resulting liability shall begin simultaneously with the CEDING COMPANY's liability subject to the following:

i) The conditional receipt is in substantially the form attached hereto as Schedule D or the REINSUER has otherwise agreed to the form and format of the conditional receipt.

ii) The conditions for automatic reinsurance coverage under Section 2 of this Agreement are met; or for facultative reinsurance, the procedures for additional facultative reinsurance set forth in Section 4 are complied with by the CEDING COMPANY.

iii) The pre-issue liability applies only once on any given policy regardless of how many receipts were issued or initial premiums were accepted by the CEDING COMPANY.

iv) After the CEDING COMPANY's liability under a conditional receipt terminates, no reinsurance benefits are payable under this pre-issue coverage provision.

v) The REINSURER'S liability under the CEDING COMPANY's conditional receipt is limited to the lesser of (1) or (2) below:

(1) The Automatic Acceptance Limits with the REINSURER as shown in Schedule A.

(2) The amount for which the CEDING COMPANY is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers.

6. BASIS OF AUTOMATIC REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

a) LIFE REINSURANCE.
The amount reinsured on a Reinsured Policy is the automatic portion of the policy's net amount at risk, as provided in Schedule A. The net amount at risk is defined in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

b) TABLE RATED SUBSTANDARD PREMIUMS.
If the CEDING COMPANY's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

c) FLAT EXTRA PREMIUMS.
If the CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

d) RATES NOT GUARANTEED.
The reinsurance premium rates are not guaranteed. The REINSURER reserves the right to change the rates at any time upon 180 days prior written notice. Any such change applies only to Reinsured Policies effective on or after the expiration of the notice period.

e) CASH VALUES OR LOANS.
This Agreement does not provide reinsurance for cash surrender values. In addition, the REINSURER will not participate in policy loans or other forms of indebtedness on reinsured business.

7. PAYMENT OF REINSURANCE PREMIUMS

a) PREMIUM DUE.
Reinsurance premiums for each reinsurance cession are due as shown in Schedule A.

b) FAILURE TO PAY PREMIUMS.
If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 17, the premiums will be considered in default and the REINSURER may terminate the reinsurance upon 30 days prior written notice. The REINSURER will have no liability for claims incurred after the termination date. The CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. The CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c) PREMIUM ADJUSTMENT.
If the CEDING COMPANY overpays the reinsurance premium on any Reinsured Policy and the REINSURER accepts the overpayment, such acceptance does not create any additional reinsurance liability nor constitute an acceptance of additional reinsurance risk with regard to such Reinsured Policy. In that instance, the REINSURER will only be liable to the CEDING COMPANY for a credit in the amount of the overpayment. If a

Reinsured Policy terminates, the REINSURER will refund a portion of the reinsurance premium. This refund will be on a prorated basis, without interest, from the date of termination of the policy to the date to which a reinsurance premium has been paid.

8. PREMIUM TAX REIMBURSEMENT.
Premium taxes shall not be reimbursed.

9. DAC TAX AGREEMENT.
The CEDING COMPANY and the REINSURER herein collectively called, for the purposes of Section 9 the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a) For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b) The Parties agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c) The CEDING COMPANY will submit to the REINSURER by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

d) The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within 30 days of the REINSURER'S receipt of the CEDING COMPANY's calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year;

e) If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

10. REPORTS.
The reporting period shall be monthly. The CEDING COMPANY shall be responsible for administering this Agreement. For each reporting period, the CEDING COMPANY will

submit a statement to the REINSURER with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the REINSURER, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

11. RESERVES FOR REINSURANCE.
The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

12. CLAIMS.

a) NOTICE.
The CEDING COMPANY will notify the REINSURER, as soon as reasonably possible, after it receives a claim for benefits under a Reinsured Policy.

b) CLAIM INFORMATION.
The CEDING COMPANY will promptly provide the REINSURER with all information submitted as a "proof of claim," and any other relevant information concerning the claim including an itemized statement of the benefits paid by the CEDING COMPANY. The CEDING COMPANY shall promptly provide the REINSURER such other information concerning the claim that the REINSURER shall reasonably request.

c) AMOUNT AND PAYMENT OF BENEFITS.
Upon receipt by REINSURER of the information specified in Section 12b), the REINSURER will determine if the information is complete. If additional information is required, the REINSURER shall promptly request such information. If the information is sufficient, the REINSURER shall promptly pay the reinsurance benefits due the CEDING COMPANY.

The CEDING COMPANY's contractual liability for claims, as determined in good faith by the CEDING COMPANY, is binding on the REINSURER. However, the maximum benefit payable to the CEDING COMPANY under each Reinsured Policy is the amount specifically reinsured with the REINSURER. The CEDING COMPANY shall not enter into a situation where the total reinsurance applicable to a Reinsured Policy, from any reinsurer, exceeds the CEDING COMPANY's total contractual liability on the policy, less the amount of risk it retains for such policy. If this occurs, the excess reinsurance of the total reinsurance in all companies plus the CEDING COMPANY's retention used on the policy over its contractual liability under the Reinsured Policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

d) CONTESTED CLAIMS.
The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim involving a Reinsured Policy. The REINSURER may elect not to participate in such contest by providing the CEDING COMPANY with

written notice to that effect within 10 days of receipt of the CEDING COMPANY's notice of contest. If the reinsurer fails to give notice as specified, it shall be deemed to have elected to participate. If the REINSURER declines to participate in the contest, compromise or litigation, the REINSURER will pay the CEDING COMPANY its full share of reinsurance. The REINSURER shall then be released from all of its liability with regard to such Reinsured Policy and shall not share in any subsequent reduction or increase in liability.

If the REINSURER participates and the CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, the REINSURER will share in the reduction in the proportion that the REINSURER's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death.

e) CLAIM EXPENSES.
If the REINSURER participates pursuant to Section 12d), it will share in the cost of reasonable investigation and legal expenses specifically attributable to the litigation or settlement of the Reinsured Policy claim. If the REINSURER elects not to participate, it will participate in those expenses incurred up to the date of its election. Such claim expenses do not include routine claim and administration operational expenses, including the CEDING COMPANY's home office expenses. Expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the CEDING COMPANY admits are payable may not be included as claim expense under this Agreement.

f) EXTRA CONTRACTUAL, PUNITIVE OR EXEMPLARY DAMAGES.
The REINSURER'S obligations pursuant to this Agreement generally do not include participating in the payment of any extra-contractual (other than interest legally required to be paid on a Reinsured Policy benefit), punitive or exemplary damages awarded against the CEDING COMPANY as a result of any act, omission, or course of conduct committed by the CEDING COMPANY in connection with a Reinsured Policy subject to this Agreement. However, the CEDING COMPANY and the REINSURER recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed extra-contractual punitive or exemplary damages. Such circumstances are difficult to define in advance, but generally would be those situations in which the REINSURER was an active party and directed, consented to or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of such damages. In such situations, the CEDING COMPANY and the REINSURER would share such damages assessed in equitable proportions. Routine expenses incurred in the normal settlement of uncontested claims, including the salaries of employees of the CEDING COMPANY, are also excluded from this provision. For purposes of this provision, "Punitive or Exemplary Damages" are those damages awarded over and above that, which will compensate for a loss and are awarded as penalties for the defendant's behavior.

13. MISREPRESENTATION, MISSTATEMENT AND SUICIDE.
If a misrepresentation or misstatement on an application results in rescission of a Reinsured Policy or the death of an insured by suicide results in the refund or payment of premium by the CEDING COMPANY, the REINSURER will refund all of the reinsurance premiums it received on that policy to the CEDING COMPANY. This refund given by the REINSURER will be in lieu of all other reinsurance benefits payable on that policy under this Agreement, subject to the provisions of Section 12. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

14. POLICY CHANGES.

a) NOTICE.
If a Reinsured Policy is changed, a corresponding change will be made in the reinsurance for that policy. The CEDING COMPANY will notify the REINSURER of the change in the CEDING COMPANY's next accounting statement.

b) INCREASES.
If life insurance on a Reinsured Policy is increased, then the increase of life insurance on the Reinsured Policy will be handled in the same fashion as the issuance of a new policy. If the increase meets the requirements for automatic reinsurance, then the increase shall be automatically accepted by the REINSURER. If the Reinsured Policy to be increased was originally reinsured facultatively, the requested increase will be submitted to the REINSURER on a facultative basis. Such an increase may not exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates for an increase will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

c) REDUCTION OR TERMINATION.
If life insurance on a Reinsured Policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a Reinsured Policy is terminated, then reinsurance will cease on the date of such termination.

d) EXTENDED TERM AND REDUCED PAID-UP INSURANCE.
When a Reinsured Policy changes to "extended term" or "reduced paid-up" insurance, the CEDING COMPANY will notify the REINSURER of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

15. REINSTATEMENTS.

a) AUTOMATIC REINSTATEMENT.
If the CEDING COMPANY reinstates a policy that was originally ceded to the REINSURER as automatic reinsurance, the REINSURER's reinsurance for that policy shall be reinstated.

b) FACULTATIVE REINSTATEMENT
If the CEDING COMPANY has been requested to reinstate a policy that was originally ceded to the REINSURER as facultative reinsurance, then the CEDING COMPANY will again submit the case to the REINSURER for underwriting approval before the reinsurance can be reinstated.

c) PREMIUM ADJUSTMENT.
Reinsurance premiums for the interval during which the policy was lapsed will be paid to the REINSURER on the same basis as the CEDING COMPANY charged its policy owner for the reinstatement.

d) NONFORFEITURE REINSURANCE TERMINATION.
If the CEDING COMPANY receives a request to reinstate a policy that was reinsured while on "extended term" or "reduced paid-up" then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

16. INCREASE IN RETENTION.

a) NEW BUSINESS.
If the CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to the REINSURER, increase its retention for policies issued after the effective date of the retention increase.

b) RECAPTURE.
If the CEDING COMPANY elects to increase its retention limits, then it may, with 90 days prior written notice to the REINSURER, reduce the reinsurance in force ("Recapture") subject to the following requirements:

i) Reinsurance ceded under a Reinsured Policy is not eligible for Recapture until the policy has been reinsured for the minimum number of years shown in Schedule A. The effective date for a Reinsured Policy's Recapture shall be the first policy anniversary following the expiration of the Recapture notice period above after the required minimum number of years is attained.

ii) On all policies eligible for Recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii) If more than one policy per life is eligible for Recapture, then the eligible policies may be Recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

iv) Recapture of reinsurance on Reinsured Policies automatically reinsured pursuant to Section 2 is not allowed if the CEDING COMPANY did not keep its retention (Schedule A) at time of issue.

v) If any Reinsured Policy eligible for Recapture is also eligible for Recapture from other reinsurers, the reduction in the REINSURER'S reinsurance on that policy shall be in proportion to the total amount of reinsurance on this life with all reinsurers.

17. ERRORS AND OMISSIONS.
Inadvertent delays, errors or omissions made in connection with this Agreement shall not relieve either party from any liability or duty which would have attached had such delay, error or omission not occurred, provided always that such error or omission shall be rectified as soon as possible after discovery. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the act or omission may continue, shall not be deemed to be a waiver of said party of any of its rights under this Agreement. A waiver by either party at any time, express or implied, of any breach of any conditions of this Agreement shall not be deemed a waiver of a breach of any other conditions of this Agreement nor a consent to any subsequent breach of the same or any other conditions of this Agreement.

18. INSOLVENCY
In the event of the insolvency of the CEDING COMPANY, this reinsurance shall be payable directly to the CEDING COMPANY, or its liquidator, receiver, conservator or statutory successor on the basis of the liability of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY or because the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY has failed to pay all or a portion of any claim.

It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY shall give written notice to the REINSURER of the pendency of a claim against the CEDING COMPANY indicating the policy reinsured, which claim would involve a possible liability on the part of the REINSURER, within a reasonable time after such claim is filed in the conservation or liquidation proceedings or in the receivership. During the pendency of that claim, the REINSURER may investigate that claim and interpose, at its own expense, in the proceedings where that claim is to be adjudicated, any defense or defenses which the REINSURER may deem available to the CEDING COMPANY or its liquidator, receiver, conservator or statutory successor. This expense incurred by the REINSURER shall be chargeable, subject to the approval of the court, against the CEDING COMPANY as part of the expense, conservation or liquidation, to the extent of a pro rata share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to that claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

This insolvency clause shall not preclude the REINSURER from asserting any excuse or defense to payment of this reinsurance other than the excuse or defenses of the insolvency of the CEDING COMPANY and the failure of the CEDING COMPANY's liquidator, receiver, conservator or statutory successor to pay all or a portion of any claim.

In the event of the insolvency of REINSURER, REINSURER will be bound by any legal directions imposed by its liquidator, receiver or statutory successor. However, if not in conflict with such legal directions, CEDING COMPANY shall have the right to cancel this Agreement as respects occurrences taking place on or after the date REINSURER first evidences insolvency, by giving to REINSURER (or its liquidator, receiver or statutory successor) written notice stating that such recapture is thereby effected and REINSURER (or its liquidator, receiver or statutory successor), in lieu of a premature recapture fee, will not be required to reimburse CEDING COMPANY any unearned premium hereunder.

19. ARBITRATION.

Any dispute controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally resolved by arbitration in accordance with the Commercial Abritration Rules of the American Arbitration Association, except as otherwise provided in this Section.

Unless otherwise agreed by the parties hereto, the arbitral panel shall consist of (3) arbitrators, one to be appointed by each party hereto and the third to be appointed by the two arbitrators appointed by the parties hereto. The arbitrators shall be current or former executive officers of life insurance or life reinsurance companies, other than the parties or their affiliates or an entity involved in a joint venture with a party. In the event that a party fails to appoint an arbitrator within fifteen (15) calendar days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, the other party may request the American Arbitration Association to appoint an arbitrator for the party failing to make such appointment. In the event that the third arbitrator has not been appointed within thrity (30) days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, either party hereto may request the American Arbitration Association to appoint such third arbitrator.

The location of the arbitration proceedings shall be determined by the arbitrators. The arbitral panel shall apply such rules of procedure as it thinks appropriate in the circumstances; provided, however, that both parties hereto shall be entitled to representation by counsel, to appear and present written and oral evidence and argument and to cross-examine witnesses presented by the other party. The arbitral panel shall consider the customs and practices of the life insurance and life reinsurance industries in reaching its decision. The arbitral award shall be in writing. The arbitral panel shall provide written reasons for its award. The award of the arbitral panel shall be final and binding upon the parties hereto, and judgement may be entered upon it in any court having jurisdiction.

Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

20. TERM OF THIS AGREEMENT.

The CEDING COMPANY and the REINSURER will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully Recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 120 days written notice of termination by either party to the other. The REINSURER will continue to accept reinsurance during this 120 day period. The REINSURER'S acceptance will be subject to both the terms of this Agreement and the CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, and such breach is not cured within fifteen days of written notice of breach by the non-breaching party, or either party becomes insolvent or financially impaired.

21. MISCELLANEOUS.

a) AUDIT

Either party, as the case may be, shall have the right, at any reasonable time, and at its own expense, to inspect and audit all books and documents of the other party regarding the business or policies reinsured hereunder.

b) MEDICAL INFORMATION BUREAU.

The parties agree to adhere to the Medical Information Bureau Rules as they are amended from time to time.

c) NON-TRANSFERABLE

Neither party shall, without prior consent of the other (which consent shall not be unreasonably withheld) sell, assign, transfer, or otherwise dispose of this Agreement or any interest in this Agreement by voluntary or involuntary act, and any such purported action shall be null and void and of no force and effect.

d) STATUS OF REINSURER

REINSURER shall at all times be licensed to conduct insurance business and to act as a reinsurer in CEDING COMPANY'S state of domicile and in any other state where failure of REINSURER to be so licensed or accredited would cause CEDING COMPANY to be ineligible for reserve credit for the reinsurance ceded under this Agreement

If the CEDING COMPANY becomes unable to take full reserve credit with respect to the reinsurance by the REINSURER of the Reinsured Policies, the REINSURER shall undertake, at REINSURER's sole cost and expense, such reasonable action as may be necessary to ensure that the CEDING COMPANY is permitted to take such reserve credit on the CEDING COMPANY's statutory financial statements. For purposes of this Section 21d), "reasonable action" shall include, without limitation, the furnishing of a letter of credit or the establishment of a custodial or trust account to secure the payment

of amounts due the CEDING COMPANY or its claimants under this Agreement. Further, if REINSURER's domiciliary state is not considered by the Missouri Department of Insurance ("MDOI") to be an "accredited" state, as defined by the National Association of Insurance Commissioners ("NAIC"), REINSURER shall provide the additional information and conform to the "Mirror Image" rule of MDOI, as specified in 20 CSR 200-2.700.

e) CURRENCY
All premiums and other payments under this Agreement must be paid in U. S. dollars.

f) COMPLIANCE WITH GRAMM-LEACH-BLILEY REQUIREMENTS

The CEDING COMPANY and the REINSURER (collectively, the "Parties") agree that this Agreement does or may involve the transfer of non-public personal information (as the term is defined in the Gramm-Leach-Bliley Act and applicable regulations promulgated thereunder ("Information"). The REINSURER agrees that it may use the Information only for the purposes set forth in this Agreement. The REINSURER agrees that it will use a high degree of care to protect the security, integrity and confidentiality of the Information. The REINSURER agrees that it will not transfer the Information to a third party, except as provided in this Agreement. The REINSURER agrees that it will either return the Information to the CEDING COMPANY or destroy (not retain) the Information when the purposes for which the CEDING COMPANY provided the Information have been accomplished. The REINSURER agrees to observe applicable state and federal law in the use and retention of the Information. The Parties agree that this is a material term of the Agreement, and that a breach by the REINSURER is a material breach and may result in immediate termination of the Agreement, at the CEDING COMPANY's option.

g) CONFIDENTIAL INFORMATION

Each Party acknowledges that in performing its duties and obligations under this Agreement, it may receive disclosure of the other party's valuable, confidential, unique, and proprietary information, including information which is identified by a Party as commercially valuable, confidential, proprietary or a trade secret ("Confidential Information"). Except as provided in this Agreement or as reasonably required to perform its duties and obligations under this Agreement, neither party shall, directly or indirectly, disclose, sell or otherwise transfer or make available to any third party, or use for any purpose, any Confidential Information in its possession. Confidential Information shall not include: (1) any information that is or becomes generally available to the public, other than as a result of a breach of this Agreement; or (2) any information that is lawfully obtained from a third party with the right to disclose such information; or (3) any information that each Party either possessed prior to the effective date of this Agreement or independently developed at any time, or (4) any information that is, on the advice of counsel, required to be disclosed by law or legal process.

h) OFFSETS
Any debts or credits, matured or unmatured, liquidated or unliquidated in favor of or against either the REINSURER or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

i) NOTICES
Any notice or other communication made or contemplated by this Agreement shall be in writing and shall be deemed given when delivered by hand or when mailed by United States mail, postage prepaid and addressed as follows, unless otherwise provided herein:

CEDING COMPANY:	Business Men's Assurance Company of America Attn: Chief Underwriter P.O. Box 419458 Kansas City, Missouri 64141
REINSURER:	The Lincoln National Life Insurance Company Attn: Chief Underwriter One Reinsurance Place 1700 Magnavox Way Fort Wayne, IN 46801-7808

j) SEVERABILITY
If any provision of this Agreement proves to be or is held by any court, tribunal, or other entity of competent jurisdiction to be invalid, then such invalid provision shall be null and void, but invalidation of any provision shall not otherwise impair or affect this Agreement or any of its provisions or terms.

k) HEADINGS
The headings used herein are for convenience and reference only, and, the words contained therein shall in no way be held to explain, modify, or amplify the interpretation or meaning of the provisions of this Agreement.

l) SINGULAR AND PLURAL
Whenever an item is referred to in the singular, it includes the plural.

m) COUNTERPARTS
This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized so to do as of the date set forth above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA	**THE LINCOLN NATIONAL LIFE INSURANCE COMPANY**
By: [signature]	By: [signature]
Title: 2nd VP	Title: VP
Date: 8/28/02	Date: 9/12/02
By: Calvin D. Cherry	By: [signature]
Title: Indiv. Actuarial VP	Title: 2nd VP
Date: 8/28/2002	Date: 9/12/02

SCHEDULE A

1. PLANS REINSURED:
The policies reinsured are BMA's "Clarity Variable Universal Life Insurance Policy Form VL50, including state variations." Additional Benefits Covered: Primary Insured Rider*, Covered Insured Rider**, Term Insurance Rider*, Waiver of Premium and Waiver of Monthly Deduction. * - limited to a maximum of 3 times the base contract amount. ** - limited to a maximum of 1 times the base contract amount. The Primary Insured Rider and the Term Insurance Rider are mutually exclusive.

2. AUTOMATIC PORTION REINSURED:
The REINSURER shall automatically reinsure the Net Amount at Risk not to exceed the Automatic Acceptance Limit on Reinsured Policies as follows:

a) On Reinsured Policies where the Net Amount at Risk, in force and applied for, is equal to or less than three (3) times the amount of BMA's remaining net retention, the CEDING COMPANY shall cede and the REINSURER shall accept 33⅓% of the Net Amount at Risk. (This shows as Stage I in Exhibit 5.)

b) On Reinsured Policies where the Net Amount at Risk, in force and applied for exceeds three (3) times the amount of the CEDING COMPANY's remaining net retention, the CEDING COMPANY shall cede and the REINSURER shall accept an amount equal to the CEDING COMPANY's remaining net retention on the Reinsured Policy, plus an additional 50% of the Net Amount at Risk that exceeds the CEDING COMPANY's remaining net retention, subject to the maximum amounts stated in Schedule A. (See illustration in Exhibit 2 and Exhibit 5 for example). (This shows as Stage II in Exhibit 5.)

3. AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:
LIFE INSURANCE IN FORCE AND APPLIED FOR LIMIT (JUMBO): $20,000,000

4. PREMIUM DUE:
Reinsurance premiums are due on the issue date and each subsequent anniversary, regardless of the policy's payment mode.

5. RECAPTURE PERIOD:
The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

6. NET AMOUNT AT RISK:
The Net Amount at Risk for purposes of this Agreement is the death benefit amount less the policy account value.

7. ADDITIONAL UNDERWRITING REQUIREMENT (Blood Profile Limits):
The following requirements apply to policies automatically reinsured under this Agreement. These requirements are in addition to the conventional underwriting and issue practices described in Exhibit 6, of Schedule A.

Where permitted by law, a blood profile including an AIDS test is required according to the age and amount conditions described below. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

Issue Age	Applied For Amount
20 +	$250,000 +

SCHEDULE A
EXHIBIT 1

- Minimum issue amount - $100,000
- Automatic In Force and Applied for Limit (Jumbo) - $20,000,000
- Automatic Acceptance Limit - $10,000,000 – See Exhibit 2
- Issue Age is Age Nearest Birthday
- Flat extras will be translated to table ratings for limits in this Agreement using the attached Flat Extra chart. – See Exhibit 3
- Preferred Criteria – See Exhibit 4

Facultative Underwriting:

1. Where the Jumbo limit is exceeded
2. Where the Automatic Acceptance Limits are exceeded.

AUTOMATIC REINSURANCE AMOUNTS

1. Life Insurance:
Please refer to Exhibit 2 and Exhibit 3 attached to this Schedule A.

2. Waiver of Premium:
The reinsurance benefit is the planned premium waived on a policy times the portion reinsured with the REINSURER.

3. Waiver of Monthly Deduction:
The reinsured benefit is the monthly cost of insurance deductions waived on a policy times the portion reinsured with the REINSURER.

SCHEDULE A, EXHIBIT 2

AUTOMATIC ACCEPTANCE LIMITS:

The amount to be ceded automatically shall not exceed the following limits:

a. Life Insurance

		Insurance Ages		
Rating Class	**to 60**	**61-70**	**71-80**	**81-90****
Std. to T2				
The Ceding Company's Retention	$750,000	$500,000	$300,000	**
Each Reinsurer's Portion	$4,625,000	$3,250,000	$1,850,000	**
Total	$10,000,000	$7,000,000	$4,000,000	**
T-3 to T-8				
The Ceding Company's Retention	$650,000	$450,000	$250,000	**
Each Reinsurer's Portion	$3,675,000	$2,275,000	$1,000,000	**
Total	$8,000,000	$5,000,000	$2,250,000	**
T-9 to T-16				
The Ceding Company's Retention	$500,000	$350,000	$200,000	**
Each Reinsurer's Portion	1,750,000	$1,325,000	$500,000	**
Total Amount with all companies including the Ceding Company's Retention	$4,000,000	$3,000,000	$1,200,000	**
Over Table 16		Completely Facultative		

** Completely facultative

b. Waiver of Premium and Waiver of Monthly Deduction:

$3,000,000

SCHEDULE A
EXHIBIT 3

BMA Retention Schedule

Life

Insurance Ages

Rating Class	to 60	61-70	71-80	81-90 **
Std. to T-2; or to $5.70	$750,000	$500,000	$300,000	**
T-3 to $-8; $5.75 to $12.50	$650,000	$450,000	$250,000	**
T-9 to $-16; $12.55 to $35.00	$500,000	$350,000	$200,000	**
Over T-16 ** over $35.00		Completely Facultative		

** Completely facultative

NOTE: For standard aviation risks, the above retention limits are reduced by half. ("Aviation risks" relates to anyone who is a pilot, regardless of whether the risk is rated up or not.)

Dollar extras are converted in accordance with the information below and on the next page.

FLAT EXTRAS: PERMANENT: Use the column with the permanent flat extra amount in table above.

TEMPORARY: If 6 years or more, use the column with the permanent flat extra amount in the table above. If 5 years or less, see instructions on next page.

COMBINATION RATING: See instructions on next page.

SCHEDULE A
EXHIBIT 3 - continued

Retention Schedule Continued

Temporary and Combo Ratings Table

Permanent

Flat Extra Amount

	Std.	to $5.70	$5.85 to $12.50	$12.55 to $35.00	over $35.00
Standard	Std.	T-2	T-6	T-12	over T-16 **
T-1 to T-2; or to $5.70	T-2	T-6	T-6	T-12	over T-16 **
T-3 to T-8; $5.75 to $12.50	T-6	T-6	T-12	over T-16 **	over T-16 **
T-9 to T-16; $12.55 to $35.00	T-12	T-12	over T-16 **	over T-16 **	over T-16 **
Over T-16; over $35.00	over T-16 **	over T-16 **	over T-16 **	over T-16 **	over T-16 **

** Completely facultative

For TEMPORARY FLAT EXTRAS, of 5 years or less, drop down one level on the above table, and use that rating in the regular retention chart.

For example, a $10,00 per thousand rating for 5 years and no table rating would equate to a table 6 rating. At age 55, this would mean a maximum retention of $650,000.

In the same example, if the risk was also assessed a table 4 rating, this would equate to a table 12 rating. In this case, the maximum retention would be $500,000.

For COMBINATION RATING:

If there is a table rating plus a permanent flat extra for 6 or more years, use the above table and where the two rates cross, use that rating in the regular retention chart.

If there is a table rating plus a temporary flat extra for 5 or less years, use one column to the left in the "flat extras" columns in the above table and use that rating in the regular retention chart.

WAIVER OF PREMIUM

Same as life.

SCHEDULE A
EXHIBIT 4

Preferred Criteria

Elite Rates (Super-Preferred)
The following criteria will be used to determine the Elite rate:

- No ratable impairments, including blood profile
- Not under treatment for medical problems, such as hypertension, requiring long-term medications or treatments.
- No tobacco use in the last 60 months
- Good driving record – no DWI or DUI in last 5 years; no more than one moving violation in last three years
- Blood chemistry within normal limits including total cholesterol of 220 or less and total cholesterol/HDL ratio of 5.0 or less
- Blood pressure; no history of treatment and current readings should not exceed:

Age 18 – 60	140/85
Age 61 – 75	150/90

- Pulse: maximum – 72
- Personal history; no drug/alcohol abuse, diabetes, coronary artery disease, or cancer
- Family history; no cardiovascular disease (heart, stroke, peripheral vascular) or diabetes deaths prior to age 60
- U.S. citizen
- Net debits maximum +15
- Participation in a hazardous activity (diving, sky diving, auto racing, bungie jumping, "extreme" sports, etc.) may result in an extra premium
- No substandard issue other than hazardous activity
- Height and weight requirements within company guidelines.

Preferred Non-Tobacco and Preferred Tobacco Rates
The following criteria will be used to determine the Non-Tobacco and Preferred Tobacco rates:

- Not under treatment for medical problems, such as hypertention, requiring long-term medications or treatments.
- No tobacco use in 24 months, for preferred non-tobacco only
- Good driving record – no DWI or DUI in last 5 years; no more than one moving violation in last three years
- Blood chemistry within normal limits including total cholesterol of 249 or less and total cholesterol/HDL ration of 5.0 or less
- Blood pressure:

Age 18 – 60	140/85
Age 61 – 75	150/90

- Pulse: maximum – 72
- Family history; no cardiovascular event prior to age 65 (heart, stroke, peripheral vascular)
- U.S. citizen
- Net debits maximum +15
- Participation in a hazardous activity (diving, sky diving, auto racing, bungie jumping, "extreme" sports, etc.) may result in an extra premium
- No substandard issue other than hazardous activity
- Height and weight requirements within company guidelines

Height and Weight Requirements

Maximum Height	Minimum Weight	ELITE Maximum Weight	PREFERRED Maximum Weight
5'2"	101	156	164
5'3"	103	160	167
5'4"	106	164	171
5'5"	109	168	175
5'6"	112	172	180
5'7"	114	177	184
5'8"	117	182	188
5'9"	120	188	193
5'10"	124	194	198
5'11"	127	200	204
6'0"	130	205	209
6'1"	133	212	215
6'2"	137	217	220
6'3"	141	224	227
6'4"	146	230	232

SCHEDULE A
EXHIBIT 4 - continued

Clarity VUL
Preferred Criteria (76-80)

- Not under treatment for medical problems, such as hypertension, requiring long-term medications or treatment
- Good driving record; no moving violations within the last three years – no DUI in past 5 years.
- Blood chemistry within normal limits, including total cholesterol of 249 or less and total cholesterol/HDL ration of 5.0 or less
- Blood pressure of 150/90 or better
- U.S. Citizen
- Net debits maximum +15
- No substandard issue
- No hospitalization within the last 12 months
- No participation in aviation or hazardous activities
- No loss of spouse within the last 12 months
- No tobacco usage within the last 10 years
- Socialization; participation in social activities/clubs, travels, hobbies
- Activities of Daily Living; Intermediate/Instrumental Activities which indicate a level of self care. This includes such activities as housework, shopping, meal preparation, expense management.
- No more than 15% below ideal weight for height and not to exceed the maximum preferred weight requirement.

Height and Weight Requirements: Ideal weight is in pounds, clothed, without coat.

Height	Minimum Weight	Ideal Weight	Preferred Maximum Weight
5'2"	117	138	164
5'3"	120	141	167
5'4"	123	145	171
5'5"	127	149	175
5'6"	129	152	180
5'7"	133	157	184
5'8"	137	161	188
5'9"	140	165	193
5'10"	145	171	198
5'11"	148	174	204
6'0"	151	178	209
6'1"	156	183	215
6'2"	161	189	220
6'3"	164	193	227
6'4"	168	198	232

SCHEDULE A – EXHIBIT 5

REINSURANCE EXAMPLES

1. Age 50................ Applied for - $1,500,000................ Std. – NT...............No BMA in force

	Stage I
BMA	500,000
Co. A	500,000
Co. B	500,000
Total	1,500,000

2. Age 55................ Applied for - $1,500,000................ Std. – NT...............$500,000 BMA in force

	Stage I	Stage II	Total
BMA	250,000	0	250,000
Co. A	250,000	375,000	625,000
Co. B	250,000	375,000	625,000
Total	750,000	750,000	1,500,000

3. To Age 60................ Std. – NT........................Maximum Automatic............No BMA in Force

	Stage I	Stage II	Total
BMA	750,000	0	750,000
Co. A	750,000	3,875,000	4,625,000
Co. B	750,000	3,875,000	4,625,000
Total	2,250,000	7,750,000	10,000,000

4. To Age 60.......... Std. – NT.................. Maximum Automatic.............. $500,000 BMA in Force

	Stage I	Stage II	Total
BMA	250,000	0	250,000
Co. A	250,000	4,625,000	4,875,000
Co. B	250,000	4,625,000	4,875,000
Total	750,000	9,250,000	10,000,000

Schedule A
Exhibit 6

Underwriting Requirements

VARIABLE					
All requirements ordered by BMA after app received.					
AMOUNT	0-30	31-40	41-50	51-60	61-85
$0 to $99,999	PM, HOS	PM, HOS	PM, HOS	PM, HOS	PM, HOS, PHI
$100,000	PM, BPF HOS, PHI	PM, BPF HOS, PHI	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS
$100,001 to $250,000	PM, BPF HOS, PHI	PM, BPF HOS, PHI	PM, BPF HOS, PHI APS	PM, BPF HOS, PHI APS	PM, BPF HOS, R-EKG PHI, APS
$250,001 to $500,000	PM, BPF HOS, PHI APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS
$500,001 to $1,000,000	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS	PM, BPF HOS, R-EKG PHI, APS
$1,000,001 to $3,000,000	PM, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS APS
$3,000,001 to $5,000,000	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS
$5,000,001 and up	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, R-EKG INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS	MD, BPF HOS, TMT INS, APS

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1. Type of Transaction
2. Effective Date of Transaction
3. Automatic/Facultative Indicator
4. Policy Number
5. Full Name of Insured
6. Date of Birth
7. Sex
8. Smoker/Nonsmoker
9. Policy Plan Code
10. Insured's State of Residence
11. Issue Age
12. Issue Date
13. Duration from Original Policy Date
14. Face Amount Issued
15. Reinsured Amount (Initial Amount)
16. Reinsured Amount (Current Amount at Risk)
17. Change in Amount at Risk Since Last Report
18. Death Benefit Option (For Universal Life Type Plans)
19. ADB Amount (If Applicable)
20. Substandard Rating
21. Flat Extra Amount Per Thousand
22. Duration of Flat Extra
23. Premiums

SCHEDULE C, CONTINUED
SAMPLE
POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

CEDING COMPANY: ______________________________

REINSURER: ______________________________

ACCOUNT NO: ______________________________

PREPARED BY: ______________ Phone: ( ) ______________

DATE PREPARED: ______________________________

TYPE OF REINSURANCE:

Yearly Renewable Term ______________

Coinsurance ______________

Modified Coinsurance ______________

Other ______________

VALUATION DATE:___________

		NUMBER OF POLICIES	AMOUNT OF REINSURANCE
A.	In Force Beginning of Period __/__/__	______	______
B.	New Paid Reinsurance Ceded	______	______
C.	Reinstatements	______	______
D.	Revivals	______	______
E.	Increases (Net)	______	______
F.	Conversion In	______	______
G.	Transfers In	______	______
H.	Total Increases (B - G)	______	______
I.	Deaths	______	______
J.	Maturities	______	______
K.	Cancellations	______	______
L.	Expiries	______	______
M.	Surrenders	______	______
N.	Lapses	______	______
O.	Recaptures	______	______
P.	Other Decreases (Net)	______	______
Q.	Reductions	______	______
R.	Conversions Out	______	______
S.	Transfers Out	______	______
T.	Total Decreases (I - S)	______	______
U.	Current In Force __/__/__ (A + H - T)	______	______

SCHEDULE C, CONTINUED
SAMPLE
RESERVE CREDIT SUMMARY

CEDING COMPANY: ______________________________
REINSURER: ______________________________
ACCOUNT NO: ______________________________
PREPARED BY: ______________ Phone: ( ) ______________
DATE PREPARED: ______________________________

TYPE OF REINSURANCE:
- Yearly Renewable Term ______________
- Coinsurance ______________
- Modified Coinsurance ______________
- Other ______________

VALUATION DATE: ____________
TYPE OF RESERVES:
- Statutory ______________
- GAAP ______________
- Tax ______________

	MORTALITY	VALUATION BASIS INTEREST	VALUATION	ISSUE YEAR RANGE	IN FORCE COUNT	IN FORCE AMOUNT	RESERVE CREDIT
A. Life Insurance							
B. Accidental Death Benefit							
C. Disability Active Lives							
D. Disability Disabled Lives							
E. Other Please Explain							
					GRAND TOTAL:		

SCHEDULE C, CONTINUED
SAMPLE
ACCOUNTING SUMMARY

CEDING COMPANY: ______________________________
REINSURER: ______________________________
ACCOUNT NO: ______________________________
PREPARED BY: ______________ Phone: ( ) ______________
DATE PREPARED: ______________________________

TYPE OF REINSURANCE:
- Yearly Renewable Term ______________
- Coinsurance ______________
- Modified Coinsurance ______________
- Other ______________

VALUATION DATE: ____________

	LIFE	WP	AD	TOTAL
Premiums				
First Year				
Renewal				
Allowances				
First Year				
Renewal				
Adjustments				
First Year				
Renewal				
Net Due REINSURER				
First Year				
Renewal				
TOTAL DUE				

(The above information should be a summary of the detail information provided to REINSURER.)

SCHEDULE D

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA CONDITIONAL RECEIPT

Void if altered or modified, or if check given in payment is not honored.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO BMA. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Received from ______________________________ $__________, subject to the terms, conditions, and limits stated below, as full ☐ annual ☐ semiannual ☐ quarterly ☐ monthly premium with application bearing the date of this receipt, for ☐ Life Amount $_________ as shown in the application on ______________________, the Proposed Insured.

TERMS, CONDITIONS, AND LIMITS

Insurance coverage under any policy issued from an application bearing the date of this receipt will take effect on the later of the date of the application and the date of any requested medical exam, **BUT ONLY IF THESE CONDITIONS ARE MET:**

A. BMA determines at its Home Office that, on that date, the Proposed Insured was insurable under its rules and practices for insurance coverage, either:
   (1) exactly as applied for; or
   (2) exactly as applied for **EXCEPT** that the application and the policy are required to be amended to provide for:
      (a) a different premium class; and/or
      (b) the elimination of any portion of the coverage, the exclusion of a person or medical condition, or a reduction in the amount of insurance;

B. The first full premium for the policy applied for is paid on the date of the application; and

C. Any required amendments are signed and any extra premium is paid immediately upon notice.

LIMITS ON INSURANCE

The maximum amount of insurance on any person proposed for insurance (combined with any issued or pending with BMA) that can take effect under this receipt is the lesser of the amount applied for or $150,000 of life insurance (including accidental death benefits).

Insurance in excess of these limits will take effect only when: (1) the policy is delivered to and accepted by the owner; and (2) any unpaid premium is paid. These events must occur: (a) during the lifetime and good health of all persons proposed for life insurance (including accidental death benefits).

NOTICE: Except as stated above, no insurance coverage will become effective and the liability of BMA is limited to a refund of any amount paid. Any application not previously accepted or declined will be deemed declined on the 60th day after the later of the date of this application and the date of any requested medical exam and this receipt and any coverage under it shall be void. No agent or other representative of BMA can alter or waive any of the terms, conditions, or limitations of this receipt.

I HAVE READ THIS RECEIPT OR HAVE HAD IT READ TO ME. I UNDERSTAND AND CONSENT TO ALL ITS TERMS, CONDITIONS, AND LIMITS. I UNDERSTAND THAT I WILL NOT RECEIVE ANY INSURANCE COVERAGE FOR MY MONEY UNLESS A POLICY IS ISSUED.

______________________________ ______________________
Proposed Owner Date

______________________________ ______________________
Licensed Agent Code # Date

EXHIBIT G HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

THIS REINSURANCE AGREEMENT

is made between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
of BMA Tower, 1 Penn Valley Park, Kansas City, Missouri 64108
(hereinafter referred to as "the Company")

and

THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA
of Dover, Delaware
Executive Offices: 161 Bay Street, Suite 3000, Canada Trust Tower
BCE Place, Toronto, Ontario M5J 2T6
(hereinafter referred to as "the Reinsurer")

The following Articles, qualified by the Exhibits of the Agreement, will form the basis of the Agreement.

OMNI TERM

This Agreement may be referred to as Agreement No. **SBA250-93**

TABLE OF CONTENTS

ARTICLES

EXHIBITS

UBAY

ARTICLE I

Business Covered

This Agreement applies to all insurance policies and supplementary benefits and riders attached thereto, set out in Exhibit A-I which are on lives resident in the United States, or territories of the United States, and which are accepted by the Company in accordance with the underwriting evidence and issue rules set out in Exhibit A-II. These policies, benefits and riders will be at the rates shown in the rate manual and will provide the coverages shown in the policy forms supplied to the Reinsurer and in force at the date of this Agreement.

The Company agrees to cede to the Reinsurer and the Reinsurer agrees to accept automatically, in accordance with the terms of this Agreement, amounts of the above life insurance and benefits that exceed the Company's retention. The Company's retention limits are set out in Exhibit D.

The amounts retained by the Company on the business covered by this Agreement shall not be reinsured by the Company on any basis whatsoever without the agreement of the Reinsurer.

Reinsurances accepted by the Company shall not be included hereunder unless mutually agreed otherwise by the Company and the Reinsurer.

Forms and Manuals

The Company agrees to file with the Reinsurer, copies of all appropriate policy forms, rate manuals, retention schedules, application forms, receipts, underwriting questionnaires (e.g. financial, smokers, etc.), authorization forms for release of medical information and other related material. If new material is published, or changes made in the material already filed, the Company agrees to promptly provide the Reinsurer with copies of such material.

The Company hereby declares that its forms are in accord with current M.I.B. regulations.

Underwriting and Issue Rules

The Company hereby declares and agrees that all policies and benefits covered under this Agreement shall be issued in accordance with the Company's normal underwriting rules for each such policy and/or benefit and which are in effect at the commencement date of this Agreement. These rules shall be provided to the Reinsurer on request and any material change in these rules shall be subject to the approval of the Reinsurer before being applied to policies and benefits to be covered by this Agreement.

ARTICLE II

Amounts of Coverage

Except as provided below for facultative coverage, whenever the Company retains its full retention (as at the time of underwriting) on any one life, taking into account the age and mortality classification of the life insured in question, the Company shall cede to the Reinsurer all the excess up to the limits specified in Exhibit E. The Reinsurer agrees to accept such business automatically.

It is understood that the amount retained by the Company shall include its retention under any previous issues.

Facultative Coverage

If the Company receives an application that meets any of the criteria below, the reinsurance shall be on a facultative basis:

(a) applications for amounts in excess of the Company's retention and the Reinsurer's automatic coverage;

(b) applications on any one life if the total of the new reinsurance and the amount already reinsured on that life under this Agreement and all other Agreements with the Reinsurer exceeds the automatic acceptance limits set out in Exhibit E;

(c) applications on lives under which the Company intends to retain less than its available retention for the applicant's age and rating;

(d) applications on any one life if the total of the application and all amounts currently applied for, together with the amount already in force on that one life exceeds the jumbo limit set out in Exhibit E;

(e) applications on any life, if that life has been offered on a facultative basis to the Reinsurer or any other reinsurer.

Any application for a policy on a plan shown in Exhibit A-I may be offered facultatively.

The relevant terms and conditions of this Agreement shall apply to those facultative applications that are accepted by the Reinsurer.

ARTICLE III

Plan of Reinsurance

Reinsurance under this Agreement shall be on a Yearly Renewable Term basis for the net amount at risk on that portion of the Company's policy which is reinsured with the Reinsurer. The net amount at risk shall be the difference between the gross amount of reinsurance and the cash values of the Company applicable to the face amount reinsured and subject to the "ten year level decrement" (if appropriate) method of approximation. However, commuted values may be used, if applicable, to determine the net amount at risk. Where the original policy is issued on a term plan for twenty years or less, reinsurance shall be for the gross amount, and cash values shall be disregarded.

Reinsurance of Waiver of Premium Benefits shall be in accordance with the Company's original forms.

Reinsurance Premiums

The premiums to be paid to the Reinsurer by the Company for reinsurance shall be in accordance with the terms set out in Exhibit C, attached hereto.

The premium for each policy year shall be the product of the appropriate rate based on the issue age and duration from issue and the amount at risk for that year, together with any policy fee payable.

UBAY

ARTICLE IV

Mode of Cession

Automatic Cessions
For all automatic cessions the Company shall advise the Reinsurer in the manner described in Exhibit F.

Facultative Cessions
The Company may apply for reinsurance by mailing to the Reinsurer, copies of all pertinent papers, including the original application, medical examination, inspection reports, physician's statements, urinalyses, and all other information which the Company may have relating to the insurability of the risk along with an Application for reinsurance, a sample of which is attached as Exhibit B. The Company shall indicate on the application that the cession is to be processed on a self-administered (bulk) basis.

After consideration of the reinsurance application and papers, the Reinsurer shall promptly inform the Company of its underwriting decision. If the underwriting decision is acceptable to the Company and the Company's policy is subsequently placed in force in accordance with the placement rules set out in Exhibit A-II, the Company shall send the Reinsurer the confirmation portion of the application for reinsurance, a sample of which is attached as Exhibit B, copy 2. The Company shall indicate on the confirmation that the cession is to be processed on a self-administered (bulk) basis and shall include full details of the cession on its next Reinsurance Ceded report.

If any application to the Reinsurer is not to be placed with the Reinsurer, the Company shall advise the Reinsurer in writing (indicating the reason for non-placement) so that the Reinsurer can complete its records.

UBAY

Papers For Automatic Cessions

Copies of the medical and other papers shall be sent for automatic reinsurance of any life at the request of the Reinsurer.

Data Notification

For all business reinsured under this Agreement, the Company shall self-administer reinsurance transactions in a format in substantial accordance with the Society of Actuaries Guidelines. The Company shall provide the Reinsurer with the Reports in the manner as set out in Exhibit F.

ARTICLE V

Premium Accounting

The Company undertakes to send to the Reinsurer during each accounting period an account as set out in Exhibit F showing all first year and renewal premiums which became due during the previous accounting period. Also included will be any adjustments made necessary by changes in reinsurance effective during the previous period, or changes due to any agreed errors on a previous account.

The balance due shall then become payable. If the balance so calculated is due to the Reinsurer, the Company shall forward a remittance in settlement with the account. If the balance is due to the Company, the Reinsurer shall forward a remittance in settlement within fifteen (15) days of receipt of the account.

ARTICLE VI

Liability

The liability of the Reinsurer shall commence simultaneously with that of the Company for all cessions ceded and accepted by the Reinsurer in accordance with the terms of this Agreement. If, however, a case is offered facultatively to any other reinsurer, the liability of the Reinsurer shall commence when the Reinsurer has received notice in such written form as agreed to by the Reinsurer, that the Reinsurer's offer has been accepted. The Company shall have ninety (90) days from the date of the Reinsurer's final offer in which to place the policy with the insured/owner, after which time the offer shall expire unless the Reinsurer explicitly states in writing that the offer is extended for some further period.

The Reinsurer may assume liability for claims arising prior to the time of notification if it is shown to the satisfaction of the Reinsurer that the policy would have been reinsured with the Reinsurer.

Conditional or Interim Receipt Liability

For claims admitted by the Reinsurer that have arisen under the conditional receipt or interim receipt coverage (a copy of which is set out in Exhibit A-II), the liability of the Reinsurer on a per life basis shall not exceed the lesser of:

(a) The Reinsurer's share of the Conditional Receipt Amount shown in Exhibit A-II or

(b) the automatic acceptance limits or

(c) The Reinsurer's share of the difference calculated by taking the amount of insurance provided by the conditional receipt or interim receipt and subtracting the Company's maximum retention had the life in question been underwritten as standard. The Company's retention shall include any net amounts retained under previous issues on the life.

Amount and Duration

The liability of the Reinsurer for all cessions under this Agreement shall cease at the same time as the liability of the Company ceases and shall not exceed the Company's contractual liability under the terms of its policies. The Reinsurer is not liable for extracontractual damages, such as punitive damages, bad faith damages or other damages which may arise from the acts or omissions of the Company in its conduct with its own insured, policyowner, beneficiary or assignee of the policy or others.

Notwithstanding the foregoing, the Reinsurer at its option, on fifteen (15) days notice to the Company in writing, may terminate its liability for any reinsurances for which the reinsurance premiums have not been paid within sixty (60) days after billing.

Currency

All cessions under this Agreement shall be effected in the same currency as the original policy and the premiums and liabilities shall be expressed and payable in that currency.

DAC Tax

The Company and the Reinsurer agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation under Section 848 of the Internal Revenue code of 1986, as amended, whereby:

(a) the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1); and

(b) both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f) or gross amount of premiums and other consideration as defined in Regulation Section 1.848-3(b), as appropriate.

The method and timing of the exchange of this information is set out in Exhibit G.

This DAC Tax Election shall be effective for all years for which this Agreement remains in effect.

The Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

Taxes and Expenses

Apart from any taxes, allowances, commissions, refunds, and expenses specifically referred to elsewhere in this Agreement, no commissions, allowances, taxes or proportion of any expense shall be paid by the Reinsurer to the Company in respect of any cession.

ARTICLE VII

Conversions

In the event of the conversion of a policy reinsured hereunder, the policy arising from the conversion shall be reinsured with the Reinsurer. The amount to be reinsured shall be determined on the same basis as used for the original policy (e.g. excess of retention, quota share) but shall not exceed the amount reinsured as at the date of the conversion unless mutually agreed otherwise.

If the contract arising from a conversion is on a plan that is:

(a) reinsured on a coinsurance basis with the Reinsurer, the appropriate premium at the attained age shall be used and the policy year for the purpose of commission rates shall be based on the duration of the original policy.

(b) reinsured on a YRT basis with the Reinsurer, the appropriate YRT rate at the attained age and duration of the original policy shall be used and any allowance shall be based on the duration of the original policy.

(c) not covered by any reinsurance agreement with the Reinsurer, reinsurance shall be on a YRT basis using the YRT rates specified in Exhibit C, at the attained age and duration of the original policy.

The above terms shall apply unless specified otherwise in Exhibit C.

Policy Changes

Changes to policies reinsured under this Agreement shall be made in accordance with the provisions set out below.

If the change affects the plan, the amount of reinsurance, premiums or commissions under the cession, the Company shall inform the Reinsurer in the subsequent Reinsurance Report as set out in Exhibit F.

Plan Changes

(i) Automatic Cessions:

Whenever the plan of insurance on any policy reinsured hereunder is being changed, including internal replacements, and the Company is not obtaining evidence in accordance with the Company's full new business issue underwriting rules, the reinsurance shall remain in effect with the Reinsurer on the following basis:

(a) the reinsurance rates and the durations shall be based on those applicable to the original cession;

(b) the reinsurance amount at risk shall be determined according to the terms of this Agreement but in no event shall be more than the original cession at the time of the change in plan.

(ii) Facultative Cessions:

Any changes shall be subject to the Reinsurer's approval.

For plan changes and replacements which are made in accordance with the Company's new business underwriting rules, the reinsurance terms shall be agreed by the Company and the Reinsurer.

Increase in Amount and Reunderwriting

(i) Automatic Cessions:

Any reunderwriting, including any change in rating or class, or non-contractual increase in amount at risk for any cession shall be subject to the Company's full new business issue underwriting rules or as agreed otherwise with the Reinsurer. If the amount of the policy shall increase above the jumbo limit (Exhibit E) or if the amount to be reinsured exceeds the automatic coverage limits, the increase shall be subject to the Reinsurer's approval.

(ii) Facultative Cessions:

Any reunderwriting or non-contractual increase, including any change in rating or class, shall be subject to the Reinsurer's approval.

Reductions and Cancellations

If all or any part of the original amount of insurance upon which reinsurance is based shall be reduced in amount or terminated, or if all or any part of the original insurance in force at the date reinsurance was effected and not covered by previous reinsurance shall be reduced in amount or terminated, the amount of reinsurance shall be reduced by a like amount as of the date of such reduction or termination; in no case, however, shall the Company be required to assume a risk for an amount in excess of its regular retention for the age at issue and mortality rating of the policy under which reinsurance is being terminated. If reinsurance has been effected in more than one company, the reduction in the reinsurance carried by the Reinsurer shall not exceed that proportion of the total amount of reduction which the reinsurance carried by the Reinsurer bears to the total amount reinsured.

Extended Term

Reinsurance on policies changed to an extended term basis shall be subject to an additional extra premium of one table.

Special Changes

If any special or unusual change, which is not covered above and which may affect the terms of the cession in question, is requested, the Reinsurer's approval shall be obtained before such a change becomes effective.

Lapses When a reinsured policy lapses, the cession in question shall be cancelled. If the Company allows extended or paid-up insurance following a lapse, the reinsurance will be appropriately amended. If the Company allows the policy to remain in force under its automatic premium loan regulations, the reinsurance shall continue unchanged and in force as long as such regulations remain in effect, except as provided for otherwise in this Agreement.

Reinstatements If a policy reinsured on an automatic basis is reinstated in accordance with its terms or the rules of the Company set out in Exhibit A-II, the reinsurance shall be reinstated automatically by the Reinsurer. Notification of reinstatement shall be mailed to the office of the Reinsurer not later than four weeks after the reinstatement of the original policy. The Reinsurer's approval is required only for the reinstatement of a facultative policy when the Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required.

Minimum Cession For Universal Life type plans where the amount at risk fluctuates, a minimum of $5,000 of reinsurance shall be kept in force, notwithstanding any terms to the contrary, until the time the reinsurance may be cancelled permanently in full according to the terms of this Agreement (e.g. lapse, reduction, etc.). For other plans, the minimum initial amount to be reinsured shall be as set out in Exhibit C. Reinsurance under this Agreement shall be cancelled automatically whenever the net amount at risk becomes less than the Minimum Final Reinsurance Limit set out in Exhibit C.

If the Minimum Final Reinsurance Limit is increased, the new limit shall not apply to any cessions existing at the time of the increase until they have been in force for at least five years.

Unearned Premium The Company shall take credit, without interest, for any unearned premiums, net of allowances, arising due to reductions or cancellations or death claims, in its account. The Company shall pay the balance of arrears of premiums due under a reinstated cession. In the event of termination, lapse or death claim, unearned premiums, net of allowances and policy fees, will be refunded according to the following formula:

$$\frac{\text{Number of days to next policy anniversary}}{365} \times \text{premium}$$

ARTICLE VIII

Increase in Retention

The reinsurance under this Agreement shall be maintained in force without reduction except as specifically provided for elsewhere in this Agreement.

The Company may increase its limits of retention on new business being issued at any time by giving written notice to the Reinsurer of the new limits of retention and the effective date of such new retention schedule.

The Company's retention limits are set out in Exhibit D.

Recapture (if applicable)

The Company may apply the new limits of retention to existing reinsurance and reduce reinsurance in force in accordance with the following rules.

(a) The Company shall give the Reinsurer written notice of its intention to apply the new limits of retention to existing business.

(b) Such reductions shall be made on the next anniversary of each cession affected but no reduction shall be made until such reinsurance has been in force for the period stated in Exhibit C.

(c) A reduction may be made only if the Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued.

(d) Any class of fully reinsured business or any classes of risks for which the Company established special retention limits less than the Company's maximum retention limits for the plan, age and mortality rating at the time the policy was issued, are not eligible for reduction.

(e) A reduction may be made only if the Company has applied its increase in retention in a consistent manner to all categories of its normal retention limits.

(f) No reduction shall be made if the Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention.

In applying its new retention to existing reinsurance, the rating at the time of issue and the issue age of the existing reinsurance shall be used to determine the amount of the Company's new retention. Recapture as provided herein shall be optional with the Company, but if any reinsurance is recaptured, all reinsurance eligible for recapture under the provisions of this Article must be recaptured. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

The Reinsurer shall not be liable, after the effective date of recapture, for any cessions or portions of such cessions eligible for recapture, which the Company has overlooked. The Reinsurer shall be liable only for a credit of the premiums, received after the recapture date, less any commission or allowance and without interest.

If there is a Waiver of Premium (W.P.) claim in effect when recapture takes place, the W.P. claim shall stay in effect until the W.P. claim terminates. The Reinsurer shall not be liable for any other benefits, including the basic life risk, that are eligible for recapture. All such eligible benefits shall be recaptured as if there was no W.P. claim.

If there is an extension of that W.P. claim under the terms of the Company's policy, the Reinsurer shall pay its share of the W.P. benefit, provided the Company pays to the Reinsurer all W.P. premiums for the period from the date of recapture.

ARTICLE IX

Claims

The Reinsurer shall be liable to the Company for the benefits reinsured and reinsurance shall not exceed the Company's contractual liability under the terms of its policies. However, payment of death claims by the Reinsurer shall be in one lump sum regardless of the mode of settlement under the original policy. The Reinsurer's share of interest, which is based on the death proceeds paid by the Company, shall be payable in addition to the death claim settlement.

Copies of all underwriting and claims papers shall be mailed immediately by the Company to the Reinsurer. The settlement made by the Company shall be binding on the Reinsurer, however, for claims made during the contestable period or in any case where the total amount of reinsurance ceded to the Reinsurer is greater than the amount retained by the Company, or if the Company retained less than, or none of, its usual retention on the basic plan or supplementary benefits and riders, then all papers in connection with the claim shall be submitted to the Reinsurer and the Company shall wait for up to ten days from the date of mailing for the Reinsurer's recommendation before conceding liability or making settlement to the claimant.

The Company shall provide the Reinsurer with all further reports and papers required by the Reinsurer for its consideration of the claim.

Should any claim be settled on a reduced compromise basis, or should a contested claim be settled for a reduced sum, the Company and the Reinsurer shall participate in such reductions in proportion to their respective liabilities under the policy or policies reinsured.

Likewise shall any special expense for investigative or legal fees (excluding compensation of salaried employees) be shared.

In the event that the Reinsurer does not deem it advisable to contest a claim, and pays the Reinsurer's share of the death benefit, the Reinsurer shall not be liable for any special expenses incurred by the Company in contesting the claim.

The Reinsurer shall indemnify the Company for the amount of the Company's contractual insurance reinsured hereunder. The liability of the Reinsurer shall commence simultaneously with that of the Company for all cessions ceded and accepted by the Reinsurer in accordance with the terms of this Agreement.

The Reinsurer is not liable for extracontractual damages, such as punitive damages, bad faith damages or other damages which may arise from the acts or omissions of the Company in its conduct with its own insured, policyowner, beneficiary or assignee of the policy or others.

In the event of an increase or reduction in the amount payable under a policy due to misstatement in age, the proportionate liabilities hereunder shall be the basis for determining each party's share of any increase or reduction in settlement of the claim. The Reinsurance shall be rewritten from commencement on the basis of the adjusted amounts using premiums and amounts at risk at the correct ages, and proper adjustment for the difference in reinsurance premiums, without interest, shall be made.

The Reinsurer shall pay to the Company premiums at the rate applicable to the original policy for the life and supplementary benefits reinsured hereunder on any policy approved for a waiver of premium claim, provided always that the waiver of premium benefit applicable to such benefits has been reinsured hereunder.

ARTICLE X

Oversights

It is agreed that in the event that any unintentional or accidental failure to comply with the terms of this Agreement can be shown to be the result of an oversight, misunderstanding or clerical error, both parties shall be restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. It is understood, however, that the Company shall be liable for amounts not reported for reinsurance due to the practice of performing a limited alpha index search on their applications.

This provision shall apply only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement and not to the administration of the insurance provided by the Company to its insured. Any negligent or deliberate acts or omissions by the Company regarding the insurance provided are the responsibility of the Company and its liability insurer, if any, but not that of the Reinsurer.

Arbitration

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration, and the arbitrators, who shall regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine as to the interpretation of the treaty obligation.

Each party shall appoint one arbitrator and these two arbitrators shall select a third arbitrator within two weeks of the appointment of the second. The second arbitrator is to be selected within two weeks after the notice is provided that the first arbitrator is selected. Should the two arbitrators not agree on the choice of the third, then each party shall name (4) candidates to serve as the arbitrator. Beginning with the party who did not initiate arbitration, each party shall eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process shall be repeated until a candidate has agreed to serve as the third

arbitrator. All three arbitrators must be officers of Life Insurance Companies or Life Reinsurance Companies, excluding however, officers of the two parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The place of meeting of the arbitrators shall be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators shall be final and binding on both parties and their respective successors and assigns. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties.

The arbitrators shall render a decision within four months of the appointment of the third arbitrator, unless both parties agree otherwise. In the event no decision is rendered within four months, new arbitrators shall be selected as above.

Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

It is specifically the intent of both parties that these arbitration provisions shall replace and be in lieu of any statutory arbitration provision, if the law so permits.

ARTICLE XI

Insolvency

In the event of the insolvency of either the Reinsurer or the Company, any amounts owed by the Company to the Reinsurer and by the Reinsurer to the Company with respect to this Agreement shall be set-off and only the balance shall be paid.

The Reinsurer shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement.

All reinsurance under this Agreement shall be payable by the Reinsurer directly to the Company, its liquidator, receiver or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor.

It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.

ARTICLE XII

Alterations to Agreement

Any alteration which may from time to time become necessary in this Agreement shall be made by addendum or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and taken as part of this Agreement and equally binding.

Parties to Agreement

This is an Agreement solely between the Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any policy of the Company which may be reinsured hereunder.

Inspection of Records

The Reinsurer shall have the right, at any reasonable time, to inspect at the office of the Company all records, books and documents relating to the insurance under this Agreement.

ARTICLE XIII

Duration of Agreement

This Agreement is effective as from the date set out in Exhibit A-I and is unlimited as to its duration. It may be made inapplicable to future insurances either in whole or in part by either party giving at least ninety (90) days notice to that effect by registered letter addressed to the other party at its office as stated on the first page of this Agreement. During the period of such ninety (90) days the Reinsurer shall continue to participate in all insurances coming under the terms of this Agreement. Further, the Reinsurer remains liable for all cessions existing at the date of the expiration set forth in the notice until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.

Severability

In the event that any of the provisions herein contained shall be invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions of this Agreement and such other and remaining provisions shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been herein included or made a part of this Agreement.

Benefit

Except as herein otherwise provided, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

Construction

This Agreement shall be construed and administered in accordance with the laws of the State of Missouri and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Missouri.

Made in duplicate and executed by both parties.

Signed for and on behalf of **BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA**

Kansas City, this day of , 19

Signed for and on behalf of **THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA**

Toronto, this 6th day of December , 1993.

Prepared by ____________________

EXHIBIT A-I

BUSINESS COVERED

Effective Date:

April 1, 1993. The commencement dates for specific business are shown below.

Business Covered:

The policies on the plans shown below with policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, Commencement Date and Termination Date of the base policy to which they are attached unless stated otherwise.

Limitations:

1. A twenty-five percent quota-share of the excess over the Company's retention, up to the limits specified in Exhibit E, is eligible for automatic coverage on all policies on lives with surnames commencing with the letters A to Z inclusive. (Any application may be offered on a facultative basis.)

Plans, Riders and Benefits:

Plan(s) and Form No(s).	Exhibit Reference	Limitations	Commencement Date	Termination Date
Omni Term [ART,10/20 Year Level Term,15/30 Year Mortgage Decreasing Term] (L 5080 PS, L 5081 PS, L 5082 PS)	C, C-I	No. 1 above	April 1, 1993	

Riders

N/A

Supplementary Benefits

Waiver of Premium

EXHIBIT A-II

COMPANY'S UNDERWRITING FORMS AND EVIDENCE AND ISSUE RULES

The following information and items are to be included in this Exhibit by the Company.

1. Policy Application Form and Part II
2. Conditional Receipt and/or Temporary Receipt Forms
3. Policy Delivery Rules and Reinstatement Rules
4. Non-medical and Medical Requirements
5. Financial and Non-smoking Questionnaires
6. Preferred Underwriting Guidelines, if applicable

CONDITIONAL RECEIPT AMOUNT

The amount of coverage provided by the Reinsurer under a Conditional Receipt shall not exceed the lesser of:

(a) The Reinsurer's share of $200,000 or the amount specified in item (b), or (c), as outlined in Article VI.

COMPLETION INSTRUCTIONS — FACULTATIVE: MAIL COPY 1 TO M & G ON RECEIPT OF YOUR APPLICATION; MAIL COPY 2 WHEN POLICY IS IN FORCE — AUTOMATIC: MAIL COPY 1 WHEN POLICY IS PLACED

EXHIBIT B

MERCANTILE & GENERAL

REINSURANCE

APPLICATION FOR REINSURANCE

FROM

COMPANY NAME

APPLICANT'S NAME (LAST NAME, FIRST NAME, MIDDLE NAME) — DATE OF BIRTH — AGE — SEX

PLAN — PREFERRED ☐ SMOKER ☐ NON SMOKER ☐ REUNDERWRITING ☐

CURR. — RESIDENCE FOR PREMIUM TAX — POLICY NUMBER — POLICY DATE — PRELIMINARY TERM FROM

TYPE OF APPLICATION: FACULTATIVE — AUTOMATIC — PLACEMENT DATE — SELF ADMINISTERED (BULK) — TERMS: YRT — COINSURANCE

DECREMENT: CASH VALUES — RESERVES — AGE BASIS — RETENTION CODE: FULL — REDUCED — NIL

REINSURANCE AMOUNTS	BASIC LIFE COVERAGE	ADDITIONAL LIFE COVERAGE	WAIVER PREMIUM BENEFIT	ACCIDENTAL DEATH BENEFIT	OTHER BENEFITS
PREVIOUS INSURANCE IN FORCE —					
OF WHICH WE RETAINED —					
INSURANCE NOW APPLIED FOR —					
OF WHICH WE WILL RETAIN —					
REINSURANCE THIS CESSION —					
[illegible] PREMIUM —					
[illegible]G IF SUBSTANDARD —					
COINSURANCE PREMIUM —					

*FOR YRT CASES STATE GROSS PREMIUMS AND EXPIRY AGES FOR BENEFITS — WP — AD — OTHER — AMOUNT OF PREMIUM TO BE WAIVED: — ANNUAL DECREMENT FOR AMOUNT AT RISK

ADDITIONAL INFORMATION OR REMARKS

COPIES OF ALL APPLICATION, MEDICAL AND UNDERWRITING PAPERS ARE ATTACHED AND FORM PART OF THIS APPLICATION (IF FACULTATIVE)

COPY 1 AUTOMATIC/PENDING FACULTATIVE — DATE — BY

PRINTED IN CANADA (3/90)

EXHIBIT C

GENERAL TERMS

1. RATE CRITERIA: The rates set out in the sub-section(s) of Exhibit C shall be used for facultative and automatic reinsurance of any policy covered by this Agreement provided the Company retains:

   (i) at least 25% of the policy to be reinsured, or

   (ii) the Company's maximum retention then available for the issue age and rating applicable to the policy to be reinsured.

   All policies not meeting the above requirements, or policies not covered by an automatic Agreement with the Reinsurer, shall be reinsured under the terms of the current facultative YRT rate reinsurance Agreement between the Company and the Reinsurer.

2. RATE LIMIT: The rates set out in the sub-section(s) of Exhibit C will apply to all reinsurances, provided the total of the new reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed the amount shown in the table below. Individual Consideration will be given to the rate for any amounts over the limit shown in the table below.

Issue Age	Std.(100%)-250%	251%-400%	401%-500%
0 - 65	$5,000,000	$5,000,000	$1,500,000
66 - 75	5,000,000	1,500,000	0
76 - 85	1,500,000*	0	0

* Standard (100%) only

3. PREMIUM TAX: There shall be no separate reimbursement of premium tax.

4. RATE GUARANTEE: The reinsurance rates set out in the sub-section(s) of Exhibit C of this Agreement cannot be guaranteed for more than one year. The reinsurance rates, however, may not be increased beyond the appropriate one year term premiums calculated on the 1980 C.S.O. smoker/non-smoker mortality table at 4.5% interest.

5. THE REINSURER'S MINIMUM INITIAL REINSURANCE LIMIT: $25,000.

   THE REINSURER'S MINIMUM FINAL REINSURANCE LIMIT: Zero for Mortgage Decreasing Term version, $5,000 for all other plans.

6. REINSURANCE BASIS: The rates are on a non-participating basis.

7. YRT RATES FOR CONVERSIONS: 112% of Omniterm Mortality rates in Exhibit C-I.

8. RECAPTURE: Due to Increase in Company's Retention.
   Inforce Period: 10 Years.

   RECAPTURE: Due to Insolvency of Reinsurer.
   Inforce Period: Not Applicable.

   The Recapture Fee applicable shall be mutually agreed upon by the Company and the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor.

9. INCREASING AMOUNTS: It is understood that for policies with increasing face amounts, the Company shall proportionately share each year in the increases. The percentage kept each year by the Company shall be determined from the following formula.

$$\%\text{ kept by the Company} = \frac{\text{the Company's Maximum Retention - the Company's Inforce}}{\text{Maximum Death Benefit During the Term Period}}$$

   The Company shall report such policies to the Reinsurer at the time of issue. The ultimate amount at risk shall be the determining factor for underwriting considerations. Any increasing policies with reinsured amounts above the Automatic Limits in Exhibit E shall be submitted facultatively to the Reinsurer.

10. DECREASING AMOUNTS: All decreases will be proportionately shared by the Company and all reinsurers in equal amounts.

5. THE REINSURER'S MINIMUM INITIAL REINSURANCE LIMIT: $25,000.

   THE REINSURER'S MINIMUM FINAL REINSURANCE LIMIT: Zero for Mortgage Decreasing Term version, $5,000 for all other plans.

6. REINSURANCE BASIS: The rates are on a non-participating basis.

7. YRT RATES FOR CONVERSIONS: MG111 YRT rates.

8. RECAPTURE PERIOD: 10 Years.

9. INCREASING AMOUNTS: It is understood that for policies with increasing face amounts, the Company shall proportionately share each year in the increases. The percentage kept each year by the Company shall be determined from the following formula.

$$\%\text{ kept by the Company} = \frac{\text{the Company's Maximum Retention - the Company's Inforce}}{\text{Maximum Death Benefit During the Term Period}}$$

   The Company shall report such policies to the Reinsurer at the time of issue. The ultimate amount at risk shall be the determining factor for underwriting considerations. Any increasing policies with reinsured amounts above the Automatic Limits in Exhibit E shall be submitted facultatively to the Reinsurer.

OMNITERM MORTALITY RATES

NON-EXPERIENCE RATED PREMIUM RATES

1. INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES AND MULTIPLE EXTRAS: The life reinsurance rates are shown on a per thousand dollar basis. **The rates are payable monthly in arrears.**

   All business will be reinsured on a Tobacco/Non-Tobacco basis, and the Company will indicate to the Reinsurer any policy that is issued on a Non-Tobacco basis.

2. PERCENTAGE OF ATTACHED MORTALITY CHARGES TO DERIVE TOBACCO/NON-TOBACCO YRT RATES:

	Year 1	Year 2+
NON-TOBACCO:	0%	105%
TOBACCO:	0%	110%

3. MULTIPLE EXTRAS: For Substandard risks issued at table ratings, multiply the above rates by the appropriate mortality factor.

Table Rating		Mortality Factor	Table Rating		Mortality Factor
1	OR A	125%	6	OR F	250%
1.5	AA	137%	7	G	275%
2	B	150%	8	H	300%
2.5	BB	162%	9	I	325%
3	C	175%	10	J	350%
4	D	200%	12	L	400%
5	E	225%	16	P	500%

4. FLAT EXTRAS: On all cessions the due proportion of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

5. BENEFITS: For Waiver of Premium ~~and~~ Payor Death and Disability benefits, premiums shall be calculated on the amount reinsured at the same annual rate as is applicable to the original policy.

6. ALLOWANCES ON FLAT EXTRAS AND BENEFITS:

   (a) On Flat Extra Premiums
   When a flat extra premium is payable for 5 years or less, an allowance of 10% of the gross flat extra charged by the Company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of 85% of the gross flat extra charged by the Company will be made in the first year and an allowance of 12.5% in each year thereafter.

   (b) On Benefits
   For Waiver of Premium and Payor Death and Disability premiums an allowance of 100% of the gross premium charged by the Company in the first year will be paid and an allowance of 20% in each year thereafter.

MG111 YRT RATES

NON-EXPERIENCE RATED PREMIUM RATES

1. INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES AND TABLE EXTRAS: The life reinsurance rates are shown on a per thousand dollar basis. **The rates are payable annually in advance.**

   The rates are applicable to males and also to females with an age adjustment factor. For females with issue ages 0 to 10, use male rates for the same ages. (At attained age 25 begin to use male rate for an age of 3 years less.) For females with issue ages 11 and over, use male rates for an age of 3 years less.

   For policies issued to lives aged 0 through 17 Non-smoker rates will not apply. The Smoker rates will be used for all insurance issued at ages 0 through 17 and will continue to be used until the insurance switches to a Smoker/Non-smoker plan.

   The rate shown for the sixth year will be used for interim term coverage and no policy fee will be charged for the interim term period. The rate is to be the sixth year rate based on an issue age of five years less than the actual issue age (e.g. for a male smoker age 30, use issue age of 25 and its sixth year rate - $1.38 nearest or $1.42 last).

   The rates shown for the sixteenth year and onwards will be used each year for cessions on policies with a fixed duration of five years or less (e.g. five year non-renewable and non-convertible term). The rate will be the attained age rate, not the issue age rate (e.g. for a thirty-five year old, the rate is $2.49 nearest or $2.54 last).

   All business will be reinsured on a Smoker/Non-smoker basis, and the Company will indicate to the Reinsurer any policy that is issued on a Non-smoker basis.

2. REUNDERWRITING: Note that for any policy then eligible for reunderwriting (i.e. reentry) but which has not been successfully reunderwritten, the YRT rates will be increased by one table rating (25%). The rates for policies with a reunderwriting provision will be based on the policy duration from the date of the last successful reunderwriting. For example, if a policy has been successfully reunderwritten, first year rates will be used at the attained age for the first policy year after reunderwriting.

3. TABLE EXTRAS: For Substandard risks issued at table ratings, whether on a Smoker or a Non-smoker basis, the MG111 Extra Premium rates will be used. Each table corresponds to 25% extra mortality. The substandard premium will be multiplied by the number of tables as shown below, (e.g., for a male age 31, rated at 175% mortality factor, the extra premium will be $0.19 multiplied by 3, which equals $0.57 per thousand), and then this amount should be added to the basic rate.

Table Rating		Mortality Factor	Table Rating		Mortality Factor
1	OR A	125%	7	OR G	275%
2	B	150%	8	H	300%
3	C	175%	9	I	325%
4	D	200%	10	J	350%
5	E	225%	12	L	400%
6	F	250%	16	P	500%

4. FLAT EXTRAS: On all cessions the due proportion of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

5. BENEFITS: For Waiver of Premium and Payor Death and Disability benefits, premiums shall be calculated on the amount reinsured at the same annual rate as is applicable to the original policy.

6. ALLOWANCES ON FLAT EXTRAS AND BENEFITS:

   (a) On Flat Extra Premiums
   When a flat extra premium is payable for 5 years or less, an allowance of 10% of the gross flat extra charged by the Company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of 85% of the gross flat extra charged by the Company will be made in the first year and an allowance of 12.5% in each year thereafter.

   (b) On Benefits
   For Waiver of Premium and Payor Death and Disability premiums an allowance of 100% of the gross premium charged by the Company in the first year will be paid and an allowance of 20% in each year thereafter.

THE CEDING COMPANY'S RETENTION LIMITS

Life, Waiver of Premium, Accidental Death

Listed by Age and Rating

Life:

Issue Ages	Std - T2 (150%) to $5.70	T3 (175%) - T8 (300%) to $12.50	T9 (325%)- T16(500%) $12.55 & up	Over T16 (500%)
0-60	$750,000	$650,000	$500,000	$300,000
61-70	$500,000	$450,000	$350,000	$150,000
71-80	$300,000	$250,000	$200,000	$100,000
81-90	$75,000	$50,000	$30,000	$30,000

Standard Aviation (i.e., Any Pilots, regardless of aviation exclusion, etc.) Risks: 50% of above limits

FLAT EXTRAS:

- PERMANENT: use the column with the permanent flat extra in table above.

- TEMPORARY: If 6 years or more, use the column with the permanent flat extra amount in the table above. If 5 years or less, or Table Rated in addition to flat extra, see Table and Instructions below.

W.P.:

Corresponding to life risk.

A.D.:

$200,000 of coverage with the Company; total of $300,000 in all companies.

Temporary and Combo Ratings Table:

Permanent	Std.	to $5.70	$5.75 to $12.50	$12.55 to $35.00	over $35.00
Std	Std	T-2	T-6	T-12	Over T-16
T1 to T2 or to $5.70	T-2	T-6	T-6	T-12	Over T-16
T3 to T8 $5.75 to $12.50	T-6	T-6	T-12	Over T-16	Over T-16
T9 to T16 or $12.55 to $35.00	T-12	T-12	Over T-16	Over T-16	Over T-16
Over T16 or over $35.00	Over T-16	Over T-16	Over T-16	Over T-16	Over T-16

Note: Any cases over T-16 submitted facultatively.

For Temporary Flat Extras of 5 years or less, drop down one level on the above table and use that retention schedule in the regular retention chart.

For example, a $10.00 per thousand rating for 5 years at age 55 would mean a retention maximum of $750,000.

For Combination ratings:

If table rate plus a permanent flat extra of 6 or more years, use the above table and where the two rates cross, use retention by age.

If table rate plus a temporary flat extra of 5 years or less, use "flat extras" one column to the left in the above table and use the appropriate age retention.

THE REINSURER'S ACCEPTANCE LIMITS

Automatic Limit:

Life:

The Reinsurer agrees to accept twenty-five percent (25%) of the excess over the Company's retention but not more than the following limits on any one life:

Issue Ages	Std-T2(150%)	T3(175%)-T4(200%)	T5(225%)-T8(300%)	T9(325%)-T12(400%)	T13 (425%)-T16(500%)
0-60	$2,312,500	$1,837,500	$1,837,500	$875,000	$875,000
61-65	$1,625,000	$1,137,500	$1,137,500	$662,500	$662,500
66-70	$1,625,000	$1,137,500	$1,137,500	$662,500	0
71-75	$925,000	$500,000	$500,000	$250,000	0
76-80	$925,000	$500,000	0	0	0

TOTAL AUTOMATIC COVERAGE

It is understood that the Maximum Total Automatic Coverage on any life provided by the Reinsurer, Frankona American Life Reassurance Company, General American Life Insurance Company and Munich American Reassurance Company is as follows:

Issue Ages	Std-T2(150%)	T3(175%)-T4(200%)	T5(225%)-T8(300%)	T9(325%)-T12(400%)	T13 (425%)-T16(500%)
0-60	$9,250,000	$7,350,000	$7,350,000	$3,500,000	$3,500,000
61-65	$6,500,000	$4,550,000	$4,550,000	$2,650,000	$2,650,000
66-70	$6,500,000	$4,550,000	$4,550,000	$2,650,000	0
71-75	$3,700,000	$2,000,000	$2,000,000	$1,000,000	0
76-80	$3,700,000	$2,000,000	0	0	0

Note: Aviation Risks: Half of the above amounts.

W.P.:
Any amount in excess of the Company's retention but not exceeding an amount corresponding to the life insurance automatically reinsured.

A.D.:
Not Reinsured under this Agreement.

Jumbo Limit:

Life:
$15,000,000 inforce and applied for on any one life.

Participation Limit:

W.P.:

(i) Plans with an Increasing Premium Feature

Issue Ages	Initial Face Amount
Under 40	$6,000,000
40 - 49	4,000,000
50 and over	2,000,000

(ii) Other plans - $60,000 of annual premium to be waived.

PREMIUM ACCOUNTING AND DATA NOTIFICATION

PREMIUM ACCOUNTING: The premium accounting details shall be sent to the Reinsurer each month in the summary as set out in Exhibit F, page 5.

DATA NOTIFICATION: The Company shall send to the Reinsurer reports, in substantial compliance with the Society of Actuaries Guidelines, at the times indicated below:

Report	Frequency	Due Date	Example Reference
1. Policy Detail Reports (Reinsurance Ceded)	Monthly	21st	Exhibit F, pgs. 2 & 3
2. Policy Detail Report-Totals (Summary Report)	Monthly	21st	Exhibit F, p. 4
3. Accounting & Policy Exhibit (Movement Summary)	Monthly	21st	Exhibit F, p. 5
4. Valuation Reserve Certification	Annually	Jan. 10th	Exhibit F, p. 6
5. Quarterly Valuation Reserve	Quarterly	10 days after quarter	Exhibit F, p. 6
6. Tax Reserve Certification	Annually	June 1st	Exhibit F, p. 7

Get w/ Jay Kinnamon

PRELIMINARY ADVICE: If the Reinsurance Ceded report is not being sent on a monthly basis, the Company will send the Reinsurer each month a list of all policies being reinsured automatically where the Reinsurer's share exceeds $250,000.

ERRORS AND OMISSIONS: Should any items be inadvertently omitted from or entered in error on an account or tabulation, such omissions or errors shall not affect the liability of the Reinsurer in regard to any cession and the mistakes shall be rectified upon discovery.

RESERVES:

First Three Quarters' Reserves: Actual reserve figures are required within 10 days after the close of each of the first 3 quarters. Any estimated figures provided should be confirmed by actual reserve figures.

Year End Reserves: The Company shall advise the Reinsurer by January 10th of each year of the amount of reserves calculated on the reinsurance in force under this Agreement as of December 31st of the preceding year and will also indicate the valuation method used. These reserves shall be certified by the Company's valuation actuary.

VALUATION RESERVE FOR SELF-ADMINISTERED BUSINESS CEDED TO THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA FROM BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

Inforce and Reserves at ______________ 19xx:

Plan: ______________ Type: SM/NSM/AGGR/TOTAL

Inforce Reinsured Amount: __________

Inforce Number of Policies: __________

Valuation Reserve as at ______________ 19xx:

Type	Reserve Amount ($)	Reserve Basis (Table, interest rate and method)
Life		
Substandard Life		
Waiver of Premium		
Accidental Death		
Other (specify)		
Total		

As the valuation actuary of the above named company I certify that the information above is correct as shown. *

Name: ______________

Signature ______________

Actuarial Designation: ______________

Title: ______________

Date: ______________

* Required only for Year End Valuation Reserves.

TAX RESERVE CERTIFICATION FOR SELF-ADMINISTERED BUSINESS CEDED TO THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA FROM BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

Inforce and Reserves at December 31, 19xx:

Plan: ______________________________ Type: SM/NSM/AGGR/TOTAL

Inforce Reinsured Amount: ____________

Inforce Number of Policies: ____________

Tax Reserve as at December 31, 19xx:

Type	Reserve Amount ($)	Reserve Basis (Table, interest rate and method)
Life		
Substandard Life		
Waiver of Premium		
Accidental Death		
Other (specify)		
Total		

As the valuation actuary of the above named company I certify that the information above is correct as shown.

Name: ______________________________

Signature ______________________________

Actuarial Designation: ______________________________

Title: ______________________________

Date: ______________________________

UBAY

Swiss Re Life & Health

Mr. Henry G. Heise
Individual Underwriting Vice President
Business Men's Assurance Company of America
P.O. Box 419458
Kansas City, MO 64179-0068
U.S.A.

The Mercantile and General Life Reassurance Company of America
(A Member of the Swiss Re Group)
Suite 3000, Canada Trust Tower
161 Bay Street
Toronto, Ontario
Canada M5J 2T6

Lynne Patterson, FSA, FCIA
Life Operations Vice President
Telephone 1 800 945-0565 Ext 1219
Facsimile 416 866 2112

U.S. Mailing Address:
177 Madison Avenue, C.N. 1937
Morristown, NJ 07960, U.S.A.

August 27, 1997

Novation Agreement

Dear Henry

Although the purchase of the Mercantile and General by Swiss Re occurred last year, the actual transfer of the rights and liabilities of The Mercantile and General Life Reassurance Company of America (MGLRA) to Swiss Re Life & Health America Inc. (SRLHA) becomes effective December 31, 1997.

Enclosed is the Novation Agreement which outlines the terms and conditions of the transfer as it pertains to the business your company has reinsured with MGLRA. Please review and sign the enclosed copies of the Novation Agreement.

Please return one signed copy of the document to my attention within the next few weeks. We want to ensure that everything is in place before year end. This early notification of the transfer should also allow you sufficient time to make any necessary modifications to your systems and procedures. All MGLRA business is to be reported under SRLHA on your 1997 Annual Statement. Further notification concerning administration procedures will be sent later this year.

Thank you for your cooperation.

LPatterson

LP/lm
Enclosure

h:\dmp\perm\lif\focus\notify\novation\CBU3\LETTER.MF - lm

NOVATION AGREEMENT

THIS NOVATION AGREEMENT is made as of December 31, 1997 among **SWISS RE LIFE & HEALTH AMERICA INC.** ("SRLHA"), **THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA** ("MGLRA") and **BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA** ("Company").

WHEREAS MGLRA and the Company are parties to a reinsurance agreement or reinsurance agreements as more particularly described in Schedule A attached hereto and forming part hereof (such reinsurance agreement or reinsurance agreements being hereinafter referred to as the "Reinsurance Agreement"); and

WHEREAS MGLRA as of December 31, 1997 (the "Effective Date"), wishes to transfer and assign the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities under the Reinsurance Agreement to SRLHA in order that MGLRA will be relieved of all of its rights, duties, obligations and liabilities under the Reinsurance Agreement; and

WHEREAS the Company wishes to consent and agree to such transfer and assignment.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. MGLRA hereby transfers and assigns, as of the Effective Date, the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities thereunder to SRLHA.

2. SRLHA hereby accepts such transfer and assignment and agrees with each of MGLRA and the Company that SRLHA shall be bound by all of the terms and conditions of the Reinsurance Agreement, shall enjoy all of MGLRA's rights under and shall perform all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement to the same extent as if SRLHA had been an original party to the Reinsurance Agreement instead of MGLRA.

3. The Company:

   a) consents to the transfer and assignment of the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities thereunder from MGLRA to SRLHA, agrees that SRLHA shall enjoy and shall be entitled to enforce all MGLRA's rights under the Reinsurance Agreement and agrees that all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement shall be performed by SRLHA as if SRLHA had been an original party to the Reinsurance Agreement instead of MGLRA; and
   b) releases and forever discharges MGLRA from the observance and performance of any of the terms and conditions of the Reinsurance Agreement and all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement and from all claims, demands, actions and causes of action which the Company ever had, now has or may hereafter have against MGLRA in any way arising out of, resulting from or related to the Reinsurance Agreement or the transfer and assignment referenced herein.

4. SRLHA and the Company hereby ratify and confirm the Reinsurance Agreement as an agreement solely between them and agree that the Reinsurance Agreement shall continue between them unaltered and in full force and effect in accordance with its terms and conditions.

5. Each party agrees to do all things as may be necessary to give full effect to this Novation Agreement.

6. This Novation Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7. This Novation Agreement shall be governed by and construed in accordance with the law applicable to the Reinsurance Agreement.

IN WITNESS WHEREOF the parties have executed this Novation Agreement as of December 31, 1997.

SWISS RE LIFE & HEALTH AMERICA INC.
per:

[signature] [signature]

Date: August 22/97

THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA
per:

[signature] [signature]

Date: 25 AUG 97

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
per:

[signature] [signature]

Date: 9/10/97

SCHEDULE A
TO A NOVATION AGREEMENT
MADE AS OF DECEMBER 31, 1997
AMONG
SWISS RE LIFE & HEALTH AMERICA INC.
THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA, and
BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

The following is/are the reinsurance agreement(s) referred to in the above referenced Novation Agreement:

Agreement Number	Effective Date	Cancellation Date
A223-76	January 1, 1976	December 31, 1987
SBA250-93	April 1, 1993	
SBF279-93	April 1, 1993	

Amendment to the Reinsurance Agreement # SBA 250-93 **between**

Business Men's Assurance Company of America, Kansas City, Missouri

and

Swiss Re Life & Health America, Toronto, Ontario, Canada

This amendment is effective September 1, 1998

I. Conversions of Term Plans

Effective September 1, 1998, if an Omniterm policy reinsured under this agreement is converted to a VUL plan, the new policy will be reinsured under this Agreement. Conversion age and duration will be point-in-scale and will be based on the insured's original issue date and age on the policy being converted.

II. All provisions of the Automatic and Facultative Y.R.T. Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: Randall C. Meyer	By: [illegible signature]
Title: 2nd. Actuarial VP	Title: 2nd Asst VP
Date: 7/29/99	Date: 7/28/99

SWISS RE LIFE & HEALTH AMERICA INC.

By: Robert J. Pernichetti	By: Robert Rodrigues
Title: Vice President	Title: Vice President
Date: AUGUST 9, 2000	Date: August 9, 2000

EXHIBIT E HAS BEEN OMITTED. IT CONTAINS CONFIDENTIAL, NON-PUBLIC PRICING INFORMATION NOT MATERIAL TO INVESTORS.

THIS REINSURANCE AGREEMENT

is made between

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
of BMA Tower, 1 Penn Valley Park, Kansas City, Missouri 64108
(hereinafter referred to as "the Company")

and

THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA
of Dover, Delaware
Executive Offices: 161 Bay Street, Suite 3000, Canada Trust Tower
BCE Place, Toronto, Ontario M5J 2T6
(hereinafter referred to as "the Reinsurer")

The following Articles, qualified by the Exhibits of the Agreement, will form the basis of the Agreement.

FAC TREATY

This Agreement may be referred to as Agreement No. **SBF279-93**

TABLE OF CONTENTS

ARTICLES

EXHIBITS

UBFY

ARTICLE I

Business Covered

This Agreement applies to all facultative reinsurances of all insurance policies and supplementary benefits attached thereto, set out in Exhibit A-I, which are on lives resident in the United States, or territories of the United States, and which are submitted by the Company and accepted by the Reinsurer.

The amounts retained by the Company on the business covered by this Agreement shall not be reinsured by the Company on any basis whatsoever without the agreement of the Reinsurer.

Reinsurances accepted by the Company shall not be included hereunder unless mutually agreed otherwise by the Company and the Reinsurer.

Forms and Manuals

The Company agrees to file with the Reinsurer, copies of all appropriate policy forms, rate manuals, retention schedules, application forms, receipts, underwriting questionnaires (e.g. financial, smokers, etc.), authorization forms for release of medical information and other related material. If new material is published, or changes made in the material already filed, the Company agrees to promptly provide the Reinsurer with copies of such material.

The Company hereby declares that its forms are in accord with current M.I.B. regulations.

Issue Rules

The Company hereby declares and agrees that all policies and benefits covered under this Agreement shall be issued in accordance with the Company's normal issue rules for each such policy and/or benefit and which are in effect at the commencement date of this Agreement. These rules shall be provided to the Reinsurer on request and any material change in these rules shall be subject to the approval of the Reinsurer before being applied to policies and benefits to be covered by this Agreement.

The Company shall provide the Reinsurer with the items set out in Exhibit A-II and these shall form part of this Agreement.

ARTICLE II

Amounts of Coverage

The amount of reinsurance and the mortality classification of the life insured in question, shall be mutually determined by the Company and the Reinsurer on a case by case basis.

ARTICLE III

Plan of Reinsurance

Reinsurance under this Agreement shall be on a Yearly Renewable Term basis for the net amount at risk on that portion of the Company's policy which is reinsured with the Reinsurer. The net amount at risk shall be the difference between the gross amount of reinsurance and the cash values of the Company applicable to the face amount reinsured and subject to the "ten year level decrement" (if appropriate) method of approximation. However, commuted values may be used, if applicable, to determine the net amount at risk. Where the original policy is issued on a term plan for twenty years or less, reinsurance shall be for the gross amount, and cash values shall be disregarded.

For all Universal Life type plans where the face amount of insurance fluctuates, the Company shall provide five year projections of the net amount at risk. No change in the amount at risk shall be made in the reinsurance cession until the expiry of the five years, except as provided in the following circumstance. If the projected amounts will differ from the actual amounts by the lesser of 10% or $25,000, the Company may change the five year projection of the reinsurance amount by providing adequate information for a new projection. All fluctuations shall be shared in such a way as to maintain the original proportion of reinsurance. The change in reinsurance shall take effect on the date the notice is sent to the Reinsurer or the date the actual change takes effect, if later. No changes to premiums or risk amounts shall be made retroactively.

Reinsurance of Waiver of Premium Benefits shall be in accordance with the Company's original forms.

Reinsurance Premiums

The premiums to be paid to the Reinsurer by the Company for reinsurance shall be in accordance with the terms set out in Exhibit C, attached hereto.

The premium for each policy year shall be the product of the appropriate rate based on the issue age and duration from issue and the amount at risk for that year, together with any policy fee payable.

ARTICLE IV

Mode of Cession

The Company may apply for reinsurance by mailing to the Reinsurer, copies of all pertinent papers, including the original application, medical examination, inspection reports, physician's statements, urinalyses, and all other information which the Company may have relating to the insurability of the risk along with an Application for reinsurance, a sample of which is attached as Exhibit B. The Company shall indicate on the application that the cession is to be processed on a self-administered (bulk) basis.

After consideration of the reinsurance application and papers, the Reinsurer shall promptly inform the Company of its underwriting decision. If the underwriting decision is acceptable to the Company and the Company's policy is subsequently placed in force in accordance with the placement rules set out in Exhibit A-II, the Company shall send the Reinsurer the confirmation portion of the application for reinsurance, a sample of which is attached as Exhibit B, copy 2. The Company shall indicate on the confirmation that the cession is to be processed on a self-administered (bulk) basis and shall include full details of the cession on its next Reinsurance Ceded report.

If any application to the Reinsurer is not to be placed with the Reinsurer, the Company shall advise the Reinsurer in writing (indicating the reason for non-placement) so that the Reinsurer can complete its records.

Data Notification

For all business reinsured under this Agreement, the Company shall self-administer reinsurance transactions in a format in substantial accordance with the Society of Actuaries Guidelines. The Company shall provide the Reinsurer with the Reports set out in Exhibit E.

ARTICLE V

Premium Accounting

The Company undertakes to send to the Reinsurer during each accounting period an account as set out in Exhibit E showing all first year and renewal premiums which became due during the previous accounting period. Also included will be any adjustments made necessary by changes in reinsurance effective during the previous period, or changes due to any agreed errors on a previous account.

The balance due shall then become payable. If the balance so calculated is due to the Reinsurer, the Company shall forward a remittance in settlement with the account. If the balance is due to the Company, the Reinsurer shall forward a remittance in settlement within fifteen (15) days of receipt of the account.

ARTICLE VI

Liability

The liability of the Reinsurer shall commence when the Reinsurer has received notice in writing that the Reinsurer's offer has been accepted. The Company shall have ninety (90) days from the date of the Reinsurer's final offer in which to place the policy with the insured/owner, after which time the offer shall expire unless the Reinsurer explicitly states in writing that it is extended for some further period. The written notice shall be in such form as agreed by the Reinsurer.

The Reinsurer may assume liability for claims arising prior to the time of notification if it is shown to the satisfaction of the Reinsurer that the policy would have been reinsured with the Reinsurer.

Conditional or Interim Receipt Liability

For claims admitted by the Reinsurer that have arisen under the conditional receipt or interim receipt coverage (a copy of which is set out in Exhibit A-II), the liability of the Reinsurer on a per life basis shall not exceed the lesser of:

(a) The Reinsurer's share of the Conditional Receipt Amount shown in Exhibit A-II or

(b) The Reinsurer's share of the difference calculated by taking the amount of insurance provided by the conditional receipt or interim receipt and subtracting the Company's maximum retention had the life in question been underwritten as standard. The Company's retention shall include any net amounts retained under previous issues on the life.

Amount and Duration

The liability of the Reinsurer for all cessions under this Agreement shall cease at the same time as the liability of the Company ceases and shall not exceed the Company's contractual liability under the terms of its policies. The Reinsurer is not liable for extracontractual damages, such as punitive damages, bad faith damages or other damages which may arise from the acts or omissions of the Company in its conduct with its own insured, policyowner, beneficiary or assignee of the policy or others.

Notwithstanding the foregoing, the Reinsurer at its option, on fifteen (15) days notice to the Company in writing, may terminate its liability for any reinsurances for which the reinsurance premiums have not been paid within sixty (60) days after billing.

Currency

All cessions under this Agreement shall be effected in the same currency as the original policy and the premiums and liabilities shall be expressed and payable in that currency.

DAC Tax

The Company and the Reinsurer agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation under Section 848 of the Internal Revenue code of 1986, as amended, whereby:

(a) the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1); and

(b) both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f) or gross amount of premiums and other consideration as defined in Regulation Section 1.848-3(b), as appropriate.

The method and timing of the exchange of this information is set out in Exhibit G.

This DAC Tax Election shall be effective for all years for which this Agreement remains in effect.

The Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

Taxes and Expenses

Apart from any taxes, allowances, commissions, refunds, and expenses specifically referred to elsewhere in this Agreement, no commissions, allowances, taxes or proportion of any expense shall be paid by the Reinsurer to the Company in respect of any cession.

ARTICLE VIII

Increase in Retention

The reinsurance under this Agreement shall be maintained in force without reduction except as specifically provided for elsewhere in this Agreement.

The Company may increase its limits of retention on new business being issued at any time by giving written notice to the Reinsurer of the new limits of retention and the effective date of such new retention schedule.

The Company's retention limits are set out in Exhibit D.

Recapture (if applicable)

The Company may apply the new limits of retention to existing reinsurance and reduce reinsurance in force in accordance with the following rules.

(a) The Company shall give the Reinsurer written notice of its intention to apply the new limits of retention to existing business.

(b) Such reductions shall be made on the next anniversary of each cession affected but no reduction shall be made until such reinsurance has been in force for the period stated in Exhibit C.

(c) A reduction may be made only if the Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued.

(d) Any class of fully reinsured business or any classes of risks for which the Company established special retention limits less than the Company's maximum retention limits for the plan, age and mortality rating at the time the policy was issued, are not eligible for reduction.

(e) A reduction may be made only if the Company has applied its increase in retention in a consistent manner to all categories of its normal retention limits.

(f) No reduction shall be made if the Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention.

In applying its new retention to existing reinsurance, the rating at the time of issue and the issue age of the existing reinsurance shall be used to determine the amount of the Company's new retention.

Recapture as provided herein shall be optional with the Company, but if any reinsurance is recaptured, all reinsurance eligible for recapture under the provisions of this Article must be recaptured.

If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

The Reinsurer shall not be liable, after the effective date of recapture, for any cessions or portions of such cessions eligible for recapture, which the Company has overlooked. The Reinsurer shall be liable only for a credit of the premiums, received after the recapture date, less any commission or allowance and without interest.

If there is a Waiver of Premium (W.P.) claim in effect when recapture takes place, the W.P. claim shall stay in effect until the W.P. claim terminates. The Reinsurer shall not be liable for any other benefits, including the basic life risk, that are eligible for recapture. All such eligible benefits shall be recaptured as if there was no W.P. claim.

If there is an extension of that W.P. claim under the terms of the Company's policy, the Reinsurer shall pay its share of the W.P. benefit, provided the Company pays to the Reinsurer all W.P. premiums for the period from the date of recapture.

ARTICLE IX

Claims

The Reinsurer shall be liable to the Company for the benefits reinsured and reinsurance shall not exceed the Company's contractual liability under the terms of its policies. However, payment of death claims by the Reinsurer shall be in one lump sum regardless of the mode of settlement under the original policy. The Reinsurer's share of interest, which is based on the death proceeds paid by the Company, shall be payable in addition to the death claim settlement.

Copies of all underwriting and claims papers shall be mailed immediately by the Company to the Reinsurer. The settlement made by the Company shall be binding on the Reinsurer, however, for claims made during the contestable period or in any case where the total amount of reinsurance ceded to the Reinsurer is greater than the amount retained by the Company, or if the Company retained less than, or none of, its usual retention on the basic plan or supplementary benefits and riders, then all papers in connection with the claim shall be submitted to the Reinsurer and the Company shall wait for up to ten days from the date of mailing for the Reinsurer's recommendation before conceding liability or making settlement to the claimant.

The Company shall provide the Reinsurer with all further reports and papers required by the Reinsurer for its consideration of the claim.

Should any claim be settled on a reduced compromise basis, or should a contested claim be settled for a reduced sum, the Company and the Reinsurer shall participate in such reductions in proportion to their respective liabilities under the policy or policies reinsured.

Likewise shall any special expense for investigative or legal fees (excluding compensation of salaried employees) be shared.

In the event that the Reinsurer does not deem it advisable to contest a claim, and pays the Reinsurer's share of the death benefit, the Reinsurer shall not be liable for any special expenses incurred by the Company in contesting the claim.

The Reinsurer shall indemnify the Company for the amount of the Company's contractual insurance reinsured hereunder.

The Reinsurer is not liable for extracontractual damages, such as punitive damages, bad faith damages or other damages which may arise from the acts or omissions of the Company in its conduct with its own insured, policyowner, beneficiary or assignee of the policy or others.

In the event of an increase or reduction in the amount payable under a policy due to misstatement in age, the proportionate liabilities hereunder shall be the basis for determining each party's share of any increase or reduction in settlement of the claim. The Reinsurance Cession shall be rewritten from commencement on the basis of the adjusted amounts using premiums and amounts at risk at the correct ages, and proper adjustment for the difference in reinsurance premiums, without interest, shall be made.

The Reinsurer shall pay to the Company premiums at the rate applicable to the original policy for the life and supplementary benefits reinsured hereunder on any policy approved for a waiver of premium claim, provided always that the waiver of premium benefit applicable to such benefits has been reinsured hereunder.

ARTICLE X

Oversights

It is agreed that in the event that any unintentional or accidental failure to comply with the terms of this Agreement can be shown to be the result of an oversight, misunderstanding or clerical error, both parties shall be restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. It is understood, however, that the Company shall be liable for amounts not reported for reinsurance due to the practice of performing a limited alpha index search on their applications.

This provision shall apply only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement and not to the administration of the insurance provided by the Company to its insured. Any negligent or deliberate acts or omissions by the Company regarding the insurance provided are the responsibility of the Company and its liability insurer, if any, but not that of the Reinsurer.

Arbitration

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration, and the arbitrators, who shall regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine as to the interpretation of the treaty obligation.

Each party shall appoint one arbitrator and these two arbitrators shall select a third arbitrator within two weeks of the appointment of the second. The second arbitrator is to be selected within two weeks after the notice is provided that the first arbitrator is selected. Should the two arbitrators not agree on the choice of the third, then each party shall name four (4) candidates to serve as the arbitrator. Beginning with the party who did not initiate arbitration, each party shall eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process shall be repeated until a candidate has agreed to serve as the third

arbitrator. All three arbitrators must be officers of Life Insurance Companies or Life Reinsurance Companies, excluding however, officers of the two parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The place of meeting of the arbitrators shall be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators shall be final and binding on both parties and their respective successors and assigns. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties.

The arbitrators shall render a decision within four months of the appointment of the third arbitrator, unless both parties agree otherwise. In the event no decision is rendered within four months, new arbitrators shall be selected as above.

Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

It is specifically the intent of both parties that these arbitration provisions shall replace and be in lieu of any statutory arbitration provision, if the law so permits.

ARTICLE XI

Insolvency

In the event of the insolvency of either the Reinsurer or the Company, any amounts owed by the Company to the Reinsurer and by the Reinsurer to the Company with respect to this Agreement shall be set-off and only the balance shall be paid.

The Reinsurer shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement.

All reinsurance under this Agreement shall be payable by the Reinsurer directly to the Company, its liquidator, receiver or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor.

It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.

ARTICLE XII

Alterations to Agreement

Any alteration which may from time to time become necessary in this Agreement shall be made by addendum or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and taken as part of this Agreement and equally binding.

Parties to Agreement

This is an Agreement solely between the Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any policy of the Company which may be reinsured hereunder.

Inspection of Records

The Reinsurer shall have the right, at any reasonable time, to inspect at the office of the Company all records, books and documents relating to the insurance under this Agreement.

ARTICLE XIII

Duration of Agreement

This Agreement is effective as from the date set out in Exhibit A-I and is unlimited as to its duration. It may be made inapplicable to future insurances either in whole or in part by either party giving at least ninety (90) days notice to that effect by registered letter addressed to the other party at its office as stated on the first page of this Agreement. During the period of such ninety (90) days the Reinsurer shall continue to participate in all insurances coming under the terms of this Agreement. Further, the Reinsurer remains liable for all cessions existing at the date of the expiration set forth in the notice until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.

Severability

In the event that any of the provisions herein contained shall be invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions of this Agreement and such other and remaining provisions shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been herein included or made a part of this Agreement.

Benefit

Except as herein otherwise provided, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

BUSINESS COVERED

Effective Date:

April 1, 1993. The commencement dates for specific business are shown below.

Business Covered:

The policies on the plans shown below with the Reinsurer's final underwriting acceptance date falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, Commencement Date and Termination Date of the base policy to which they are attached unless stated otherwise.

Limitations:

1. Any application may be offered on a facultative basis.

Plans, Riders and Benefits:

Plan(s) and Form No(s).	Exhibit Reference	Limitations	Commencement Date	Termination Date
Any Single Life plans	C, C-I	No. 1 above	April 1, 1993	

Riders

Any riders attached to policies on the above plans

Supplementary Benefits

Waiver of Premium

UBFY

Construction This Agreement shall be construed and administered in accordance with the laws of the State of Missouri and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Missouri.

Made in duplicate and executed by both parties.

Signed for and on behalf of **BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA**

Kansas City, this day of , 19

Signed for and on behalf of **THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA**

Toronto, this 6th day of December , 1993

Prepared by ______________________

UBFY

COMPANY'S UNDERWRITING FORMS AND EVIDENCE AND ISSUE RULES

The following information and items are to be included in this Exhibit by the Company.

1. Policy Application Form and Part II
2. Conditional Receipt and/or Temporary Receipt Forms
3. Policy Delivery Rules and Reinstatement Rules
4. Non-medical and Medical Requirements
5. Financial and Non-smoking Questionnaires
6. Preferred Underwriting Guidelines, if applicable

CONDITIONAL RECEIPT AMOUNT

The amount of coverage provided by the Reinsurer under a Conditional Receipt shall not exceed the lesser of:

(a) The Reinsurer's share of $200,000 or the amount specified in item (b) as outlined in Article VI.

UBFY

COMPLETION INSTRUCTIONS — FACULTATIVE: MAIL COPY 1 TO M & G ON RECEIPT OF YOUR APPLICATION; MAIL COPY 2 WHEN POLICY IS IN FORCE — AUTOMATIC: MAIL COPY 1 WHEN POLICY IS PLACED

EXHIBIT B

MERCANTILE & GENERAL

REINSURANCE

FROM

APPLICATION FOR REINSURANCE

COMPANY NAME

APPLICANT'S NAME (LAST NAME, FIRST NAME, MIDDLE NAME) — DATE OF BIRTH — AGE — SEX

PLAN — PREFERRED ☐ SMOKER ☐ NON SMOKER ☐ REUNDERWRITING ☐

CURR. — RESIDENCE FOR PREMIUM TAX — POLICY NUMBER — POLICY DATE — PRELIMINARY TERM FROM

TYPE OF APPLICATION: FACULTATIVE — AUTOMATIC — PLACEMENT DATE — SELF ADMINISTERED (BULK) — TERMS: YRT — COINSURANCE

DECREMENT: CASH VALUES — RESERVES — AGE BASIS — RETENTION CODE: FULL — REDUCED — NIL

REINSURANCE AMOUNTS	BASIC LIFE COVERAGE	ADDITIONAL LIFE COVERAGE	WAIVER PREMIUM BENEFIT	ACCIDENTAL DEATH BENEFIT	OTHER BENEFITS
PREVIOUS INSURANCE IN FORCE —					
OF WHICH WE RETAINED —					
INSURANCE NOW APPLIED FOR —					
'HICH WE WILL RETAIN —					
.SURANCE THIS CESSION —					
EXTRA PREMIUM —					
NG IF SUBSTANDARD —					
SURANCE PREMIUM —					

*FOR YRT CASES STATE GROSS PREMIUMS AND EXPIRY AGES FOR BENEFITS — WP — AD — OTHER — AMOUNT OF PREMIUM TO BE WAIVED: — ANNUAL DECREMENT FOR AMOUNT AT RISK

ADDITIONAL INFORMATION OR REMARKS

COPIES OF ALL APPLICATION, MEDICAL AND UNDERWRITING PAPERS ARE ATTACHED AND FORM PART OF THIS APPLICATION (IF FACULTATIVE)

COPY 1 AUTOMATIC/PENDING FACULTATIVE — DATE — BY

PRINTED IN CANADA (3/90)

GENERAL TERMS

1. RATES: The rates in Exhibit C-I shall be used for reinsurance of any policy covered by this Agreement.

   In no event, however, shall the initial amount retained by the Company on any policy reinsured on the rates in Exhibit C-I be less than $10,000.

2. RATE LIMIT: The rates set out in the sub-section(s) of Exhibit C will apply to all reinsurances, provided the total of the new reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed the amount shown in the table below. Individual Consideration will be given to the rate for any amounts over the limit shown in the table below.

Issue Age	Std.(100%)-250%	251%-400%	401%-500%
0 - 65	$10,000,000	$5,000,000	$1,500,000
66 - 75	5,000,000	1,500,000	0
76 - 85	1,500,000*	0	0

* Standard (100%) only

3. PREMIUM TAX: If the Reinsurer is not required to pay premium taxes on net reinsurance premiums received, it shall reimburse the Company annually for any such taxes the Company may be required to pay on net reinsurance premiums remitted to the Reinsurer.

4. RATE GUARANTEE: The reinsurance rates set out in the sub-section(s) of Exhibit C of this Agreement cannot be guaranteed for more than one year. The reinsurance rates, however, may not be increased beyond the appropriate one year term premiums calculated on the 1980 C.S.O. smoker/non-smoker mortality table at 4.5% interest.

5. MINIMUM INITIAL REINSURANCE LIMIT: $15,000.

   MINIMUM FINAL REINSURANCE LIMIT: $10,000.

6. REINSURANCE BASIS: The rates are on a non-participating basis.

7. YRT RATES FOR CONVERSIONS: Rates in Exhibit C-I.

8. RECAPTURE PERIOD: 10 years.

9. INCREASING AMOUNTS: It is understood that for policies with increasing face amounts, the Company shall proportionately share each year in the increases. The percentage kept each year by the Company shall be determined from the following formula.

$$\%\text{ kept by the Company} = \frac{\text{the Company's Maximum Retention - the Company's Inforce}}{\text{Maximum Death Benefit During the Term Period}}$$

   The Company shall report such policies to the Reinsurer at the time of issue. The ultimate amount at risk shall be the determining factor for underwriting considerations.

OMNITERM MORTALITY RATES

NON-EXPERIENCE RATED PREMIUM RATES

1. INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES AND MULTIPLE EXTRAS: The life reinsurance rates are shown on a per thousand dollar basis. **The rates are payable monthly in arrears.**

   All business will be reinsured on a Tobacco/Non-Tobacco basis, and the Company will indicate to the Reinsurer any policy that is issued on a Non-Tobacco basis.

2. PERCENTAGE OF ATTACHED MORTALITY CHARGES TO DERIVE TOBACCO/NON-TOBACCO YRT RATES:

FCMGAAVA01

	All Years
TOBACCO/NON-TOBACCO:	140%

3. MULTIPLE EXTRAS: For Substandard risks issued at table ratings, multiply the above rates by the appropriate mortality factor.

Table Rating		Mortality Factor	Table Rating		Mortality Factor
1 OR	A	125%	6 OR	F	250%
1.5	AA	137%	7	G	275%
2	B	150%	8	H	300%
2.5	BB	162%	9	I	325%
3	C	175%	10	J	350%
4	D	200%	12	L	400%
5	E	225%	16	P	500%

4. FLAT EXTRAS: On all cessions the due proportion of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

5. BENEFITS: For Waiver of Premium and Payor Death and Disability benefits, premiums shall be calculated on the amount reinsured at the same annual rate as is applicable to the original policy.

FCMGTAVA01 = 10% allyrs

6. ALLOWANCES ON FLAT EXTRAS AND BENEFITS:

   (a) On Flat Extra Premiums

   FCMGPAVA01 = 85 / 12.5

   When a flat extra premium is payable for 5 years or less, an allowance of 10% of the gross flat extra charged by the Company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of 85% of the gross flat extra charged by the Company will be made in the first year and an allowance of 12.5% in each year thereafter.

   (b) On Benefits

   For Waiver of Premium and Payor Death and Disability premiums an allowance of 100% of the gross premium charged by the Company in the first year will be paid and an allowance of 20% in each year thereafter.

   100/20

EXHIBIT D

THE CEDING COMPANY'S RETENTION LIMITS

Life, Waiver of Premium, Accidental Death

Listed by Age and Rating

Life:

Issue Ages	Std - T2 (150%) to $5.70	T3 (175%) - T8 (300%) to $12.50	T9 (325%)- T16(500%) $12.55 & up	Over T16 (500%)
0-60	$750,000	$650,000	$500,000	$300,000
61-70	$500,000	$450,000	$350,000	$150,000
71-80	$300,000	$250,000	$200,000	$100,000
81-90	$75,000	$50,000	$30,000	$30,000

Standard Aviation (i.e., Any Pilots, regardless of aviation exclusion, etc.) Risks: 50% of above limits

FLAT EXTRAS:

- PERMANENT: use the column with the permanent flat extra in table above.

- TEMPORARY: If 6 years or more, use the column with the permanent flat extra amount in the table above. If 5 years or less, or Table Rated in addition to flat extra, see Table and Instructions below.

W.P.:

Corresponding to life risk.

A.D.: only on those

$200,000 of coverage with the Company; total of $300,000 in all companies.

UBFY

EXHIBIT F

DAC TAX ELECTION

Method of Exchanging Information

The Reinsurer and the Company agree to the DAC Tax Election and accordingly will exchange information in the following manner:

1. The Reinsurer will submit a Schedule to the Company by May 1, of each year, of its calculation of the net consideration (as referred to in Article VI) for the preceding calendar year.

2. The Company, in turn, will complete the Schedule by indicating acceptance of the Reinsurer's calculations of the net consideration or by noting any discrepancies. The Company will return the completed Schedule to the Reinsurer by June 1, of each year.

3. If there are any discrepancies between the Company's and the Reinsurer's calculation of the net consideration, the parties will act in good faith to resolve the discrepancies by July 1, of each year.

UBFY

Mr. Henry G. Heise
Individual Underwriting Vice President
Business Men's Assurance Company of America
P.O. Box 419458
Kansas City, MO 64179-0068
U.S.A.

The Mercantile and General Life
Reassurance Company of America
(A Member of the Swiss Re Group)
Suite 3000, Canada Trust Tower
161 Bay Street
Toronto, Ontario
Canada M5J 2T6

Lynne Patterson, FSA, FCIA
Life Operations Vice President
Telephone 1 800 945-0565 Ext 1219
Facsimile 416 866 2112

U.S. Mailing Address:
177 Madison Avenue, C.N. 1937
Morristown, NJ 07960, U.S.A.

August 27, 1997

Novation Agreement

Dear Henry

Although the purchase of the Mercantile and General by Swiss Re occurred last year, the actual transfer of the rights and liabilities of The Mercantile and General Life Reassurance Company of America (MGLRA) to Swiss Re Life & Health America Inc. (SRLHA) becomes effective December 31, 1997.

Enclosed is the Novation Agreement which outlines the terms and conditions of the transfer as it pertains to the business your company has reinsured with MGLRA. Please review and sign the enclosed copies of the Novation Agreement.

Please return one signed copy of the document to my attention within the next few weeks. We want to ensure that everything is in place before year end. This early notification of the transfer should also allow you sufficient time to make any necessary modifications to your systems and procedures. All MGLRA business is to be reported under SRLHA on your 1997 Annual Statement. Further notification concerning administration procedures will be sent later this year.

Thank you for your cooperation.

LPatterson

LP/lm
Enclosure

NOVATION AGREEMENT

THIS NOVATION AGREEMENT is made as of December 31, 1997 among **SWISS RE LIFE & HEALTH AMERICA INC.** ("SRLHA"), **THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA** ("MGLRA") and **BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA** ("Company").

WHEREAS MGLRA and the Company are parties to a reinsurance agreement or reinsurance agreements as more particularly described in Schedule A attached hereto and forming part hereof (such reinsurance agreement or reinsurance agreements being hereinafter referred to as the "Reinsurance Agreement"); and

WHEREAS MGLRA as of December 31, 1997 (the "Effective Date"), wishes to transfer and assign the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities under the Reinsurance Agreement to SRLHA in order that MGLRA will be relieved of all of its rights, duties, obligations and liabilities under the Reinsurance Agreement; and

WHEREAS the Company wishes to consent and agree to such transfer and assignment.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. MGLRA hereby transfers and assigns, as of the Effective Date, the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities thereunder to SRLHA.

2. SRLHA hereby accepts such transfer and assignment and agrees with each of MGLRA and the Company that SRLHA shall be bound by all of the terms and conditions of the Reinsurance Agreement, shall enjoy all of MGLRA's rights under and shall perform all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement to the same extent as if SRLHA had been an original party to the Reinsurance Agreement instead of MGLRA.

3. The Company:

   a) consents to the transfer and assignment of the Reinsurance Agreement and all of MGLRA's rights, duties, obligations and liabilities thereunder from MGLRA to SRLHA, agrees that SRLHA shall enjoy and shall be entitled to enforce all MGLRA's rights under the Reinsurance Agreement and agrees that all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement shall be performed by SRLHA as if SRLHA had been an original party to the Reinsurance Agreement instead of MGLRA; and
   b) releases and forever discharges MGLRA from the observance and performance of any of the terms and conditions of the Reinsurance Agreement and all of MGLRA's duties, obligations and liabilities under the Reinsurance Agreement and from all claims, demands, actions and causes of action which the Company ever had, now has or may hereafter have against MGLRA in any way arising out of, resulting from or related to the Reinsurance Agreement or the transfer and assignment referenced herein.

4. SRLHA and the Company hereby ratify and confirm the Reinsurance Agreement as an agreement solely between them and agree that the Reinsurance Agreement shall continue between them unaltered and in full force and effect in accordance with its terms and conditions.

5. Each party agrees to do all things as may be necessary to give full effect to this Novation Agreement.

6. This Novation Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7. This Novation Agreement shall be governed by and construed in accordance with the law applicable to the Reinsurance Agreement.

IN WITNESS WHEREOF the parties have executed this Novation Agreement as of December 31, 1997.

SWISS RE LIFE & HEALTH AMERICA INC.
per:

Date: August 22/97

THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA
per:

Date: 25 AUG 97

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
per:

Date: 9/10/97

Swiss Re Life & Health

SCHEDULE A
TO A NOVATION AGREEMENT
MADE AS OF DECEMBER 31, 1997
AMONG
SWISS RE LIFE & HEALTH AMERICA INC.
THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA, and
BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

The following is/are the reinsurance agreement(s) referred to in the above referenced Novation Agreement:

Agreement Number	Effective Date	Cancellation Date
A223-76	January 1, 1976	December 31, 1987
SBA250-93	April 1, 1993	
SBF279-93	April 1, 1993	